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                                                                     EXHIBIT 4.1

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                          CREDIT AND SECURITY AGREEMENT
                               (U.S. $135,000,000)
                            Dated as of June 28, 2001


                                      among

                               OLYMPIC STEEL, INC.

                                   as Borrower


                          OLYMPIC STEEL LAFAYETTE, INC.
                         OLYMPIC STEEL MINNEAPOLIS, INC.
                            OLYMPIC STEEL IOWA, INC.
                             OLY STEEL WELDING, INC.
                        OLYMPIC STEEL RECEIVABLES L.L.C.
                            as Subsidiary Guarantors

                                       and

                    THE LENDERS WHICH ARE SIGNATORIES HERETO

                                       and

                     NATIONAL CITY COMMERCIAL FINANCE, INC.
                             as Administrative Agent

                                       and

                               NATIONAL CITY BANK
             as Lead Arranger and Designated Letter of Credit Issuer



                               CITICORP USA, INC.

                              as Syndication Agent



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                                TABLE OF CONTENTS

Section                                                                                                   Page
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
SECTION 1 DEFINITIONS; ACCOUNTING TERMS; GOVERNANCE PROVISIONS....................................................1
         1.1 CERTAIN DEFINED TERMS................................................................................1
         1.2 COMPUTATION OF TIME PERIODS..........................................................................1
         1.3 ACCOUNTING TERMS; CALCULATIONS.......................................................................1
         1.4 CONSTRUCTION OF TERMS GENERALLY......................................................................2

SECTION 2 STATEMENT OF TERMS......................................................................................2
         2.1 REVOLVING CREDIT FACILITY............................................................................2
         2.2 ADMINISTRATIVE AGENT'S EXERCISE OF PERMITTED DISCRETION TO ESTABLISH RESERVES........................3
         2.3 REQUESTS FOR REVOLVING CREDIT LOANS..................................................................4
         2.4 FUNDING OF REVOLVING CREDIT LOANS....................................................................5
         2.5 TERM B FACILITY.....................................................................................11
         2.6 FUNDING OF TERM B LOANS BY TERM B LENDERS...........................................................12
         2.7 AFFILIATED FUNDING ON BEHALF OF LENDERS.............................................................12
         2.8 FAILURE OF LENDER TO FUND LOANS; PURCHASE PARTICIPATION.............................................13
         2.9 REPAYMENTS; PREPAYMENTS; REDUCTION OF COMMITMENTS...................................................15
         2.10 RATE CONVERSION AND RATE CONTINUATION..............................................................19
         2.11 LETTERS OF CREDIT..................................................................................20
         2.12 INTEREST ON LOANS..................................................................................28
         2.13 FEES...............................................................................................31
         2.14 PAYMENTS AND COMPUTATIONS..........................................................................33
         2.15 LIBOR RATE LOANS: UNASCERTAINABLE RATE; ILLEGALITY; INCREASED COSTS................................35
         2.16 PRO RATA TREATMENT OF LENDERS......................................................................37

SECTION 3 CONDITIONS OF LENDING..................................................................................37
         3.1 CONDITIONS PRECEDENT TO INITIAL LOANS...............................................................37
         3.2 CONDITIONS PRECEDENT TO ALL LOANS...................................................................37

SECTION 4 SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS...............................................38
         4.1 GRANT OF SECURITY INTEREST..........................................................................38
         4.2 REQUIRED GRANT OF REAL PROPERTY LIENS...............................................................39
         4.3 PERFECTION..........................................................................................39
         4.4 CHANGES AFFECTING PERFECTION........................................................................39
         4.5 PROTECTION OF COLLATERAL; REIMBURSEMENT.............................................................40
         4.6 FIELD EXAMINATION AND COLLATERAL AUDIT; INSPECTION; VERIFICATION; APPRAISALS........................40
         4.7 REPORTING REGARDING ACCOUNTS AND SCHEDULES OF ACCOUNTS..............................................41
         4.8 REPORTING REGARDING INVENTORY.......................................................................41
         4.9 REPORTING REGARDING ACCOUNTS PAYABLE, FORM OF COLLATERAL REPORTS....................................42
         4.10 SPECIAL PROPERTY...................................................................................42
         4.11 STATUS OF COLLATERAL...............................................................................42
         4.12 REINSTATEMENT......................................................................................42
         4.13 ADDITIONAL SECURITY; FURTHER ASSURANCES............................................................43

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

         4.14 MATERIAL RECOVERY EVENT............................................................................47
         4.15 TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL............................................47

SECTION 5 LOCKBOXES AND BLOCKED ACCOUNTS; PROCEEDS OF ACCOUNTS AND INVENTORY; APPLICATION........................48
         5.1 LOCKBOXES AND BLOCKED ACCOUNTS; RECEIPT IN TRUST....................................................48
         5.2 CASH CONCENTRATION ACCOUNT; SECURITY INTEREST.......................................................50
         5.3 APPLICATION OF DEPOSITS IN CASH CONCENTRATION ACCOUNT TO BORROWER'S LOAN ACCOUNT....................50
         5.4  APPLICATION  OF  COLLECTIONS  AND  REMITTANCES  OF NET CASH  PROCEEDS OF SUBSIDIARY
                  GUARANTORS.....................................................................................51
         5.5  CREDITING  OF  COLLECTIONS,  REMITTANCES  OF NET  CASH  PROCEEDS  AND  INTERCOMPANY
                  PAYMENTS.......................................................................................52
         5.6 COSTS OF COLLECTION.................................................................................52
         5.7 RETURN OF FUNDS.....................................................................................52
         5.8 NOTICE TO ACCOUNT DEBTORS...........................................................................53

SECTION 6 REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO COLLATERAL.......................................53
         6.1 GENERAL REPRESENTATIONS AS TO COLLATERAL............................................................53
         6.2 TITLE TO COLLATERAL; LIENS; TRANSFERS...............................................................54
         6.3 LIEN PERFECTION AND PRIORITY........................................................................54
         6.4  COVENANTS  REGARDING  LIEN  WAIVERS,  LANDLORD,  MORTGAGEE,  BAILEE  AND  PROCESSOR
                  NOTICES AND WAIVERS, WAREHOUSE RECEIPTS........................................................54
         6.5 REPRESENTATIONS AND WARRANTIES REGARDING ACCOUNTS...................................................56
         6.6 DISPUTES AND CLAIMS REGARDING ACCOUNTS..............................................................56
         6.7 DEPOSITORY ACCOUNTS.................................................................................56
         6.8 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER...........................................................57
         6.9 COMPLIANCE WITH TERMS OF ACCOUNTS; GENERAL INTANGIBLES..............................................57
         6.10 NO WAIVERS, EXTENSIONS, AMENDMENTS.................................................................57
         6.11 REPRESENTATIONS AND WARRANTIES REGARDING PLEDGED COLLATERAL........................................57
         6.12 COVENANTS REGARDING PLEDGED COLLATERAL.............................................................58
         6.13 CONTROL ACCOUNTS...................................................................................60
         6.14 MAINTENANCE OF INSURANCE WITH RESPECT TO COLLATERAL................................................60
         6.15 TRANSFER OF ACCOUNTS FROM OLYMPIC STEEL RECEIVABLES L.L.C..........................................60

SECTION 7 GENERAL REPRESENTATIONS AND WARRANTIES.................................................................60
         7.1 EXISTENCE...........................................................................................61
         7.2 AUTHORIZATION.......................................................................................61
         7.3 ENFORCEABILITY......................................................................................61
         7.4 LITIGATION; PROCEEDINGS.............................................................................61
         7.5 TAXES...............................................................................................61
         7.6 TITLE...............................................................................................62
         7.7 CONSENTS; APPROVALS.................................................................................62
         7.8 LAWFUL OPERATIONS...................................................................................62
         7.9 ENVIRONMENTAL COMPLIANCE............................................................................62
         7.10 ENVIRONMENTAL LAWS AND PERMITS.....................................................................63
         7.11 ERISA..............................................................................................63
         7.12 AGREEMENTS; ADVERSE OBLIGATIONS; LABOR DISPUTES....................................................64
         7.13 FINANCIAL STATEMENTS; PROJECTIONS..................................................................64
         7.14 INTELLECTUAL PROPERTY..............................................................................65
         7.15 STRUCTURE; CAPITALIZATION..........................................................................65
         7.16 INSURANCE..........................................................................................66
         7.17 VALUE; SOLVENCY....................................................................................66
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
         7.18 INVESTMENT COMPANY ACT STATUS......................................................................66
         7.19 REGULATION U/REGULATION X COMPLIANCE...............................................................66
         7.20 FULL DISCLOSURE....................................................................................66

SECTION 8 COVENANTS OF THE BORROWER..............................................................................67
         8.1 REPORTING AND NOTICE COVENANTS......................................................................67
         8.2 AFFIRMATIVE COVENANTS...............................................................................70
         8.3 NEGATIVE COVENANTS..................................................................................74
         8.4 FINANCIAL COVENANTS.................................................................................81

SECTION 9 EVENTS OF DEFAULT......................................................................................83
         9.1 PAYMENT.............................................................................................83
         9.2 REPRESENTATIONS AND WARRANTIES......................................................................83
         9.3 REPORTING AND NOTICE PROVISIONS; VIOLATION OF CERTAIN AFFIRMATIVE COVENANTS.........................83
         9.4 VIOLATION OF NEGATIVE COVENANTS AND FINANCIAL COVENANTS.............................................84
         9.5 CROSS-DEFAULT; CALL ON GUARANTY.....................................................................84
         9.6 DESTRUCTION OF COLLATERAL...........................................................................84
         9.7 MATERIAL ADVERSE EFFECT; CHANGE OF CONTROL..........................................................84
         9.8 TERMINATION OF EXISTENCE............................................................................84
         9.9 FAILURE OF ENFORCEABILITY OF THIS AGREEMENT, CREDIT DOCUMENT; SECURITY..............................84
         9.10 ERISA..............................................................................................85
         9.11 JUDGMENTS..........................................................................................85
         9.12 FORFEITURE PROCEEDINGS.............................................................................85
         9.13 FINANCIAL IMPAIRMENT...............................................................................85

SECTION 10 REMEDIES..............................................................................................86
         10.1 ACCELERATION; TERMINATION..........................................................................86
         10.2 AUTOMATIC ACCELERATION AND TERMINATION.............................................................86
         10.3 ACCELERATION OF TERM B LOANS.......................................................................86
         10.4 GENERAL RIGHTS AND REMEDIES OF ADMINISTRATIVE AGENT AND THE LENDERS................................87
         10.5 ADDITIONAL REMEDIES................................................................................87
         10.6 SET-OFF............................................................................................90
         10.7 ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT...........................................90
         10.8 LETTER OF CREDIT COLLATERAL ACCOUNT................................................................90
         10.9 ACTIONS IN RESPECT OF PLEDGED COLLATERAL UPON DEFAULT..............................................91
         10.10 REGISTRATION RIGHTS...............................................................................92
         10.11 TERMINATION; EFFECT ON BORROWER OBLIGATIONS.......................................................93
         10.12 AUTHORITY TO EXECUTE TRANSFERS....................................................................93
         10.13 LIMITED LICENSE TO LIQUIDATE......................................................................94
         10.14 EQUALIZATION......................................................................................94
         10.15 REMEDIES CUMULATIVE...............................................................................94
         10.16 APPOINTMENT OF ATTORNEY-IN-FACT...................................................................94

SECTION 11 SUBSIDIARY GUARANTY...................................................................................95
         11.1 GUARANTEED OBLIGATIONS.............................................................................95
         11.2 MAXIMUM LIABILITY..................................................................................95
         11.3 GUARANTY UNCONDITIONAL.............................................................................96
         11.4 DISCHARGE; REINSTATEMENT...........................................................................96
         11.5 WAIVER.............................................................................................97
         11.6 STAY OF ACCELERATION...............................................................................97
         11.7 SUBROGATION AND CONTRIBUTION RIGHTS................................................................97

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

SECTION 12 THE ADMINISTRATIVE AGENT AND LEAD ARRANGER............................................................98
         12.1 THE ADMINISTRATIVE AGENT...........................................................................98
         12.2 LEAD ARRANGER......................................................................................98
         12.3 MARKETING FLEXIBILITY..............................................................................99
         12.4 NATURE OF APPOINTMENT..............................................................................99
         12.5 ADMINISTRATIVE AGENT AS LENDERS; OTHER TRANSACTIONS................................................99
         12.6 INSTRUCTIONS FROM LENDERS..........................................................................99
         12.7 LENDER'S DILIGENCE................................................................................100
         12.8 NO IMPLIED REPRESENTATIONS........................................................................100
         12.9 SUB-ADMINISTRATIVE AGENTS.........................................................................100
         12.10 ADMINISTRATIVE AGENT'S DILIGENCE.................................................................100
         12.11 NOTICE OF DEFAULT................................................................................100
         12.12 ADMINISTRATIVE AGENT'S LIABILITY.................................................................100
         12.13 ADMINISTRATIVE AGENT'S AND LEAD ARRANGER'S INDEMNITY.............................................101
         12.14 RESIGNATION OF ADMINISTRATIVE AGENT..............................................................102

SECTION 13 TRANSFERS AND ASSIGNMENTS............................................................................102
         13.1 TRANSFER OF COMMITMENTS...........................................................................102
         13.2 SALE OF PARTICIPATIONS............................................................................104
         13.3 CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS..................................................105
         13.4 CONFIDENTIALITY...................................................................................106

SECTION 14 INDEMNITIES..........................................................................................107
         14.1 INCREASED COSTS...................................................................................107
         14.2 RISK-BASED CAPITAL................................................................................107
         14.3 TAXES.............................................................................................108
         14.4 LOSSES............................................................................................110
         14.5 INDEMNIFICATION FOR REQUESTS......................................................................111
         14.6 GENERAL INDEMNITY.................................................................................111
         14.7 ENVIRONMENTAL INDEMNITY...........................................................................111
         14.8 CERTIFICATE FOR INDEMNIFICATION...................................................................112
         14.9 DUTY TO MITIGATE; STANDARD TREATMENT; REIMBURSEMENT LIMITATION PERIOD.............................112

SECTION 15 GENERAL..............................................................................................112
         15.1 AMENDMENTS AND WAIVERS............................................................................112
         15.2 GENERAL APPOINTMENT AS ATTORNEY-IN-FACT...........................................................114
         15.3 CUMULATIVE PROVISIONS.............................................................................115
         15.4 EFFECTIVE AGREEMENT; BINDING EFFECT...............................................................115
         15.5 COSTS AND EXPENSES................................................................................115
         15.6 SURVIVAL OF PROVISIONS............................................................................116
         15.7 CAPTIONS..........................................................................................116
         15.8 SHARING OF INFORMATION............................................................................116
         15.9 INTEREST RATE LIMITATION..........................................................................116
         15.10 LIMITATION OF LIABILITY..........................................................................117
         15.11 ILLEGALITY.......................................................................................117
         15.12 NOTICES..........................................................................................117
         15.13 GOVERNING LAW....................................................................................118
         15.14 ENTIRE AGREEMENT.................................................................................118
         15.15 JURY TRIAL WAIVER................................................................................118
         15.16 JURISDICTION.....................................................................................118
         15.17 VENUE; INCONVENIENT FORUM........................................................................119
         15.18 EXECUTION IN COUNTERPARTS; EXECUTION BY FACSIMILE................................................119

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                             EXHIBITS AND SCHEDULES

Exhibit A-1     (Form of Revolving Credit Note)
Exhibit A-2     (Form of Term B Note)
Exhibit B-1     (Form of Credit Request)
Exhibit B-2     (Form of Letter of Credit Request)
Exhibit C       (Form of Rate Conversion/Continuation Request)
Exhibit D-1     (Form of Stock Pledge - Borrower with respect to Subsidiaries)
Exhibit D-2     (Form of Stock Pledge - Subsidiary with respect to Subsidiaries)
Exhibit E-1     (Form of Collateral Assignment in Patents)
Exhibit E-2     (Form of Collateral Assignment in Trademarks)
Exhibit E-3     (Form of Collateral Assignment in Copyright)
Exhibit F-1     (Form of Mortgage - Ohio)
Exhibit F-2     (Form of Mortgage - Michigan)
Exhibit F-3     (Form of Mortgage - Minnesota)
Exhibit F-4     (Form of Mortgage - Iowa)
Exhibit F-5     (Form of Mortgage - Connecticut)
Exhibit G       (Form of Existing Lender Payout)
Exhibit H-1     (Form of Borrowing Base Certificate)
Exhibit H-2     (Form of Inventory Certificate)
Exhibit H-3     (Form of Accounts Payable Certificate)
Exhibit H-4     (Form of Advertising Permission Letter)
Exhibit I       (Form of Bank Assignment Agreement)
Exhibit J-1     (Form of Landlord Waiver)
Exhibit J-2     (Form of Bailee Waiver)
Exhibit J-3     (Form of Mortgagee Waiver)
Exhibit J-4     (Form of Consignee Waiver)
Exhibit K-1     (Form of Limited License Agreement - Borrower)
Exhibit K-2     (Form of Limited License Agreement - Third Party)
Exhibit L       (Form of Intercompany Note)
Exhibit M       (Form of Intercompany Security Agreement)
Exhibit N       (Form of Deposit Account Control Letter)
Exhibit O       (Form of Assignment of Receivables and Release Agreement)
Exhibit P       (Form of Securities Account Control Letter)

Annex I         Commitments
Annex II        Definitions
Annex III       Closing Condition to Initial Loans
Annex IV        Inventory Advance Rates
Annex V         Disclosure Schedule
Annex VI        Priority Term B Collateral
Annex VII       Real Estate Potentially Eligibility


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                          CREDIT AND SECURITY AGREEMENT

                                U.S. $135,000,000


                            Dated as of June 28, 2001


                  OLYMPIC STEEL, INC., an Ohio corporation, as the Borrower, OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation, OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation, and OLYMPIC STEEL IOWA, INC., an Iowa corporation, OLY STEEL WELDING, INC., a Michigan corporation, and OLYMPIC STEEL RECEIVABLES, LLC, a Delaware limited liability company, as Subsidiary Guarantors, the LENDERS listed on the signature pages of this Agreement, NATIONAL CITY COMMERCIAL FINANCE, INC., an Ohio corporation, as Administrative Agent for the Lenders under this Agreement, and NATIONAL CITY BANK, a national banking association, as Designated Letter of Credit Issuer under this Agreement and Lead Arranger, hereby agree as follows:

SECTION 1         DEFINITIONS; ACCOUNTING TERMS; GOVERNANCE PROVISIONS.

       1.1        CERTAIN DEFINED TERMS.

                  Certain capitalized terms used in this Agreement and not otherwise defined in this herein are defined on ANNEX II attached hereto and incorporated herein by reference.

       1.2        COMPUTATION OF TIME PERIODS.

                  In this Agreement, for the purpose of computing periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

       1.3        ACCOUNTING TERMS; CALCULATIONS.

                  All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP as in effect from time to time. In all cases, such accounting and financial terms shall be applied on a basis consistent with those applied in the preparation of consolidated audited financial statements of the Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 2000 (audited by Arthur Andersen LLP); PROVIDED, HOWEVER, (a) that all financial statements shall reflect the Borrower's adoption of FAS 106 and (b) if any change in GAAP in itself affects the calculation of any financial covenant in Section 8.4 of this Agreement, the Borrower may by written notice to the Administrative Agent, or the Administrative Agent may (and upon request by the Required Lenders shall), by written notice to the Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect (and applied by the Borrower) immediately before such change in GAAP occurs. If any such notice is given, the compliance certificates delivered pursuant to Section 8.1(d) of this Agreement after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs. The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Administrative Agent and, in each case, consented to by the Administrative Agent; PROVIDED that, if at any time the computations determining


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compliance with Section 8.4 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect thereof on such computations.

       1.4        CONSTRUCTION OF TERMS GENERALLY.

                  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes," and "including," shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning as the word "shall." Unless the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented or otherwise modified (subject to any restriction on such amendments, supplements or modifications as may be set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not any particular provision hereof, (d) all references to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) unless the context or the provisions of this Agreement otherwise indicate, the words "assets" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, and tangible and intangible assets and properties, including cash, securities, accounts and contract rights and interests in any of the foregoing.

SECTION 2         STATEMENT OF TERMS.

         2.1      REVOLVING CREDIT FACILITY.

                  (a)      REVOLVING CREDIT LOANS.

                           Subject to the terms and conditions set forth in this Agreement, each Revolving Credit Lender severally agrees to make, from time to time on and after the Closing Date until the Business Day immediately preceding the Revolving Credit Termination Date, Loans denominated in Dollars to or for the account of the Borrower on a revolving credit basis (each a "Revolving Credit Loan"); PROVIDED, HOWEVER, that the outstanding principal amount of Revolving Credit Loans by or on behalf of such Revolving Credit Lender shall not at any time exceed the lesser of: (x) an amount equal to such Revolving Credit Lender's Ratable Portion of the Borrowing Base at such time MINUS the LC Exposure of such Revolving Credit Lender at such time or (y) the amount of such Revolving Credit Lender's Revolving Credit Commitment in effect at such time MINUS the LC Exposure of such Revolving Credit Lender at such time. Within the limits set forth in this Agreement, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

                  (b)      REVOLVING CREDIT BORROWINGS.

                           Each Revolving Credit Borrowing to the Borrower shall be: (i) if comprised of Alternate Base Rate Loans, in an aggregate amount of not less than Ten Thousand Dollars ($10,000) and (ii) if comprised of LIBOR Rate Loans, in an aggregate amount of not less than Three Million Dollars ($3,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof. The Borrower shall be entitled to have more than one Revolving Credit Borrowing outstanding at one time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request a Revolving Credit Borrowing which,


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         together with all outstanding Revolving Credit Borrowings to the
         Borrower, would result in the Borrower's having an aggregate of more than six (6) Revolving Credit Borrowings (treating outstanding Alternate Base Rate Loans to the Borrower as a single Borrowing for purposes of determining outstanding Borrowings) outstanding at any one time.

                  (c)      REVOLVING CREDIT REVOLVING CREDIT NOTES; LOAN
                           ACCOUNT.

                           Each Revolving Credit Lender's Revolving Credit Loans to the Borrower shall be evidenced at all times by a Revolving Credit Note which shall: (i) be executed and delivered by the Borrower and payable to the order of such Revolving Credit Lender and (ii) be in a stated principal amount equal to the Revolving Credit Commitment of such Revolving Credit Lender and payable in the unpaid principal amount of the Revolving Credit Loans evidenced thereby, (iii) mature on the Revolving Credit Termination Date, (iv) bear interest as provided in this Agreement, (v) be subject to mandatory prepayment as provided in
         Section 2.9(b), and (vi) be entitled to the benefits of this Agreement and the other Loan Documents. Whenever the Borrower obtains a Revolving Credit Borrowing, each Revolving Credit Lender shall endorse an appropriate entry in respect of the Revolving Credit Loan of such Revolving Credit Lender comprising such Borrowing on such Revolving Credit Lender's Revolving Credit Note or make an appropriate entry in a loan account (the "Loan Account") maintained in such Revolving Credit Lender's books and records, or both, to evidence such Revolving Credit Lender's Revolving Credit Loans comprising part of a Revolving Credit Borrowing. The Loan Account shall also evidence: (i) accrued interest on the Revolving Credit Loans of such Revolving Credit Lender to the Borrower, (ii) all other amounts due to the Revolving Credit Lender in respect of such Revolving Credit Loans and (iii) all payments thereof by the Borrower and the Ratable Portion of Collections and Remittances of Net Cash Proceeds received by such Revolving Credit Lender from the Administrative Agent for application to such Revolving Credit Loans. Each entry on such Revolving Credit Lender's Revolving Credit Note, books and records or Loan Account shall be prima facie evidence of the data entered. Such entries shall not be a condition to the Borrower's obligation to pay the Revolving Credit Loans.

                  (d)      FIXED ASSET COMPONENT LOANS.

                           For purposes of application of Collections hereunder, mandatory prepayments required under this Agreement and pricing hereunder, that portion of the Revolving Credit Loans made available by the Fixed Asset Component of the Borrowing Base (the "Fixed Asset Component Loans") shall: (x) be deemed to be the first Revolving Credit Loans funded and the last Revolving Credit Loans paid, EXCEPT to the extent otherwise specified with respect to (A) mandatory prepayments from Remittances of Net Cash Net Proceeds as specified in Section 2.9(d) hereof and (B) deemed prepayments required by the monthly reductions of the Fixed Asset Component as specified in Section 2.9(b)(i) hereof, (y) be deemed to be allocated pro rata among all of the Revolving Credit Lenders on the basis of the Revolving Credit Commitments thereof, (z) be treated separately from other Revolving Credit Loans with respect to the interest thereon

         2.2 ADMINISTRATIVE AGENT'S EXERCISE OF PERMITTED DISCRETION TO ESTABLISH RESERVES.

                  The Administrative Agent may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts and Inventory. The Borrower, the Subsidiary Guarantors and the Lenders agree that the Administrative Agent may, in the good faith exercise of its Permitted Discretion, from time to time: (a) establish reserves and increase or decrease such reserves against the eligibility of


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otherwise Eligible Accounts and Eligible Inventory, (b) establish a Reserve
Amount on the Closing Date and from time to time thereafter and increase or decrease such Reserve Amount against availability under the Borrowing Base without duplication for reserves established against Eligible Accounts and Eligible Inventory and so long as no reduction reduces the Reserve Amount lower than the Reserve Amount established on the Closing Date unless such reduction in said initial Reserve Amount is consented to by the Lenders in accordance with
Section 15.1 hereof, (c) reduce the advance rates provided for in the definition "Borrowing Base" or restore such reduced rates of advance to any level up to the rates stated in the definition of "Borrowing Base", (d) impose additional restrictions or criteria to the standards of eligibility set forth in the definition of "Eligible Accounts" and "Eligible Inventory" and (e) determine whether Accounts and Inventory constitute Eligible Accounts or Eligible Inventory, as the case may be. The Administrative Agent shall in good faith use all commercially reasonable efforts to notify the Borrower at least five (5) Business Days prior to the effectiveness of any actions taken under clauses (a),
(b), (c) and (d) of this Section 2.2, but shall not be liable for any damages arising out of any failure to so notify the Borrower.

         2.3      REQUESTS FOR REVOLVING CREDIT LOANS.

                  Revolving Credit Loans comprising a Revolving Credit Borrowing shall be made upon request of the Borrower in accordance with clause (a) below or upon a request deemed to be made by the Borrower pursuant to clause (b) below.

                  (a)      CREDIT REQUESTS EXECUTED BY BORROWER.

                           Requests from the Borrower for Revolving Credit Loans shall be given by the Borrower to the Administrative Agent not later than 12:00 noon (local time at the Notice Office of the Administrative Agent): (i) on the Business Day which is the requested date of a proposed Revolving Credit Borrowing comprised of Alternate Base Rate Loans and (ii) on the Business Day which is three (3) Business Days before the requested date of a proposed Revolving Credit Borrowing comprised of LIBOR Rate Loans (provided the parties agree that all Loans advanced on the Closing Date shall be Alternate Base Rate Loans). Each such request ("Credit Request") shall be a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent). Each written Credit Request or written confirmation thereof shall be substantially in the form of Exhibit B-1 attached hereto, signed by the Borrower and transmitted by the Borrower to the Administrative Agent by telecopier. Each written and telephonic Credit Request and each confirmation thereof shall specify: (A) the requested date of advance of the Loans comprising such Borrowing, (B) the aggregate amount of such Loans, (C) whether such Borrowing is to be comprised of Alternate Base Rate Loans or LIBOR Rate Loans, and (D) in the case of a proposed Borrowing comprised of LIBOR Rate Loans, the initial Interest Period for such LIBOR Rate Loans. Each Credit Request shall be irrevocable and binding on the Borrower and be subject to the indemnification provisions of
         Section 14 of this Agreement. The Administrative Agent may rely on such telephonic Credit Request to the same extent that the Administrative Agent may rely on a written Credit Request. The Borrower shall bear all risks related to the giving of such Credit Request telephonically.

                  (b)      REQUESTS FOR BORROWING DEEMED GIVEN.

                           The Borrower shall be deemed to have made a request for a Revolving Credit Borrowing (a "Deemed Credit Request"), which Deemed Credit Request shall be irrevocable, upon the occurrence of the following:

                           (i) LETTER OF CREDIT DRAWING. As specified in Section
                  2.11(f) of this Agreement, upon a drawing under a Letter of Credit, the Borrower (whether directly or, in the case of a Letter of Credit issued for the account of a Letter of Credit Obligor that is not the Borrower, the Borrower as guarantor of the reimbursement obligations of such Letter of Credit Obligor pursuant to Section 2.11(l) of this Agreement) shall be deemed to have made a Deemed Credit Request for a Revolving Credit Borrowing comprised of Alternate Base Rate Loans denominated in Dollars in an amount equal to the amount necessary to reimburse the Designated Letter of Credit Issuer for such drawing, or

                           (ii) PAYMENT OF INTEREST AND OBLIGATIONS. Upon the
                  occurrence of any interest, fee or other payment Obligation of the Borrower hereunder becoming due without payment, the Borrower shall be deemed to have made a Deemed Credit Request for a Revolving Credit Borrowing comprised of Alternate Base Rate Loans in an amount equal to the amount necessary to pay such interest, fee or payment obligation.

         Each Revolving Credit Lender acknowledges and agrees that its obligation to participate in and make Loans comprising a Revolving Credit Borrowing pursuant to a Deemed Credit Request is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Potential Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 3 of this Agreement to be satisfied at the time of the making of such Deemed Credit Request, and each Loan made by a Revolving Credit Lender in satisfaction of its obligation shall be made without any offset, abatement, withholding or reduction whatsoever.

         2.4      FUNDING OF REVOLVING CREDIT LOANS.

                  (a)      ADMINISTRATIVE AGENT ELECTION AS TO FUNDING.

                           Promptly after receipt of a Credit Request or a Deemed Credit Request, the Administrative Agent shall elect, in its sole discretion, (i) to require same day funding of such Borrowing by the Revolving Credit Lenders pursuant to the terms of Section 2.4(b) hereof or (ii) to cause NCCF to make a Swing Line Settlement Loan pursuant to the terms of Section 2.4(c) hereof in the amount of the requested Borrowing and to be settled with the Revolving Credit Lenders pursuant to Section 2.4(e) hereof; PROVIDED, HOWEVER, that if NCCF declines, in its sole discretion, to make a Swing Line Settlement Loan pursuant to Section 2.4(c), the Administrative Agent shall elect to have the terms of Section 2.4(b) apply to such requested Borrowing.

                  (b)      SAME DAY FUNDING BY REVOLVING CREDIT LENDERS.

                           In the event the Administrative Agent has elected to have same day funding of Loans pursuant to this Section 2.4, the Administrative Agent shall notify each Revolving Credit Lender of such Credit Request or Deemed Credit Request pursuant to Section 2.2 above no later than 12:30 p.m. (local time at the Payment Office of the Administrative Agent) on the date received by telecopy, telephone or similar form of transmission. In the event of such election, each Revolving Credit Lender shall, before 3:00 p.m. (local time at the Payment Office of the Administrative Agent) on the date of each Revolving Credit Borrowing requested, make available to the Administrative Agent, in immediately available funds at the account of the Administrative Agent maintained at the Payment Office of the Administrative Agent as shall have been notified by the Administrative Agent to the Revolving Credit Lenders prior to such date, such Revolving

         Credit Lender's Ratable Portion of the Revolving Credit Loans comprising such Revolving Credit Borrowing.

                           (i) DISBURSEMENT OF FUNDS RECEIVED. On the date
                  specified by the Borrower in the Credit Request for a Revolving Credit Borrowing, after the Administrative Agent's receipt of the funds representing a Revolving Credit Lender's Ratable Portion of such Revolving Credit Borrowing and subject to the terms of this Agreement and the Borrower's fulfillment of the conditions set forth in Section 3 of this Agreement (or, in the case of a Deemed Credit Request, on the earliest date permitted after such Deemed Credit Request), the Administrative Agent will make such Revolving Credit Loan of such Revolving Credit Lender available to the Borrower in immediately available funds, by wire transfer or intrabank transfer: (a) to the Operating Account of the Borrower or (B) to such other account of the Borrower as the Administrative Agent and the Borrower shall have agreed upon from time to time; PROVIDED, HOWEVER, that, if the Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Revolving Credit Lender.

                           (ii) AVAILABILITY OF FUNDS. Unless the Administrative
                  Agent shall have received notice from a Revolving Credit Lender prior to the date (or, in the case of Alternate Base Rate Loans, prior to the time) of any Revolving Credit Borrowing that such Revolving Credit Lender will not make available to the Administrative Agent such Revolving Credit Lender's Ratable Portion of the Revolving Credit Borrowing, the Administrative Agent may assume that such Revolving Credit Lender has made its Ratable Portion of such Borrowing available to the Administrative Agent on the date specified for such Borrowing in accordance with Section 2.4(b) of this Agreement. In reliance upon such assumption, the Administrative Agent may, but shall not be obligated to, make available to the Borrower on such date, a corresponding portion of such Borrowing. Any disbursement by the Administrative Agent in reliance on such assumption shall be deemed to be a Revolving Credit Loan by such Revolving Credit Lender.

                  (c) PERIODIC SETTLEMENT WITH REVOLVING CREDIT LENDERS, NCCF SWING LINE SETTLEMENT LOANS.

                           In the event the Administrative Agent elects, in its sole discretion, to have periodic settlement of Revolving Credit Borrowings pursuant to Section 2.4(e) below, NCCF shall, subject to the terms and conditions hereof, on the date requested by the Borrower for a Revolving Credit Borrowing, make a Revolving Credit Loan to the Borrower from its own funds and on a nonratable basis pending settlement with the Revolving Credit Lenders pursuant to Section 2.4(e) below in the amount of such requested Revolving Credit Borrowing (any such Revolving Credit Loan made solely by NCCF pursuant to this Section 2.4(c) being referred to as a "Swing Line Settlement Loan"); PROVIDED, HOWEVER, that the outstanding principal amount of all Swing Line Settlement Loans advanced by NCCF shall not at any time exceed the lesser of: (x) Twenty Million Dollars ($20,000,000), (y) an amount equal to the Borrowing Base of the Borrower at such time MINUS the aggregate outstanding principal of Revolving Credit Loans (excluding outstanding Swing Line Settlement Loans) at such time and MINUS the sum of the aggregate LC Exposure of the Revolving Credit Lenders at such time or (z) an amount equal to the Total Revolving Credit Commitment of the Revolving Credit Lenders in effect at such time MINUS the sum of the outstanding Revolving Credit Loans (excluding outstanding Swing Line Settlement Loans) and outstanding Permitted Special

         Advances at such time and MINUS the sum of the aggregate LC Exposure of the Revolving Credit Lenders at such time.

                           (i) DISBURSEMENT OF NCCF FUNDS. On the date specified
                  by the Borrower in the Credit Request for a Revolving Credit Borrowing, NCCF shall, before 2:00 p.m. ((local time at the Payment Office of the Administrative Agent) on the date requested by the Borrower for such Revolving Credit Borrowing (or, in the case of a Deemed Credit Request, on the earliest date permitted after such Deemed Credit Request), make such Swing Line Settlement Loan available to the Borrower in immediately available funds, by wire transfer or intrabank transfer: (A) to the Operating Account of the Borrower or (B) such other account of the Borrower as the Administrative Agent and the Borrower shall have agreed upon from time to time.

                           (ii) SWING LINE SETTLEMENT LOANS AS REVOLVING CREDIT
                  LOANS. Each Swing Line Settlement Loan is for all purposes hereof a Revolving Credit Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Credit Loans except that all payments thereon shall be payable to NCCF solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Credit Loan created pursuant to Section 2.4(e)(iii). In all instances, the Swing Line Settlement Loans pending settlement with the Revolving Credit Lenders shall consist of Alternate Base Rate Loans.

                           (iii) DISBURSEMENT OF NCCF FUNDS. NCCF shall not make
                  a Swing Line Settlement Loan, if the Administrative Agent has received written notice from the Required Lenders instructing the Administrative Agent not to allow the making of a Settlement Advance on the basis that one or more of the conditions set forth in Section 3 will not be satisfied on the date requested by the Borrower for such Borrowing. Absent such notification, NCCF: (A) shall not otherwise be required to determine whether the conditions precedent set forth in
                  Section 3 have been satisfied or whether the requested Borrowing would exceed the Borrowing Base and Total Revolving Credit Commitment limitations hereinabove specified prior to making, in its sole discretion, any Swing Line Settlement Loan and (B) shall be entitled in all cases, other than that set forth in the preceding sentence hereof, to have each Revolving Credit Lender make Revolving Credit Loans in settlement of the account of such Swing Line Settlement Loans or purchase participating interests in accordance with Section 2.4(e) hereof in all such Swing Line Settlement Loans made by NCCF.

                  (d)      PERMITTED SPECIAL ADVANCES BY ADMINISTRATIVE AGENT.

                           Notwithstanding any provision in this Agreement to the contrary, the Administrative Agent is hereby authorized by the Borrower and the Lenders, to the extent the Administrative Agent, in its sole discretion, deems necessary or desirable to protect or preserve the interests of the Lenders, to make Permitted Special Advances from time to time to the Borrower on behalf of the Revolving Credit Lenders; PROVIDED; HOWEVER, that: (A) the aggregate amount of such Permitted Special Advances shall not at any time exceed Five Hundred Thousand Dollars ($500,000), (B) the aggregate amount of such Permitted Special Advances shall not at any time exceed an amount equal to the aggregate Revolving Credit Commitments of the Revolving Credit Lenders MINUS the sum of outstanding Revolving Credit Loans (inclusive of outstanding Swing Line Settlement Loans) at such time and the aggregate LC Exposure of the Revolving Lenders at such time, (C) such Permitted Special Advances shall not remain outstanding for more than thirty (30) days in any period of 90 consecutive days, (D) upon the request of the Administrative Agent, the Permitted Special Advances shall be subject to periodic settlement between the Administrative Agent and Revolving Credit Lenders pursuant to Section 2.4(e), (E) the Required Lenders may at any time revoke the Administrative Agent's authorization contained in this Section 2.4(d) to make additional Permitted Special Advances, any such revocation to be in writing and to become effective prospectively upon the Administrative Agent's receipt thereof and (F) Permitted Special Advances shall be repayable on demand or otherwise as required by Section 2.9(b)(iii) hereof, shall be secured by the Collateral, and shall for all purposes of this Agreement constitute Revolving Credit Loans and Secured Obligations hereunder bearing interest at the Default Rate otherwise applicable at the time.

                  (e) SETTLEMENT OF SWING LINE SETTLEMENT LOANS AND PERMITTED SPECIAL ADVANCES.

                           The Administrative Agent and the Revolving Credit Lenders hereby agree that, except in the case of Revolving Credit Loans consisting of Swing Line Settlement Loans or Permitted Special Advances pending settlement as provided in this Section 2.4(e), each Revolving Credit Lender's funded portion of such Revolving Credit Loans is intended to be equal at all times to such Revolving Credit Lender's Ratable Portion of the outstanding Revolving Credit Loans. In order to facilitate the administration of this Agreement, the Administrative Agent's election pursuant to Section 2.4(c) above for periodic settlement of accounts with the Revolving Credit Lenders shall be settled (each such settlement of accounts hereunder, a "Settlement") as to the Swing Line Settlement Loans and Permitted Special Advances among the Revolving Credit Lenders on a periodic basis in accordance with the following provisions:

                           (i) SETTLEMENT DATE. The Administrative Agent shall
                  request such Settlement of accounts of the Revolving Credit Lenders as to Swing Line Settlement Loans (as well as to such of the Permitted Special Advances for which settlement is requested by the Administrative Agent) with the Revolving Credit Lenders on a basis not less frequently than once during each five (5) Business Day period, or on a more frequent basis if so determined by the Administrative Agent: (A) on behalf of NCCF, with respect to each outstanding Swing Line Settlement Loan, and (B) for itself, with respect to each Permitted Special Advance, by notifying the other Revolving Credit Lenders by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:30 p.m. (local time at the Payment Office of the Administrative Agent) on the date requested for such Settlement (the "Settlement Date"). Unless otherwise so notified, the Settlement Date for outstanding Swing Line Settlement Loans and Permitted Special Advances shall be on Thursday of each calendar week.

                           (ii) SETTLEMENT. Each Revolving Credit Lender (other
                  than NCCF, in the case of Swing Line Settlement Loans and the Administrative Agent in the case of Permitted Special Advances for which settlement has been requested) shall make the amount of such Revolving Credit Lender's Ratable Portion of the outstanding principal amount of the Swing Line Settlement Loans and Permitted Special Advances with respect to which settlement is requested available to the Administrative Agent, for itself or for the account of NCCF, in immediately available funds at the account of the Administrative Agent maintained at the Payment Office as shall have been notified by the Administrative Agent to the Revolving Credit Lenders prior to such date, not later than 2:00 p.m. (local time at the Payment Office of the Administrative Agent), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Section 3 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Swing Line Settlement Loan or Permitted Special Advance and, together with the portion of such Swing Line Settlement Loan or Permitted Special Advances representing NCCF's Ratable Portion thereof, shall constitute Revolving Credit Loans of such Revolving Credit Lenders.

                           (iii) PARTICIPATION IN SWING LINE SETTLEMENT LOANS
                  AND PERMITTED SPECIAL ADVANCES. Notwithstanding the occurrence of a Potential Default or an Event of Default and regardless of whether the Administrative Agent has requested a settlement with respect to a Swing Line Settlement Loan or Permitted Special Advance, in the event that any Revolving Credit Loan pursuant to Subsection (i) above cannot be made by the Revolving Credit Lenders because any of the events contemplated by Section 9.13 (to the extent within the scope of clause (c) through (f) of the definition of "Financial Impairment") hereof shall have occurred with respect to the Borrower or because one or more of the Revolving Credit Lenders shall determine that such Revolving Credit Lender is otherwise legally prohibited from making such a Revolving Credit Loan, each such Revolving Credit Lender shall irrevocably and unconditionally purchase and receive from NCCF or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Swing Line Settlement Loan or Permitted Special Advance to the extent of such Revolving Credit Lender's Ratable Portion thereof by paying to the Administrative Agent, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of such Swing Line Settlement Loan or Permitted Special Advance on the date the Revolving Credit Loan would have been made pursuant to Section 2.4(e)(i) above. On such purchase date, each Revolving Credit Lender or each such Revolving Credit Lender so prohibited, as the case may be, shall pay to the Administrative Agent, for the benefit of NCCF or the Administrative Agent, as the case may be, in Dollars in immediately available funds, at the account of the Administrative Agent maintained at the Payment Office of the Administrative Agent not later than the time such Revolving Credit Lender would have been obligated to fund a Revolving Credit Loan pursuant to Subsection (i) above, a participation purchase price in amount equal to such Revolving Credit Lender's Ratable Portion of the Swing Line Settlement Loan or Permitted Special Advances being settled. The proceeds of purchases by the Revolving Credit Lenders or such prohibited Lender of such participating interests shall be applied directly by the Administrative Agent to settle with NCCF or the Administrative Agent with respect to such outstanding Swing Line Settlement Loan or Permitted Special Advances being settled. Upon receipt of such purchase price, NCCF or the Administrative Agent, as applicable, shall, if requested by a Revolving Credit Lender purchasing a participating interest, issue a participation certificate, dated the date of NCCF's or the Administrative Agent's receipt of such proceeds, and evidencing such Revolving Credit Lender's participating interest in such Swing Line Settlement Loan or Permitted Special Advances. If such amount is not in fact made available to the Administrative Agent by any Revolving Credit Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Alternate Base Rate Loans. From and after the date, if any, on which a Revolving Credit Lender purchases an undivided interest and participation in any Swing Line Settlement Loan or Permitted Special Advance pursuant to this Section, and subject to
                  Section 2.14(b) and Sections 5.2 and 5.3, such Revolving Credit Lender shall be entitled to its Ratable Portion of all payments made by or on behalf of the Borrower in respect of, and all Collections and Remittances of Net Cash Proceeds received by the Administrative Agent and credited to, such Swing Line Settlement Loan or Permitted Special Advance.

                           (iv) DISTRIBUTIONS OF PAYMENTS. If, prior to any
                  Settlement Date, any payments made by or on behalf of the Borrower or any Collections, Remittances of Net Cash Proceeds and Intercompany Payments are received by the Administrative Agent which, in accordance with the terms of this Agreement, are to be applied to the reduction of the Revolving Credit Loans, and no Revolving Credit Loans comprised of Swing Line Settlement Loans or Permitted Special Advances are then outstanding as to which such Collections and Remittances of Net Cash Proceeds can be applied pursuant to Section 5.3, the Administrative Agent may pay over such amounts to NCCF for application to NCCF's Ratable Portion of such Revolving Credit Loans other than Swing Line Settlement Loans and Permitted Special Advances, unless application would result in an early prepayment of a LIBOR Borrowing, in which case the Administrative Agent shall immediately settle with the Revolving Credit Lenders. As of any Settlement Date, if payments, Collections, Remittances of Net Cash Proceeds or Intercompany Payments received since the then immediately preceding Settlement Date have been applied to NCCF's Ratable Portion of the Revolving Credit Loans other than Swing Line Settlement Loans and the Administrative Agent's Permitted Special Advances, as provided for in the immediately preceding sentence, then NCCF shall pay to the Administrative Agent, for the accounts of the Revolving Credit Lenders, to be applied to the outstanding Revolving Credit Loans of such Revolving Credit Lenders, an amount such that each Revolving Credit Lender shall have outstanding after giving effect to such payments by NCCF, its Ratable Portion of such Revolving Credit Loans; PROVIDED, HOWEVER, that the Administrative Agent may net payments due from NCCF pursuant to this sentence against payments due to NCCF hereunder on the applicable Settlement Date, and require either NCCF or the other Revolving Credit Lenders, as applicable, to make only the amount of the payment due after such netting.

                           (v) ALLOCATION AND ACCRUAL OF INTEREST. Pursuant to
                  the Administrative Agent's election for periodic settlement, the Administrative Agent or NCCF may be advancing and may be receiving repayments in respect of Revolving Credit Loans prior to the time the Revolving Credit Lenders actually advance or are actually repaid Revolving Credit Loans. Each of: (A) NCCF with respect to Swing Line Settlement Loans, (B) the Administrative Agent with respect to Permitted Special Advances, and (C) each Revolving Credit Lender with respect to the Revolving Credit Loans other than Swing Line Settlement Loans and Permitted Special Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement accruing on the amount of funds employed by reason of actual Loans by NCCF, the Administrative Agent or such Revolving Credit Lender. Funds shall be deemed employed by NCCF, the Administrative Agent or the Revolving Credit Lenders, as the case may be, until such time as: (I) in the case of the Administrative Agent or NCCF, payments are credited to the Borrower pursuant to Section 2.14 or Collections,

                  Remittances of Net Cash Proceeds and Intercompany Payments are received by the Administrative Agent by reason of deposit to the Cash Concentration Account and credited to the Borrower pursuant to Sections 5.3 and 5.5 of this Agreement or (II) in the case of a Revolving Credit Lender, funds representing such Revolving Credit Lender's Ratable Portion of such payment or Collections, Remittances of Net Cash Proceeds and Intercompany Payments are received by such Revolving Credit Lender from the Administrative Agent pursuant to Section 2.14 of this Agreement.

         2.5      TERM B FACILITY.

                  (a)      TERM B LOANS.

                           Subject to the terms and conditions of this Agreement, on the Closing Date of this Agreement, each Lender having a Term B Commitment (each a "Term B Lender") hereunder severally agrees to make a Loan on a term basis (the "Term B Loan") to the Borrower, which Term B Loan can be incurred only on the Closing Date and only in the entire amount of the Term B Commitment specified on Annex I in respect to such Term B Lender; PROVIDED, HOWEVER, that the outstanding principal amount of the Term B Loan by each Term B Lender shall not at any time exceed the Term B Commitment of such Term B Lender. The Term B Loan of each Term B Lender shall be comprised of a single Term B Borrowing.

                  (b)      TERM B NOTES.

                           Each Term B Lender's Term B Loan shall be evidenced by and repayable in accordance with a Term B Note which shall: (i) be executed and delivered by the Borrower, payable to the order of such Term B Lender and (ii) be in a principal amount equal to the amount of such Term B Lender's Term B Loan and be payable to the order of such Lender in an amount equal to the unpaid principal amount of such Lender's Term B Loan evidenced thereby, (iii) mature on the Term B Loan Maturity Date applicable to the Term B Loan, (iv) bear interest as provided in this Agreement, (v) be subject to mandatory prepayment as provided in Section 2.9(d) hereof, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents. Each Term B Lender shall endorse an appropriate entry in respect of disbursements and repayments of the Term B Loans of such Lender comprising such Borrowing on such Lender's Term B Note with respect to such Term B Loan or make an appropriate entry in the Loan Account maintained in such Lender's books and records, or both, to evidence such Lender's Term B Loans to the Borrower. The Loan Account shall also evidence: (i) accrued interest on the Term B Loans of such Lender to the Borrower, (ii) all other amounts due to the Lender in respect of such Term B Loans, and
         (iii) all payments made by the Borrower in respect of such Term B Loans including all interest payments and all PIK Interest added to the principal amount of the Term B Loan Obligations. Each entry on a Lender's Term B Note, books and records or Loan Account shall be prima facie evidence of the data entered. Such entries by a Term B Lender shall not be a condition to the Borrower's obligation to repay the Obligations.

                  (c)      NON-AMORTIZATION; MATURITY OF TERM B LOANS.

                           The Term B Loan of each Term B Lender shall be a non-amortizing term loan which, subject to mandatory repayment pursuant to Sections 2.9(d)(i) and 2.9(d)(ii) hereof, shall not be prepaid until the Term B Loan Maturity Date unless and until all other Secured Obligations hereunder have been paid in full, the LC Exposure of the Revolving Credit Lenders hereunder has been terminated or cash collateralized pursuant to the terms of this Agreement, and the Commitments of the Lenders and the Designated Letter of Credit Issuer hereunder have been terminated.

         2.6      FUNDING OF TERM B LOANS BY TERM B LENDERS.

                  Each Term B Lender shall, before the close of business (local time at the Payment Office of the Administrative Agent) on the Closing Date hereof, make available to the Administrative Agent, in immediately available funds at the account of the Administrative Agent maintained at the Payment Office of the Administrative Agent as shall have been notified by the Administrative Agent to the Term B Lenders prior to such date, the amount of Term B Loans, as the case may be, specified in Annex I in respect of such Term B Lender.

                  (a)      DISBURSEMENT OF TERM B LOAN FUNDS RECEIVED.

                           Upon the Administrative Agent's receipt of the funds representing a Term B Lender's Term B Loan and subject to the terms of this Agreement and the Borrower's fulfillment of the conditions set forth in Section 3 of this Agreement, the Administrative Agent will make such Term B Loan of such Term B Lender available to the Borrower, in immediately available finds, by wire transfer or intrabank transfer:
         (A) to the Operating Account of the Borrower or (B) such other account of the Borrower as the Administrative Agent and the Borrower shall have agreed upon from time to time; PROVIDED, HOWEVER, that, if the Term B Loan shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Term B Lender.

                  (b)      AVAILABILITY OF TERM B LOAN FUNDS.

                           Unless the Administrative Agent shall have received notice from a Term B Lender on the Closing Date that such Term B Lender will not make available to the Administrative Agent such Term B Lender's Term B Loan, the Administrative Agent may assume that such Term B Lender has made funds for its Term B Loan available to the Administrative Agent on the Closing Date. In reliance upon such assumption, the Administrative Agent may, but shall not be obligated to, make available to the Borrower on such date, funds in the amount of such Term B Lender's Term B Loan. Any disbursement by the Administrative Agent in reliance on such assumption shall be deemed to be the advance by such Term B Lender of its Term B Loan.

         2.7      AFFILIATED FUNDING ON BEHALF OF LENDERS.

                  Notwithstanding anything to the contrary contained herein, all or any part of a Loan that any Lender (an "Obligated Lender") may be obligated to fund pursuant to this Agreement may be funded on such Lender's behalf by a special purpose funding vehicle (an "SPV"); PROVIDED THAT, (a) if any SPV fails to fund all or any part of such Loan, the Obligated Lender shall be obligated to fund such Loan pursuant to the terms hereof and (b) in no event shall any such funding by any SPV increase the costs or expenses for which the Borrower is liable under this Agreement. The funding of a Loan by an SPV hereunder shall utilize the Commitment of the Obligated Lender to the same extent, and as if, such Loan were funded by such Obligated Lender, and for purposes of this Agreement, such Loan shall be deemed to have been made by such Obligated Lender. Each party hereto hereby agrees that (i) no SPV shall be liable for any indemnity or payment under this Agreement for which an Obligated Lender would otherwise be liable and (ii) the SPV shall act only on behalf of and through the Obligated Lender and shall have no rights hereunder or otherwise with respect to the Borrower independent of those of such Obligated Lender hereunder. Notwithstanding anything to the contrary contained in this Agreement, any SPV may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee for such SPV's obligations which has agreed in writing to be bound by the provisions of Section 13.4 hereof. This Section 2.7 may not be amended without the prior written consent of each Obligated Lender which has notified Borrower and the Administrative Agent that all or any part of any of its Loans is being funded by an SPV at the time of such amendment.

         2.8      FAILURE OF LENDER TO FUND LOANS; PURCHASE PARTICIPATION.

                  If any Revolving Credit Lender has not made available to the Administrative Agent such Revolving Credit Lender's Ratable Portion of any Revolving Credit Borrowing (pursuant to either Sections 2.4 of this Agreement or pursuant to Section 2.11(f) hereof in connection with Deemed Credit Requests for Revolving Credit Loans to pay unpaid reimbursement obligations for Letter of Credit hereunder), or any Term B Lender has not made available to the Administrative Agent funds for its Term B Loan pursuant to Section 2.6 of this Agreement, or any Revolving Credit Lender fails to make available to the Administrative Agent the amount of such Lender's participation purchase price payable for its participating interest in the unpaid reimbursement obligations with respect to Letters of Credit pursuant to Section 2.11(f) hereof, such Revolving Credit Lender or Term B Lender, as the case may be, shall pay such amount to the Administrative Agent for application pursuant to this Section immediately upon demand by the Administrative Agent. To the extent such Revolving Credit Lender or Term B Lender does not pay such amount to the Administrative Agent forthwith upon such demand by the Administrative Agent, the Administrative Agent shall promptly request payment thereof from the Borrower, and the Borrower shall immediately pay such amount to the Administrative Agent for application pursuant to this Section. Such Revolving Credit Lender or Term B Lender, as the case may be, and the Borrower shall be severally liable to pay interest to the Administrative Agent on such amount for each day from the date such amount should otherwise have been made available to the Administrative Agent until the date any such amount is paid to the Administrative Agent by such Revolving Credit Lender or Term B Lender or the Borrower, as the case may be, at a per annum rate of interest equal to: (x) if paid by such Revolving Credit Lender or Term B Lender, as the case may be, the Federal Funds Effective Rate or
(y) if paid by the Borrower, the interest rate applicable to such Revolving Credit Borrowing or Term B Borrowing.

                  (a)      CONTINUING OBLIGATION OF BORROWER.

                           Failure of any Revolving Credit Lender or Term B Lender to fund its Ratable portion of any Borrowing or to pay any participation purchase price for its participating interest required hereunder shall not relieve or excuse the performance by the Borrower of any of the Borrower's duties or obligations hereunder.

                  (b)      PAYMENT CONSTITUTING RATABLE PORTION.

                           If any such Revolving Credit Lender pays to the Administrative Agent such Revolving Credit Lender's Ratable Portion of such Revolving Credit Borrowing or such Revolving Credit Lender's participation purchase price, as the case may be, or any Term B Lender pays to the Administrative Agent such Term B Lender's funds for its Term B Loan, prior to repayment of such amount by the Borrower, the amount so repaid shall constitute such Revolving Credit Lender's Ratable Portion of such Revolving Credit Borrowing or participation purchase price or such Term B Lender's Term B Loan, as the case may be. In such circumstances, the Borrower shall have no further obligation to make the payment required by this Section. Such payment shall be applied as if paid when otherwise required hereunder and shall be applied as provided in Sections 2.4 and 2.11(f) hereof, as the case may be.

                  (c)      TREATMENT OF LENDER FAILING TO FUND.

                           To the extent any Revolving Credit Lender fails to make available to the Administrative Agent such Revolving Credit Lender's Ratable Portion of Revolving Credit Borrowings hereunder or such Revolving Credit Lender's participation purchase price for its participating interests in unpaid reimbursement obligation with respect to Letters of Credit hereunder, or any Term B Lender fails to make available to the Administrative Agent such Term B Lender's funds for its Term B Loan hereunder, the Administrative Agent shall not be obligated to transfer to such Lender any payments made by the Borrower to the Administrative Agent for the benefit of such Lender until the Lender has cured its failure. Until the earlier of such Lender's cure of its failure to fund or the termination of the Commitments, all amounts repaid to the Administrative Agent by the Borrower which would otherwise be required to be applied to such Lender's Ratable Portion of the Revolving Credit Loans, participation purchase price, or Term B Loan, as the case may be, shall be advanced to the Borrower by the Administrative Agent on behalf such Lender to cure, in full or in part, the failure by such Lender to fund, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of the Obligations to which such payment would otherwise have been applied. Notwithstanding anything contained herein to the contrary, no such Lender failing to fund shall have any voting or consent rights under or with respect to the Loan Documents or constitute a "Revolving Credit Lender" or "Term B Lender" (or be included in the calculation of "Required Lenders" or "Required Term B lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. The terms of this Section 2.8(c) shall: (i) remain effective with respect to such defaulting Lender until such time as the Lender failing to fund shall no longer be in default of any of its obligations under this Agreement and (ii) shall not relieve or excuse the performance by the Borrower of any duties or obligations hereunder.

                  (d)      CONTINUING OBLIGATION OF LENDERS TO FUND.

                           It is understood that: (i) a Lender shall not be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder or pay any participation purchase price for its participating interests hereunder, (ii) the Commitment of a Lender shall not be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans or pay such participation purchase price hereunder, (iii) failure by any Lender to perform its obligation to make any Loans or pay any participation purchase price hereunder shall not excuse any other Lender from its obligation to make any Loans hereunder or pay any participation purchase price for its participating interests hereunder and (iv) the obligations of each Lender hereunder shall be individual and several, not joint and several.

                  (e) EFFECT OF REVOLVING CREDIT LENDER FAILING TO FUND ON OBLIGATIONS OF DESIGNATED LETTER OF CREDIT ISSUER.

                           In the circumstance that any Revolving Credit Lender fails to make available its Ratable Portion of Revolving Credit Borrowings hereunder or participation purchase price, the Designated Letter of Credit Issuer shall not be required to issue Letters of Credit unless the Designated Letter of Credit Issuer has entered into arrangements with the Borrower satisfactory to the Designated Letter of Credit Issuer and the Borrower which either: (i) eliminate the Designated Letter of Credit Issuer's risk with respect to the refunding of or participation in Letters of Credit by such defaulting Revolving Credit Lender, including creation of a cash collateral account to assure payment of such defaulting Revolving Credit Lender's Ratable Portion of outstanding Letter of Credit Obligations or (ii) provide that the issuance of Letters of Credit hereunder, taking into account the potential failure of such defaulting Revolving Credit Lender to refund or purchase participating interests therein, will not cause the Designated Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Revolving Credit Loans made thereby and Letter of Credit Obligations owing thereto to be in excess of its Revolving Credit Commitment (the Borrower agreeing not to incur Revolving Credit Loans and Letter of Credit Obligations hereunder which would cause such aggregate excess exposure).

         2.9      REPAYMENTS; PREPAYMENTS; REDUCTION OF COMMITMENTS.

                  (a)      SCHEDULED REPAYMENTS.

                           The Borrower shall repay to the Administrative Agent, in immediately available funds, in Dollars, for the account of the Revolving Credit Lenders the outstanding principal amount of the aggregate Revolving Credit Loans on the Revolving Credit Termination Date; PROVIDED, HOWEVER, Collections, Remittances of Net Cash Proceeds and Intercompany Payments deposited into the Cash Concentration Account will be applied to the Revolving Credit Loans and Term B Loans on an ongoing basis in accordance with Section 5.3 and; PROVIDED, FURTHER that any outstanding Permitted Special Advances shall be prepaid on or before the thirtieth (30th) day after the Administrative Agent has advanced such Permitted Special Advances. Reimbursements of drawings on Letters of Credit shall be made, in Dollars, in immediately available funds. The Borrower shall repay to the Administrative Agent for the account of the Term B Lenders the Term B Loans in accordance with
         Section 2.5(c) of this Agreement in Dollars in immediately available funds on the Term B Loan Maturity Date. In no circumstances shall Term B Loans be payable out of the proceeds of Revolving Credit Loans. Reimbursements of drawings on Letters of Credit shall be made, in Dollars, in immediately available funds.

                  (b) MANDATORY PREPAYMENT OF REVOLVING CREDIT LOANS AND PERMITTED SPECIAL ADVANCES.

                           (i) If on any Business Day, the aggregate Revolving
                  Credit Loans (including Swing Line Settlement Loans but excluding Permitted Special Advances) then outstanding exceeds the lesser of (x) the Borrowing Base MINUS the aggregate LC Exposure of the Revolving Credit Lenders then existing or (y) the aggregate Revolving Credit Commitment then applicable MINUS the aggregate LC Exposure of the Revolving Credit Lenders then existing, then the Borrower shall on such day prepay to the Administrative Agent for the ratable account of the Lenders an aggregate principal amount of such Revolving Credit Loans (other than the Fixed Asset Component Loans) in an amount at least equal to such excess.

                           (ii) If on any Business Day the aggregate amount of
                  Permitted Special Advances then outstanding exceeds an amount equal to: (x) an amount equal to (A) the lesser of Five Hundred Thousand Dollars ($500,000) or (y) an amount equal to the aggregate Revolving Credit Commitments of the Lenders MINUS the sum of outstanding Revolving Credit Loans (inclusive of outstanding Swing Line Settlement Loans) at such time and the aggregate LC Exposure of the Revolving Credit Lenders at such time, then the Borrower shall on such day prepay to the Administrative Agent for the ratable account of the Lenders (or, to the extent not yet settled with the Revolving Credit Lenders at such time, for the sole account of the Administrative Agent) an aggregate principal amount of such Permitted Special Advances in an amount at least equal to such excess.

                           (iii) If any outstanding Permitted Special Advances
                  have been outstanding for more than thirty (30) days, then the Borrower shall on such day prepay to the Administrative Agent for the ratable account of the Lenders (or, to the extent not yet settled with the Revolving Credit Lenders at such time, for the sole account of the Administrative Agent) an aggregate principal amount of such outstanding Permitted Special Advances.

                  (c) MANDATORY APPLICATION OF COLLECTIONS TO FIXED ASSET COMPONENT LOANS.

                           If on any Business Day, the aggregate Fixed Asset Component Loans comprising Revolving Credit Loans outstanding exceeds the Fixed Asset Component of the Borrowing Base, then, Collections shall thereafter be deemed to be applied to reduce the outstanding Fixed Asset Component Loans in an amount equal to such excess.

                  (d) APPLICATION OF REMITTANCES OF NET CASH PROCEEDS; MANDATORY PREPAYMENTS.

                           (i) APPLICATION OF REMITTANCES OF NET CASH PROCEEDS
                  (OTHER THAN WITH RESPECT TO PRIORITY TERM B COLLATERAL) TO REVOLVING CREDIT LOANS; RESULTING MANDATORY PREPAYMENTS OF TERM B LOANS. From and after the Closing Date, (x) 100% of all Remittances of Net Cash Proceeds (other than Remittances of Net Cash Proceeds arising from Priority Term B Collateral) shall be applied to outstanding Revolving Credit Loans in accordance with Section 5.3 hereof promptly upon receipt and
                  (y) and the resulting availability shall thereupon be used to fund mandatory prepayments of Term B Loans outstanding to the extent specified hereinafter:

                                (A) with respect to Remittances of Net Cash
                           Proceeds from the sale of assets, including from the sale of Real Estate and related M&E at Borrower's Elk Grove, Illinois facility, from the sale of Borrower's slitter located at the Bettendorf, Iowa facility, and from the sale of Special Property, (other than assets comprising the Fixed Asset Component and other than Priority Term B Collateral), all of such proceeds shall be applied to outstanding Revolving Credit Loans as follows: (A) FIRST, to outstanding Revolving Credit Loans other than Fixed Asset Component Loans without permanent reduction of availability therefor or the Revolving Credit Commitments with respect thereto, (B) THEN, if any excess remains after such application has repaid in full the aggregate outstanding Revolving Credit Loans, to provide cash collateral for the aggregate LC Exposure and subsequent Revolving Credit Loans (other than Fixed Asset Component Loans);

                                (B) with respect to Remittances of Net Cash
                           Proceeds from the sale of assets comprising the Fixed Asset Component, all of such proceeds shall be applied to outstanding Revolving Credit Loans as follows: (A) FIRST, to outstanding Revolving Credit Loans comprised of Fixed Asset Component Loans in permanent reduction of the availability therefor, (B) THEN, to the outstanding Revolving Credit Loans other than Revolving Credit Loans comprised of Fixed Asset Component Loans without such permanent reduction and
                           (C) LAST, if any excess remains after such application has repaid in full the aggregate outstanding Revolving Credit Loans, to provide cash collateral for the aggregate LC Exposure and subsequent Revolving Credit Loans;

                                (C) with respect to Remittances of Net Cash
                           Proceeds from the sale of equity or debt securities pursuant to any public or private offering:

                                     1) in the event that pro forma average
                                Excess Availability (calculated as relevant to the determination on the basis of the 30 day period before and the ninety day period after the date of such issuance) is greater than Thirty Million Dollars ($30,000,000) both before and after giving effect to such issuance, THEN
                                (i) fifty percent (50%) of such Remittances of Net Cash Proceeds shall be applied to outstanding Revolving Credit Loans not comprised of Fixed Asset Component Loans and the resulting availability shall thereupon be used to fund the Borrower's mandatory prepayment of a like amount of Term B Loans outstanding in permanent reduction thereof and (ii) the remaining Remittances of Net Cash Proceeds from such issuance shall be applied pro rata based on outstandings to the outstanding Revolving Credit Loans comprised of Fixed Asset Component Loans in permanent reduction of the availability therefor and to the outstanding Revolving Credit Loans not comprised of Fixed Asset Component Loans without such permanent reduction;

                                     2) in the event that pro forma average
                                Excess Availability (calculated as relevant to the determination on the basis of the 30 day period before and the ninety day period after the date of such issuance) is less than Thirty Million Dollars ($30,000,000) before giving effect to such issuance, THEN: (i) that portion of such Remittances of Net Cash Proceeds equal to the amount by which pro forma Excess Availability is less than Thirty Million Dollars ($30,000,000) shall be applied to the outstanding Revolving Credit Loans not comprised of Fixed Asset Component Loans (ii) fifty percent (50%) of the remainder of such Remittances of Net Cash Proceeds shall be applied to outstanding Revolving Credit Loans not comprised of Fixed Asset Component Loans without permanent reduction of the availability therefor and the resulting additional availability shall thereupon be used to fund the Borrower's mandatory prepayment of a like amount of Term B Loans outstanding in permanent reduction thereof and (iii) 50% of the remainder of such Remittances of Net Cash Proceeds shall be applied pro rata to outstanding Revolving Credit Loans comprised of Fixed Asset Component Loans in permanent reduction of the availability therefor and to the outstanding Revolving Credit Loans not comprised of Fixed Asset Component Loans without such reduction;

                                (D) with respect to Remittances of Net Cash
                           Proceeds from Material Recovery Events (other than with respect to Priority Term B Collateral) and subject to Section 4.14 hereof: (A) first, to outstanding Revolving Credit Loans comprised of Fixed Asset Component Loans in permanent reduction of the availability therefor, (B) THEN, to the outstanding Revolving Credit Loans not comprised of Fixed Asset Component Loans without such reduction and (C) LAST, if any excess remains after repayment in full of the aggregate outstanding Revolving Credit Loans, to provide cash collateral for the aggregate LC Exposure and subsequent Revolving Credit Loans;

                           PROVIDED, HOWEVER, that nothing in this Section 2.9(d)(i) or in the definition of "Remittances of Net Cash Proceeds" shall constitute authorization not otherwise permitted by this Agreement for the Borrower to enter into any transaction that would generate Remittances of Net Cash Proceeds.

                                (ii) APPLICATION OF REMITTANCES OF NET CASH
                           PROCEEDS OF PRIORITY TERM B COLLATERAL TO TERM B LOANS. From and after the Closing Date, the Borrower shall apply all Remittances of Net Cash Proceeds arising from the sale of or Material Recovery Event with respect to Priority Term B Collateral: (x) with respect to Priority Term B Collateral consisting of Real Estate, (I) FIRST, in accordance with Section
                           5.3 hereof, directly to Term B Loans outstanding in permanent reduction thereof and (II) THEN, if there is any remaining Remittances of Net Cash Proceeds after repayment in full of the aggregate outstanding Term B Loans, such remaining proceeds for application by the Borrower pursuant to Section 5.1(c) to Revolving Credit Loans and (y) with respect to Priority Term B Collateral consisting of M&E, be applied (I) FIRST, in accordance with Section 5.3 hereof directly to Term B Loans outstanding in permanent reduction thereof and (II) THEN, if any excess remains after repayment in full of the aggregate outstanding Term B Loans, pro rata to outstanding Revolving Credit Loans comprised of Fixed Asset Component Loans in permanent reduction of the availability therefor and to the outstanding Revolving Credit Loans not comprised of Fixed Asset Component Loans without permanent reduction thereof; provided, HOWEVER, that nothing in this Section 2.9(d)(ii) or in the definition of "Remittances of Net Cash Proceeds" shall constitute authorization not otherwise permitted by this Agreement for the Borrower to enter into any transaction that would generate Remittances of Net Cash Proceeds from Priority Term B Collateral.

                                (iii) POSTPONEMENT OF PREPAYMENT; EFFECT OF
                           PREPAYMENT. If no Event of Default has occurred which has not been waived in accordance with Section 15.1 hereof and the making of any prepayment of Revolving Credit Loans or Term B Loans required by this Section 2.9(d) would result in an obligation on the part of the Borrower to make a breakage payment in respect thereof under Section 14.4 of this Agreement, the Borrower may, upon notice to the Administrative Agent, postpone making such prepayment for a period of up to 30 days or such shorter period as will result in no such breakage payment being payable. Each prepayment required by this Section: (x) in the case of any prepayment of Term B Loans, shall be a permanent reduction thereof and the amount of such Term B Loans prepaid shall not be borrowed or reborrowed (y) in the case of any prepayment of Revolving Credit Loans comprised of Fixed Asset Component Loans, shall be a permanent reduction in the availability therefor and the amount of such Fixed Asset Component Loans prepaid shall not be borrowed or reborrowed and (z) in the case of any prepayment of Revolving Credit Loans other than Fixed Asset Component Loans, shall constitute only a prepayment and shall not be a permanent reduction in the amount of the Revolving Credit Commitments of the Revolving Credit Lenders hereunder.

                  (e)      REDUCTION OF REVOLVING CREDIT COMMITMENT.

                           Upon five (5) Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower may permanently reduce, in whole or in part, the aggregate Revolving Credit Commitments, whereupon the aggregate Revolving Credit Commitments shall be so reduced. Each reduction shall be subject to the following: (i) each such reduction shall be in an aggregate principal amount of not less than Five

         Million Dollars ($5,000,000) or a multiple of One Million Dollars ($1,000,000) in excess thereof, and (ii) the Borrower shall not be permitted to reduce the aggregate Revolving Credit Commitments unless, concurrently with any reduction, the Borrower shall make a principal payment on each Lender's then outstanding Revolving Credit Loans in an amount equal to the excess, if any, of such Revolving Credit Loans over the Revolving Credit Commitment of such Lender as so reduced. Each reduction in the Revolving Credit Commitments hereunder shall be made among the Lenders ratably in accordance with their Revolving Credit Commitments and shall be a permanent reduction thereof. On the date of each reduction, the Borrower shall pay to the Administrative Agent for the account of the Lenders: (x) the commitment fees and interest accrued through the date of such reduction in respect of the portion of the aggregate Revolving Credit Commitments so reduced and (y) any amounts required pursuant to the provisions of Section 14.4 of this Agreement in respect of such reduced portion of the Revolving Credit Commitments.

         2.10     RATE CONVERSION AND RATE CONTINUATION.

                  The Borrower shall have the right to convert or continue all or a portion of the Loans comprising a Borrowing into, or continue all or any portion of the Loans comprising a Borrowing as, LIBOR Rate Loans or Alternate Base Rate Loans, as the case may be, upon request delivered by the Borrower to the Administrative Agent not later than 11:00 a.m. (local time at the Notice office of the Administrative Agent) as follows: (a) on the Business Day that the Borrower desires to convert all or a portion of the LIBOR Rate Loans comprising a Revolving Credit Borrowing into Alternate Base Rate Loans, (b) three Business Days prior to the Business Day on which the Borrower desires to convert any Alternate Base Rate Loans comprising such Borrowing into LIBOR Rate Loans for a given permissible Interest Period, (c) three Business Days prior to the Business Day on which the Borrower desires to continue any LIBOR Rate Loans comprising such a Borrowing as LIBOR Rate Loans for an additional Interest Period of the same duration, and (d) three Business Days prior to the Business Day on which the Borrower desires to convert any LIBOR Rate Loans having a particular Interest Period comprising such a Borrowing into LIBOR Rate Loans having a different permissible Interest Period; PROVIDED, HOWEVER, that each such Rate Conversion or Rate Continuation shall be subject to the following:

                           (i) each Rate Conversion or Rate Continuation of
                  Loans comprising a Borrowing shall be made among the Lenders based upon each such Lender's Ratable Portion of such converted or continued Revolving Credit Borrowing;

                           (ii) if less than all of the outstanding principal
                  amount of a Loan comprising a Revolving Credit Borrowing is converted or continued, the aggregate principal amount of such Loans converted or continued shall be: (A) in the case of LIBOR Rate Loans, not less than Three Million Dollars ($3,000,000), or an integral multiple of One Million Dollars ($1,000,000) in excess thereof and (B) in the case of Alternate Base Rate Loans, Two Hundred Fifty Thousand Dollars ($250,000) or an integral multiple of Ten Thousand Dollars ($10,000) in excess thereof;

                           (iii) each Rate Conversion or Rate Continuation shall
                  be effected as if each Lender were applying the proceeds of the Loans resulting from such Rate Conversion or Rate Continuation to the Loans being converted or continued, as the case may be, and the accrued interest on any such Loans (or portion thereof) being converted or continued shall be paid to the Administrative Agent on behalf of each Lender by the Borrower at the time of such Rate Conversion or Rate Continuation;

                           (iv) LIBOR Rate Loans shall not be converted or
                  continued at a time other than the end of an Interest Period applicable thereto unless the Borrower shall pay, upon demand, any amounts due to the Administrative Agent pursuant to 14.4 of this Agreement;

                           (v) Loans may not be converted into or continued as
                  LIBOR Rate Loans so as to comprise a Revolving Credit Borrowing if the Interest Period applicable thereto will expire on or after to the Revolving Credit Termination Date;

                           (vi) after and during the continuance of a Potential
                  Default, and after the occurrence of an Event of Default which is continuing and has not been waived in accordance with
                  Section 15.1 hereof, Loans may not be converted into or continued (at the expiration of the Interest Period applicable thereto) as LIBOR Rate Loans; and

                           (vii) Loans that cannot be converted into or
                  continued as LIBOR Rate Loans by reason of clause (iv), (v) or
                  (vi) of this Section shall be automatically converted at the end of the Interest Period in effect for such LIBOR Rate Loans into Alternate Base Rate Loans.

Each such request for conversion or continuation (a "Rate Conversion/Continuation Request") shall be a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent). Each written Rate Conversion/Continuation Request or written confirmation thereof shall be substantially in the form of Exhibit C attached hereto, signed by the Borrower and transmitted to the Administrative Agent by telecopier. Each written and telephonic Credit Request and each confirmation thereof shall specify: (A) the amount of the Loans comprising a Revolving Credit or a Term B Borrowing that the Borrower requests be converted or continued, (B) the Type of Loans into which such Loans are to be converted or continued, (C) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Business Day) and (D) in the case of Loans comprising a Borrowing being converted into or continued as LIBOR Rate Loans, the Interest Period for such LIBOR Rate Loans. The Administrative Agent may rely on such telephonic Rate Conversion/Continuation Request to the same extent that the Administrative Agent may rely on a written Rate Conversion/Continuation Request. Each Rate Conversion/Continuation Request, whether telephonic or written, shall be irrevocable and binding on the Borrower and subject the Borrower to the indemnification provisions of Section 14 of this Agreement. The Borrower shall bear all risks related to giving any Rate Conversion/Continuation Request telephonically.

         2.11     LETTERS OF CREDIT.

                  Subject to the terms and conditions set forth in this Agreement, the Designated Letter of Credit Issuer agrees, at any time and from time to time, from and including the Closing Date but in no event after the fifteenth (15th) Business Day immediately preceding the Revolving Credit Termination Date, to issue and deliver, or to extend the expiration of, Letters of Credit, denominated in Dollars, for the account of the Borrower or any Subsidiary thereof (the Borrower and such Subsidiary being herein referred to as "Letter of Credit Obligors"); PROVIDED, HOWEVER, that, the aggregate LC Exposure of the Revolving Credit Lenders shall not at any time exceed the lesser of: (x) Fifteen Million Dollars ($15,000,000), (y) an amount equal to the Borrowing Base at such time MINUS the aggregate outstanding Revolving Credit Loans (excluding the amount of Permitted Special Advances outstanding at such time) of the Revolving Credit Lenders to the Borrower at such time or (z) the sum of the aggregate Revolving Credit Commitments of the Revolving Lenders at such time MINUS the sum of the aggregate outstanding

Revolving Credit Loans (including the amount of Permitted Special Advances outstanding at such time) of the Revolving Credit Lenders to the Borrower at such time.

                  (a)      FORM AND TERM OF LETTERS OF CREDIT.

                  Each Letter of Credit shall be issued in such form as the Designated Letter of Credit Issuer may reasonably require subject (i) in the case of documentary letters of credit, to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof, and (ii) in the case of standby letters of credit, to the International Standby Practices (1998), International Chamber of Commerce Publication No. 590, and any subsequent revisions thereof. Each Letter of Credit shall: (w) permit drawings upon presentation of one or more sight drafts and such other documents as specified by the Borrower in the Letter of Credit Request delivered pursuant to Section 2.11(b) below and agreed to by such Designated Letter of Credit Issuer, which drawings shall occur on or prior to the applicable expiration date of such Letter of Credit, (x) by its terms, provide for payment of drawings only in Dollars, (y) in the case of a standby Letter of Credit, by its terms expire on the earlier of (I) the date one year after the date of issuance of such Letter of Credit (or, in the case of renewal or extension thereof, one year after such renewal or extension) and (II) the date which is not later than the fifteenth
(15th) Business Day prior to the Revolving Credit Termination Date, PROVIDED that each standby Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is fifteen (15) Business Days prior to the Revolving Credit Termination
Date) unless the Designated Letter of Credit Issuer notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed and (z) in the case of a commercial Letter of Credit, by its terms expire at or prior to the close of business on the earlier of (i) the date 90 days after the date of the issuance of such commercial Letter of Credit and (ii) the date which is not later than the fifteenth (15th) Business Day prior to the Revolving Credit Termination Date.

                  (b)      REQUESTS AND CONDITIONS OF LETTERS OF CREDIT.

                           Requests for Letters of Credit for the account of the Borrower or any Subsidiary of the Borrower shall be given by the Borrower to the Administrative Agent and Designated Letter of Credit Issuer not later than 12:00 noon (local time at the Notice Office of the Administrative Agent) three (3) Business Days prior to the specified date for the issuance of the requested Letter of Credit. Each such request (a "Letter of Credit Request") for a Letter of Credit shall be a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if so requested by the Designated Letter of Credit Issuer). Each written Letter of Credit Request or written confirmation thereof shall be substantially in the form of Exhibit B-2 attached hereto, signed by the Borrower and transmitted by the Borrower to the Designated Letter of Credit Issuer and the Administrative Agent by telecopier. Each written and telephonic Letter of Credit Request and each confirmation thereof shall specify with respect to each Letter of Credit requested: (i) the Borrower or the Subsidiary thereof which is to be the account party for whose benefit the Letter of Credit is being requested, (ii) the face amount thereof which shall be denominated in Dollars, (iii) the beneficiary, (iv) the intended date of issuance and (v) the terms (including the anticipated expiry date) of the Letter of Credit. Concurrently with each Credit Request requesting a Letter of Credit, the applicable Letter of Credit Obligor shall execute and deliver to the Designated Letter of Credit Issuer in respect of such requested Letter of Credit a reimbursement or similar agreement, in the Designated Letter of Credit Issuer's then standard form of application for and reimbursement agreement with respect to letters of credit (such documents being hereinafter collectively referred to as a "Reimbursement Agreement"); PROVIDED,

         HOWEVER, that in the event of any conflict between the provisions of any such Reimbursement Agreement and this Agreement, the provisions of this Agreement shall govern. The Administrative Agent may rely on such telephonic Letter of Credit Request to the same extent that the Administrative Agent may rely on a written Letter of Credit Request. The Borrower for which a Letter of Credit Request was made or, if the Letter of Credit Request is for the account of a Letter of Credit Obligor which is not the Borrower, the Borrower shall bear all risks related to the giving of such Letter of Credit Request by the Borrower on behalf of such Letter of Credit Obligor whether given telephonically or by such other method of transmission as the Borrower shall elect.

                  (c)      EXISTING LETTERS OF CREDIT.

                           The Disclosure Schedule contains a description of all Existing Letters of Credit outstanding on, and to continue in effect after, the Closing Date. With respect to Existing Letters of Credit issued by NCB, each such Existing Letter of Credit shall, to the extent indicated in the Disclosure Schedule, constitute on and as of the Closing Date a "Letter of Credit" hereunder for all purposes hereof, and shall be deemed to have been issued, for purposes of Section 2.13(c)(i) hereof, on the Closing Date. From and after the Closing Date, the terms of this Agreement shall apply to such Existing Letters of Credit, superseding any other agreement otherwise applicable to them to the extent inconsistent with the terms hereof.

                  (d)      PARTICIPATION BY LENDERS IN LETTERS OF CREDIT.

                           By its issuance of a Letter of Credit and without further action on its part, the Designated Letter of Credit Issuer hereby grants to each Lender, and each Lender hereby acquires from the Designated Letter of Credit Issuer, a participation in such Letter of Credit equal to such Lender's Ratable Portion of the Letter of Credit's face amount, effective on the date of the issuance of such Letter of Credit. In consideration, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent for the account of the Designated Letter of Credit Issuer such Lender's Ratable Portion of each disbursement made by the Designated Letter of Credit Issuer in respect of such Letter of Credit and not reimbursed by the applicable Letter of Credit Obligor or, if the applicable Letter of Credit Obligor is not the Borrower, the Borrower, for any reason or as to which any reimbursement payment made by or on behalf of such Letter of Credit Obligor is required to be refunded to the Borrower or applicable Letter of Credit Obligor for any reason. Each Lender acknowledges and agrees that its obligation to acquire risk participations pursuant to this Section 2.11(d) is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Potential Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 3 of this Agreement to be satisfied and each payment in satisfaction thereof shall be made without any offset, abatement, withholding or reduction whatsoever; PROVIDED, HOWEVER, that the foregoing shall not be construed to excuse the Designated Letter of Credit Issuer from liability to any Lender to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Lenders to the fullest extent permitted by applicable Law) suffered by such Lender that are caused by the Designated Letter of Credit Issuer's gross negligence or willful misconduct.

                  (e)      REIMBURSEMENT; INTEREST.

                           The Borrower agrees that (x) whenever there is a drawing on a Letter of Credit issued by the Designated Letter of Credit Issuer for the account of the Borrower, the Borrower shall pay and (y) whenever there is a drawing on a Letter of Credit issued by the Designated Letter of Credit Issuer for the account of a Letter of Credit Obligor which is not the Borrower and whose reimbursement obligation the Borrower is guarantying pursuant to Section 2.11(l) of this Agreement, the Borrower shall cause such Letter of Credit Obligor to pay, or shall on behalf of such Letter of Credit Obligor pay, to the Administrative Agent on the date of such drawing an amount equal to such drawing, such payment to be made in immediately available funds and in Dollars. The Administrative Agent shall promptly remit any such payment to the Designated Letter of Credit Issuer. If there is a drawing on a Letter of Credit, then, unless the Letter of Credit Obligor or, if the Letter of Credit Obligor is not the Borrower, the Borrower shall reimburse such amount in full on the date of such drawing, the unpaid amount thereof shall bear interest for the account of the Designated Letter of Credit Issuer for each day from and including the date of such drawing until the earlier of the date of reimbursement by the applicable Letter of Credit Obligor or, if the applicable Letter of Credit Obligor is not the Borrower, the Borrower, on the date on which such drawing is reimbursed by Revolving Credit Loans, at the rate per annum that would apply to such amount if such amount were a Revolving Credit Borrowing comprised of Alternate Base Rate Loans.

                  (f)      FAILURE TO REIMBURSE DRAWINGS.

                           In the event that the applicable Letter of Credit Obligor or, if the applicable Letter of Credit Obligor is not the Borrower, the Borrower fails to make a timely reimbursement, together with any interest thereon, to the Administrative Agent on the date of any drawing on a Letter of Credit, such failure shall constitute a Deemed Credit Request requesting an Alternate Base Rate Loan to be made to such Letter of Credit Obligor if such Letter of Credit Obligor is the Borrower or, if such Letter of Credit Obligor is not the Borrower, to the Borrower, in an aggregate amount equal to the amount reimbursable to the Designated Letter of Credit Issuer plus any interest thereon. The Administrative Agent shall disburse all such loan proceeds directly to the Designated Letter of Credit Issuer to satisfy the aforesaid reimbursement liability. The obligations of the Lenders to the Administrative Agent under this Section 2.11(f) are in addition to and not in limitation of the obligations of the Lenders under
         Section 12 of this Agreement. In the event that the obligation of the Lenders to make a Revolving Credit Loan pursuant to this Section 2.11(f) cannot be satisfied by the Lenders because any of the events contemplated by Section 9.13 (to the extent within the scope of clause
         (c) through (f) of the definition of "Financial Impairment") hereof shall have occurred with respect to the Borrower, or one or more of the Lenders shall determine that such Lenders are otherwise legally prohibited from making such a Revolving Credit Loan, each Lender (other than the applicable Designated Letter of Credit Issuer) or each such Lender so prohibited (other than the Designated Letter of Credit Issuer), as the case may be, shall be obligated to consummate the purchase, on the date the Revolving Credit Loan would have been made pursuant to this Section (e), of its undivided participating interest in the outstanding unpaid reimbursement obligation owing to the Designated Letter of Credit Issuer in an amount equal to the Revolving Credit Loan that such Lender would otherwise have been obligated to fund. On the purchase date, each Lender or each such Lender so prohibited shall pay to the Administrative Agent, for the benefit of the Designated Letter of Credit Issuer, in immediately available funds, at the account of the Administrative Agent maintained at the Payment Office of the Administrative Agent not later than the time such Lender would have been obligated to fund such Revolving Credit Loan pursuant to this Section 2.11(f), a participation purchase price for such participating interest in amount equal to such Revolving Credit Loan. The proceeds of purchases by the Lenders of such participating interests shall be applied directly by the Administrative Agent to reimburse the Designated Letter of Credit for such unpaid reimbursed obligation. Upon receipt of such participation purchase price, the Designated Letter of Credit Issuer shall, if requested by a Lender purchasing a participating interest, issue a participation certificate, dated the date of the Designated Letter of Credit Issuer's receipt of such proceeds, and evidencing such Lender's participating interest in such unpaid reimbursement obligation. Whenever, at any time after a Designated Letter of Credit Issuer has received from the Administrative Agent the proceeds of any such participating interest by any other Lender, such Designated Letter of Credit Issuer receives any payment from or on behalf of the applicable Letter of Credit Obligor or, if such Letter of Credit Obligor is not the Borrower, from or on behalf of the Borrower, on account of such unpaid reimbursed obligation, such Designated Letter of Credit will promptly pay to the Administrative Agent for distribution to such Lender its Ratable Portion of such payments (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding); PROVIDED, HOWEVER, in the event such payment in respect of unpaid reimbursement obligations is required to be returned by the Designated Letter of Credit Issuer, such Lender will return to the Administrative Agent for payment to the Designated Letter of Credit Issuer any portion of such payment previously distributed by the Administrative Agent on behalf of the Designated Letter of Credit Issuer.

                  (g)      OBLIGATIONS ABSOLUTE.

                           The obligation of the Borrower to reimburse, or, if the applicable Letter of Credit Obligor is not the Borrower, the obligation of the Borrower to reimburse, the Designated Letter of Credit Issuer shall be absolute and unconditional and shall be performed under all circumstances including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, offset, defense or other right that the Borrower or such Letter of Credit Obligor may have against the beneficiary of any Letter of Credit or any successor in interest thereto, (iii) the existence of any claim, offset, defense or other right that any Lender or the Administrative Agent may have against the Borrower or such Letter of Credit Obligor or against the beneficiary of any Letter of Credit or against any successor in interest thereto, (iv) the existence of any fraud or misrepresentation in the presentment of any draft or other item drawn and paid under any Letter of Credit by any Person other than the Designated Letter of Credit Issuer, (v) any payment of any draft or other item by a Designated Letter of Credit Issuer which does not strictly comply with the terms of any Letter of Credit issued by such Designated Letter of Credit Issuer, so long as, in each case, such payment shall not have constituted gross negligence or willful misconduct on the part of such Designated Letter of Credit Issuer, (vi) any improper use which may be made of the Letter of Credit or any improper acts or omissions of any beneficiary or transferee of the Letter of Credit in connection therewith, (vii) any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever,
         (viii) the insolvency of any Person issuing any documents in connection with the Letter of Credit, (ix) any irregularity in the transaction with respect to which a Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit, (x) any errors, omissions, interruptions or delays in transmission or delivery of any messages, (xi) any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Designated Letter of Credit Issuer, or (xii) any other circumstances arising from causes beyond the control of the Designated Letter of Credit Issuer.

                  (h)      LIABILITY OF DESIGNATED LETTER OF CREDIT ISSUER.

                           It is expressly understood and agreed that the absolute and unconditional obligation of the Borrower as a Letter of Credit Obligor hereunder to reimburse, or, if the applicable Letter of Credit Obligor is not the Borrower, the obligation of the Borrower to reimburse or cause such Letter of Credit Obligor to reimburse, disbursements in respect of Letters of Credit issued by the Designated Letter of Credit Issuer shall not be construed to excuse the Designated Letter of Credit Issuer from liability to the Borrower or such Letter of Credit Obligor to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower or such Letter of Credit Obligor of the foregoing that are caused by the gross negligence or willful misconduct of such Designated Letter of Credit Issuer in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties agree that each Designated Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; PROVIDED, HOWEVER, that each Designated Letter of Credit Issuer shall have the right in its sole discretion to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit. In making any payment under any Letter of Credit, the Designated Letter of Credit Issuer's (i) exclusive reliance as to any and all matters set forth therein on documents, signatures and endorsements presented to it under such Letter of Credit which on their face appear to be in order, whether not the amount due to the beneficiary thereunder equals the amount of such draft, whether any document presented pursuant to such Letter of Credit proves to be in order, and whether any other statement or any other document or any signature or endorsement with respect thereto presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and
         (ii) making payment upon presentation of documents not complying in immaterial respects with the terms of the Letter of Credit shall, in each case, not be deemed to constitute willful misconduct or gross negligence of the Designated Letter of Credit Issuer. Any action, inaction or omission on the part of the Designated Letter of Credit Issuer or any of its correspondents, under or in connection with any Letter of Credit issued by the Designated Letter of Credit Issuer or any renewal or extension thereof or the related instruments or documents, if taken in good faith and in conformity with applicable Laws and regulations governing Letters of Credit generally and the terms of this Section 2.11(h), shall be binding upon the Borrower and such other applicable Letter of Credit Obligor and shall not place the Designated Letter of Credit Issuer or any of its correspondents under any liability to the Borrower or such other Letter of Credit Obligor. The Designated Letter of Credit Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising rights, powers, privileges and immunities, whether by statute or rule of Law or contract.

                  (i)      DESIGNATED LETTER OF CREDIT ISSUER INDEMNITY.

                           The Borrower whether pursuant to a Letter of Credit issued for its account or pursuant to its guarantying the reimbursement obligation of another Letter of Credit Obligor shall indemnify the Designated Letter of Credit Issuer issuing such Letter of Credit from and against: (i) any loss or liability (other than any caused by the Designated Letter of Credit Issuer's gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction) incurred by the Designated Letter of Credit Issuer in respect of this Agreement and the Letters of Credit issued by the Designated Letter of Credit Issuer for the account of the Borrower or such Letter of Credit Obligor and (ii) any out-of-pocket expenses incurred by such Designated Letter of Credit Issuer in defending itself or otherwise related to this Agreement or any such Letter of Credit issued by such Designated Letter of Credit Issuer (other than any caused by the

         Designated Letter of Credit Issuer's gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction) including, without limitation, reasonable fees and expenses of legal counsel incurred by such Designated Letter of Credit Issuer in the defense of any claim against it or in the prosecution of its rights and remedies.

                  (j)      EFFECT OF APPLICABLE LAW OR CUSTOM.

                           All Letters of Credit issued hereunder, all reimbursement obligations hereunder and all reimbursement obligations under any Reimbursement Agreement will, except to the extent otherwise expressly provided in this Agreement, the Reimbursement Agreements or such Letters of Credit, be governed: (i) in the case of commercial documentary letters of credit, by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof, and (ii) in the case of standby letters of credit, by the International Standby Practices (1998), International Chamber of Commerce Publication No. 590, and any subsequent revisions thereof. All Letters of Credit shall be deemed to be made under the laws of the State of Ohio (including
         Article 5 of the Uniform Commercial Code as currently in effect in the State of Ohio), and shall, as to matters not governed by the Uniform Customs or the International Standby Practices, be governed by and construed in accordance with the laws of the State of Ohio.

                  (k)      TERMINATION OF LETTER OF CREDIT COMMITMENT.

                           In the event that: (i) any restriction is imposed on the Designated Letter of Credit Issuer (including, without limitation, any legal lending or acceptance limits imposed by the United States of America or any political subdivision thereof or of any foreign government or central Lender) which in the judgment of the Designated Letter of Credit Issuer would prevent the Designated Letter of Credit Issuer from issuing Letters of Credit or maintaining its commitment to issue Letters of Credit or (ii) there shall have occurred, at any time during the term of this Agreement: (A) any outbreak of hostilities or other national or international crisis or change in economic conditions if the effect of such outbreak, crisis or change would make the issuance of Letters of Credit impracticable, (B) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which would materially and adversely affect the ability of the Borrower to perform their obligations under this Agreement or the ability of any Letter of Credit Obligor to perform its obligations under this Agreement or any Reimbursement Agreement, or (C) the taking of any action by any government or agency in respect of its monetary or fiscal affairs which would have a material adverse effect on the issuance of Letters of Credit, THEN the Designated Letter of Credit Issuer, in the case of the occurrence of any event described hereinabove, shall give written notice of the occurrence of such event to the Borrower and the Administrative Agent whereupon the commitment of the Designated Letter of Credit Issuer to issue or extend any Letter of Credit shall be suspended on the effective date of such notice and shall continue to be suspended until the effect of such event shall cease to exist.

                  (l) GUARANTY OF OTHER LETTER OF CREDIT OBLIGOR'S LETTER OF CREDIT OBLIGATIONS.

                           (i) With respect to each Letter of Credit Obligor
                  which is not the Borrower, the Borrower hereby unconditionally guarantees, jointly and severally with such Letter of Credit Obligor, for the benefit of the Administrative Agent, the Lenders and the Designated Letter of Credit Issuer, the full and punctual payment of the obligations of such Letter of Credit Obligor under each Letter of Credit Document to which such Letter of Credit Obligor is now or hereafter becomes a party. Upon failure by any such Letter of Credit Obligor to pay punctually any such amount, the Borrower shall be jointly and severally obligated with such Letter of Credit Obligor to forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document. As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any of the foregoing amounts not be recoverable from the Borrower for any reason whatsoever, THEN, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, or the Designated Letter of Credit Issuer, any of their respective Affiliates, or any other Person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Loan Documents.

                           (ii) The obligations of the Borrower under this
                  Section 2.11(l) with respect to the obligations of a Letter of Credit Obligor other than the Borrower shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

                                (A) any extension, renewal, settlement,
                           compromise, waiver or release in respect to any obligation of such Letter of Credit Obligor under any Letter of Credit Document, by operation of law or otherwise;

                                (B) any modification or amendment of or
                           supplement to this Agreement, any Note or any other Loan Document;

                                (C) any release, non-perfection or invalidity of
                           any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Loan Document or of any other Letter of Credit Obligor under any Letter of Credit Document;

                                (D) any change in the corporate existence,
                           structure or ownership of such Letter of Credit Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Letter of Credit Obligor or its assets or any resulting release or discharge of any obligation of such Letter of Credit Obligor contained in any Letter of Credit Document;

                                (E) the existence of any claim, set-off or other
                           rights which the Borrower may have at any time against such Letter of Credit Obligor, the Administrative Agent, any Lender, the Designated Letter of Credit Issuer or any other Person, whether in connection herewith or any unrelated transactions;

                                (F) any invalidity or unenforceability relating
                           to or against such Letter of Credit Obligor for any reason or any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by such Letter of Credit Obligor of any Letter of Credit Obligations in respect of any Letter of Credit; or

                                (G) any other act or omission to act or delay of
                           any kind by such Letter of Credit Obligor, the Administrative Agent, any Lender, the Designated Letter of Credit Issuer or any other Person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

                           (iii) The obligations of the Borrower under this
                  Section 2.11(l) shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Revolving Credit Notes and all other amounts payable by the Borrower under the Loan Documents and by such Letter of Credit Obligor under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the reimbursement obligations of such Letter of Credit Obligor in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Letter of Credit Obligor, the Borrower's obligations under this Section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

                           (iv) The Borrower irrevocably waives acceptance
                  hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against such Letter of Credit Obligor or any other Person, or against any collateral or guaranty of any other Person.

                           (v) Until the indefeasible payment in full of all of
                  the Secured Obligations and the termination of the Commitments of the Lenders hereunder, the Borrower shall not have any rights, by operation of law or otherwise, upon making any payment under this section, to be subrogated to the rights of the payee against such Letter of Credit Obligor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by such Letter of Credit Obligor in respect thereof.

         In the event that acceleration of the time for payment of any amount payable by any Letter of Credit Obligor under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Letter of Credit Obligor, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Borrower under this
         Section 2.11(l) forthwith on demand by the Administrative Agent.

         2.12     INTEREST ON LOANS.

                  (a)      INTEREST RATE.

                           The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Loan and Term B Loan, as the case may be, made by the Lenders from the date of such Loan is advanced until the principal amount thereof shall have been paid in full as follows:

                           (i) ALTERNATE BASE RATE LOANS -- REVOLVING CREDIT
                  LOANS. During such periods as any Alternate Base Rate Loans comprising a Revolving Credit

                  Borrowing are outstanding, the Borrower shall pay interest on such Alternate Base Rate Loans at a rate per annum equal to the sum of the Alternate Base Rate PLUS the Applicable Margin which is then in effect and applicable to the Borrowings comprised of Alternate Base Rate Loans, payable monthly, in arrears, on the first day of each calendar month and on the date such Alternate Base Rate Loans comprising any such Borrowing shall be converted or paid in full (whether at maturity, by reason of acceleration or otherwise) and, after maturity, on demand, and

                           (ii) LIBOR RATE LOANS -- REVOLVING CREDIT LOANS.
                  During such periods as any LIBOR Rate Loans comprising a Revolving Credit Borrowing are outstanding, the Borrower shall pay interest on such LIBOR Rate Loans at a rate per annum equal to the sum of the London Interbank Offered Rate PLUS the Applicable Margin which is in effect and applicable to Borrowings comprised of LIBOR Rate Loans as of the most recently preceding Margin Adjustment Date occurring prior to the date of the making of such LIBOR Rate Loans, or the conversion or continuation of such LIBOR Rate Loans in accordance with Section 2.10 hereof, payable: (A) on the last day of each Interest Period and (B) if such Interest Period has a duration of more than three months, three months after the first day of such Interest Period and (C) on the date such LIBOR Rate Loans comprising such Borrowing shall be converted to Base Rate Loans, or paid in full (whether at maturity, by reason of acceleration or otherwise) and (D) after maturity, on demand.

                           (iii) TERM B LOANS. During such periods as any Term B
                  Loans are outstanding, the Borrower shall pay interest on such Term B Loans at a rate per annum equal to seventeen percent (17%), payable monthly, in arrears, on the first day of each calendar month and on the date such Term B Loans are paid in full (whether at maturity, by reason of acceleration or otherwise) and, after maturity, on demand; PROVIDED, HOWEVER that the Borrower shall pay 9% of the interest otherwise payable on the Term B Loan by adding such amount of interest ("PIK Interest") to the principal amount outstanding on the Term B Loans on the first day of each such calendar month.

                  (b)      APPLICABLE MARGIN; TERMS OF ADJUSTMENT.

                           (i) COMMENCEMENT; CONDITIONS. So long as no Event of
                  Default shall have occurred which is continuing and has not been waived in accordance with Section 15.1 hereof, the Applicable Margin shall be calculated as herein specified as of the Closing Date and as of the first day of each calendar month commencing on and after the Administrative Agent shall have received the Borrower's annual audited financial statements for Fiscal Year ending December 31, 2001 (each such date, a "Margin Adjustment Date"), based upon the average Excess Availability for the Fiscal Month immediately preceding such Margin Adjustment Date; PROVIDED, HOWEVER, that, on each such Margin Adjustment Date, the Administrative Agent shall have received a certificate complying with Section 8.1(d)(iv) hereof certifying that, as of such Margin Adjustment Date, all accounts payable of the Borrower and the Subsidiary Guarantors are being paid on a timely basis consistent with past practices and within stated terms (except to the extent other arrangements are consistent with past practices) and EXCEPT where the Borrower or Subsidiary Guarantor is in good faith exercising set off rights as to such Account or alleging a dispute with respect to such Account.

                           (ii) CALCULATION AND DURATION OF ADJUSTMENT. On each
                  Margin Adjustment Date, the Applicable Margin shall be the Applicable Margin set forth in the definition of "Applicable Margin" for Alternate Base Rate Loans or the LIBOR Rate Loans, as the case may be, comprising Revolving Credit Borrowings which corresponds to the Borrower's average Excess Availability for the immediately preceding Fiscal Month. The Applicable Margin effective as of a particular Margin Adjustment Date shall remain effective only until the next succeeding Margin Adjustment Date at which time the Applicable Margin shall be recalculated pursuant to this Subsection (b); PROVIDED, HOWEVER, that:

                                (A) if (x) an Event of Default shall have
                           occurred which is continuing and has not been waived in accordance with Section 15.1 hereof or (y) the Administrative Agent does not receive the certificate complying with Section 8.1(d)(iv) hereof as to accounts payable, then, subject to the Required Lender election specified in Section 2.12(c) hereof, the Applicable Margin shall be: (a) with respect to Revolving Credit Borrowings comprised of Alternate Base Rate Loans, the Alternate Base Rate PLUS 1.25% per annum and (b) with respect to (X) Revolving Credit Borrowings comprised of LIBOR Rate Loans other than Fixed asset Component Loans, the London Interbank Offered Rate PLUS 3.25% per annum and (Y) Revolving Credit Borrowings comprised of LIBOR Rate Loans comprise of Fixed asset Component Loans, the London Interbank Offered Rate PLUS 3.75% per annum; and

                                (B) if an Event of Default shall have occurred
                           which is continuing and has not been waived in accordance with Section 15.1 hereof, the interest rate shall be, upon the election of the Required Lenders, the default interest rate applicable pursuant to Section 2.12(c) of this Agreement.

                  (c)      DEFAULT INTEREST.

                           If any principal, interest or fees due under this Agreement shall not be paid when due or if any Note or any amounts due under any Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained, or if there shall otherwise occur an Event of Default which is continuing and has not been waived in accordance with Section 15.1 hereof, then, at the election of the Required Lenders, (a) the principal of each outstanding Loan and, to the extent permitted by law, the unpaid interest thereon shall bear interest, payable on demand, at a rate per annum equal at all times to 2% per annum in excess of the interest rate otherwise then payable (including, if imposed, the interest rate reflecting the increased Applicable Margin set forth in Section 2.12(b)(ii) hereof) pursuant to the terms of this Agreement and (b) the Applicable Fee Percentage shall be 2% in excess of the Applicable Fee Percentage per annum otherwise applicable pursuant to the proviso to Section 2.13(d) of this Agreement. In the case of Term B Loans, an election to impose the additional 2% default interest shall be reflected in an increase in the current pay component of such interest to 10% per annum; with the PIK Interest component remaining at 9% per annum.

                  (d)      ADMINISTRATIVE AGENT DETERMINATION OF INTEREST RATE,
                           NOTICE.

                           The Administrative Agent shall determine the London Interbank Offered Rate in accordance with the definition of "London Interbank Offered Rate" set forth in Annex II of this Agreement. The Administrative Agent shall give prompt notice to each of the Lenders and the Borrower of the applicable interest rate determined by the Administrative Agent for purposes of this Section 2.12.

                  (e)      FAILURE OF BORROWER TO ELECT INTEREST PERIOD.

                           If no Interest Period is specified in any Credit Request or any Rate Conversion/Continuation Request for any LIBOR Rate Loan, the Borrower shall be deemed to have converted such Loan to an Alternate Base Rate Loan. If the Borrower shall not have given notice in accordance with Section 2.10 of this Agreement to continue any LIBOR Rate Loans into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with Section 2.10 of this Agreement to convert such Loans), THEN, at the end of the Interest Period applicable to such LIBOR Rate Loans (unless such LIBOR Rate Loans are repaid pursuant to the terms hereof), the Borrower shall be deemed to have converted such Loans to Alternate Base Rate Loans.

         2.13     FEES.

                  The following fees shall be payable as set forth below:

                  (a)      ADMINISTRATIVE AGENT FEES

                           The Borrower agrees to pay to the Administrative Agent for its sole account such arranging and structuring fees, annual Administrative Agent fees and collateral monitoring fees to the extent and at such times as specified in the Administrative Agent Fee Letter.

                  (b)      UNUSED COMMITMENT FEE.

                           The Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders, allocable to the Lenders in accordance with each Lender's Ratable Portion thereof, an unused commitment fee on the average daily unused portion of the aggregate Revolving Credit Commitments of the Lenders from the Closing Date until the Revolving Credit Termination Date at a rate per annum equal to the Applicable Fee Percentage then in effect, payable monthly in arrears on the first day of the calendar month, commencing August 1, 2001, and on the Revolving Credit Termination Date.

                  (c)      LETTER OF CREDIT FEES.

                           The Borrower shall pay the following fees with
                  respect to Letters of Credit:

                           (i) ANNUAL STANDBY LETTER OF CREDIT FEE. The Borrower
                  agrees to pay to the Administrative Agent for the ratable benefit of the Lenders, payable monthly in arrears on the first Business Day of each calendar month occurring after the Closing Date, an annual risk participation fee with respect to each then outstanding standby Letter of Credit equal to: (x) the Applicable Fee Percentage then in effect MULTIPLIED BY (y) the maximum amount available from time to time to be drawn under such Letter of Credit (unless such amount attributable to such Letter of Credit Obligor has been directly paid to the Designated Letter of Credit Issuer pursuant to the applicable Reimbursement Agreement) and MINUS (z) the amount of the facing fee specified in clause (iii) below otherwise payable to the Designated Letter of Credit Issuer.

                           (ii) ANNUAL COMMERCIAL LETTER OF CREDIT FEE. The
                  Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders, payable monthly in arrears on the first Business Day of each calendar month occurring after the Closing Date, an annual risk participation fee with respect to each then outstanding commercial Letter of Credit equal to: (x) the Applicable Fee Percentage then in effect MULTIPLIED BY (y) the maximum amount available from time to time to be drawn under such Letter of Credit (unless such amount attributable to such Letter of Credit Obligor has been directly paid to the Designated Letter of Credit Issuer pursuant to the applicable Reimbursement Agreement) and MINUS
                  (z) the amount of the facing fee specified in clause (iii) below otherwise payable to the Designated Letter of Credit Issuer.

                           (iii) LETTER OF CREDIT FACING FEE. The Borrower
                  agrees to pay to the Administrative Agent, for the sole account of the Designated Letter of Credit Issuer, a facing fee for each then outstanding Letter of Credit issued by such Designated Letter of Credit Issuer for the account of the Borrower or such other Letter of Credit Obligor being guaranteed by the Borrower (unless such amount attributable to such Letter of Credit Obligor has been directly paid to the Designated Letter of Credit Issuer pursuant to the applicable Reimbursement Agreement) equal to 0.25% per annum MULTIPLIED BY the maximum amount available from time to time to be drawn under such Letter of Credit issued by such Designated Letter of Credit Issuer, payable monthly in arrears on the first Business Day of each calendar month occurring after the Closing Date.

                           (iv) OTHER FEES RELATING TO LETTERS OF CREDIT. The
                  Borrower agrees to pay to the Designated Letter of Credit Issuer designated for the Borrower, for its sole account, upon issuance by such Designated Letter of Credit Issuer of any Letters of Credit for the account of the Borrower or such other Letter of Credit Obligor being guaranteed by the Borrower (unless such amount attributable to such Letter of Credit Obligor has been directly paid to the Designated Letter of Credit Issuer pursuant to the applicable reimbursement agreement), any standard amendment and modification fees, issuance fees, draw fees and any other standard fees and charges charged by such Designated Letter of Credit Issuer in connection with Letters of Credit.

                  (d)      APPLICABLE FEE PERCENTAGES.

                           So long as no Event of Default shall have occurred which is continuing and has not been waived in accordance with Section
         15.1 hereof, each Applicable Fee Percentage shall be calculated as herein specified as of the Closing Date and as of the last day of each calendar month commencing on and after the Administrative Agent shall have received the Borrower's annual audited financial statements for Fiscal Year ending December 31, 2001 (each such date, a "Fee Percentage Adjustment Date"), based upon the average Excess Availability for the immediately preceding Fiscal Month, if on each such Fee Percentage Adjustment Date, the Administrative Agent shall have received a certificate complying with Section 8.1(d)(iv) hereof certifying that, as of such Margin Adjustment Date, all accounts payable of the Borrower are being paid on a timely basis consistent with past practices and within stated terms (except to the extent other arrangements are consistent with past practices) EXCEPT where the Borrower or Subsidiary Guarantor is in good faith exercising set off rights as to such Account or alleging a dispute with respect to such Account. On each Fee Percentage Adjustment Date, each Applicable Fee Percentage shall be the percentage set forth in the definition of "Applicable Fee Percentage" which corresponds to the Borrower's average Excess Availability for the immediately preceding Fiscal Month. The Applicable Fee Percentage effective as of a particular Fee Percentage Adjustment Date shall remain effective only until the next succeeding Fee Percentage Adjustment Date, at which time the Applicable Fee Percentage shall be recalculated pursuant to this Section 2.13(d); provided, HOWEVER, that, if an Event of Default shall have occurred which is continuing and has not been waived in accordance with Section 15.1 hereof, or if the Borrower shall not have delivered as of such Fee Percentage Adjustment Date such required certificate as to accounts payable, then, subject to the Required Lender election specified in Section 2.12(c) hereof, the Applicable Fee Percentage shall be the highest per annum percentage appearing in the tables incorporated into such definition.

                  (e)      PAYMENT OF FEES; NONREFUNDABLE.

                           All fees set forth in this Section 2.13 shall be paid in Dollars on the date due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, to the Lenders or the Designated Letter of Credit Issuer. Once paid, to the extent permitted by applicable Law and absent manifest error on the part of the Administrative Agent, none of such fees shall be refundable under any circumstances.

         2.14     PAYMENTS AND COMPUTATIONS.

                  (a)      PAYMENTS.

                           Except in connection with the application of Collections, Remittances of Net Cash Proceeds and Intercompany Payments deposited to the Cash Concentration Account to outstanding Obligations (other than outstanding Term B Loans) as specified in Section 5.2 hereof, the Borrower shall otherwise make all other payments to be made or which are voluntarily made by the Borrower under this Agreement with respect to the Obligations hereunder, not later than 12:00 noon (local time at the Payment Office of the Administrative Agent) on the day when due, by deposit of Dollars, in immediately available funds, without setoff, counterclaim, defense or deduction of any kind, to the Administrative Agent's account maintained at the Payment Office of the Administrative Agent as specified in this Agreement for distribution by the Administrative Agent to the Lenders and application thereof by the Lenders to the Borrower's Loan Accounts. Payments received after 12:00 noon (local time at the Payment Office of the Administrative Agent) shall be deemed to have been received on the next succeeding Business Day.

                  (b)      APPLICATION OF PAYMENTS.

                           After receipt of any such payment by the Administrative Agent, the Administrative Agent will cause to be distributed on the day of such receipt like funds relating to such payment (other than amounts payable pursuant to Section 2.13(a) of this Agreement solely to the Administrative Agent and amounts payable pursuant to Section 2.13(d) of this Agreement solely to the applicable Designated Letter of Credit Issuer) ratably to each of the Lenders for the account of its respective Lending Office. At the time of the Borrower's making such payment hereunder, the Borrower shall specify to the Administrative Agent the Obligations of the Borrower to which such payment is to be applied. If the Borrower does not specify an application for such payment or if an Event of Default has occurred and is continuing which has not been waived in accordance with Section 15.1 hereof, the Administrative Agent may, subject to Sections 2.16 and 10.5(d) of this Agreement, distribute such payment to the Lenders for application to such Obligations as the Administrative Agent, in its sole discretion, elects or as the Required Lenders shall have directed; PROVIDED, HOWEVER, the Administrative Agent will use reasonable efforts to avoid an application of a payment which causes early prepayment of a LIBOR Rate Borrowing prior to expiration of its applicable Interest Period.

                  (c)      ADMINISTRATIVE AGENT MAINTENANCE OF CONTROL ACCOUNT.

                           The Administrative Agent shall maintain on its books and records a control account (the "Control Account") in respect of the Borrower which shall reflect: (i) with respect to Revolving Credit
         Borrowings: (w) the outstanding Revolving Credit Loans to the Borrower,
         (x) the Ratable Portion of each Lender in the outstanding Revolving Credit Borrowings to the Borrower, (y) the Ratable Portion of each Lender in all payments made in respect of such Revolving Credit Loans and (z) accrued interest on the Revolving Credit Loans to the Borrower,
         (ii) all Letter of Credit drawings and (iii) all other Obligations of the Borrower that have become payable hereunder. Each entry by the Administrative Agent in the Control Account shall be, absent manifest error, prima facie evidence of the data entered. Such entries by the Administrative Agent shall not be a condition to the Borrower's obligation to repay the Obligations.

                  (d) CONTROL ACCOUNT CHARGES AND CREDITS; ADMINISTRATIVE AGENT REPORTS.

                           The Control Account maintained by the Administrative Agent in respect of the Borrower will be charged with all Revolving Credit Loans to the Borrower and all other Obligations of the Borrower under this Agreement or any other Loan Document. The Borrower hereby authorizes each Lender to charge the Loan Account in respect of the Borrower with such Obligations. The Control Account in respect of the Borrower will be credited in accordance with the provisions of this Agreement with all payments received by the Administrative Agent directly from the Borrower or for the account of the Borrower. The Administrative Agent shall send the Borrower statements for the Borrower in accordance with the Administrative Agent's standard procedures. Any and all such periodic or other statements or reconciliations of the Control Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Administrative Agent receives specific written objection thereto from the Borrower within forty five (45) Business Days after such statements or reconciliation shall have been sent to the Borrower by the Administrative Agent. The Loan Accounts of each Lender shall reflect the activity in the Control Account applicable to such Lender.

                  (e)      AUTHORIZATION TO CHARGE BANKING ACCOUNTS.

                           If and to the extent any payment owed by the Borrower to the Administrative Agent, any Lender or the Designated Letter of Credit Issuer is not made when due hereunder or under the Revolving Credit Notes, each of the Borrower hereby authorizes the Administrative Agent, such Lender and the Designated Letter of Credit Issuer, as the case may be, to charge from time to time against any or all of the accounts of the Borrower with the Administrative Agent, such Lender or the Designated Letter of Credit Issuer, as the case may be, any amount so due. Notice of any such charge shall be given promptly to the Borrower by the Administrative Agent, such Lender or the Designated Letter of Credit Issuer, as the case may be.

                  (f)      COMPUTATIONS OF INTEREST AND FEES.

                           All computations of interest on Alternate Base Rate Loans and LIBOR Rate Loans hereunder and of fees and other compensation hereunder shall be made by the Administrative Agent on the basis of a year of 360 days in each case for the actual number of days elapsed (commencing on the day such Loan was advanced but excluding the day such Loan shall be paid in full) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of interest, fees or other amounts of compensation due hereunder shall be rebuttably presumed to be correct.

                  (g)      PAYMENT NOT ON BUSINESS DAY.

                           Whenever any payment hereunder or under the Revolving Credit Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Any such extension or reduction of time shall in such case be included in the computation of payment of interest, fees or other compensation, as the case may be.

                  (h)      PRESUMPTION OF PAYMENT IN FULL BY THE BORROWER.

                           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date. In reliance upon such assumption, the Administrative Agent may, but shall not be obligated to, distribute to each Lender on such due date the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent promptly upon demand the amount distributed to such Lender, together with interest thereon (except to the extent otherwise paid by the Borrower) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent at the Federal Funds Effective Rate.

         2.15     LIBOR RATE LOANS: UNASCERTAINABLE RATE; ILLEGALITY; INCREASED
                  COSTS.

                  (a)      UNASCERTAINABLE RATE; ILLEGALITY; INCREASED COSTS.

                           In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and
         (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                           (i) on any date for determining the LIBOR Rate for
                  LIBOR Rate Loans for any Interest Period that, by reason of any changes arising after the Effective Date affecting the London interbank eurocurrrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the "London Interbank Offered Rate"; or

                           (ii) at any time, that such Lender shall incur
                  increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any LIBOR Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) to the Borrower because of any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the "London Interbank Offered Rate" pursuant to the definition thereof); or

                           (iii) at any time, that the making or continuance of
                  any Eurocurrency Loan denominated in Dollars has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies;

         THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall: (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other applicable Lenders). Thereafter (A) in the case of clause (i) above, LIBOR Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Credit Request or Rate Conversion/Continuation Request given by the Borrower with respect to LIBOR Rate Loans which have not yet been incurred or converted shall be deemed rescinded by the Borrower or, in the case of a Credit Request, shall, at the option of the Borrower, be deemed converted into a Credit Request for Alternate Base Rate Loans to be made on the date of Borrowing contained in such Credit Request, (B) in the case of clause
         (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (C) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.15(b) hereof as promptly as possible and, in any event, within the time period required by law.

                  (b)      CANCELLATION OF REQUESTS; CONVERSION OF OUTSTANDINGS.

                           At any time that any LIBOR Rate Loan is affected by the circumstances described in Section 2.15(a)(ii) above, the Borrower may, and, in the event any LIBOR Rate Loan is affected by the circumstances described in Section 2.15(a)(iii) above, the Borrower shall, either (i) if the affected LIBOR Rate Loan is then being made pursuant to a Credit Request for a Borrowing, by causing the Borrower to give the Administrative Agent telephonic (confirmed promptly in writing if requested) notice thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.15(a)(ii) or (iii) above, cancel said Borrowing, convert the related Credit Request into one requesting a Borrowing of Alternate Base Rate Loans or require the affected Lender to make its requested Loan as a Alternate Base Rate Loan, or (ii) if the affected LIBOR Rate Loan is then outstanding, upon at least one Business Day's notice from the Borrower to the Administrative Agent, require the affected Lender to convert each such LIBOR Rate Loan into an Alternate Base Rate Loan with such conversion to be effective on the last day of the Interest Period currently applicable to such LIBOR Rate Loan, if the affected Lender may lawfully continue to maintain and fund such Loan until such last day, or immediately, if the affected Lender is not legally permitted to maintain and fund such Loan until such last day; PROVIDED, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.15(b).

                  2.16     PRO RATA TREATMENT OF LENDERS.

                  Except as set forth in Sections 2.13 and 10.6 of this Agreement, and except as set forth in the Administrative Agent Fee Letter, each Borrowing and participating interest hereunder, each payment or prepayment of principal of any Borrowing, any reduction of commitments, each payment of interest on the Loans, and each payment of the fees provided for hereunder shall be allocated among the Lenders ratably in accordance with each Lender's Ratable Portion thereof.

SECTION 3         CONDITIONS OF LENDING.

         3.1      CONDITIONS PRECEDENT TO INITIAL LOANS.

                  The effectiveness of this Agreement, the obligation of each Lender to make a Revolving Credit Loan on the occasion of each Borrowing hereunder, and the obligation of the Designated Letter of Credit Issuer to issue any Letters of Credit, are subject to the condition precedent that: (i) the conditions set forth in ANNEX III, attached hereto and incorporated herein by reference, shall have been satisfied, as determined by the Administrative Agent, in its sole discretion, on or before the Closing Date of this Agreement and (ii) the Administrative Agent shall have received on or before the Closing Date of this Agreement the documents and deliveries set forth on said ANNEX III (which, in the case of exhibits to this Agreement, shall be in the forms attached hereto, with blanks completed).

         3.2      CONDITIONS PRECEDENT TO ALL LOANS.

                  The obligation of each Lender to make a Loan on the occasion of each Borrowing, Rate Conversion and Rate Continuation hereunder and the obligation of the Designated Letter of Credit Issuer to issue or renew any Letter of Credit are subject to the conditions precedent that:

                  (a)      REPRESENTATION BRINGDOWN.

                           As of the date of any Credit Event, and before and after giving effect thereto, the representations and warranties contained in this Agreement and all other Loan Documents are (i) to the extent such representations and warranties are not otherwise subject by their terms to a materiality or Material Adverse Effect threshold, true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) to the extent such representations and warranties are otherwise subject by their terms to a materiality or Material Adverse Effect threshold, true and correct in all respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                  (b)      NO DEFAULT; COMPLIANCE WITH TERMS.

                           As of the date of any Credit Event, and before and after giving effect thereto, the Borrower shall be in compliance with all other terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Potential Default or Event of Default shall have occurred and be continuing; and

                  (c)      NO MATERIAL ADVERSE CHANGE.

                           As of the date of any Credit Event, and before and after giving effect thereto, there shall have been no event which has had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (d)      CONFIRMATION OF BORROWING BASE.

                           The Borrower shall have delivered to the Administrative Agent each Borrowing Base Certificate required to have been delivered for weekly period immediately preceding the occurrence of such Credit Event or, in the event that daily reporting of the Borrowing Base Certificate is required pursuant to Section 8.1(d)(ii) hereof, for each of the five (5) days immediately preceding the occurrence of such Credit Event; and

                  (e)      OTHER DELIVERIES.

                           The Administrative Agent shall have received such other approvals or documents as the Administrative Agent may reasonably request consistent with the terms of this Agreement.

Each Credit Event shall constitute a representation and warranty by the Borrower that on the date of such Credit Event, the statements in clauses (a) through (c) above are true and correct as of such date and that the actions required under clause (d) and (e) above have in fact been taken as of such date.

SECTION 4         SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS.

         4.1      GRANT OF SECURITY INTEREST.

                  To secure the prompt payment and performance of Secured Obligations, the Borrower hereby grants and each Subsidiary Guarantor hereby grants to the Administrative Agent, for itself in its capacity as Administrative Agent hereunder and for the benefit of the Lenders (including the Administrative Agent in its capacity as a Lender), the Designated Letter of Credit Issuer and any Designated Hedge Creditor a continuing security interest in and to and a pledge of all of the tangible and intangible personal property and assets of the Borrower and such Subsidiary Guarantor, whether now owned or existing or hereafter acquired or arising and wheresoever located including, without limitation: (a) all Accounts, (b) all Inventory, (c) all Equipment and fixtures,
(d) all General Intangibles and Intellectual Property, (e) all Investment Property, (f) all Deposit Accounts and any and all deposits or other sums at any time credited by or due from the Lenders to the Borrower or any Subsidiary Guarantor, whether in the Cash Concentration Account, any Blocked Account, another depository account, or other account, (g) all Pledged Collateral, (h) all Instruments, Documents, documents of title, policies and certificates of insurance, securities, goods, choses in action, Chattel Paper, cash or other property, to the extent owned by the Borrower or such Subsidiary Guarantor or in which the Borrower or such Subsidiary Guarantor has an interest, (i) all Collateral of the Borrower or such Subsidiary Guarantor which now or hereafter is at any time in the possession or control of any of the Lenders or in transit by mail or carrier to or from any of the Lenders or in the possession of any Person acting in a Lender's behalf, without regard to whether such Lender received the same in pledge, for safekeeping, as Administrative Agent for collection or transmission or otherwise or whether such Lender had conditionally released the same, and any and all balances, sums, proceeds and credits of the Borrower or such Subsidiary Guarantor with such Lender, (j) all accessions to, substitutions for, and all replacements, Products and Proceeds of the herein above-referenced property of the Borrower or such Subsidiary Guarantor described in this Section including, but not limited to, proceeds of insurance policies insuring such property, and proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower or such Subsidiary Guarantor and (k) all books, records, and other property (including, but not limited to, credit files, programs, printouts, computer software, and disks, magnetic tape and other magnetic media, and other materials and records) of the Borrower and any Subsidiary Guarantor pertaining to any such above-referenced property of the Borrower or such Subsidiary Guarantor; PROVIDED, HOWEVER, that the foregoing grant of a security interest and pledge shall not include a security interest in or pledge of Excluded Property and provided, further, that if and when the prohibition which prevents the granting by the Borrower or such Subsidiary Guarantor to the Administrative Agent of a security interest in such Excluded Property is removed or otherwise terminated, the Administrative Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in and pledge of such Excluded Property, as the case may be, and that, notwithstanding anything set forth herein to the contrary, the Administrative Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in and pledge of the proceeds of such Excluded Property.

         4.2      REQUIRED GRANT OF REAL PROPERTY LIENS

                  Pursuant to Section 3.1, on the Closing Date, the Borrower and each Subsidiary Guarantor shall execute a mortgage or deed of trust granting a lien on the real property and fixtures of the Borrower and such Subsidiary Guarantor specified therein.

         4.3      PERFECTION.

                  The Borrower and each Subsidiary Guarantor shall execute such financing statements provided for by applicable law, and otherwise take such other action and execute such assignments or other instruments or documents, in each case as the Administrative Agent may request, to evidence, perfect or record the Administrative Agent's security interest in the Collateral or to enable the Administrative Agent to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. The Borrower and each Subsidiary Guarantor hereby authorizes the Administrative Agent on behalf of the Administrative Agent, the Lenders, the Designated Letter of Credit Issuer and the Designated Hedge Creditor to execute and file any such financing statement or continuation statement on the Borrower's or such Subsidiary Guarantor's behalf. The parties acknowledge that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement to the extent permitted by law.

         4.4      CHANGES AFFECTING PERFECTION.

                  Neither the Borrower nor any Subsidiary Guarantor shall, nor shall the Borrower and any Subsidiary Guarantor permit any their respective Subsidiaries to, without giving the Administrative Agent at least twenty (20) days prior notice thereof: (a) make any change in any location where Inventory or Equipment of the Borrower or such Subsidiary Guarantor or any of their respective Subsidiaries is maintained, or locate any of such Inventory or Equipment at any new locations (other than in connection with sales of Inventory in the ordinary course of business), (b) change its state of incorporation or make any change in the location of its chief executive office, principal place of business or the office where its records pertaining to its Accounts and General Intangibles are kept, (c) add any new places of business and (d) make any change in its name or corporate structure, adopt new trade names, assumed names or fictitious names or otherwise add any name under which the Borrower or such Subsidiary Guarantor does business.

         4.5      PROTECTION OF COLLATERAL; REIMBURSEMENT.

                  All reasonable insurance expenses and all reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use, or other taxes imposed by any Federal, state, or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of the Borrower's or each Subsidiary Guarantor's business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by the Borrower or such Subsidiary Guarantor, as the case may be, subject to the provisions of Section 8.2(i). If the Borrower or such Subsidiary Guarantor fails to pay any portion thereof promptly when due, except as may otherwise be permitted under this Agreement or under any of the other Loan Documents, the Administrative Agent, at its option, may, but shall not be required to, pay the same; PROVIDED, such amount remains unpaid for ten (10) Business Days after the Administrative Agent has notified the Borrower of such failure. All sums so paid or incurred by the Administrative Agent for any of the foregoing and any and all other sums for which the Borrower or any Subsidiary Guarantor may become liable under this Agreement and all costs and expenses (including reasonable attorneys' fees and paralegals' fees, legal expenses, and court costs, expenses and other charges related thereto) which the Administrative Agent may incur in enforcing or protecting its Liens on or rights and interests in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties to this Agreement or in respect of any of the transactions to be had under this Agreement shall be repayable on demand and upon the expiration of five (5) calendar days after receipt by the Borrower of such demand, the Borrower shall be deemed to have delivered a Deemed Credit Request in the relevant amount, whereupon such amount shall become a Revolving Credit Borrowing. Unless otherwise provided by Law, the Administrative Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

         4.6 FIELD EXAMINATION AND COLLATERAL AUDIT; INSPECTION; VERIFICATION; APPRAISALS.

                  During regular business hours and after reasonable notice to the Borrower, the Administrative Agent (by any of its officers, employees, agents, representatives, or designees, including a Lender) shall have the right, at the Borrower's expense, to inspect the Collateral and to conduct an asset-based field examination and collateral audit of all books, records, journals, orders, receipts, or other correspondence related thereto (and to make extracts or copies thereof as the Administrative Agent may request) and to inspect the premises upon which any of the Collateral is located for the purpose of verifying the amount, quality, quantity, value, and condition of, or any other matter relating to, the Collateral; PROVIDED, HOWEVER, that subject to the following proviso, the aggregate number of such examinations and collateral audits shall not exceed four (4) in any calendar year; PROVIDED, FURTHER, that during any period commencing upon the occurrence of an Event of Default and continuing until such Event of Default no longer continues or has been waived in accordance with Section 15.1 hereof, the Administrative Agent may exercise such access and other rights, at the Borrower's expense, at any time and as often as the Administrative Agent deems such action necessary or desirable. In addition to such examinations and collateral audits as outlined above (and only to the extent exercised concurrently with such inspection and to a reasonable extent), the Administrative Agent or its designee shall have the right, upon reasonable notice to and consultation with the Borrower, to make test verifications of the Accounts and other Collateral and physical verifications of the Inventory and other tangible items of the Collateral at the expense of the Borrower and in any manner and through any commercially reasonable medium that the Administrative Agent considers advisable, and the Borrower and each Subsidiary Guarantor agrees to furnish all such assistance and information as the Administrative Agent may require in connection therewith. In addition, the Administrative Agent shall be entitled to conduct, at the Borrower's expense, an inventory appraisal of the Inventory of the Borrower or each Subsidiary Guarantor; PROVIDED, HOWEVER, that subject to the following proviso, the aggregate number of such Inventory appraisals shall not exceed two
(2) in any calendar year; PROVIDED, FURTHER, that during any period commencing upon the occurrence of an Event of Default and continuing until such Event of Default no longer continues or has been waived in accordance with Section 15.1 hereof, the Administrative Agent may exercise such Inventory appraisal rights, at the Borrower's expense, at any time and as often as the Administrative Agent deems such action necessary or desirable. Further, the Administrative Agent shall conduct, upon a request of the Borrower if such request is reasonably justified by a change in market conditions, an inventory appraisal at the expense of the Borrower; PROVIDED, HOWEVER, that the Borrower shall not be entitled to make more than two (2) such requests during any twelve (12) month period.

         4.7      REPORTING REGARDING ACCOUNTS AND SCHEDULES OF ACCOUNTS.

                  On or before the fifteenth (15th) calendar day of each month from and after the date of this Agreement, the Borrower shall deliver to the Administrative Agent, in form and substance acceptable to the Administrative Agent, (x) a summary trial balance aged by original invoice date of the Borrower's and each Subsidiary Guarantor's Accounts dated as of the last day of the preceding month (and upon the Administrative Agent's request, a detailed trial balance aged by original invoice date of all then existing Accounts specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed) and (y) a reconciliation of the Borrowing Base with such trial balance and the Borrower's calculation of ineligible Accounts. In addition, upon the Administrative Agent's request, the Borrower shall furnish the Administrative Agent with copies of proof of delivery and the original copy, if available, of all documents relating to the Accounts including, but not limited to, repayment histories and present status reports, and such other matters and information relating to the status of then existing Accounts as the Administrative Agent shall reasonably request. If, upon the occurrence of an Event of Default, the Administrative Agent so requests, the Borrower shall execute and deliver to the Administrative Agent, on forms supplied by the Administrative Agent and at such intervals as the Administrative Agent may from time to time require, written assignments of all of its Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto. Upon request of a Lender, the Administrative Agent shall deliver to such Lender copies of each report and all other items delivered pursuant to this Section 4.7.

         4.8      REPORTING REGARDING INVENTORY.

                  The Borrower shall deliver to the Administrative Agent an Inventory listing no later than fifteen (15) days after the end of each month based upon month-end balances reconciled to the period end balance sheet and accompanied by an Inventory certification in form and substance acceptable to the Administrative Agent. The Borrower's and each Subsidiary Guarantor's Inventory shall be reported based upon reconciliation of the financial statements to the perpetual inventory system and: (a) the Borrower shall deliver monthly to the Administrative Agent Inventory records, broken down into such detail and with such categories as the Administrative Agent shall require (including, but not limited to, a report indicating active and inactive Inventory, the type, location and total value of Inventory and all other information deemed necessary by the Administrative Agent to determine the level of Eligible Inventory and Ineligible Inventory), (b) the values shown on reports of Inventory shall be at the lower of cost (determined on a specific identification method basis) or market value determined in accordance with the Borrower's and such Subsidiary Guarantor's usual cost accounting system, consistently applied. Upon request of a Lender, the Administrative Agent shall deliver to such Lender copies of each report and all other items delivered pursuant to this Section 4.8.

         4.9      REPORTING REGARDING ACCOUNTS PAYABLE, FORM OF COLLATERAL
                  REPORTS.

                  The Borrower shall furnish the Administrative Agent with, on or before the fifteenth (15th) day of each month from and after the date of this Agreement, in form and substance acceptable to the Administrative Agent, a summary accounts payable report of the Borrower's and each Subsidiary Guarantor's accounts payable dated as of the last day of the preceding month (and upon the Administrative Agent's request, detail on all then existing accounts payable specifying the names, face value and dates of invoices for each account payable). The Borrowing Base Certificate required pursuant to Section 8.1(d) hereof, and all other reports required hereunder, shall be on forms requested or provided by the Administrative Agent and shall contain such detailed information as is reasonably satisfactory to the Administrative Agent. Upon request of a Lender, the Administrative Agent shall deliver to such Lender copies of each report and all other items delivered pursuant to this Section 4.9.

         4.10     SPECIAL PROPERTY.

                  As of the Closing Date, except as set forth in the Disclosure Schedule, there is no Special Property. The Borrower shall disclose all Special Property to the Administrative Agent by giving written notice to the Administrative Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Administrative Agent such other information regarding the Special Property as the Administrative Agent may reasonably request. From and after the Closing Date, neither the Borrower nor any Subsidiary Guarantor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease, license or equipment in favor of the Administrative Agent unless the Borrower or such Subsidiary Guarantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

         4.11     STATUS OF COLLATERAL.

                  The Borrower agrees to advise the Administrative Agent promptly, in sufficient detail, upon becoming aware of: (a) any substantial change relating to the type, quantity or quality of the Collateral (other than the ordinary course purchase and sale of Inventory consistent with past practice), or (b) any event which, singly or in the aggregate with other such events, could reasonably be expected to have a material and adverse effect on Collateral values generally or Collateral values as to any specific type of Collateral, or (c) any event which, singly or in the aggregate with other such events, could reasonably be expected to adversely effect the security interests granted to the Administrative Agent herein.

         4.12     REINSTATEMENT.

                  The provisions of Section 4 and Section 6 of this Agreement shall remain in full force and effect and continue to be effective in respect of the Borrower and each Subsidiary Guarantor should any petition be filed by or against the Borrower or such Subsidiary Guarantor for liquidation or reorganization, should the Borrower or such Subsidiary Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Borrower's or such Subsidiary Guarantor's assets or should any other Financial Impairment relating to the Borrower or such Subsidiary Guarantor occur, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall, to the extent permitted by applicable law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         4.13     ADDITIONAL SECURITY; FURTHER ASSURANCES.

                  (a)      ADDITIONAL SECURITY.

                           In the event that at any time after the Closing Date:

                           (i) the Borrower or any Subsidiary Guarantor or a
                  Person which has become a Subsidiary Guarantor owns or holds, an interest in any real property, assets, stock, securities or any other property or interest, located in the United States or arising out of business conducted in or from the United States, which is not at the time included in the Collateral, the Borrower will notify the Administrative Agent in writing of such event, identifying the property or interests in question and referring specifically to the rights of the Administrative Agent and the Lenders hereunder,

                           (ii) the Borrower or any Subsidiary Guarantor at any
                  time owns or holds an interest in any real property, assets, stock, securities or any other property or interest, located in the United States or arising out of business conducted in or from the United States, (A) which is not at the time included in the Collateral, and (B) as to which the Administrative Agent on its own initiative or upon instructions from the Required Lenders has notified the Borrower that it requires that the same be included in the Collateral, or

                           (iii) an Event of Default shall have occurred which
                  is continuing and has not been waived in accordance with
                  Section 15.1 hereof and the Borrower or any Subsidiary Guarantor at such time owns or holds an interest in any real property, assets, stock, securities or any other property or interest, located within or outside of the United States or arising out of business conducted from any location within or outside the United States, which is not at the time included in the Collateral, the Borrower will, or will cause such Subsidiary Guarantor to, within thirty (30) days following request by the Administrative Agent (who may make such request on its own initiative or upon instructions from the Required Lenders), (x) grant to the Administrative Agent for the benefit of the Lenders additional security interests, pledges, liens and mortgages or deeds of trust in such assets, interests or properties of the Borrower or any Subsidiary Guarantor and (y) execute any new documentation necessary for taking any such security interests, pledges, liens and mortgages or deeds of trust (each an "Additional Security Document"), subject to obtaining any required consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on the interests or assets involved (with the Borrower and each Subsidiary Guarantor hereby agreeing to use reasonable best efforts to obtain such consents).

                  (b)      ADDITIONAL SECURITY DOCUMENTS.

                           Each Additional Security Document shall be reasonably satisfactory in form and substance to the Administrative Agent. In the case of real property owned in fee, such Additional Security Documents shall be accompanied by such Phase I environmental reports or assessments, a mortgage policy of title insurance (subject to a standard survey exception), and other supporting documentation requested by and reasonably satisfactory in form and substance to the Administrative Agent; and (ii) shall constitute a valid and enforceable perfected Lien upon the interests or properties so included in the Collateral, superior to and prior to the rights of all third Persons and subject to no other Liens except those permitted by Section 8.3(d) hereof or otherwise agreed by the Administrative Agent at the time of perfection thereof, and, in the case of real property or interests therein, such other encumbrances as may be set forth in the mortgage policy and which shall be satisfactory in form and substance to the Administrative Agent. The Borrower, at its sole cost and expense, will cause each Additional Security Document or instruments related thereto to be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document, and will pay or cause to be paid in full all taxes, fees and other charges payable in connection therewith. Furthermore, the Borrower shall cause to be delivered to the Administrative Agent such opinions of local counsel, appraisals, title insurance, surveys, environmental assessments, consents of landlords, lien waivers from landlords or mortgagees, all of which documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (c)      FURTHER ASSURANCES.

                           The Borrower and each Subsidiary Guarantor will, and will cause the Subsidiaries thereof to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by this Agreement and the other Loan Documents (including any Additional Security Documents) as the Administrative Agent may reasonably require. If at any time the Administrative Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Borrower shall promptly pay the same upon demand. The Borrower will, if requested by any Lender at any time, in order to meet any legal requirement applicable to such Lender, provide to the Administrative Agent and the Lenders, at the sole cost and expense of the Borrower, appraisals and other supporting documentation relating to any mortgage hereunder, as specified by any Lender, meeting the appraisal and other documentation requirements of the Real Estate Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other legal requirements applicable to any Lender, which in the case of any such appraisal shall be prepared by one or more valuation firms of national standing, acceptable to the Required Lenders, utilizing appraisal standards satisfying such Real Estate Reform Amendments, Act or other legal requirements.

                  (d)      ADDITIONAL AND UPDATED SEARCH REPORTS.

                           As promptly as practicable after the date (i) the Borrower or any Subsidiary Guarantor has any Collateral located in a jurisdiction as to which the Administrative Agent shall not previously have received a search report listing all effective UCC financing statements filed against the Borrower or any Subsidiary Guarantor in such jurisdiction and containing copies of all such effective UCC financing statements, (ii) any Person first becomes a Subsidiary Guarantor and is located within the United States, or (iii) any UCC financing statement is filed against the Borrower or any Subsidiary Guarantor to perfect security interests granted pursuant to any Security Documents, the Borrower will, at its expense, cause to be delivered to the Administrative Agent and the Lenders search reports listing all effective UCC financing statements filed against such Person, the Borrower or such Subsidiary Guarantor in each applicable jurisdiction and containing copies of all such effective UCC financing statements. In addition, whenever requested by the Administrative Agent may order and obtain at the Borrower's expense such new or updated title, lien, judgment, patent, trademark and UCC financing statement searches or reports as to the Borrower or such Subsidiary Guarantor, or any Collateral of the Borrower or such Subsidiary Guarantor, as the Administrative Agent may deem appropriate; PROVIDED, HOWEVER, that subject to the following proviso, the aggregate number of such updates shall not exceed four (4) in any calendar year; PROVIDED, FURTHER, that during any period commencing upon the occurrence of an Event of Default and continuing until such Event of Default no longer continues or has been waived in accordance with Section 15.1 hereof, the Administrative Agent may exercise such update rights, at the Borrower's expense, at any time and as often as the Administrative Agent deems such action necessary or desirable

                  (e)      MODIFICATIONS OF SECURITY DOCUMENTS.

                           The Administrative Agent is authorized, without the consent of any of the Lenders, to (i) enter into any modification of any Loan Documents (including Additional Security Document) which the Administrative Agent reasonably believes is required to conform to the mandatory requirements of local law, or to local customs followed by financial institutions with respect to similar collateral documents involving property located in any particular jurisdiction, (ii) in the case of any Additional Security Document relating to property located in a particular jurisdiction which imposes a tax with respect to such Additional Security Document based on the amount of the Secured Obligations secured thereby, expressly limit the amount of such Secured Obligations which are secured by such property to such amount as, in the Administrative Agent's good faith judgment, is appropriate so that the amount of such tax is reasonable in light of the estimated value of the property located in such jurisdiction, and/or (iii) designate the amount of title insurance coverage for any title insurance policy provided hereunder in an amount reasonably believed by the Administrative Agent to be representative of the fair value of the property covered thereby.

                  (f)      REVISED UCC ARTICLE 9.

                           The parties to this Agreement acknowledge that Revised Article 9 may become effective in the State of Ohio and in various other Enactment States on July 1, 2001, and that it may be adopted and become effective in one or more other Enactment States at any time thereafter. In anticipation of the effectiveness of Revised
         Article 9 in any Enactment State and its resulting application to the Loan Documents or any matters contemplated thereby, the Administrative Agent, the Lenders, the Borrower and each Subsidiary Guarantor hereby agree as follows:

                           (i) ATTACHMENT. Without otherwise limiting any other
                  provision of this Agreement or of Part 7 of Revised Article 9, in applying the law of any Enactment State at any time on and after the Enactment Date with respect to such Enactment State
                  (i) the Collateral includes, without limitation, each of the following categories as defined by Revised Article 9, and all property of the Borrower included therein at any time owned or acquired: goods (including, without limitation, inventory, equipment, fixtures and accessions); instruments (including, without limitation, promissory notes); documents of title; accounts; chattel paper (whether tangible or electronic); deposit accounts; letter-of- credit rights; commercial tort claims (to the extent described in any notice delivered by the Borrower); investment property; general intangibles; leases; money; supporting obligations; and proceeds; in each case wherever located, and whenever owned or acquired, and (ii) the Administrative Agent's lien in all such property created under this Agreement (whether pursuant to Existing Article 9 or other requirement of law) on the Closing Date shall continue in full force and effect on and under and pursuant to Revised Article 9 and other requirements of law.

                           (ii) PERFECTION BY FILING. The Administrative Agent
                  may, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as "all assets" of the Borrower and each of the Subsidiary Guarantors, or words of similar effect, and which contain any other information required pursuant to Revised Article 9 for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and the Borrower and each Subsidiary Guarantor agree to furnish any such information to the Administrative Agent promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by the Administrative Agent on behalf of the Borrower or such Subsidiary Guarantor and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

                           (iii) OTHER PERFECTION METHODS. The Borrower and each
                  Subsidiary Guarantor shall, at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Administrative Agent may reasonably request for the Administrative Agent (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for the Administrative Agent, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by Revised Article 9 with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (iii) otherwise to insure the continued perfection and priority of the Administrative Agent's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised Article 9 in any jurisdiction. If the Borrower or any Subsidiary Guarantor shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a "commercial tort claim" (as such term is defined in Revised Article 9) in excess of $250,000, the Borrower or such Subsidiary Guarantor shall promptly notify the Administrative Agent thereof in a writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Administrative Agent, the Borrower or such Subsidiary Guarantor shall be deemed to thereby grant to the Administrative Agent (and the Borrower or such Subsidiary Guarantor hereby grants to the Administrative Agent) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

                           (iv) SAVINGS CLAUSE. Nothing contained in this
                  Section 4.13 shall be construed to narrow the scope of the Administrative Agent's Liens or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges, or remedies of the Administrative Agent under the Loan Documents.

         4.14     MATERIAL RECOVERY EVENT.

                  The Borrower will promptly (and in any event within 10 days) furnish to the Administrative Agent written notice of any Material Recovery Event. If any Material Recovery Event results in a Remittance of Net Cash Proceeds (whether in the form of insurance proceeds, a condemnation award or otherwise), a portion or all of which is required to be applied as a prepayment of the Loans or to the rebuilding or restoration of any affected property pursuant to Section 2.9(d)(i) hereof, the Administrative Agent is authorized to collect such Net Cash Proceeds and, if received by the Borrower or any Subsidiary Guarantor, the Borrower will pay over or cause to be paid over such Remittance of Net Cash Proceeds to the Administrative Agent as required by
Section 5.2 hereof. Notwithstanding the foregoing, in the event any property suffers a Material Recovery Event and (i) no Default or Event of Default has occurred which is continuing and not waived in accordance with Section 15.1 hereof and (ii) the Borrower notifies the Administrative Agent and the Lenders in writing that the Borrower or any Subsidiary Guarantor intend to rebuild or restore the affected property, that such rebuilding or restoration can be accomplished within Twelve (12) months out of such Remittance of Net Cash Proceeds and other funds available to the Borrower or the Subsidiary Guarantors, then no such prepayment of the Loans shall be required if the Borrower immediately deposits or causes to be deposited such Remittance of Net Cash Proceeds in a cash collateral deposit account over which the Administrative Agent shall have sole dominion and control, and which shall constitute part of the Collateral hereunder and may be applied as provided in Section 10.5(d) of this Agreement if an Event of Default occurs which is continuing and has not been waived in accordance with Section 15.1 hereof. So long as no Default or Event of Default has occurred which is continuing and has not been waived in accordance with Section 15.1 hereof, the Administrative Agent is authorized to disburse amounts from such cash collateral deposit account to or at the direction of the Borrower for application to the costs of rebuilding or restoration of the affected property. Any amounts not so applied to the costs of rebuilding or restoration shall be applied to the prepayment of the Obligations as provided in Section 5.3 of this Agreement.

         4.15     TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL.

                  (a)      PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

                  Upon the payment in full of all of the Secured Obligations hereunder, the termination of the LC Exposure of the Lenders hereunder, and the termination of the Commitments of the Lenders and the Designated Letter of Credit Issuer hereunder: (a) the security interests and the other Liens and licenses granted to the Administrative Agent under this Agreement and under any other Loan Documents shall terminate, (b) all rights to the Collateral shall revert to the Borrower or the Subsidiary Guarantor with rights therein, (c) the Administrative Agent will, at the Borrower's expense, (x) execute and deliver to the Borrower all documents as the Borrower may reasonably request to evidence the termination of such security interests and the release of such Collateral, and (y) take such other actions with respect to this Agreement, the other Loan Documents, the Liens created thereby, and the Secured Obligations as the Borrower shall reasonably request, and (d) this Agreement and all of the other Loan Documents will be terminated, and the Borrower will have no further liabilities or obligations thereunder (except any liabilities and/or obligations which under the terms of this Agreement or any Loan Document survive termination thereof); PROVIDED, HOWEVER, that, in the event all Secured Obligations other than the Designated Hedge Obligations owing to the Lenders are paid and the Commitments of the Lenders and the Designated Letter of Credit Issuer terminated but the Designated Hedge Obligations remain outstanding, the foregoing termination, reversions and actions will be taken only with respect to the Secured Obligations other than the Designated Hedge Obligations and the security interests securing the Designated Hedge Obligations shall continue hereunder pursuant to and subject to the terms hereof.

                  (b)      PARTIAL RELEASES.

                  Each of the Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any property covered by this Agreement or the other Loan Documents which: (i) constitutes property being sold or disposed of and the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Administrative Agent may rely in good faith conclusively on any such certificate, without further inquiry), (ii) constitutes property leased to the Borrower or a Subsidiary Guarantor under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary Guarantor, as the case may be, to be renewed or extended, (iii) constitutes property covered by Permitted Liens with lien priority superior to those Liens in favor or for the benefit of the Lenders or constitutes property as to which the Required Lenders have otherwise consented in writing to the sale thereof.

SECTION 5 LOCKBOXES AND BLOCKED ACCOUNTS; PROCEEDS OF ACCOUNTS AND INVENTORY; APPLICATION

         5.1      LOCKBOXES AND BLOCKED ACCOUNTS; RECEIPT IN TRUST.

                  (a)      MAINTENANCE OF LOCKBOXES AND BLOCKED ACCOUNTS.

                           On or prior to the Closing Date, the Borrower and each Subsidiary Guarantor shall rent, and shall hereafter continue to rent, one or more post office boxes (the "Lockboxes") in the name of the Borrower or of such Subsidiary Guarantor for the sole purpose of receiving Collections from Account obligors of the Borrower or such Subsidiary Guarantor, as the case may be, and such other post office boxes for Collections as the Administrative Agent, upon request of the Borrower, may approve from time to time. The Borrower and each Subsidiary Guarantor shall establish and maintain Deposit Accounts as set forth in the Disclosure Schedule with one or more Lockbox Banks into which all such Collections from the applicable Lockbox shall be deposited and into which all Remittances of Net Cash Proceeds and any Intercompany Payments shall be deposited. The Borrower and each Subsidiary Guarantor shall have entered into: (x) one or more agreements with each Lockbox Bank relating to the Lockbox maintained by the Borrower or such Subsidiary Guarantor with such Lockbox Bank and
         (y) one or more agreements with each Lockbox Bank relating to the Blocked Account maintained by the Borrower or such Subsidiary Guarantor with such Lockbox Bank, each such agreement to be in form and substance satisfactory to the Administrative Agent. The Disclosure Schedule shall set forth a list of (i) all present Lockboxes, Deposit Accounts, and any other Permitted Account maintained by the Borrower or any Subsidiary Guarantor, (ii) the name and address of the depository,
         (iii) the account numbers maintained with such depository, (v) a contact at such depository and (vi) a list describing all of the agreements establishing such Lockboxes, Deposit Accounts and Permitted Accounts.

                  (b)      DEPOSIT ACCOUNT CONTROL LETTER.

                           The Borrower and each Subsidiary Guarantor shall have entered into a letter agreement with each Lockbox Bank relating to rights of the Administrative Agent with respect to the Lockbox and the Blocked Account maintained by the Borrower or such Subsidiary Guarantor with such Lockbox Bank (a "Deposit Account Control Letter"), each such Deposit Account Control Letter to be in form and substance satisfactory to the Administrative Agent. All Collections from Account Debtors of the

         Borrower or such Subsidiary Guarantor sent directly to the Lockboxes shall be deposited into the Blocked Account or the Cash Concentration Account in accordance with the terms of the applicable Deposit Account Control Letter. Each Subsidiary Guarantor will immediately deposit all Remittances of Net Cash Proceeds, in the identical form in which such Remittances of Net Cash Proceeds were made (except for any necessary endorsements) into the Blocked Account in accordance with the terms of the applicable Deposit Account Control Letter. To the extent commercially reasonable to do so, each such Subsidiary Guarantor shall instruct all payees of Remittances of Net Cash Proceeds to pay such Remittances of Net Cash Proceeds to the Blocked Account of such Subsidiary Guarantor.

                           At all times, each Lockbox Bank, and to the extent not inconsistent with the applicable Deposit Account Control Letter, the Administrative Agent on behalf of the Lenders, shall have sole access to the Lockbox maintained with such Lockbox Bank. The Borrower and each Subsidiary Guarantor shall take all action necessary to grant each Lockbox Bank and, to the extent not inconsistent with the applicable Deposit Account Control Letter, the Administrative Agent such sole access. At no time shall the Borrower or the Subsidiary Guarantors or their agents remove any item from any Lockbox without the Administrative Agent's prior written consent. The Borrower and each Subsidiary Guarantor shall notify all customers or Account Debtors thereof to pay all Collections to the Lockboxes (such notices to be in such form and substance as the Administrative Agent may require from time to time), and shall not instruct any Account Debtor to pay any Collection to any other place or address without the Administrative Agent's prior written consent. If the Borrower or any Subsidiary Guarantor should neglect or refuse to notify any customer or Account Debtor to pay any Collection to the Lockbox applicable thereto, the Administrative Agent shall be entitled to make such notification. To the extent not inconsistent with the applicable Deposit Account Control Letter, the Borrower and each Subsidiary Guarantor hereby grant to the Administrative Agent an irrevocable power of attorney, coupled with an interest, to take in the Borrower's name or such Subsidiary Guarantor's name all action necessary to: (i) grant the Administrative Agent sole access to the Lockbox, (ii) after the occurrence of an Event of Default which is continuing and which has not been waived in accordance with
         Section 15.1 of this Agreement), contact Account Debtors to pay any Collections to the Lockbox or for any other reason, and (iii) endorse each Collection delivered to the Lockbox for deposit to the Blocked Account. The Borrower and each Subsidiary Guarantor agree, and the Lockbox Banks shall acknowledge and agree, in a manner satisfactory to the Administrative Agent, that, so long as the Secured Obligations are outstanding and the Commitments of the Lender are not terminated: (i) all Collections deposited in the Blocked Accounts are the sole and exclusive property of the Administrative Agent for the benefit of the Lenders and (ii) such Lockbox Banks shall have no right to setoff (except as the Administrative Agent, in its sole discretion, may expressly agree upon in writing) against the Blocked Accounts. Neither the Borrower nor any Subsidiary Guarantor shall have any interest therein or control over such funds.

                  (c)      RECEIPT IN TRUST.

                           Any Collections, Remittances of Net Cash Proceeds or Intercompany Payments received directly by the Borrower or any Subsidiary Guarantor shall be deemed held by the Borrower or such Subsidiary Guarantor, as the case may be, in trust and as fiduciary for the Administrative Agent for the benefit of the Lenders. The Borrower shall immediately deposit any such Collections, Remittance of Net Cash Proceeds and Intercompany Payments received by the Borrower, in its original form, into the Cash Concentration Account. Each Subsidiary Guarantor shall immediately deposit any such Collections and any Remittance of Net Cash Proceeds received by such Subsidiary

         Guarantor, in its original form, into the Blocked Account applicable to such Subsidiary Guarantor. Pending such deposit, the Borrower and each such Subsidiary Guarantor agree that it will not commingle any such Collection, Remittance of Net Cash Proceeds or Intercompany Payment with any of its other funds or property, but will hold such Collection, Remittance of Net Cash Proceeds or Intercompany Payment separate and apart therefrom in trust and as fiduciary for the Administrative Agent until deposit is made into the Blocked Account or Cash Concentration Account, as the case may be.

                  5.2      CASH CONCENTRATION ACCOUNT; SECURITY INTEREST.

                  NCB will establish and maintain at NCB in the name of NCCF a concentration account which will constitute the Cash Concentration Account of the Administrative Agent with respect to the Borrower. In accordance with the terms of the applicable Deposit Account Control Letters, each Lockbox Bank will wire, or otherwise transfer immediately available funds in a manner satisfactory to the Administrative Agent, all Collections into the Cash Concentration Account on a daily basis as soon as good funds in respect to such Collection are collected. The Borrower will immediately deposit all Remittances of Net Cash Proceeds received directly by the Borrower, in the identical form in which such Remittances of Net Cash Proceeds were made (except for any necessary endorsements), into the Cash Concentration Account in accordance with the terms of the Deposit Account Control Letter applicable thereto. To the extent commercially reasonable to do so, the Borrower shall instruct all payees of Remittances of Net Cash Proceeds to pay such Remittances of Net Cash Proceeds to the Cash Concentration Account. All funds in the Cash Concentration Account shall be deemed to be the sole and exclusive property of the Administrative Agent for the benefit of the Lenders and shall be subject only to the signing authority designated from time to time by the Administrative Agent. The Administrative Agent shall have sole access to the Cash Concentration Account, and neither the Borrower nor any Subsidiary Guarantor shall have any access thereto.

                  The Borrower and each Subsidiary Guarantor hereby grant to the Administrative Agent a security interest in all funds held in any Lockbox with respect thereto and, to the extent funds in the Cash Concentration Account or any Blocked Account were to be construed to be the property of the Borrower or such Subsidiary Guarantor, in all funds held in the Cash Concentration Account or such Blocked Account as security for the Secured Obligations. Neither the Cash Concentration Account nor any Blocked Account shall be subject to any deduction, set-off, banker's lien or any other right in favor of any Person or entity other than the Administrative Agent or as provided in the applicable Deposit Account Control Letter.

                  5.3 APPLICATION OF DEPOSITS IN CASH CONCENTRATION ACCOUNT TO BORROWER'S LOAN ACCOUNT.

                  Prior to the occurrence of an Event of Default and after the occurrence of an Event of Default which has been waived in accordance with
Section 15.1 hereof, deposits of Collections, Remittances of Net Cash Proceeds and Intercompany Payments from Subsidiary Guarantors to the Cash Concentration Account shall be credited to the Borrower as follows: (i) to the outstanding principal amount of any Revolving Credit Loans of the Borrower: (A) first, to Revolving Credit Loans comprised of Permitted Special Advances to the extent then due and payable pursuant to Section 2.9(b) hereof, (B) second, to Revolving Credit Loans comprised of Swing Line Settlement Loans, and (C) third, to the ratable payment of such other Revolving Credit Loans in such order as the Administrative Agent may choose in its sole discretion; PROVIDED, HOWEVER that, prior to the occurrence of an Event of Default hereunder which is continuing and has not been waived in accordance with Section 15.1 hereof, all such applications shall be deemed, for purposes of calculating the outstanding balance of Fixed Asset Component Loans, to have been applied to Revolving Credit Loans other than Fixed Asset Component Loans EXCEPT to the extent required by
Section 2.9(d) hereof with respect to mandatory prepayments from Remittances of Net Cash Proceeds and mandatory prepayments required by
Section 2.9(c) hereof by reason of reductions in the Fixed Asset Component of the Borrowing Base; PROVIDED, FURTHER, that, the Administrative Agent will use reasonable efforts to avoid applications that would cause early prepayment of a LIBOR Rate Borrowing prior to expiration of its applicable Interest Period, (ii) SECOND, as cash collateral security against the aggregate undrawn amount of any Letter of Credit outstanding, and (iii) LAST, to the extent of any excess not so credited, such deposits shall remain in the Cash Concentration Account for application against subsequent Loans to the Borrower and as collateral security for the Secured Obligations (whether then or thereafter outstanding) of the Borrower; provided, FURTHER, in the case of deposits comprised of Remittances of Net Cash Proceeds from Priority Term B Collateral, such deposits shall in all cases be applied (x) directly to the ratable payment of the Term B Loans held by the Term B Lenders as required by Section 2.9(d) hereof and (y) if any excess remains after repayment in full of the aggregate outstanding Term B Loans, for application on behalf of the Borrower pursuant to Section 5.1(c) to Revolving Credit Loans.

                  Upon the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section 15.1, all such deposits to the Cash Concentration Account shall be credited until payment in full of all Secured Obligations to the Borrower as follows: (i) FIRST, to the payment of any fees, expenses or indemnities due and payable by the Borrower to the Administrative Agent hereunder or under any of the other Loan Documents; (ii) SECOND, to the payment of any fees, expenses or indemnities due and payable by the Borrower to the Designated Letter of Credit Issuers hereunder or under any of the other Loan Documents; (iii) THIRD, to the ratable payment of any fees, expenses or indemnities due and payable by the Borrower to the Lenders hereunder or under any of the other Loan Documents; (iv) FOURTH, to the ratable payment of interest due on the Loans made to the Borrower; (v) FIFTH, to the outstanding principal amount of any other outstanding Obligations of the Borrower (other than in respect of the aggregate undrawn amount of any Letter of Credit outstanding for the account of the Borrower) as follows: (A) first, to Revolving Credit Loans comprised of Permitted Special Advances until paid in full, (B) second, to Revolving Credit Loans comprised of Swing Line Settlement Loans until paid in full, and (C) third, to the ratable payment of such other Obligations (other than the Term B Loans) in such order as the Administrative Agent may choose in its sole discretion subject to Section 10.5(d) hereof; (vi) SIXTH, as cash collateral security against the aggregate undrawn amount of any Letter of Credit outstanding for the account of the Borrower, (vii) SEVENTH, to any other Secured Obligations (whether then or thereafter reasonably anticipated to be outstanding) of the Borrower (other than Term B Loans), and (viii) LAST, upon payment in full to all such Secured Obligations (other than Term B Loans) and the termination of all Revolving Credit Commitments for Revolving Credit Loans and the termination of all LC Exposure, to the ratable payment of Term B Loans; PROVIDED, HOWEVER, that, in the case of deposits comprised of Remittances of Net Cash Proceeds from Priority Term B Collateral, such deposits shall in all cases be applied first to the ratable payment of the Term B Loans held by the Term B Lenders and (y) if any excess remains after repayment in full of the aggregate outstanding Term B Loans, for application on behalf of the Borrower pursuant to
Section 5.1(c) to Revolving Credit Loans.

         5.4 APPLICATION OF COLLECTIONS AND REMITTANCES OF NET CASH PROCEEDS OF SUBSIDIARY GUARANTORS.

                  Pursuant to the applicable Deposit Account Control Letter, deposits of Collections and Remittances of Net Cash Proceeds to the Blocked Account of each Subsidiary Guarantor shall be automatically swept, at the close of each Business Day, to the Cash Concentration Account of the Borrower where such deposits shall be applied as follows: (i) FIRST, to the payment of any outstanding balance of Intercompany Loans to such Subsidiary Guarantor from the Borrower thereof or to the payment of consolidated tax liabilities of the Borrower attributable to such Subsidiary Guarantor (as permitted by Section 8.3(b) hereof) and (ii) SECOND, to the extent of any excess not so credited to outstanding Intercompany Loans, credited against obligations of such Subsidiary Guarantor under its Subsidiary Guaranty hereunder, whether such obligations are then due or not due (I.E. to the extent not yet due, such amounts shall be deemed prepayments of any such obligations to the Borrower which shall be credited to the Loan Account balance of the Borrower in accordance with Section 5.3 hereof), and (iii) THIRD, to the extent of any excess not so applied, such deposits shall remain in the Cash Concentration Account of the Borrower for application against subsequent Intercompany Loans by the Borrower to such Subsidiary Guarantor or subsequent Loan Account balances of the Borrower thereafter outstanding and in each case as cash collateral therefor.

         5.5 CREDITING OF COLLECTIONS, REMITTANCES OF NET CASH PROCEEDS AND INTERCOMPANY PAYMENTS.

                  For the purpose of calculating interest on the Obligations and determining the aggregate Loans outstanding and resulting borrowing base availability for additional Loans hereunder, all Collections, Remittances of Net Cash Proceeds and Intercompany Payments shall be credited to the Borrower on the Business Day on which the Administrative Agent has received notice of the deposit of the proceeds of such Collections, Remittances of Net Cash Proceeds and Intercompany Payments into the Cash Concentration Account, and is in good funds with respect thereto, prior to 2:00 p.m. (local time at the Payment Office of the Administrative Agent). From time to time, upon advance written notice to the Borrower, the Administrative Agent may adopt such additional or modified regulations and procedures as it may deem reasonable and appropriate with respect to the operation of the Cash Concentration Account and not inconsistent with the terms of this Agreement.

         5.6      COSTS OF COLLECTION.

                  All reasonable costs of collection of the Borrower's Accounts, including out-of-pocket expenses, administrative and record-keeping costs, reasonable attorney's fees, and all service charges and costs related to the establishment and maintenance of the Lockbox and the Cash Concentration Account, shall be the sole responsibility of the Borrower, whether the same are incurred by the Administrative Agent or the Borrower, and the Administrative Agent, in its sole discretion, may charge the same against the Borrower and/or any account maintained by the Borrower with the Administrative Agent and the same shall be deemed part of the Obligations hereunder. The Borrower hereby indemnifies and holds the Administrative Agent harmless from and against any loss or damage with respect to any Collection or Remittance of Net Cash Proceeds deposited in the Cash Concentration Account which is dishonored or returned for any reason. If any Collection or Remittance of Net Cash Proceeds deposited in the Cash Concentration Account is dishonored or returned unpaid for any reason, the Administrative Agent, in its sole discretion, may charge the amount of such dishonored or returned Collection or Remittance of Net Cash Proceeds directly against the Borrower and/or any account maintained by the Borrower with the Administrative Agent and such amount shall be deemed part of the Obligations hereunder. The Administrative Agent shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of the Administrative Agent under this Agreement, except losses or damages resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

         5.7      RETURN OF FUNDS.

                  Upon the payment in full of all Secured Obligations (other than continuing Indemnification Obligations) and the termination of the aggregate Commitments and LC Exposure hereunder: (a) the Administrative Agent's security interests and other rights in funds in the Cash Concentration Account under Section 5.2 of this Agreement shall terminate, (b) all rights to such funds shall revert to the Borrower and each of the Subsidiary Guarantors, as


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

applicable, and (c) the Administrative Agent will, at the Borrower's expense, take such steps as the Borrower or such Subsidiary Guarantor may reasonably request to evidence the termination of such security interests and to effect the return to the Borrower or such Subsidiary Guarantor of such funds.

         5.8      NOTICE TO ACCOUNT DEBTORS.

                  The Borrower hereby authorizes the Administrative Agent, now and at any time or times hereafter, in accordance with the powers conferred upon the Administrative Agent pursuant to Section 5 or any other applicable provision of this Agreement, to: (a) notify any or all Account Debtors that the Accounts have been assigned to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Lenders and the other holders of the Secured Obligations, and that the Administrative Agent has a security interest therein, and (b) direct such Account Debtors to make all payments due from them to the Borrower upon the Accounts directly to the Administrative Agent or to a Lockbox designated by the Administrative Agent; PROVIDED, HOWEVER, that the Administrative Agent shall not exercise any of its rights under this sentence unless an Event of Default has occurred which is then continuing and which has not been waived in accordance with Section 15.1 hereof and unless the Administrative Agent concurrently notifies the Borrower of its exercise of such rights. The Administrative Agent shall promptly furnish the Borrower with a copy of any such notice sent. Any such notice, in the Administrative Agent's sole discretion, may be sent on the Borrower's stationery, in which event the Borrower shall co-sign such notice with the Administrative Agent.

SECTION 6         REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO
                  COLLATERAL.

         6.1      GENERAL REPRESENTATIONS AS TO COLLATERAL.

                  The Borrower and each of the Subsidiary Guarantors represent that the Disclosure Schedule sets forth: (a) the place of incorporation of the Borrower and each of the Subsidiary Guarantors, the principal place of business of the Borrower and each of the Subsidiary Guarantors and the office where the chief executive offices and accounting offices of the Borrower and the Subsidiary Guarantors are located, (b) the office where the Borrower and each of the Subsidiary Guarantors keep their respective records concerning the Accounts and General Intangibles, (c) the location of the Borrower's and each of the Subsidiary Guarantor's registered office and all locations of the Borrower's and each of the Subsidiary Guarantor's operations and whether such locations are owned or leased, (d) all locations at which any Inventory, Equipment or other tangible Collateral of the Borrower and each of the Subsidiary Guarantors are located, including, without limitation, the location and name of any warehousemen, bailee, processor or consignee at which Collateral is located (with respect to Collateral not located at a specified main location owned by the Borrower or the Subsidiary Guarantors, the Disclosure Schedule shall expressly indicate to the reasonable satisfaction of the Administrative Agent
(1) the type of location of the Collateral (e.g., warehouse, bailee, processor, consignee or otherwise); (2) the type of Collateral located at each such location (e.g., whether the Collateral is Equipment, Inventory or other tangible Collateral) and which of the Borrower or such Subsidiary Guarantors own such Collateral; (3) whether the Collateral is segregated or otherwise identifiable at each such location (and if not segregated at such locations or readily identifiable from the records of such warehousemen, bailee, processor consignee, specifying the manner of identification); and (4) the approximate dollar value of the Collateral located at each such location), (e) the locations and addresses of all owned or leased real property of the Borrower and each of the Subsidiary Guarantors, including the name of the record owner of such property and its respective legal description, (f) the locations of the Borrower's and each of its Subsidiary Guarantor's registered offices, other offices and places of business during the five (5) years prior to the Closing Date, (g) all trade names, assumed names, fictitious names and other names used by the Borrower and



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each of the Subsidiary Guarantors during the five (5) years prior to the Closing
Date, (h) all Deposit Accounts, Securities Accounts and Commodity Accounts maintained by the Borrower or any Subsidiary Guarantor, and (i) all Special Property. Other than as set forth in the Disclosure Schedule attached hereto neither the Borrower nor any of the Subsidiary Guarantors keeps any Collateral owned by them on any property not owned in fee simple by the Borrower or such Subsidiary, as the case may be or subject to a mortgage or other Lien.

         6.2      TITLE TO COLLATERAL; LIENS; TRANSFERS.

                  The Borrower and each of the Subsidiary Guarantors have good and indefeasible title to and ownership of the Collateral, free and clear of all Liens, except for Liens permitted under Section 8.3(d). Except as permitted by
Section 8.3(d) or 8.3(a) hereof or as otherwise provided herein or in any other Loan Document, the Borrower and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral.

         6.3      LIEN PERFECTION AND PRIORITY.

                  From and after the Closing Date, by reason of the filing of financing statements, assignments of financing statements and termination statements in all requisite governmental offices, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such filing and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against the Borrower and the Subsidiary Guarantors and all third parties as security for payment of all Secured Obligations. From and after the Closing Date, by reason of the delivery to the Administrative Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such possession and endorsement and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against the Borrower and the Subsidiary Guarantors and all third parties as security for payment of all Secured Obligations. From and after the Closing Date, by reason of the filing of the mortgages and deeds of trust, this Agreement and the other Loan Documents will create and constitute a valid first priority Lien on the Collateral that is real property except as set forth on the Disclosure Schedule.

         6.4 COVENANTS REGARDING LIEN WAIVERS, LANDLORD, MORTGAGEE, BAILEE AND PROCESSOR NOTICES AND WAIVERS, WAREHOUSE RECEIPTS.

                  The Borrower and each of the Subsidiary Guarantors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right, in or to the Collateral, other than the Liens permitted by Section 8.3(d) of this Agreement, and will defend the right, title and interest of the Administrative Agent in and to any of the Borrower's or such Subsidiary Guarantors' rights to the Collateral and in and to the Proceeds and Products thereof against the claims and demands of all Persons whomsoever.

                  In the event any Inventory or Equipment of the Borrower or any of the Subsidiary Guarantors is at any time located on any real property not owned by the Borrower or such Subsidiary Guarantor, or is at any time located on any real property owned by Borrower or such


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

Subsidiary Guarantor which is subject to a mortgage or other Lien other than in favor of the Administrative Agent, the Borrower or such Subsidiary Guarantor, as the case may be, will obtain and maintain in effect at all times while any such Inventory or Equipment is so located valid and effective Lien waivers, in form and substance satisfactory to the Administrative Agent, whereby each owner, landlord and mortgagee, and such other mortgagees from time to time consented to by the Required Lenders, having an interest in such real property shall disclaim any interest in such Inventory or Equipment, as the case may be, and shall agree to allow the Administrative Agent reasonable access to such real property in connection with any enforcement of the security interest granted hereunder.

                  Further, neither the Borrower nor any Subsidiary Guarantor shall store any Inventory with a bailee, processor, warehouseman or consignee or similar party under arrangements existing as of the Closing Date without the Administrative Agent's prior written consent (which consent shall not to be unreasonably withheld or delayed and shall be evidenced by the acceptance of the Disclosure Schedule) and, to the extent the Administrative Agent gives such consent, the Borrower or such Subsidiary shall use all commercially reasonable efforts pursued diligently to cause each such bailee, processor, warehouseman or similar party (other than a consignee) to issue and deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, bailee or consignee waivers or warehouse receipts therefor in the Administrative Agent's name, as the case may be; PROVIDED, HOWEVER that, prior to the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section 15.1 hereof, such requirements will not be applicable, with respect to any existing location where the value of Inventory (valued at the lower of cost (determined on a specific identification method basis) or market value), and excluding from such calculation the value of any consigned Inventory, is less than $100,000.

                  With respect to Inventory on consignment delivered to a consignee, the Borrower or such Subsidiary will concurrently with such delivery:
(x) give all appropriate notices required by the UCC to any secured parties of such consignee having a blanket security interest against the assets of the consignee or a security interest in Inventory of the consignee prior to delivery of any item of Inventory to such consignee, (y) file all appropriate financing statements against such consignee prior to such delivery of any item of Inventory to the consignee and (z) deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, consignee waivers therefor in favor of the Administrative Agent, PROVIDED, HOWEVER that, prior to the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section 15.1 hereof, such requirements will not be applicable other than with respect to consignments of Inventory to Ingersoll Rand Company and Hendricks Manufacturing, Inc. and then only as to Inventory being delivered after the Effective Date of this Agreement; provided, however, that, prior to an Event of Default, the Borrower or such Subsidiary, as the case may be, shall use all commercially reasonable efforts pursued diligently to cause each consignee which is holding Inventory having a value (valued at the lower of cost (determined on a specific identification method basis) or market value), greater than $100,000 to issue and deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, consignee waivers.

                  In addition, the Borrower shall notify the Administrative Agent within thirty (30) days: (i) after becoming aware, that the value (valued at the lower of cost (determined on a specific identification method) or market value) of Inventory at any off site location exceeds $100,000 and (ii) after moving any Inventory from a location at which the Administrative Agent has received such waivers and has filed financing statements to a location where either of such required actions have not been accomplished except no such notification shall be required where the value of Inventory (valued at the lower of cost (determined on a specific identification method basis) or market value) or Equipment (valued at a Force Liquidation Value basis) moved


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

is less than $50,000 until the aggregate Inventory or Equipment value so moved to all such locations exceeds $250,000.

                  After the Closing Date, no Inventory will be stored with a bailee, processor, warehouseman or consignee or similar party under arrangements established after the Closing Date, without the Administrative Agent's prior written consent unless such bailee, processor, warehouseman or similar party issues and delivers to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, bailee or consignee waivers or warehouse receipts in the Administrative Agent's name, as the case may be. In addition, after the Closing Date, no Inventory will be stored with a bailee, processor, warehouseman or consignee or similar party under arrangements existing as of the Closing Date from which such bailee or consignee waivers or warehouse receipts in the Administrative Agent's name have not been obtained other than: (i) storage of Inventory whose value (valued at the lower of cost (determined on a specific identification method basis) or market value) is not in excess of the value of Inventory previously stored at such site consistent with past practices and (ii) such storage is required by commercially reasonable and good faith business needs of the Borrower or the applicable Subsidiary Guarantor.

         6.5      REPRESENTATIONS AND WARRANTIES REGARDING ACCOUNTS.

                  The Borrower and each Subsidiary Guarantor agree and represent that each Account and each invoice representing any Account shall: (a) cover a bona fide sale or lease and delivery of merchandise usually dealt in by the Borrower or such Subsidiary Guarantor, or the rendition by the Borrower of such Subsidiary Guarantor of services to customers in the ordinary course of business, (b) be for a liquidated amount maturing as stated in the schedule thereof and in the duplicate invoice covering said sale, and (c) other than the Administrative Agent's security interest therein, not be subject to any Lien other than Liens to the extent permitted in clause (E) and (G) of Section 8.3(d), or subject to any offset, deduction or counterclaim other than those asserted by the Account Debtor in the ordinary course of business. None of the Borrower's nor any of the Subsidiary Guarantors' invoices shall be backdated, postdated or redated and no Borrower or Subsidiary Guarantor shall make any sales on extended dating or credit terms other than in accordance the Borrower's or the Subsidiary Guarantor's past practices as disclosed to the Administrative Agent in writing in the Disclosure Schedule. No amount payable to the Borrower or any Subsidiary Guarantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required pursuant to Section 6.8.

         6.6      DISPUTES AND CLAIMS REGARDING ACCOUNTS.

                  The Borrower and each of the Subsidiary Guarantors shall use commercially reasonable efforts to settle or adjust promptly all disputes and claims regarding Accounts at no expense to the Administrative Agent, but no discount, credit or allowance outside the ordinary course of business or material adverse extension, compromise or settlement shall be granted to any customer or Account Debtor, and no returns of merchandise outside the ordinary course of business shall be accepted by the Borrower or such Subsidiary Guarantor without the Administrative Agent's consent which consent shall not be unreasonably withheld or delayed.

         6.7      DEPOSITORY ACCOUNTS.

                  Other than (a) the Lockboxes, the Blocked Accounts and the Cash Concentration Account and (b) those other operating accounts (whether checking or Deposit Accounts) disclosed on the Disclosure Schedule (which the Borrower and the Subsidiary Guarantor shall use solely for the purpose of disbursing monies of the Borrower and not for collecting or depositing Collections, Remittances of Net Cash Proceeds or any Intercompany Payments)



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

which have been consented to by the Administrative Agent from time to time (such other operating accounts being referred to herein as "Permitted Accounts"), neither the Borrower, nor any of the Subsidiary Guarantors nor any other Person maintains a post office box, Deposit Account or other checking account receiving Collections, Remittances of Net Cash Proceeds or any Intercompany Payments or otherwise holding monies of the Borrower or any Subsidiary Guarantor.

         6.8      DELIVERY OF INSTRUMENTS AND CHATTEL PAPER.

                  If any amount in excess of $ 25,000 payable under or in connection with any of the Collateral owned by the Borrower or any Subsidiary Guarantor shall be or become evidenced by an Instrument or Chattel Paper, the Borrower or such Subsidiary Guarantor shall immediately deliver such Instrument or Chattel Paper to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of National City Commercial Finance, Inc., as Administrative Agent".

         6.9      COMPLIANCE WITH TERMS OF ACCOUNTS; GENERAL INTANGIBLES.

                  The Borrower and each of the Subsidiary Guarantors will perform and comply in all material respects with all obligations in respect of Accounts, Chattel Paper, General Intangibles and under all other contracts and agreements to which it is a party or by which it is bound relating to the Collateral where failure to so comply would result in a Material Adverse Effect, unless the validity thereof is being contested in good faith by appropriate proceedings and such proceedings do not involve the material danger of the sale, forfeiture or loss of the Collateral which is the subject of such proceedings or the priority of the lien in favor of the Administrative Agent thereon.

         6.10     NO WAIVERS, EXTENSIONS, AMENDMENTS.

                  Other than in the ordinary course of business and in accordance with its business practices prior to the execution and delivery of this Agreement, neither the Borrower nor any of the Subsidiary Guarantors will, without the Administrative Agent's prior written consent, which consent shall not be unreasonably withheld or delayed, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

         6.11     REPRESENTATIONS AND WARRANTIES REGARDING PLEDGED COLLATERAL.

                  With respect to the Pledged Collateral: (a) except for the Liens permitted to exist on the Collateral pursuant to this Agreement, the Borrower and each Subsidiary Guarantor is the record and beneficial owner of the Pledge Collateral pledged by it hereunder constituting Instruments or Certificated Securities and is the entitlement holder of all such Pledged Collateral constituting Investment Property held in a Securities Account, (b) the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on the Disclosure Schedule; (c) all of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable; (d) to the best knowledge of the Borrower, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general


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

equitable principles (whether considered in a proceeding in equity or at law);
(e) all Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests of the Borrower and any Subsidiary Guarantor as of the Closing Date are listed on the Disclosure Schedule; (f) all Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with
Section 6.12; (g) all Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account; (h) other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Administrative Agent or that consisting of Financial Assets held in a Control Account; (i) no Person other than the Administrative Agent has Control over any Investment Property of the Borrower or any Subsidiary Guarantor; and (j) except in the case of OLP LLC, Trumark Steel and Processing, LLC, and Olympic Receivables LLC, the LLC Agreement governing any Pledged LLC Interests and the Partnership Agreement governing any Pledged Partnership Interests provide that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Borrower or any Subsidiary Guarantor granting the security interest therein, and that a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of the Borrower or such Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor ceases to be a member or partner, as the case may be.

         6.12     COVENANTS REGARDING PLEDGED COLLATERAL.

                  (a)      DELIVERY AND MAINTENANCE OF PLEDGED COLLATERAL.

                  The Borrower and each Subsidiary Guarantor will (i) deliver to the Administrative Agent, all certificates or Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now arising or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by the Borrower's or such Subsidiary Guarantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together, in respect of any such Pledged Collateral, with a Pledge and Security Agreement, duly executed by (a) the Borrower, substantially in the form of Exhibit D-1, and (b) each Subsidiary Guarantor, substantially in the form of Exhibit D-2 or such other documentation acceptable to the Administrative Agent and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Borrower or any Subsidiary Guarantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  (b)      PAYMENT OF DIVIDENDS AND DISTRIBUTIONS.

                  Except as provided in Section 10, the Borrower or the applicable Subsidiary Guarantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the



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

         recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by the Borrower or such Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of the Borrower of such Subsidiary Guarantor, as additional security for the Obligations.

                  (c)      VOTING RIGHTS.

                           Except as provided in Section 10, the Borrower or the applicable Subsidiary Guarantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by the Borrower or such Subsidiary Guarantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

                  (d)      CONTROL OF INVESTMENT PROPERTY.

                  Neither the Borrower nor any Subsidiary Guarantor shall grant Control over any Investment Property to any Person other than the Administrative Agent.

                  (e)      CONSENT TO PLEDGE OF PLEDGED COLLATERAL.

                  In the case of the Borrower or each Subsidiary Guarantor which is an issuer of Pledged Collateral, the Borrower or such Subsidiary Guarantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of the Borrower or each Subsidiary Guarantor which is a partner in a Partnership, the Borrower or such Subsidiary Guarantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by the Borrower or each other Subsidiary Guarantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and, upon the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section 15.1 hereof, to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of the Borrower or each Subsidiary Guarantor which is a member of an LLC, the Borrower or such Subsidiary Guarantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by the Borrower or each other Subsidiary Guarantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and, upon the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section 15.1 hereof, to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.


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

                  (f)      AMENDMENTS.

                  None of the Borrower or any Subsidiary Guarantor will agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by the Borrower or such Subsidiary Guarantor hereunder, including electing to treat the membership interest or partnership interest of the Borrower or such Subsidiary Guarantor as a security under Section 8-103 of the UCC.

         6.13     CONTROL ACCOUNTS.

                  Neither the Borrower nor any Subsidiary Guarantor shall maintain any Securities Account or Commodity Account that is not a Control Account.

         6.14     MAINTENANCE OF INSURANCE WITH RESPECT TO COLLATERAL.

                  The Borrower and each of the Subsidiary Guarantors will maintain with financially sound and reputable companies, insurance policies: (a) insuring the Equipment, the Inventory, and all equipment subject to any lease, against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses, (b) insuring the Borrower and such Subsidiary Guarantor against liability for personal injury and property damage relating to such Equipment, Inventory and equipment covered by any equipment lease, such policies to be in such form and in such amounts and coverage as may be reasonably satisfactory to the Administrative Agent (but in any event be upon such terms as are usual for companies engaged in the same or similar businesses as the Borrower), with losses payable to the Borrower or such Subsidiary Guarantor, as the case may be, and the Administrative Agent as their respective interests may appear and subject to Section 2.9(d)(i) of this Agreement and (c) naming the Administrative Agent as additional insured and loss payee with respect to such insurance. All insurance with respect to the Equipment and Inventory shall (i) provide that no cancellation, reduction in amount, change in coverage or expiration thereof shall be effective until at least thirty (30) days after written notice to the Administrative Agent thereof, and (ii) be reasonably satisfactory in all respects to the Administrative Agent (but in any event be upon such terms as are usual for companies engaged in the same or similar businesses as the Borrower).

         6.15     TRANSFER OF ACCOUNTS FROM OLYMPIC STEEL RECEIVABLES L.L.C.

                  Not later than Six (6) Business Days after the Closing Date, Olympic Steel Receivables LLC shall transfer to each of the Borrower, Olympic Steel Minneapolis, Inc. and Olympic Steel Lafayette, Inc. the outstanding balance of its Accounts previously acquired from the Borrower, Olympic Steel Minneapolis, Inc. and Olympic Steel Lafayette, Inc.; such re-conveyance of title to the Accounts to be in accordance with the Re-conveyancing Agreement.

SECTION 7         GENERAL REPRESENTATIONS AND WARRANTIES.

                  So long as any of the Secured Obligations hereunder remain outstanding, or any LC Exposure hereunder remains outstanding, or the Lenders or Designated Letter of Credit Issuer have any Commitment hereunder, the Borrower and each Subsidiary Guarantor represent and warrant to the Administrative Agent, the Lenders, the Designated Letter of Credit Issuer and the Designated Hedge Creditor as follows:


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

         7.1      EXISTENCE.

                  The Disclosure Schedule sets forth a list of the Borrower and all of its Subsidiaries, including a list of all locations of operations of the Borrower and its Subsidiaries and locations of tangible real and personal property of the Borrower and its Subsidiaries. The Borrower, and each Subsidiary thereof, is duly organized, validly existing and in good standing under the laws of their respective states of incorporation. Neither the Borrower nor any of the Subsidiary Guarantors has any Subsidiaries other than as listed in the Disclosure Schedule. The Borrower and each Subsidiary thereof are duly qualified or licensed to transact business in their respective jurisdictions of organization and in each additional jurisdiction where such qualification or licensure is necessary, except where failure to do so will not have a Material Adverse Effect.

         7.2      AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or each Subsidiary Guarantor is a party: (a) are within the Borrower's or such Subsidiary Guarantor's corporate powers, (b) have been duly authorized, and are not in contravention of Law or the terms of the Borrower's or such Subsidiary Guarantor's Charter Documents or, except as set forth on the Disclosure Schedule thereto, of any indenture or other document or instrument evidencing borrowed money or any other agreement or undertaking to which the Borrower or such Subsidiary Guarantor is a party or by which it or its property is bound.

         7.3      ENFORCEABILITY.

                  This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower or each Subsidiary Guarantor which is a party thereto, enforceable against the Borrower or such Subsidiary Guarantor in accordance with the terms thereof, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         7.4      LITIGATION; PROCEEDINGS.

                  As of the Closing Date, except as set forth in the Disclosure Schedule, there are no actions, suits, investigations or proceedings, and no orders, writs, injunctions, judgments or decrees, now pending, existing or, to the knowledge of the Borrower or any of the Subsidiary Guarantors, threatened against any of the Borrower or any of its Subsidiaries affecting any property of the Borrower, any Subsidiary thereof, this Agreement or any other Loan Document, whether at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators. There is no action, suit, investigation, proceeding, order, writ, injunction, or decree against the Borrower or any Subsidiary thereof that, if adversely determined, when taken singly or with all other actions, suits, investigations, proceedings, orders, writs, injunctions or decrees currently pending, could reasonably be expected to result in a Material Adverse Effect.

         7.5      TAXES.

                  The Borrower and each of the Subsidiaries thereof have filed all federal, state and local tax returns which are required to be filed by any of them, and, except to the extent permitted by Section 8.2(i) of this Agreement, have paid all taxes and assessments due as shown on such returns, including interest, penalties and fees.


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

         7.6      TITLE.

                  The Borrower, and each of the Subsidiaries thereof, have good title to all personal property assets reflected in, and good and marketable title to all real property assets reflected in, the financial statements referred to in Section 7.13 of this Agreement (other than the Third Party Intellectual Property) and in the consolidated financial statements delivered from time to time pursuant to Section 8.1 of this Agreement. All such assets are free of all Liens other than those in favor of the Administrative Agent and those otherwise disclosed in the Disclosure Schedule or permitted by Section 8.3(d) of this Agreement or the other Loan Documents.

         7.7      CONSENTS; APPROVALS.

                  Except as set forth on the Disclosure Schedule, no action, consent or approval of, registration or filing with or any other action by any governmental authority or other Person is or will be required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except such as have been made or obtained and are in full force and effect and except for the filings required to create or perfect the Liens in favor of the Administrative Agent that are contemplated hereby and by the other Loan Documents. Except as set forth in the Disclosure Schedule (and expressly consented to by the Administrative Agent and the Lenders), to the extent the terms of any material General Intangible (including any Material License Agreement) contain a legally effective prohibition against assignment (including constructive assignment by reason of a sale of control or the granting of a security interest), a consent permitting assignment shall have been obtained by the Borrower and each Subsidiary Guarantor in connection with the Loan Documents to overcome such prohibition.

         7.8      LAWFUL OPERATIONS.

                  The operations of the Borrower and each of the Subsidiaries thereof are in compliance with applicable requirements imposed by Law, including without limitation, occupational safety and health laws, and zoning ordinances, except to the extent any such noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result in a Material Adverse Effect.

         7.9      ENVIRONMENTAL COMPLIANCE.

                  Each parcel of real property in which the Borrower or any Subsidiary thereof has a real property interest (whether as fee owner, operator, lessor (directly or indirectly), lessee (directly or indirectly), mortgagee or otherwise) (collectively, "Properties") is in compliance with Environmental Laws except for any noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect and has not otherwise resulted, and could not reasonably be expected to result, in liabilities or claims against the Borrower or any Subsidiary thereof in an amount exceeding One Million Dollars ($1,000,000). With respect to each of the Properties, (a) there is no pending or, to the knowledge of the Borrower or the Subsidiary Guarantor, threatened Environmental Claim against the Borrower or any Subsidiaries thereof, or any other environmental condition with respect to any Property which Environmental Claim or condition, when taken singly or with all other such Environmental Claims or conditions, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect and has not otherwise resulted, and could not reasonably be expected to result, in liabilities or claims against the Borrower or any Subsidiary thereof in an amount exceeding One Million Dollars ($1,000,000) and (b) the Borrower and the Subsidiaries thereof are in compliance with all Environmental Permits, except to the extent any such noncompliance, when taken singly or together with all other instances of such noncompliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect and has not otherwise resulted, and could not reasonably be expected to result, in liabilities or claims against the Borrower or any Subsidiary thereof in an amount exceeding One Million Dollars ($1,000,000). Except as disclosed on the Disclosure Schedule, no Property is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up. Except as disclosed on the Disclosure Schedule, to the best knowledge of the Borrower, neither the Borrower nor any Subsidiary thereof has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of any federal, state or local enforcement actions or other investigations which could reasonably be expected to lead to claims against the Borrower or any Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA. Except as disclosed in the Disclosure Schedule (including any items specified in environmental assessment reports (prepared by GaiaTech, Inc. and furnished to the Administrative Agent) to the extent specifically referenced in the Disclosure Schedule), (X) neither the Borrower nor the Subsidiary Guarantors are aware: (i) of any underground storage tanks, active or abandoned, including petroleum storage tanks, landfills, lagoons, surface impoundments, disposal areas or disposal ponds on or under any Property that are in violation of any applicable Environmental Law, (ii) of any polychlorinated biphenyls or friable asbestos present at any Property in violation of any applicable Environmental Law, or (iii) of any prior use of any Property by any Persons that constitutes a violation of any Environmental Laws or has resulted in a release of Hazardous Materials into the environment such as would give rise to a cleanup obligation or other Environmental Claim, and (Y) no Hazardous Materials have been (i) released or disposed of on any such Property or, to the best knowledge of the Borrower or the Subsidiary Guarantors, on any property adjoining any such Property, except in compliance with applicable Environmental Laws, or (ii) generated, manufactured, stored, treated, transported or disposed of on or from any such Property; PROVIDED, HOWEVER, that, in any event, whether or not disclosed in the Disclosure Schedule or known by the Borrower or such Subsidiary Guarantors, any such environmental property conditions, materials, prior use, or Hazardous Material non-compliant release or disposal, or Hazardous Material generation, manufacture, storage, treatment, or transportation, when taken singly or together with all other such matters, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect and has not resulted, and could not reasonably be expected to result, in liabilities or claims against the Borrower or any Subsidiaries in an amount exceeding One Million Dollars ($1,000,000).

         7.10     ENVIRONMENTAL LAWS AND PERMITS.

                  Without limiting the representations made in Section 7.9 above, to the best knowledge of the Borrower or the Subsidiary Guarantors, there are no circumstances with respect to any Property or the operations of the Borrower or any Subsidiaries thereof that could reasonably be expected to: (i) form the basis of an Environmental Claim against any or all of the Borrower or any Subsidiaries thereof which would constitute a violation of Section 8.2(e) hereof, or (ii) cause any Property owned, leased or funded by the Borrower or any Subsidiaries thereof to be subject to any material restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

         7.11     ERISA.

                  The Disclosure Schedule sets forth a list of all of the Employee Benefit Plans of the Borrower, all Subsidiaries thereof, and each ERISA Affiliate thereof as of the Closing Date. Each Employee Benefit Plan of the Borrower and all Subsidiaries thereof which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provision of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect. No Accumulated Funding Deficiency


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

exists in respect of any Employee Benefit Plan that is subject to Code Section 412 and no Reportable Event has occurred in respect of any Employee Benefit Plan that is subject to Title IV of ERISA which is continuing and which, in the case of such Accumulated Funding Deficiency or Reportable Event, when taken singly or with all other such Reportable Events or Accumulated Funding Deficiencies, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against the Borrower or any Subsidiaries thereof in an amount exceeding Five Hundred Thousand Dollars ($500,000). No "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), have occurred which, when taken singly or with all other such "prohibited transactions," has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against the Borrower or any Subsidiaries thereof in an amount exceeding Five Hundred Thousand Dollars ($500,000). Neither the Borrower, nor any of the Subsidiaries thereof, nor any ERISA Affiliate thereof, has: (i) had an obligation to contribute to any Multiemployer Plan except as disclosed in the Disclosure Schedule or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which withdrawal liability, when taken singly or with all other such withdrawal liabilities, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against any or all of the Borrower or any Subsidiaries thereof in an amount exceeding Five Hundred Thousand Dollars ($500,000).

         7.12     AGREEMENTS; ADVERSE OBLIGATIONS; LABOR DISPUTES.

                  The Disclosure Schedule sets forth a list of all Material Business Agreements of the Borrower and the Subsidiaries thereof as of the Closing Date. As of the Closing Date, the Material Business Agreements of the Borrower and such Subsidiaries are in full force and effect and have not been revoked or otherwise modified since the execution thereof, except as disclosed on the Disclosure Schedule. The Borrower and such Subsidiaries thereof are in material compliance with the terms of the Material Business Agreements. Neither the Borrower, nor any Subsidiaries thereof, is subject to any contract, agreement, or corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower, nor any of the Subsidiaries thereof, is a party to any labor dispute (including any strike, slowdown, walkout or other concerted interruptions by its employees, but excluding grievance disputes) which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. There are no material strikes, slow downs, walkouts or other concerted interruptions of operations by employees of any of the Borrower or any of the Subsidiaries thereof whether or not relating to any labor contracts.

         7.13     FINANCIAL STATEMENTS; PROJECTIONS.

                  (a)      FINANCIAL STATEMENTS.

                           The Borrower has furnished to the Administrative Agent complete and correct copies of (i) the audited balance sheets of the Borrower and its consolidated Subsidiaries for the Fiscal Year ending December 31, 2000, and the related statements of income, shareholder's equity, and cash flows, and, as applicable, changes in financial position or cash flows for such Fiscal Year, and the notes to such financial statements, reported upon by Arthur Andersen, L.L.P., certified public accountants, and (ii) the internal unaudited balance sheets of the Borrower and its consolidated Subsidiaries for the Fiscal Month ending May 31, 2001, and the related statements of income, shareholder's equity, and cash flows for the five months ended May 31, 2001, certified by an executive officer of the Borrower. All such financial statements: (a) have been prepared in accordance with GAAP, applied on a consistent basis (except as stated therein), with the Borrower's financial statements from prior Fiscal Years and (b) fairly


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

         present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as of the respective dates thereof and the results of operations for the respective fiscal periods then ending, subject in the case of any such financial statements which are unaudited, to the absence of any notes to such financial statement and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Effect. Neither the Borrower nor any Subsidiary thereof has experienced a Material Adverse Effect since the December 31, 2000 financial statements, nor has there been any material change in the Borrower's or any of its Subsidiaries accounting procedures used therein. The Borrower and its consolidated Subsidiaries did not as of December 31, 2000, and will not as of the Closing Date, after giving effect to the Loans made on the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in such financial statements or the notes thereto in accordance with GAAP or, to the extent not required to be reflected by GAAP, are disclosed in the Disclosure Schedule and which reflected or disclosed matters in any such case will not be material in relation to the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its consolidated Subsidiaries considered on a consolidated basis.

                  (b)      FINANCIAL PROJECTIONS.

                           The Borrower has delivered to the Administrative Agent prior to the execution and delivery of this Agreement a copy of financial and business projections for the Borrower and its consolidated Subsidiaries (including balance sheet, income and cash flow and other forecasts) prepared by the Borrower (the "Financial Projections") with respect to the Borrower and its Subsidiaries for the fiscal years therein covered. Such Financial Projections for the Borrower and its Subsidiaries submitted to the Administrative Agent were prepared in good faith and were based upon assumptions which the Borrower believed to be reasonable (as of the dates the Financial Projections were prepared). No facts are known to the executive officers and management of the Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the projected assets, liabilities, results of operations, or cash flows reflected therein.

         7.14     INTELLECTUAL PROPERTY.

                  The Borrower and each of the Subsidiaries thereof owns or has the legal and valid right to use all Intellectual Property necessary for the operation of its business as presently conducted, free from any Lien not permitted under Section 8.3(d) hereof and free of any restrictions which could reasonably be expected to have a Materially Adverse Effect on the operation of its business as presently conducted. Except as set forth in the Disclosure Schedule, neither the Borrower nor any of the Subsidiaries thereof: (a) owns any Intellectual Property, (b) licenses any Intellectual Property (whether as licensor or licensee), or (c) is a party to any Material License Agreement with respect to Intellectual Property.

         7.15     STRUCTURE; CAPITALIZATION.

                  The Borrower is the record and beneficial owner of all issued and outstanding common shares of Olympic Steel Minneapolis, Inc., Olympic Steel Lafayette, Inc., Olympia International, Inc. and Oly Steel Welding, Inc. and (b) Olympic Steel Minneapolis, Inc. is the record and beneficial owner of all issued and outstanding common shares of Olympic Steel Iowa, Inc. The authorized and issued capital stock of the Borrower is as follows: 20,000,000 shares of common stock of which 9,631,000 shares of such common stock are issued and outstanding and

5,000,000 shares of preferred stock, none of which are issued and outstanding. The authorized and issued capital stock of Olympic Steel, Lafayette, Inc. is as follows: 850 shares of common stock of which 100 shares of such common stock are issued and outstanding. The authorized and issued capital stock of Olympic Steel, Minneapolis, Inc. is as follows: 100 shares of common stock of which 100 shares of such common stock are issued and outstanding. The authorized and issued capital stock of Olympic Steel, Iowa, Inc. is as follows: 100 shares of common stock of which 100 shares of such common stock are issued and outstanding. The authorized and issued capital stock of Oly Steel Welding, Inc. is as follows: 60,000 shares of common stock of which 100 shares of such common stock are issued and outstanding. There are no options, warrants or other rights to acquire any of the capital stock of the Borrower or any of the Subsidiary Guarantors. The Borrower and the Subsidiary Guarantors have and will continue to have a Fiscal Year end on the last day of December in each calendar year.

         7.16     INSURANCE.

                  The insurance policies maintained by the Borrower and each Subsidiary thereof as of the Closing Date comply with the requirements of
Section 6.14 of this Agreement. As of the Closing Date, the Borrower has delivered or caused to be delivered to the Administrative Agent certificates, in form and substance satisfactory to the Administrative Agent, in its sole discretion, reflecting the Borrower's and its Subsidiaries' insurance coverage required under this Agreement.

         7.17     VALUE; SOLVENCY.

                  The Borrower and each Subsidiary Guarantor have received fair consideration and reasonably equivalent value for the obligations and liabilities it has incurred to the Lenders hereunder. After giving effect to the transactions contemplated hereby, the Borrower and each Subsidiary Guarantor is Solvent.

         7.18     INVESTMENT COMPANY ACT STATUS.

                  Neither the Borrower nor any Subsidiary thereof is an "investment company", or an "affiliated person" of, or a "promoter" or "principal underwriter" for an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80(a)(1), et seq.).

         7.19     REGULATION U/REGULATION X COMPLIANCE.

                  Neither the Borrower nor any Subsidiaries thereof owns any "margin stock", as that term is defined in Regulation U and Regulation X of the Board of Governors of the Federal Reserve System ("Margin Stock"). The proceeds of Loans made to the Borrower pursuant to this Agreement will be used only for the purposes contemplated by Section 8.2(g) hereof. No part of the proceeds of Loans made to any of the Borrower pursuant to this Agreement will be used, directly or indirectly, to purchase or carry any Margin Stock (as defined above) or for a purpose which violates any applicable law, rule, or regulation including, without limitation, the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System, as amended.

         7.20     FULL DISCLOSURE.

                  None of the written information, exhibits or reports furnished by the Borrower to the Administrative Agent or the Lenders omit to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which


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such information was provided. All information supplied by the Borrower to the
Administrative Agent and the Lenders is complete and accurate in all material respects.

SECTION 8        COVENANTS OF THE BORROWER.

         So long as any of the Secured Obligations hereunder remain outstanding, or any LC Exposure hereunder remains outstanding, or the Lenders or Designated Letter of Credit Issuer have any Commitment hereunder, the Borrower will comply, and will cause each of the Subsidiaries thereof to comply, with the following provisions:

         8.1      REPORTING AND NOTICE COVENANTS.

                  (a)      MONTHLY FINANCIAL STATEMENTS.

                           The Borrower shall furnish to the Administrative Agent and each Lender, as soon as practicable and in any event within twenty (20) days after the end of each Fiscal Month of the Borrower and its Subsidiaries internal unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of that Fiscal Month and the related statements of income, shareholder's equity and cash flow for such Fiscal Month each prepared on a comparative basis with the comparable period during the prior year and in accordance with GAAP, all in reasonable detail and certified, subject to normal year-end audit adjustments, by a Responsible Officer of the Borrower.

                  (b)      QUARTERLY FINANCIAL STATEMENTS.

                           The Borrower shall furnish to the Administrative Agent and each Lender, as soon as practicable and in any event within forty five (45) days after the end of each Fiscal Quarter of the Borrower and its Subsidiaries unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of that Fiscal Quarter and the related statements of income, shareholder's equity and cash flow for such Fiscal Quarter each prepared on an comparative basis with the comparable period during the prior year and in accordance with GAAP, all in reasonable detail and certified, subject to normal year-end audit adjustments, by a Responsible Officer of the Borrower; PROVIDED that such requirement for the furnishing of such annual financial statements may be fulfilled by the furnishing the quarterly report of the Borrower on Form 10-Q which includes such financial statements, as filed with the Securities and Exchange Commission, for the applicable Fiscal Quarter.

                  (c)      ANNUAL FINANCIAL STATEMENTS.

                           The Borrower shall furnish to the Administrative Agent and each of the Lenders, as soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower and its consolidated Subsidiaries, a complete copy of the annual audit report of the Borrower and its consolidated Subsidiaries (including, without limitation, all consolidated financial statements of the Borrower and notes thereto) for that Fiscal Year: (i) prepared on a comparative basis with the prior year and in accordance with GAAP,
         (ii) audited and certified (without qualification as to GAAP), by Arthur Andersen LLP or other independent public accountants of recognized national standing selected by the Borrower and acceptable to the Required Lenders, and (iii) accompanied by the accountants' management report and any management letters relating thereto, if any, and an opinion of such accountants, which opinion shall be unqualified and shall (A) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year and the consolidated results of their operations and cash flows for such Fiscal Year in conformity with generally accepted accounting principles, and (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization); PROVIDED that such requirement for the furnishing of such annual financial statements may be fulfilled by the furnishing the annual report of the Borrower on Form 10-K which includes such financial statements, as filed with the Securities and Exchange Commission, for the applicable Fiscal Year;

                  (d)      OFFICER'S CERTIFICATE.

                           The Borrower shall furnish to the Administrative Agent and each Lender:

                           (i) concurrently with the financial statements
                  delivered in connection with Sections 8.1(a), 8.1(b) and 8.1(c) above, a certificate of a Responsible Officer of the Borrower, in his or her capacity as a Responsible Officer, setting forth the computations necessary to determine whether the Borrower and its consolidated Subsidiaries are in compliance with Section 8.4 of this Agreement and certifying that: (A) those financial statements fairly present in all material respects the financial condition and results of operations of the Borrower, subject in the case of interim financial statements, to routine year-end audit adjustments and (B) no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the Borrower's intentions in respect thereof, and

                           (ii) on a weekly basis, a certificate reflecting the
                  calculation of the Borrower's and the Subsidiary Guarantors' Eligible Accounts and Eligible Inventory (the calculation of Eligible Inventory reflecting the then most recent month end balance pursuant to Section 4.8 hereof), satisfactory to the Administrative Agent and substantially in the form attached hereto as EXHIBIT H-1 (each a "Borrowing Base Certificate");PROVIDED, HOWEVER, that, should the Excess Availability of the Borrower be less than $15,000,000 at any time, THEN from and after the date of such occurrence the Borrowing Base Certificate shall be furnished to the Administrative Agent on a daily basis until such time as the Excess Availability of the Borrower has been equal to or in excess of $15,000,000 for sixty (60) consecutive days at which time the Borrower will be required to furnish such Borrowing Base Certificate on a weekly basis, and

                           (iii) a certificate as to Inventory when and as
                  required by Section 4.8 hereof, satisfactory to the Administrative Agent and substantially in the form attached hereto as EXHIBIT H-2 (each a "Inventory Certificate"), and

                           (iv) a certificate as to accounts payable when and as
                  required by Section 2.12(b)(i) hereof, satisfactory to the Administrative Agent and substantially in the form attached hereto as EXHIBIT H-3 (each a "Accounts Payable Certificate").

                  (e)      COMPANY REPORTS.

                           The Borrower shall deliver, or shall cause its Subsidiaries to deliver, as applicable, to the Administrative Agent and each Lender, no later than the date of the


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

         sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower sends to its stockholders generally, and copies of all regular, periodic and special reports on Form 10-K, 10-Q or 8-K (or successor forms), and all registration statements on Form S-1, S-2 or S-3 (or successor forms), and amendments thereto, that the Borrower or any Subsidiary of the Borrower files with the Securities and Exchange Commission (or any foreign national or provincial securities commission) or any governmental authority that may be substituted therefor, or with any national securities exchange;

                  (f)      MONTHLY PROJECTIONS.

                           On or before the beginning of each Fiscal Year of the Borrower, the Borrower shall furnish to the Administrative Agent and each Lender projected monthly consolidated balance sheets, income statements, and cash flow statements for, at a minimum, such Fiscal Year and the next succeeding Fiscal Year.

                  (g)      OTHER INFORMATION.

                           The Borrower shall furnish to the Administrative Agent and each Lender, promptly upon the Administrative Agent's written request, such other information about the financial condition, properties and operations of the Borrower and the Subsidiaries thereof and any of their Employee Benefit Plans as the Administrative Agent or any Lender may from time to time reasonably request.

                  (h)      NOTICES.

                           The Borrower will cause the Responsible Officer of the Borrower, to give the Administrative Agent and each Lender prompt written notice whenever (and in any event within ten (10) Business Days after): (i) the Borrower or any Subsidiaries thereof receives notice from any court, agency or other governmental authority of any alleged non-compliance with any Law or order which would reasonably be expected to have or result in, if such noncompliance is found to exist, a Material Adverse Effect, (ii) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any default by the Borrower or the Subsidiaries thereof in the payment of any tax material in amount or shall threaten or make any assessment in respect thereof which, if resulting in a determination adverse to the Borrower, would reasonably be expected to have or result in a Material Adverse Effect, (iii) any litigation or proceeding shall be brought against the Borrower or the Subsidiaries thereof before any court or administrative agency which would, if successfully brought, reasonably be expected to have or result in a Material Adverse Effect, (iv) any material adverse change or development in connection with any such litigation proceeding, or (v) such Responsible Officer reasonably believes that any Potential Default or Event of Default has occurred or that any other representation or warranty made herein shall for any reason have ceased to be true and complete in any material respect.

                  (i)      NOTICE OF DEFAULT UNDER ERISA.

                           If the Borrower shall receive notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Employee Benefit Plan, the Borrower shall notify the Administrative Agent and each Lender of the occurrence of such Default under ERISA, within ten (10) Business Days after receiving such notice or obtaining such knowledge (the disclosures contained in the Disclosure Schedule being such notice of each Default under ERISA disclosed therein to the extent of the disclosure therein) and shall:
         (i) so long as the Default under ERISA has not been corrected to the satisfaction of, or waived in writing by the party giving notice, the Borrower shall thereafter treat as a current liability (if not otherwise so treated) all liability of the Borrower or the Subsidiaries thereof that would arise by reason of the termination of or withdrawal from such Employee Benefit Plan if such plan was then terminated, and (ii) within forty-five (45) days of the receipt of such notice or obtaining such knowledge, furnish to the Administrative Agent and each Lender a current consolidated balance sheet of the Borrower with the amount of the current liability referred to above.

                  (j)      ENVIRONMENTAL REPORTING.

                           The Borrower shall promptly deliver to the Administrative Agent and each Lender, and in any event within fifteen
         (15) Business Days after receipt or transmittal by the Borrower or the Subsidiaries thereof, as the case may be, copies of all material communications with any government or governmental agency relating to Environmental Laws and all material communications with any other Person relating to Environmental Claims brought against such Person which could, in either case, if successfully brought against the Borrower or such Subsidiaries, reasonably be expected to result in a Material Adverse Effect.

                  (k)      MULTIEMPLOYER PLAN WITHDRAWAL LIABILITY.

                           The Borrower shall (i) once in each calendar year beginning in 2001, request a current statement of withdrawal liability from each Multiemployer Plan to which any of the Borrower or any ERISA Affiliate is or has been obligated to contribute during such year and
         (ii) within fifteen (15) days after the Borrower receives such current statement, transmit a copy of such statement to the Administrative Agent and each Lender.

         8.2      AFFIRMATIVE COVENANTS.

                  (a)      CORPORATE EXISTENCE.

                           The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence, rights and franchises, except as permitted under Section 8.3(a), maintain its good standing in the jurisdiction of its incorporation, and qualify as a foreign corporation in each jurisdiction where failure to qualify could reasonably be expected to result in a Material Adverse Effect.

                  (b)      FINANCIAL RECORDS.

                           The Borrower shall maintain at all times, true and complete financial records with respect to the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities as required under GAAP.

                  (c)      FINANCIAL EXAMINATIONS AND REVIEW.

                           The Borrower shall, at the Borrower's expense, upon reasonable prior written notice from the Administrative Agent or any Lender to the Borrower permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent or such Lender, as the case may be, during normal business hours in the presence of an officer of the
         Borrower: (i) to examine, with the guidance and supervision of the Borrower, the

         Borrower's financial records and to make copies of and extracts from such records and (ii) to consult with the Borrower's and Subsidiaries' officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of the Borrower's and Subsidiaries' financial condition, each of which parties is hereby authorized by the Borrower to make such information available to the Administrative Agent or such Lender, as the case may be, to the same extent that it would to the Borrower; PROVIDED, HOWEVER, that subject to the following proviso, the aggregate number of such examinations shall not exceed four (4) in any calendar year and shall not include any audit of collateral which is provided for in Section 4.6 of this Agreement; PROVIDED, further, HOWEVER, that during any period commencing upon the occurrence of an Event of Default and continuing for one year after the waiver (if any), in accordance with Section 15.1, of such Event of Default, the Administrative Agent and the Lenders may exercise such access and other rights at any time the Administrative Agent or any Lender deems such action reasonably necessary or desirable.

                  (d)      COMPLIANCE WITH LAW.

                           The Borrower will comply, and will cause each of its Subsidiaries to comply, in all respects with all applicable provisions of all Laws (whether statutory, administrative, judicial or other and whether federal, state or local and excluding Environmental Laws to the extent addressed in Section 8.2(e) of this Agreement) and every lawful governmental order; PROVIDED, HOWEVER, that any alleged noncompliance shall not be deemed to be a violation of this Section 8.2(d) so long as: (i) such noncompliance by the Borrower or such Subsidiaries has not resulted or would not reasonably be expected to result in a Material Adverse Effect and (ii) either (A) appropriate corrective measures are commenced within thirty (30) days after the non-compliance becomes apparent or is alleged, and thereafter are being diligently pursued to the satisfaction of the court, agency or other governmental authority in question or (B) the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay, during the pendency of such proceedings, the enforcement thereof, the Borrower or such Subsidiary has established appropriate reserves and taken such other appropriate measures as may be required GAAP.

                  (e)      COMPLIANCE WITH ENVIRONMENTAL LAWS.

                           The Borrower will use and operate its facilities and properties, and cause each of its Subsidiaries to use and operate its respective facilities and properties, in such a manner that no remedial or similar obligation shall arise under any Environmental Law, including any clean-up obligations, which when taken singly or with all other such obligations, has resulted or could reasonably be expected to result in a Material Adverse Effect or has otherwise resulted or could reasonably be expected to result in liabilities or claims against any or all of the Borrower in an amount exceeding One Million Dollars ($1,000,000); PROVIDED, HOWEVER, that, if any Environmental Claim (even if such claim will not have a Material Adverse Effect or exceed the liability limitations set forth above) is made or any such remedial or similar obligation (even if such remedial or similar obligation would not have a Material Adverse Effect or exceed the liability limitations set forth above) arises, the Borrower and the Subsidiaries thereof shall, at its own cost and expense, timely satisfy such claim or remedial or similar obligation, PROVIDED, HOWEVER, that no such claim or remedial or similar obligation need be satisfied if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if appropriate reserves or other appropriate provision, if any, as shall be required by GAAP have been made on the books of the Borrower or the Subsidiaries thereof, as the case may be. The Borrower will keep, and will cause each of its Subsidiaries to keep, all necessary Environmental Permits in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except to the extent that any such lack of effectiveness or non-compliance, when taken singly or with all other instances lack of effectiveness or non-compliance, has not resulted and could not reasonably be expected to result in a Material Adverse Effect or has otherwise resulted or liabilities or claims against the Borrower or any Subsidiary thereof in an amount exceeding One Million Dollars ($1,000,000). Neither the Borrower shall suffer to exist, and shall not permit any of its Subsidiaries to suffer to exist, an environmental condition which, when taken singly or with all other such conditions, has resulted or could reasonably be expected to result in a Material Adverse Effect or has otherwise resulted or could reasonably be expected to result in liabilities or claims against the Borrower or any Subsidiary thereof in an amount exceeding One Million Dollars ($1,000,000). The Borrower shall not suffer or permit the aggregate of all liabilities or claims against the Borrower or any Subsidiaries thereof for any noncompliance with Environmental Laws, Environmental Claim, environmental condition, remedial or similar obligations under Environmental Laws, or lack of effectiveness of Environmental Permits referenced in this Section and Section 7.9 hereof, which, when taken singly or together with all other such noncompliance, Environmental Claims, environmental conditions, remedial or similar obligations, and lack of effectiveness, has resulted or could reasonably be expected to result in a Material Adverse Effect or has resulted or could reasonably be expected to result in liabilities or claims against the Borrower or any Subsidiaries thereof in an amount exceeding One Million Dollars ($1,000,000).

                  (f)      PROPERTIES.

                           Subject to Sections 6.5 and 8.3(a) of this Agreement, the Borrower shall maintain, in all material respects, and shall cause each of its Subsidiaries to maintain, in all material respects, all assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted, and shall refrain, and shall cause each of its Subsidiaries to refrain, from wasting or destroying any such assets or any part thereof.

                  (g)      USE OF PROCEEDS.

                           The proceeds of the Loans shall be used: (i) to refinance the Existing Bank Indebtedness, (ii) refinance the Existing TARN Indebtedness, (iii) to finance the purchase by the Borrower of the outstanding balance of Accounts previously sold to Olympic Steel Receivables L.L.C., (iv) to fund the payment of all transaction costs and expenses in connection with the transactions contemplated hereby,
         (v) to fund permitted Intercompany Loans by the Borrower, (vi) to incorporate Existing Letters of Credit as Letters of Credit hereunder and (vii) to fund working capital and other general corporate purposes of the Borrower.

                  (h)      COMPLIANCE WITH TERMS OF ALL MATERIAL CONTRACTS.

                           The Borrower shall perform and observe, and shall cause each of its Subsidiaries to perform and observe, all the material terms and provisions of each of the Material Business Agreements and the Material License Agreements to which it is a party except those which are subject to a good faith dispute provided such dispute shall not reasonably be expected to result in a Material Adverse Effect. The Borrower shall maintain each such Material Business Agreement and Material License Agreement in full force and effect, and enforce, to the extent that the Borrower or such Subsidiary, in its reasonable judgment, determines to be appropriate, each such Material Business Agreement and Material License Agreement in accordance with its terms.

                  (i)      TAXES.

                           The Borrower shall pay in full, and shall cause each of its Subsidiaries to pay in full, prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims therefor which, if unpaid, could reasonably be expected to result in a Lien upon its property; PROVIDED, HOWEVER, that no such tax, assessment, charge or levy need be paid so long as and to the extent that: (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or
         (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes) and (ii) appropriate reserves, as required by GAAP, are made on the books of the Borrower and its Subsidiaries, as applicable.

                  (j)      INSURANCE.

                           The Borrower shall, on the Closing Date and within five (5) Business Days of the request by the Administrative Agent thereafter, provide evidence satisfactory to the Administrative Agent that the Borrower has personal and real property, casualty, liability, business interruption and product liability insurance as required by
         Section 6.14 hereof, with the Administrative Agent listed as loss payee and additional insured (as applicable).

                  (k)      LICENSE TO THIRD PARTIES AND SUBSIDIARIES.

                           Except as disclosed in the Disclosure Schedule, neither the Borrower nor any Subsidiaries thereof has any existing license agreement as licensor with respect to Intellectual Property of the Borrower or such Subsidiaries that does not provide, and neither the Borrower nor such Subsidiary will execute any license agreement as licensor with any Person (including, without limitation, any Subsidiary of the Borrower) with respect to any such Intellectual Property that does not provide that (i) upon an Event of Default and the acceleration of the Obligations, such license agreement shall, upon the written request of the Administrative Agent, terminate and (ii) such agreement may only be amended as to material terms thereof with the express written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed.

                  (l) CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY AND STOCK PLEDGE.

                           If, at any time after the date hereof: (a) the Borrower creates or acquires any Material Subsidiary or (b) any Subsidiary of the Borrower that is not a party to this Agreement as a Subsidiary Guarantor is or becomes a Material Subsidiary, THEN the Borrower shall (x) notify the Administrative Agent promptly in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this Section, and (y) cause such Material Subsidiary to execute and deliver to the Administrative Agent for the benefit of the Lenders, within thirty (30) days after the occurrence of such event (A) a joinder supplement, in form and substance satisfactory to the Administrative Agent and the Required Lenders, to this Agreement pursuant to which such Material Subsidiary joins in this Agreement as a Subsidiary Guarantor hereunder and (B) such evidence of the authority of such Material Subsidiary to execute and deliver such documents as the Administrative Agent shall reasonably request and (z) cause the Borrower or any applicable Subsidiary thereof to execute a supplement, in form and substance satisfactory to the Administrative Agent and the Required Lenders, to the Subsidiary Pledge Agreement pursuant to which the stock of such Material Subsidiary is pledged to the Administrative Agent to secure the Secured Obligations.

                  (m)      HEDGE AGREEMENTS.

                           The Borrower may enter into Hedge Agreements or replacements therefore in order to provide protection to the Borrower and such Subsidiaries from fluctuations and other changes in interest rates, PROVIDED (i) the notional amount is acceptable to the Administrative Agent, (ii) such arrangements do not expose the Borrower to predominantly speculative risks unrelated to the amount of Indebtedness intended to be subject to coverage on a notional basis under all such Hedge Agreements and (iii) the counterparty for any such Hedge Agreement may only be treated as a Designated Hedge Creditor hereunder to the extent provided in this Agreement.

         8.3      NEGATIVE COVENANTS.

                  (a)      CONSOLIDATION, MERGER, SALE AND PURCHASE OF ASSETS.

                           Neither the Borrower shall, nor permit any Subsidiaries thereof to, (i) merge or consolidate with or into, or enter into any agreement to merge or consolidate with or into, any other Person or otherwise be a party to any merger or consolidation;
         (ii) purchase all or substantially all of the assets and business of another Person; or (iii) except as set forth in the Disclosure Schedule, lease as lessor, sell, sell-leaseback, license or otherwise transfer (whether in one transaction or a series of transactions) any of its assets (whether now owned or hereafter acquired); PROVIDED, HOWEVER, that:

                           (A) the Borrower or any Subsidiary thereof may sell
                  or otherwise dispose of Inventory in the ordinary course of its business; and

                           (B) (x) the Borrower or any Subsidiary thereof may:
                  (x) sell or otherwise dispose of its Equipment that is obsolete, worn out, unnecessary or no longer used or useful in the Borrower's or such Subsidiary Guarantor's business or that is sold or otherwise disposed of in the ordinary course of business, (y) the Borrower may sell its Real Estate and related M&E currently located at the Borrower's Elk Grove, Illinois facility, Winder, Georgia facility, and Chambersburg, Pennsylvania facility and (z) Olympic Steel Iowa, Inc. may sell its slitter currently located at its Bettendorf, Iowa facility, in each such case, so long as the Remittances of Net Cash Proceeds of any such sales of Equipment and M&E shall be applied to the Secured Obligations in accordance with Section
                  5.3 of this Agreement, if applicable; and

                           (C) any Wholly-Owned Subsidiary of the Borrower may
                  merge or consolidate with or into, or dispose of its assets to, the Borrower or any Subsidiary Guarantor (PROVIDED, HOWEVER, that no such merger, consolidation, or disposition may be effected into, with or to Olympic Steel Receivables, LLC or Oly Steel Welding, Inc. (whether such disposal is by means of lease, sale, sale-leaseback, license or another type of transfer).

                  (b)      CREDIT EXTENSIONS; PREPAYMENTS.

                           Neither the Borrower shall, nor permit any Subsidiaries thereof to, (i) make prepayments or advance payments in respect of Indebtedness to others (except to the Administrative Agent for the benefit of the Lenders in accordance with this Agreement) or (ii) loan any money to, assume any Indebtedness of or any other obligation of, or undertake any Guaranty Obligations with respect to the Indebtedness of, any other Person, EXCEPT:

                           (A) the Borrower and its Subsidiaries may endorse
                  checks, drafts, and similar instruments for deposit or collection in the ordinary course of business;

                           (B) so long as no Event of Default has occurred that
                  has not been waived in accordance with Section 15.1 hereof, the Borrower and its Subsidiaries may pay scheduled principal and interest payments of Indebtedness set forth on the Disclosure Schedule pursuant to Section 8.3(c) of this Agreement;

                           (C) the Borrower may make Intercompany Loans to the
                  Subsidiary Guarantors (other than to Oly Steel Welding, Inc. or Olympic Steel Receivables, L.L.C.) for working capital and ordinary corporate purposes consistent with past practices; PROVIDED, HOWEVER, that the resulting Indebtedness of the applicable Subsidiary Guarantor is, in the discretion of the Administrative Agent, either subordinated to the Obligations, pursuant to a subordination agreement in form and substance satisfactory to the Administrative Agent, or assigned to the Administrative Agent as additional Collateral;

                           (D) each Subsidiary Guarantor may make Intercompany
                  Payments to the Borrower pursuant to Section 5.4 hereof;

                           (E) each Subsidiary Guarantor may undertake Guaranty
                  Obligations to pay Guaranteed Obligations hereunder as provided by Section 11 hereof;

                           (F) the Borrower may undertake Guaranty Obligations
                  as the guarantor of any other Letter of Credit Obligor as provided in Section 2.11(l) hereof; and

                           (G) the Borrower may make a loan to Oly Steel
                  Welding, Inc. in order to permit Oly Steel Welding, Inc. to make capital contributions to OLP LLC and Trumark Steel & Processing LLC PROVIDED such loan shall be permitted only if made prior to December 31, 2001 and shall not exceed Three Hundred and Fifty Thousand Dollars ($350,000) in the aggregate.

                  (c)      INDEBTEDNESS.

                           The Borrower shall not, nor permit any Subsidiaries thereof to, create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind or be or become a Guarantor of or otherwise undertake or assume any Guaranty Obligation with respect to any Indebtedness of any other Person; EXCEPT, that this
         Section 8.3(c) shall not prohibit:

                           (i) the Secured Obligations;

                           (ii) ordinary course trade accounts payable or
                  customer deposits;

                           (iii) the Indebtedness on the Disclosure Schedule
                  (including the Indebtedness evidenced by the Guaranty by Olympic Steel, Inc., Olympic Steel Lafayette, Inc., Olympic Steel Minneapolis, Inc. and Oly Steel Welding, Inc. of the Indebtedness of OLP LLC and the Indebtedness of Trumark Steel and Processing, LLC to Comerica Bank), which disclosed Indebtedness shall not be increased and which, in the case of such referenced Guaranties, shall not exceed $10,000,000 in aggregate contingent liability with respect to the Guaranty of OLP LLC and $2,000,000 in aggregate contingent liability with respect to the Guaranty of Trumark Steel and Processing, LLC;

                           (iv) Indebtedness in respect of currency or interest
                  rate swaps or similar transactions entered into in the ordinary course of business and not for speculative purposes;

                           (v) Indebtedness secured by a Lien permitted by
                  clauses (H), (I), (K) or (N) of Section 8.3(d) hereof;

                           (vi) Indebtedness permitted by Sections 8.3(b) and
                  8.3(e) hereof;

                           (vii) any Indebtedness extending the maturity of,
                  refunding or refinancing (but not increasing), in whole or in part, any of the Indebtedness permitted under this Section 8.3(c);

                           (viii) Indebtedness of any Subsidiary Guarantor
                  consisting of its obligation to pay Guaranteed Obligations hereunder as provided by Section 11 of this Agreement;

                           (ix) Indebtedness of the Borrower to any of the
                  Subsidiary Guarantors in connection with Intercompany Payments to the Borrower pursuant to Section 5.4 hereof (to the extent constituting prepayments under the Subsidiary Guaranty to the extent permitted by Section 8.3(b) hereof); and

                           (x) Indebtedness of Oly Steel Welding, Inc. to the
                  Borrower in connection with the loan by the Borrower to Oly Steel Welding, Inc. in order to permit Oly Steel Welding, Inc. to make capital contributions to OLP LLC and Trumark Steel & Processing LLC PROVIDED such Indebtedness shall be permitted only if such loan is made prior to December 31, 2001 and shall not exceed Three Hundred and Fifty Thousand Dollars ($350,000) in the aggregate.

                  (d)      LIENS; LEASES.

                           The Borrower shall not, nor permit any Subsidiaries thereof to, (i) acquire or hold any assets or property subject to any Lien, (ii) sell or otherwise transfer any Accounts, whether with or without recourse, except for assignments of defaulted Accounts without recourse for purposes of collection in the ordinary course of business,
         (iii) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by a Lien or (iv) lease as lessee any personal or real property under any operating lease; PROVIDED, HOWEVER, that this Subsection shall not prohibit:

                           (A) any lien for a tax, assessment or government
                  charge or levy for taxes, assessments or charges not yet due and payable or not yet required to be paid pursuant to Section 8.2(i);

                           (B) any deposit or cash pledges securing only
                  workers' compensation, unemployment insurance or similar obligations (other than Liens arising under ERISA) in the ordinary course of business;

                           (C) any mechanic's, carrier's, landlord's or similar
                  common law or statutory lien incurred in the ordinary course of business for amounts that are not yet due and payable or which are being diligently contested in good faith, so long as the Administrative Agent has been notified thereof and adequate reserves are maintained by the Borrower for their payment;

                           (D) zoning or deed restrictions, public utility
                  easements, rights of way, minor title irregularities and similar matters relating to any real property of the Borrower or its Subsidiaries, in all such cases having no effect which is materially adverse as a practical matter on the ownership or use of any such Real Estate in question, as such property is used in the ordinary course of business of by the Borrower or its Subsidiaries;

                           (E) any Lien which arises in connection with
                  judgments or attachments (1) the occurrence of which does not constitute an Event of Default under Section 9.11, (2) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (3) which is junior in priority to the Liens of the Administration Administrative Agent securing the Secured Obligations from time to time outstanding;

                           (F) deposits or cash pledges securing performance of
                  contracts, bids, tenders, leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds (other than contracts for the payment of Indebtedness for borrowed money) arising in the ordinary course of business;

                           (G) any Lien in favor of the Administrative Agent
                  created pursuant to the Loan Documents for the ratable benefit of the Administrative Agent (in its capacity as Administrative Agent), the Lenders, the Letter of Credit Issuer or any Designated Hedge Creditor;

                           (H) any Lien created or assumed in purchasing,
                  constructing or improving any Real Estate or to which any Real Estate is subject when purchased; PROVIDED, HOWEVER, that: (x) the mortgage, security interest or other lien is confined to the property in question and (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (z) the aggregate outstanding Indebtedness of the Borrower secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (K) of this subsection) shall not at any time exceed One Million Dollars ($1,000,000) in the aggregate; PROVIDED, HOWEVER that (A) the Liens in favor of GE Capital Public Finance, Inc. on the Chambersburg, Pennsylvania Real Estate of the Borrower and in favor of Fifth Third Bank on the Winder, Georgia Real Estate of the Borrower shall be permitted and not taken into account in determining compliance with this covenant and (B) the Liens otherwise disclosed on the Disclosure Schedule as existing on the Closing Date shall not be taken into account in determining compliance with this covenant;

                           (I) any operating lease entered into by the Borrower
                  as lessee; PROVIDED; HOWEVER, that the scheduled rental payments in respect to all such leases of the Borrower (when taken together with all such leases of the Borrower) shall not at any time exceed One Million Dollars ($1,000,000) in the aggregate during any Fiscal Year of the Borrower; PROVIDED, HOWEVER that the aggregate rental payments obligations of the Borrower otherwise disclosed on the Disclosure Schedule as existing on the Closing Date shall not be taken into account in determining compliance with this covenant


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                           (J) any transfer of a check or other medium of
                  payment for deposit or collection, or any similar transaction in the ordinary course of business;

                           (K) any Lien (including any Lien in respect of a
                  Capitalized Lease of personal property) which is created in connection with the purchase of personal property; PROVIDED, HOWEVER, that: (x) the Lien is confined to the property in question, (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, and (z) the aggregate outstanding Indebtedness secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (H) of this subsection and when taken together with the aggregate Indebtedness of the Borrower) does not at any time exceed One Million Dollars ($1,000,000) in the aggregate; PROVIDED, HOWEVER that: (A) the Liens in favor of GE Capital Public Finance, Inc. on Equipment of the Borrower located at its Chambersburg, Pennsylvania plant and Fifth Third Bank on Equipment of the Borrower located at its Winder, Georgia plant shall be permitted and not taken into account in determining compliance with this covenant and (B) the Liens otherwise disclosed on the Disclosure Schedule as existing on the Closing Date shall not be taken into account in determining compliance with this covenant;

                           (L) security deposits to secure the performance of
                  operating leases and deposits received from customers, in each case in the ordinary course of business;

                           (M) Liens securing the replacement, extension or
                  renewal of any Indebtedness permitted to be refinanced by
                  Section 8.3(c) hereof so long as such Lien is upon and limited to the same property previously subject thereto;

                           (N) any Lien against assets of Subsidiary Guarantors
                  in favor of the Borrower securing Intercompany Loans; PROVIDED such Lien is, in the discretion of the Administrative Agent, either subordinated to the Obligations, pursuant to a subordination agreement in form and substance satisfactory to the Administrative Agent, or assigned to the Administrative Agent as additional Collateral; or

                           (O) any existing Lien fully disclosed in the
                  Disclosure Schedule and accepted by the Administrative Agent.

                  (e)      INVESTMENTS.

                           Other than as disclosed in the Disclosure Schedule or as permitted by Section 8.3(b) or Section 8.3(c) hereof, the Borrower shall not, nor permit any of its Subsidiaries to, (i) make or hold any investment in any common stocks, bonds or securities of any Person, or make any further capital contribution to any Person, other than (x) the common stock of its Subsidiaries existing on the Closing Date and the capital contributions therein outstanding as of the Closing Date, (y) notes or securities issued by a customer of the Borrower or its Subsidiaries in connection with a proceeding in respect of the Financial Impairment of such customer or (ii) be or become a party to any joint venture or other partnership; PROVIDED, HOWEVER that (A) the Borrower may be party to contract joint venture agreements not involving equity investments in or the purchase of debt instruments from the joint venture entity, (B) Oly Steel Welding, Inc. may be a party to the following joint ventures: OLP LLC and Trumark Steel and Processing, LLC, (C) Olympic Steel, Inc. and Olympic Steel Receivables, Inc. may remain members of Olympic Steel Receivables, LLC, PROVIDED such entity remains inactive unless otherwise consented to by the Required Lenders and (D) Oly Steel Welding, Inc. may make capital contributions to OLP LLC and Trumark Steel & Processing LLC PROVIDED such capital


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

         contributions shall be permitted to be made only until December 31, 2001 and shall not exceed Three Hundred and Fifty Thousand Dollars ($350,000) in the aggregate.

                  (f)      DIVIDENDS; MANAGEMENT FEE.

                           The Borrower shall not make or commit itself to make, nor permit any of its Subsidiaries to make or commit to make, any Distribution to its shareholders or members at any time or pay or commit itself to pay any management fee to any Affiliate of the Borrower or its Subsidiaries at any time; EXCEPT, that the Subsidiaries may declare and pay cash dividends to the Borrower in the ordinary course of business.

                  (g)      CHANGE IN NATURE OF BUSINESS.

                           The Borrower shall not, nor permit any Subsidiaries thereof to, make any material change in the nature of its business as carried on at the date hereof; PROVIDED, HOWEVER, that operation of complementary lines or business (including machining and tooling operations) shall not be deemed to be a change in the nature of business.

                  (h)      CHARTER AMENDMENTS.

                           The Borrower shall not amend any of its Charter Documents nor permit amendment of the Charter Documents of any of its Subsidiaries if such amendment would conflict with or cause a Potential Default under this Agreement.

                  (i)      COMPLIANCE WITH ERISA.

                           The Borrower shall not, nor permit any Subsidiaries thereof or any ERISA Affiliate to: (i) engage in any transaction in connection with which the Borrower or any ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Internal Revenue Code, terminate or withdraw from any Employee Benefit Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Employee Benefit Plan (including, without limitation, a substantial cessation of business operations or an amendment of an Employee Benefit Plan within the meaning of section 4041(e) of ERISA), which could reasonably be expected to result in any liability of any or all of the Borrower or any ERISA Affiliate to the PBGC, to the Department of Labor or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a withdrawal from or a termination of an Employee Benefit Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA) other than as required by applicable statute, fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan or applicable Law, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Benefit Plan (other than a Multiemployer Plan); PROVIDED, HOWEVER, that such engagement, termination, withdrawal, action, incurrence, failure or permitting shall not be deemed to have violated this clause (i) UNLESS any such engagement, termination, withdrawal, action, incurrence, failure or permitting (A) has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against any or all of the Borrower in an amount exceeding Five Hundred Thousand Dollars ($500,000); (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under section 401(a) and 501(a) of the Internal Revenue Code; PROVIDED, however, that such termination shall not be deemed to have violated this clause (ii) UNLESS (A) the value of


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

         any benefit liability (as defined in section 4001(a)(16) of ERISA) upon the termination date of any such terminated defined benefit pension plans of the Borrower, the Borrower's Subsidiaries, and their ERISA Affiliates exceeds the then current value (as defined in section 3 of ERISA) of all assets in such terminated defined benefit pension plans by an amount in excess of Five Hundred Thousand Dollars ($500,000), or
         (B) the payment of such amount has resulted or could reasonably be expected to result in a Material Adverse Effect or has resulted or could reasonably be expected to result in liabilities or claims against the Borrower or any Subsidiary thereof in an amount exceeding Five Hundred Thousand Dollars ($500,000); or (iii) if the Borrower or any ERISA Affiliate becomes obligated under a Multiemployer Plan (except with respect to the potential liabilities now existing as disclosed in the Disclosure Schedule), effect a complete or partial withdrawal such that the Borrower, such Subsidiaries thereof, or their ERISA Affiliates incur Withdrawal Liability under Title IV of ERISA with respect to Multiemployer Plans or otherwise have liability under Title IV of ERISA; PROVIDED, HOWEVER, that the incurrence of such Withdrawal Liability or other liability under Title IV of ERISA shall not be deemed to be a violation of this clause (iii) UNLESS (A) the amount of the payment by any or all of the Borrower of such Withdrawal Liability or other liability has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against the Borrower or any Subsidiary thereof in an amount exceeding Five Hundred Thousand Dollars ($500,000).

                  (j)      REGULATION U COMPLIANCE.

                           The Borrower shall not use any portion of the proceeds of any Loan for the purpose of purchasing or carrying any Margin Stock or for any other purpose in violation of any requirement of Law or of the terms and conditions of this Agreement.

                  (k)      ACCOUNTING CHANGES.

                           The Borrower will not, nor permit any of its Subsidiaries to, make or permit any change in its accounting policies or financial reporting practices and procedures, except as required or permitted by GAAP or as required by applicable law, in each case as to which the Borrower shall have delivered to the Administrative Agent prior to the effectiveness of any such change a report prepared by a Responsible Officer of the Borrower describing such change and explaining in reasonable detail the basis therefor and effect thereof.

                  (l)      ARM'S-LENGTH TRANSACTIONS.

                           Except as set forth on the Disclosure Schedule, the Borrower will not, nor permit any of its Subsidiaries to, enter into or permit to exist any transaction (including, without limitation, any transaction involving the investment, purchase, sale, lease, transfer or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or such Subsidiaries except in the ordinary course of the business of the Borrower or such Subsidiaries and upon fair and reasonable terms not less favorable to the Borrower or such Subsidiaries than would be usual and customary in transactions with persons who are not such Affiliates; PROVIDED, HOWEVER, that any payment made pursuant to Section 8.3(f) hereof shall be permitted by this Section 8.3(l).


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         8.4      FINANCIAL COVENANTS.

                  (a)      MINIMUM EXCESS AVAILABILITY.

                           The Borrower shall not permit Excess Availability of the Borrower and the Subsidiary Guarantors to be less than $10,000,000 at any time.

                  (b)      MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO.

                           The Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio of the Borrower and its consolidated Subsidiaries as of the end of any Fiscal Month ending during the period commencing on and after December 31, 2002 until and including March 31, 2003, to be less than 1.10 to 1.00, and during the period commencing on April 1, 2003 and continuing thereafter, to be less than 1.25 to 1.00, in each case, for the Testing Period ending as of such Fiscal Month end.

         For purposes of this Section 8.4(b), "Testing Period" shall mean, in respect of each Fiscal Month ending on and after December 31, 2002, the period consisting of the twelve (12) consecutive Fiscal Months then ended (whether or not such Fiscal Months are all within the same Fiscal
         Year).


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                  (c)      MINIMUM CONSOLIDATED ADJUSTED EBITDA.

                           Upon the occurrence of a Covenant Compliance Event which is continuing, commencing with Fiscal Month ending immediately prior to the date such Covenant Compliance Event occurs and with respect to which the Administrative Agent has received the financial statements required hereunder and for each Fiscal Month thereafter while such Covenant Compliance Event remains existing, the Borrower shall not permit the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for each such Fiscal Month (determined for the Testing Period then ending) to be less than the amount set forth below corresponding to such Fiscal Month:

                   FISCAL MONTH ENDING         CONSOLIDATED   ADJUSTED  EBITDA
                                               FOR TESTING PERIOD THEN ENDING

                 July 31, 2001                 $500,000
                 August 31, 2001               $2,100,000
                 September 30, 2001            $1,200,000
                 October 31,2001               $1,400,000
                 November 30, 2001             $1,400,000
                 December 31, 2001             $750,000
                 January 31, 2002              $1,100,000
                 February 28, 2002             $1,600,000
                 March 31, 2002                $2,700,000
                 April 30, 2002                $2,200,000
                 May 31, 2002                  $2,800,000
                 June 30, 2002                 $2,100,000
                 July 31, 2002                 $1,000,000
                 August 31, 2002               $2,200,000
                 September 30, 2002            $1,600,000
                 October 31, 2002              $1,700,000
                 November 30, 2002             $1,400,000

         For purposes of this Section 8.4(c), "Testing Period" shall mean, in respect of each Fiscal Month ending prior to December 2002, the period consisting of the Fiscal Month period then ended.


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                  (d)      CONSOLIDATED CAPITAL EXPENDITURES.

         The Borrower shall not permit the Consolidated Capital Expenditures (including, for the purpose of calculating this Consolidated Capital Expenditures covenant, any purchase money Indebtedness permitted under
         Section 8.3(c) of this Agreement) of the Borrower and its consolidated Subsidiaries to exceed: (i) for Fiscal Year ending December 31, 2001, $5,000,000; for Fiscal Year ending December 31, 2002, $5,500,000 and
         (iii) for Fiscal Year ending December 31, 2003, $3,500,000; PROVIDED, HOWEVER, that, with respect to a given Fiscal Year, to the extent the amount of Consolidated Capital Expenditures actually made in such Fiscal Year is less than the amount of Consolidated Capital Expenditures permitted to be made in such Year, such excess ("CapEx Carryover") may be added to the permitted amount of Consolidated Capital Expenditures in the next succeeding Fiscal Year. For purposes of calculating compliance with this Section 8.4(d), the amount of Capital Expenditures made during any Fiscal Year shall be calculated by applying such amounts first against any CapEx Carryover available in such Fiscal Year and next to the amount of Capital Expenditures permitted in such Fiscal Year (without taking into account any such CapEx Carryover). Any amount of CapEx Carryover not utilized in the immediately succeeding Fiscal Year shall not be available in any subsequent Fiscal Year.

SECTION 9         EVENTS OF DEFAULT.

                  The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  9.1      PAYMENT.

                  Failure by the Borrower (a) to make payment of principal or interest on the Loans when due or (b) to pay any other Obligation payable by the Borrower when required to be paid hereunder to the extent such failure is not remedied within three (3) Business Days after such required date of payment hereunder or thereunder; or

                  9.2      REPRESENTATIONS AND WARRANTIES.

                  Any warranty or representation made or deemed made by the Borrower or any Subsidiary Guarantor in respect of the Borrower, any Subsidiary of the Borrower or any Subsidiary Guarantor in this Agreement, any other Loan Document or any certificate, document or financial or other written statement furnished at any time in compliance with this Agreement shall prove to have been false or inaccurate when made or deemed made; or

                  9.3 REPORTING AND NOTICE PROVISIONS; VIOLATION OF CERTAIN AFFIRMATIVE COVENANTS.

                  Failure by the Borrower or any Subsidiary Guarantor (in respect of the Borrower, any Subsidiary of the Borrower, or any Subsidiary Guarantor) to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement (other than those provisions, terms or conditions referenced in Sections 9.1, 9.2, and 9.4 of this Agreement) or any other Loan Document that is required to be kept or observed by the Borrower or any Subsidiary Guarantor (in respect of the Borrower, any Subsidiary of the Borrower, or any Subsidiary Guarantor) and such failure shall continue without remedy for a period of thirty (30) Business Days; or


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         9.4      VIOLATION OF NEGATIVE COVENANTS AND FINANCIAL COVENANTS.

                  Failure by the Borrower (in respect of the Borrower, any Subsidiary of the Borrower, or any Subsidiary Guarantor) to perform, keep, or observe any other term, provision, condition or covenant contained in Sections 4.2, 4.3, 4.4, 4.6, 4.7, 4.8, 4.9, 4.13 or 6.3 of this Agreement, or Sections
8.1(b) through 8.1(f) of this Agreement or Sections 8.2(a), 8.2(c), 8.3 or 8.4 of this Agreement which is required to be performed, kept, or observed by the Borrower (in respect of the Borrower, any Subsidiary of the Borrower, or any Subsidiary Guarantor); or

         9.5      CROSS-DEFAULT; CALL ON GUARANTY.

                  (i) Failure by the Borrower or any Subsidiary of the Borrower to make any payment on any Indebtedness of the Borrower or such Subsidiary having a principal amount in excess of $500,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) the occurrence of any other event or the existence of any condition under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (iii) the declaration of any such Indebtedness to be due and payable, or the requiring of any such Indebtedness to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iv) except with respect to employment agreements with officers or union agreements (even if such agreement are disclosed by the Borrower to be Material Business Agreements), default by the Borrower or any Subsidiary of the Borrower in respect of any Material Business Agreement or any Material License Agreement where such default (A) would permit the other party or parties to such agreement to terminate such agreement and (B) has resulted or could reasonably be expected to result in a Material Adverse Effect, or (v) demand on the Borrower or any Subsidiary Guarantor for payment under the Guaranties of the indebtedness of OLP LLC or Trumark Steel and Processing LLC to Comerica Bank; or

         9.6      DESTRUCTION OF COLLATERAL.

                  The loss, theft, damage or destruction of any portion of the Collateral having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000), to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim (excluding any loss of Intellectual Property by reason of abandonment where such abandonment is undertaken in good faith, pursuant to prudent business practice and would reasonably be expected to result in a Material Adverse Effect); or

         9.7      MATERIAL ADVERSE EFFECT; CHANGE OF CONTROL.

                  The occurrence of any Material Adverse Effect or the occurrence of any Change of Control; or

         9.8      TERMINATION OF EXISTENCE.

                  The dissolution or termination of existence of the Borrower or any Subsidiary Guarantor, but only to the extent not permitted under Section 8.3(a); or

         9.9 FAILURE OF ENFORCEABILITY OF THIS AGREEMENT, CREDIT DOCUMENT; SECURITY.

                  If: (a) any covenant, material agreement or any Secured Obligation of the Borrower or any Subsidiary Guarantor contained in or evidenced by this Agreement or any of the other Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable,


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

in accordance with its terms, or (b) the Borrower or any Subsidiary Guarantor shall deny or disaffirm its obligations under this Agreement or any of the other Loan Documents or any of the Liens granted in connection therewith, or (c) any Liens in favor of the Administrative Agent or the Lenders granted in this Agreement or any of the other Loan Documents shall be determined to be void, voidable or invalid, or are subordinated or not otherwise given the priority contemplated by this Agreement, or (d) any perfected Liens granted in favor of the Administrative Agent or the Lenders shall be determined to be unperfected except in connection with sales of Inventory in the normal course of the business of the Borrower or the Subsidiary Guarantor, as expressly contemplated and permitted by this Agreement and the other Loan Documents and except to the extent that the aggregate book value of the Collateral secured by such unperfected Liens does not exceed $250,000 in the aggregate or (e) any Subsidiary Guarantor shall revoke or permit a payment default under such Subsidiary Guarantor's Subsidiary Guaranty; or

         9.10     ERISA.

         If: (a) the Borrower, its Subsidiaries, or any of their ERISA Affiliates or any other Person institutes any steps to terminate an Employee Benefit Plan of the Borrower, such Subsidiaries, or such ERISA Affiliates, which Employee Benefit Plan is subject to Title IV of ERISA and, as a result of such termination, the Borrower, its Subsidiary, or ERISA Affiliate is required to make or could reasonably be expected to be required to make, a contribution to such Employee Benefit Plan the payment of which (i) when taken together with all like termination payments suffered by, the Borrower, its Subsidiaries or such ERISA Affiliates, either has resulted in, or could reasonably be expected to result in, a Material Adverse Effect or (ii) has resulted in, or could reasonably be expected to result in, liabilities or claims against the Borrower or any Subsidiaries thereof in an amount exceeding $500,000, or (b) the Borrower, such Subsidiary or such ERISA Affiliate fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA; or

         9.11     JUDGMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving an amount, when aggregated with all such money judgment, writ or warrant of attachment or similar process outstanding at such time, in excess of $500,000, to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim, is entered or filed against any or all of the Borrower or any Subsidiary thereof or against any of their respective assets and is not released, discharged, vacated, fully bonded or stayed within thirty (30) days after such judgment, writ or warrant of attachment or similar proceeding is entered; or

         9.12     FORFEITURE PROCEEDINGS.

                  An adjudication against the Borrower or any Subsidiary of the Borrower or in any criminal proceedings requiring the Borrower's, or such Subsidiary's forfeiture of any asset or assets having, either individually or in the aggregate, a value in excess of Fifty Thousand Dollars ($50,000); or

         9.13     FINANCIAL IMPAIRMENT.

                  The Financial Impairment of the Borrower any Subsidiary Guarantor, or any other Material Subsidiary.


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SECTION 10        REMEDIES.

         10.1     ACCELERATION; TERMINATION.

                  Upon the occurrence of an Event of Default described in Sections 9.1 through 9.12 above, inclusive, the Administrative Agent may, and, at the written request of the Required Lenders, shall, without presentment, demand or notice of any kind all of which are hereby expressly waived by the
Borrower: (a) declare all of the Obligations due or to become due from the Borrower to the Administrative Agent and the Lenders, whether under this Agreement, the Notes or otherwise, immediately due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Loan Documents to the contrary notwithstanding, (b) terminate each Lender's Revolving Credit Commitment whereupon no Lender shall have any further obligation to make any Loan, (c) terminate the Designated Letter of Credit Issuer's obligation to issue Letters of Credit whereupon the Designated Letter of Credit Issuer shall not have any further obligation to issue any Letter of Credit hereunder and (d) terminate each Lender's obligation to participate in Letters of Credit issued after such termination of the obligation of the Designated Letter of Credit Issuer to issue Letters of Credit. In the circumstance that both the Required Lenders and the Required Term B Lenders have requested the Administrative Agent to take the foregoing actions, the Administrative Agent shall follow any specific instructions of the Required Lenders as to the actions to be taken to the extent not within the sole discretion of the Administrative Agent.

         10.2     AUTOMATIC ACCELERATION AND TERMINATION.

                  If any Event of Default referred to in Section 9.13 above shall occur, (a) each Lender's Commitments shall automatically and immediately terminate (if not already expired or terminated by the Borrower or terminated pursuant to this Section 10) whereupon no Lender shall have any obligation thereafter to make any Loan hereunder, (b) each Designated Letter of Credit Issuer's obligation to issue Letters of Credit shall immediately terminate whereupon the Designated Letter of Credit Issuer shall not have any obligation thereafter to issue any Letters of Credit hereunder, and (c) all of the Obligations and the Letter of Credit Obligations then owing to the Administrative Agent, the Lenders or the Designated Letter of Credit Issuer shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

         10.3     ACCELERATION OF TERM B LOANS.

                  In the event either (i) the Revolving Credit Loans have been declared due and payable pursuant to Section 10.2 or (ii) fifteen (15) Business Days have elapsed since the occurrence of a Term B Loan Event which is continuing and has not been waived by Required Term B Lenders in accordance with
Section 15.1 hereof, the Administrative Agent shall, at the request of Required Term B Lenders, or may with the consent of the Required Term B Lenders, by notice to the Borrower (with a copy to each Lender), and without presentment, demand or other notice of any kind all of which are hereby expressly waived by the Borrower: (A) declare the Term B Loans then outstanding, all interest thereon and all other Obligations payable under this Agreement with respect to the Term B Loans immediately due and payable, anything in the Term B Notes or in any other Loan Document to the contrary notwithstanding, and (B) exercise remedies provided by applicable Law. If the Revolving Credit Loans are declared to be due and payable pursuant to Section 10.1 or 10.2, then the Administrative Agent shall follow the instructions of the Required Lenders subject to the provisions of this Agreement.


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

         10.4     GENERAL RIGHTS AND REMEDIES OF ADMINISTRATIVE AGENT AND THE
                  LENDERS.

                  With respect to the Collateral, the Administrative Agent shall have all of the rights and remedies of a secured party under the UCC or under other applicable Law. The Administrative Agent, the Lenders and the Designated Letter of Credit Issuer shall have all other legal and equitable rights to which each may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents. Each Lender and each Designated Letter of Credit Issuer hereby expressly agree that, unless requested by the Administrative Agent, upon the concurrence of the Required Lenders, such Lender and the Designated Letter of Credit Issuer will not take or cause to be taken, in respect of the Loans or the other Obligations or the Collateral, any action or remedy that is independent from the actions or remedies taken or to be taken by the Administrative Agent, except for any actions taken by any Lender or any Designated Letter of Credit Issuer necessary to preserve its rights in connection with any Event of Default described in Section 9.13 of this Agreement.

         10.5     ADDITIONAL REMEDIES.

                  After the Obligations and/or the Letter of Credit Obligations shall have been declared by the Administrative Agent to be or shall have otherwise hereunder become immediately due and payable, the Administrative Agent may, in its sole discretion, and, upon direction of the Required Lenders, shall, exercise the following rights and remedies to the extent permitted by applicable law and in addition to any other right or remedy provided for in this Agreement:

                  (a)      POSSESSION OF COLLATERAL.

                           The Administrative Agent shall have the right to take immediate possession of the Collateral and all Proceeds relating to such Collateral and: (i) require the Borrower and each of the Subsidiary Guarantors, at the Borrower's expense, to assemble the Collateral of the Borrower and the Subsidiary Guarantors and make it available to the Administrative Agent at such facilities of the Borrower and the Subsidiary Guarantor as the Administrative Agent shall designate or (ii) enter any of the premises of the Borrower or the Subsidiary Guarantors or wherever any Collateral shall be located and to keep and store the same on such premises until sold. If the premises on which the Collateral are located is owned or leased by the Borrower or the Subsidiary Guarantor, then the Borrower or such Subsidiary Guarantor shall not charge the Administrative Agent for storage of such Collateral on such premises.

                  (b)      FORECLOSURE OF LIENS.

                           The Administrative Agent shall have the right to foreclose the Liens created under this Agreement and each of the other Loan Documents or under any other agreement relating to the Collateral.

                  (c)      DISPOSITION OF COLLATERAL.

                           The Administrative Agent shall have the right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its discretion, may deem advisable. The Borrower and each Subsidiary Guarantor acknowledges and covenants that ten (10) days written notice to the Borrower or such Subsidiary Guarantor of any public or private sale


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         or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at the Borrower's or such Subsidiary Guarantor's premises or at such other locations where the Collateral then is located, or as otherwise determined by the Administrative Agent. The Administrative Agent shall have the right to conduct such sales on the Borrower's or the Subsidiary Guarantors' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to the Borrower or such Subsidiary Guarantor. Each Lender and each Designated Letter of Credit Issuer shall have the right to bid or credit bid any such sale on its own behalf.

                  (d) APPLICATION OF COLLATERAL; APPLICATION OF LIQUIDATION PROCEEDS.

                           The Administrative Agent, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, shall, without notice, at any time, appropriate and apply to the Secured Obligations any and all Collateral of the Borrower and the Subsidiary Guarantors in the possession of the Administrative Agent, the Lenders or a Designated Letter of Credit Issuer as follows.

                           (A) PRIORITY REVOLVING CREDIT COLLATERAL. Subject to
                  Section 5.3 hereof with respect to Collections and Remittances of Net Cash Proceeds and Intercompany Payments, all monies received by the Administrative Agent or any Lender or a Designated Letter of Credit Issuer from the exercise of remedies under this Agreement or the other Loan Documents with respect to Priority Revolving Credit Collateral shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:

                           (i) FIRST, to the payment of all expenses (to the extent not otherwise paid by the Borrower) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

                           (ii) SECOND, to the payment pro rata of any fees then accrued and payable to the Administrative Agent or any Lender under this Agreement;

                           (iii) THIRD, to the payment pro rata of interest then accrued on the outstanding Revolving Credit Loans of the Borrower;

                           (iv) FOURTH, to the payment pro rata of the principal balance then owing on the outstanding Revolving Credit Loans as follows: (A) first, to Revolving Credit Loans comprised of Permitted Special Advances,
                           (B) second, to Revolving Credit Loans comprised of Swing Line Settlement Loans, and (C) third, to the ratable payment of such other Revolving Credit Loans in such order as the Administrative Agent may choose in its sole discretion;

                           (v) FIFTH, as cash collateral security against the aggregate undrawn amount of any Letter of Credit outstanding for the account of the Borrower and any other Letter of Credit Obligations (whether then or thereafter anticipated to be outstanding) of the Borrower;

                           (vi) SIXTH, the amounts then due under Designated Hedge Agreements to the Designated Hedge Creditor, subject to confirmation by the


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                           Administrative Agent of any calculations of
                           termination or other payment amounts being made in accordance with normal industry practice;

                           (vii) SEVENTH, to the payment pro rata of all other amounts owed by the Borrower to the Administrative Agent or any Lender or the Designated Letter of Credit Issuer under this Agreement or any other Loan Document and to any counterparties under Designated Hedge Agreements of the Borrower, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata;

                           (viii) EIGHTH, to the payment pro rata of interest then accrued on the outstanding Terms B Loans of the Borrower;

                           (ix) NINTH, to the payment pro rata of (A) the principal balance then owing on the outstanding Term B Loans in such order as the Administrative Agent may choose in its sole discretion; and

                           (x) LAST, any remaining surplus after all of the Secured Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

                           (B) PRIORITY TERM B COLLATERAL. Subject to Section
                  5.3 hereof with respect to Collections and Remittances of Net Cash Proceeds and Intercompany Payments, all monies received by the Administrative Agent or any Lender or a Designated Letter of Credit Issuer from the exercise of remedies under this Agreement or the other Loan Documents with respect to Priority Term B Collateral shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:

                           (i) FIRST, to the payment of all expenses (to the extent not otherwise paid by the Borrower) incurred by the Administrative Agent and the Term B Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

                           (ii) SECOND, to the payment pro rata of interest then accrued on the outstanding Term B Loans of the Borrower;

                           (iii) THIRD, to the payment pro rata of the principal balance then owing on the outstanding Term B Loans in such order as the Administrative Agent may choose in its sole discretion;

                           (iv) FOURTH, to the payment pro rata of any fees then accrued and payable to the Administrative Agent or any Lender under this Agreement;

                           (v) FIFTH, with respect to Priority Term B Collateral other than real estate, to the payment pro rata of the principal balance then owing on the outstanding Revolving Credit Loans as follows: (A) first, to Revolving Credit Loans comprised of Permitted Special Advances, (B) second, to Revolving Credit Loans comprised of Swing Line Settlement Loans, and (C) third, to the ratable payment of such other Revolving Credit Loans in such order as the Administrative Agent may choose in its sole discretion; and

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

                           (vi) Finally, any remaining surplus, after all of the Term B Loans have been paid in full and the Lenders have been paid as provided in clause V hereof, to the Borrower or for application on behalf of the Borrower pursuant to Section 5.1(c) to Revolving Credit Loans or to whomsoever shall be lawfully entitled thereto.

         10.6     SET-OFF.

                  If any Event of Default referred to in SECTION 9 of this Agreement shall occur which is continuing and has not been waived in accordance with Section 15.1 hereof, each Lender, each Designated Letter of Credit Issuer and each Affiliate thereof shall have the right (in addition to such other rights as it may have by operation of Law or otherwise but subject to Section
10.14 of this Agreement) at any time to set off against and to appropriate to and apply toward the payment of the Obligations and the Letter of Credit Obligations, and all other liabilities under this Agreement and the other Loan Documents then owing to it (and any participation purchased or to be purchased pursuant to Section 10.14 below) whether or not the same shall then have matured, any and all deposit (general or special) and any other Indebtedness at any time held or owing by such Lender or each Affiliate thereof (including branches and agencies thereof wherever located) to or for the credit or account of the Borrower, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived.

         10.7     ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT.

                  Upon the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section 15.1 hereof, to the extent that any Letters of Credit have been issued which then are outstanding, the Administrative Agent, for the benefit of the Designated Letter of Credit Issuer and the Lenders, may, and upon the direction of the Required Lenders shall (whether in addition to taking any of the actions described in this Section 10 or otherwise), make demand upon Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent in same day funds and in the currency in which such Letter of Credit is denominated, for deposit in a special Cash Concentration Account (the "Letter of Credit Collateral Account"), an amount equal to 105% of the maximum amount available to be drawn under the Letters of Credit (i) to secure the Letter of Credit Obligations and (ii) upon payment in full thereof, to secure any other outstanding Secured Obligations. In the event that the Borrower shall not deposit such funds upon demand by the Administrative Agent, the Administrative Agent may, in its sole discretion, deposit any funds of the Borrower in the possession of the Administrative Agent to the Letter of Credit Collateral Account until the amount deposited in such account equals the maximum amount available to be drawn under the Letters of Credit. The Letter of Credit Collateral Account shall be in the name of Administrative Agent (as a Cash Concentration Account), but under the sole dominion and control of the Administrative Agent and subject to the terms of this Agreement.

         10.8     LETTER OF CREDIT COLLATERAL ACCOUNT.

                  (a)      APPLICATION.

                           The Administrative Agent may, at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect or shall be directed by the Lenders, as shall have become or shall become due and payable by the Borrower to the Designated Letter of Credit Issuer under this Agreement or any Reimbursement Agreement first, in respect of


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         the Letters of Credit and second, after the occurrence and during the continuance of any Event of Default, in respect of all other amounts constituting Secured Obligations.

                  (b)      NO BORROWER OR THIRD PARTY CLAIMS.

                           Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account.

                  (c)      NO LIENS OR TRANSFERS OF ACCOUNT.

                           The Borrower agrees that it will not: (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral Account or any funds held therein, or (ii) create or permit to exist any lien, security interest or other charge or encumbrances upon or with respect to the Letter of Credit Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

         10.9     ACTIONS IN RESPECT OF PLEDGED COLLATERAL UPON DEFAULT.

                  (a)      VOTING; DIVIDENDS.

                           Upon the occurrence of an Event of Default which is continuing and which has not been waived in accordance with Section
         15.1 hereof, upon notice by the Administrative Agent to the Borrower or any applicable relevant Subsidiary Guarantor, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth in Section 10.5(d) of this Agreement, and (ii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Borrower or any Subsidiary Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b)      DELIVERY OF PROXIES.

                           In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) Upon the occurrence of an Event of Default which is continuing and which has not been waived in accordance with Section 15.1 hereof, the Borrower and each Subsidiary Guarantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Borrower or such Subsidiary


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

         Guarantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default which has not been waived in accordance with Section 15.1 hereof and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                  (c)      AUTHORIZATION TO ISSUERS.

                           The Borrower and each Subsidiary Guarantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by the Borrower or such Subsidiary Guarantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower or such Subsidiary Guarantor, and the Borrower and each Subsidiary Guarantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

         10.10    REGISTRATION RIGHTS.

                  (a)      REGISTRATION OF PLEDGED COLLATERAL.

                           If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 10.9, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the Borrower or the applicable Subsidiary Guarantor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Borrower and each Subsidiary Guarantor agree to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b)      PRIVATE SALE.

                           The Borrower and each Subsidiary Guarantor recognize that the Administrative Agent may be unable to effect a public sale of any or all the Pledged


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         Collateral by reason of certain prohibitions contained in the
         Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower and each Subsidiary Guarantor acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

                  (c)      SPECIFIC ENFORCEMENT.

                           The Borrower and each Subsidiary Guarantor agree to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 10.10 valid and binding and in compliance with any and all other applicable requirements of Law. The Borrower and each Subsidiary Guarantor further agree that (i) a breach of any of the covenants contained in this Section 10.10 will cause irreparable injury to the Administrative Agent, the Lenders, the Designated Letter of Credit Issuer and the Designated Hedge Creditor,
         (ii) the Administrative Agent, the Lenders, the Designated Letter of Credit Issuer and the Designated Hedge Creditor have no adequate remedy at law in respect of such breach and (iii) as a consequence, that each and every covenant contained in this Section 10.10 shall be specifically enforceable against the Borrower and such Subsidiary Guarantor, and the Borrower or such Subsidiary Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         10.11    TERMINATION; EFFECT ON BORROWER OBLIGATIONS.

                  Any termination by the Administrative Agent and/or any Lender or any Designated Letter of Credit Issuer pursuant to this Section 10 of its performance shall not absolve, release, or otherwise affect the liability of the Borrower or any Subsidiary Guarantor in respect of transactions prior to such termination or affect any of the Liens, rights, powers, and remedies of the Administrative Agent or such Lender or such Designated Letter of Credit Issuer which such Liens, rights, powers and remedies shall, in all events, continue until all Secured Obligations are satisfied.

         10.12    AUTHORITY TO EXECUTE TRANSFERS.

                  Without limitation of any authorization granted to the Administrative Agent hereunder, the Borrower and each Subsidiary Guarantor also hereby authorizes the Administrative Agent, upon the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section
15.1 hereof, to execute, in connection with the exercise by the Administrative Agent of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.


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         10.13    LIMITED LICENSE TO LIQUIDATE.

                  The Borrower and each Subsidiary Guarantor hereby grants to the Administrative Agent for the benefit of the Lenders and the Designated Letter of Credit Issuer: (a) a non-exclusive, royalty-free license or other right to use, without charge, all of the Borrower's or such Subsidiary Guarantor's Intellectual Property (including all rights of use of any name or trade secret) as it pertains to the Collateral, in manufacturing, advertising for sale and selling any Collateral; PROVIDED, HOWEVER, that such license and right to use shall be exercisable by the Administrative Agent for the benefit of the Lenders only upon request by the Administrative Agent after the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section 15.1 hereof, and (b) to the extent permitted thereunder, all of the Borrower's or such Subsidiary Guarantor's rights under all licenses and all franchise agreements, which shall inure to the Administrative Agent for the benefit of the Lenders and the Designated Letter of Credit Issuer without charge but only upon request by the Administrative Agent after the occurrence of an Event of Default which is continuing and has not been waived in accordance with
Section 15.1 hereof.

         10.14    EQUALIZATION.

                  Each Lender agrees with the other Lenders that if at any time it shall obtain any Advantage over the other Lenders or any thereof in respect of the Loans it will purchase from such other Lender or Lenders, for cash and at par, such additional participation in the Loans owing to the other or others as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Lender receiving the Advantage) ratably to the extent of the recovery. During the existence of any Potential Default or upon the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section 15.1 hereof, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any Indebtedness owing by the Borrower to any Lender or the Designated Letter of Credit Issuer shall be applied to the Obligations, as the case may be, owing to such Lender until the same shall have been paid in full before any thereof shall be applied to other Indebtedness owing to such Lender.

         10.15    REMEDIES CUMULATIVE.

                  The above-stated remedies are not intended to be exhaustive and the full or partial exercise of any of such remedies shall not preclude the full or partial exercise of any other remedy by the Administrative Agent under this Agreement, under any Loan Document, or at equity or under law.

         10.16    APPOINTMENT OF ATTORNEY-IN-FACT.

                  The Administrative Agent shall hereby have the right, and the Borrower and each Subsidiary Guarantor hereby irrevocably make, constitute, and appoint the Administrative Agent (and all officers, employees, or Administrative Agents designated by the Administrative Agent) as its true and lawful attorney-in-fact and Administrative Agent, with full power of substitution, from time to time but only to the extent following the occurrence of an Event of Default which is continuing and has not been waived in accordance with Section
15.1 hereof: (a) to effectuate, in the Borrower's or such Subsidiary Guarantor's name, the Borrower's or such Subsidiary Guarantor's obligations under this Agreement, (b) in the Borrower's, such Subsidiary Guarantor's, or Administrative Agent's name: (i) to demand payment of the Accounts, (ii) to enforce payment of the Accounts, by legal proceedings or otherwise, (iii) to exercise all of the


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Borrower's or such Subsidiary Guarantor's rights and remedies with respect to the collection of the Accounts and any other Collateral, (iv) to settle, adjust, compromise, extend, or renew the Accounts, (v) to settle, adjust, or compromise any legal proceedings brought to collect the Accounts, (vi) if permitted by applicable Law, to sell or assign the Accounts and other Collateral upon such terms, for such amounts, and at such time or times as the Administrative Agent deems advisable, (vii) to discharge and release the Accounts and any other Collateral, (viii) to take control, in any manner, of any item of payment or Proceeds relating to any Collateral, (ix) to prepare, file, and sign the Borrower's or such Subsidiary Guarantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor, (x) to prepare, file, and sign the Borrower's or such Subsidiary Guarantor's name on any notice of Lien, assignment, or satisfaction of Lien or similar document in connection with the Accounts, (xi) to do all acts and things reasonably necessary, in the Administrative Agent's good faith discretion, to fulfill the Borrower's or such Subsidiary Guarantor's obligations under this Agreement, (xii) to endorse the name of the Borrower or such Subsidiary Guarantor upon any of the items of payment or Proceeds relating to any Collateral and deposit the same to the Cash Concentration Account of the Administrative Agent, (xiii) to endorse the name of the Borrower or such Subsidiary Guarantor upon any Chattel Paper, document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to the Accounts, Inventory and any other Collateral, (xiv) to use the Borrower's or such Subsidiary Guarantor's stationery and sign the name of the Borrower or such Subsidiary Guarantor to verifications of the Accounts and notices thereof to Account Debtors, (xv) to use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, and any other Collateral to which the Borrower or such Subsidiary Guarantor has access, (xvi) to make and adjust claims under such policies of insurance insuring the Collateral, receive and endorse the name of the Borrower or such Subsidiary Guarantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance insuring the Collateral, and make all determinations and decisions with respect to such policies of insurance and (xvii) to notify post office authorities to change the address for delivery of the Borrower's or such Subsidiary Guarantor's mail to an address designated by the Administrative Agent, receive and open all mail addressed to the Borrower, and, after removing all Collections, Remittances of Net Cash Proceeds and Intercompany Payment as well as all other Proceeds of Collateral, forward the mail to the Borrower. The Borrower and each Subsidiary Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

SECTION 11        SUBSIDIARY GUARANTY.

         11.1     GUARANTEED OBLIGATIONS.

                  To induce the Lenders to make the Loans to the Borrower and the Designated Letter of Credit Issuer to issue Letters of Credit for the account of the Borrower or other Letter of Credit Obligor, and in consideration thereof, each of the Subsidiary Guarantors hereby unconditionally and irrevocably: (a) guarantees, jointly and severally, to the Administrative Agent, the Designated Letter of Credit Issuer, and the Lenders the due and punctual payment, in Dollars, in immediately available funds, of all of the Secured Obligations (whether by acceleration or otherwise) and (b) agrees, jointly and severally, to pay any and all expenses which may be incurred by the Administrative Agent in enforcing its rights with respect to such Secured Obligations on behalf of the Lenders (collectively, the "Guaranteed Obligations").

         11.2     MAXIMUM LIABILITY.

                  Solely in the event it is necessary for the enforceability of the Subsidiary Guaranty, the maximum liability of the Subsidiary Guarantor under its Subsidiary Guaranty for Guaranteed Obligations of the Borrower or its Subsidiaries shall be the greatest amount which,


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

after taking into consideration all other valid and enforceable debts and liabilities of the Subsidiary Guarantor, an applicable court has determined (after any appeals) would not render the Subsidiary Guarantor insolvent at the date legally relevant for such determination, unable to pay its debts as they become due, inadequately capitalized for the business which it intends to conduct (in all such cases, within the meaning of Section 548 of the Bankruptcy Code, 11 U.S.C. Section 101, et. seq., or any other similar state law), or unable to pay a judgment rendered upon a claim that is the subject of an action or proceeding pending at the time when the obligations of this Subsidiary Guaranty are incurred or increased.

         11.3     GUARANTY UNCONDITIONAL.

                  The obligations of the Subsidiary Guarantors under this Subsidiary Guaranty shall be, joint and several, irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any advance under this Agreement or any Loan Document by operation of Law or otherwise; (ii) any modification or amendment of or supplement to this Agreement or any Loan Document; (ii) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, of the Guaranteed Obligations of the Borrower or its Subsidiary; (iii) any change in the corporate existence, structure, or ownership of, or any insolvency, Bankruptcy, reorganization or other similar proceeding affecting any Subsidiary Guarantor or its assets or any resulting release or discharge of any of the Obligations of the Subsidiary Guarantors contained in this Agreement or any Loan Document; (iv) the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Administrative Agent, the Designated Letter of Credit Issuer, the Designated Hedge Creditor, any Lender or any other Person, whether or not arising in connection with this Agreement or any Loan Document, PROVIDED, HOWEVER, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (v) any invalidity or unenforceability relating to or against the Borrower or its Subsidiary for any reason of this Agreement or any Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower under this Agreement or any Loan Document; or (vi) to the extent permitted by applicable Law, any other act or omission to act or delay of any kind by the Subsidiary Guarantor, the Administrative Agent, the Designated Letter of Credit Issuer, the Designated Hedge Creditor, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guaranteed Obligations of the Borrower under this Section 11.

         11.4     DISCHARGE; REINSTATEMENT.

                  The Guaranteed Obligations of each Subsidiary Guarantor under this Section 11 shall remain in full force and effect until the Commitments of the Lenders are terminated, no LC Exposure remains outstanding, and the Secured Obligations shall have been paid in full. If at any time any payment of any amount payable by Subsidiary Guarantor under this Section 11, any other section of this Agreement or other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, Bankruptcy or reorganization of any Subsidiary Guarantor or otherwise, the other Subsidiary Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This Section 11 shall survive the termination of this Agreement until the payment in full of all amounts payable under this Agreement and any Loan Documents.


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         11.5     WAIVER.

                  No Subsidiary Guarantor shall be entitled to enforce any remedy which the Administrative Agent, the Designated Letter of Credit Issuer, the Designated Hedge Creditor or any Lender now has or may hereafter have against the Borrower, any endorser or any Guarantor or other Subsidiary Guarantor in respect of all or any part of the Guaranteed Obligations paid by the Subsidiary Guarantor until all of the Secured Obligations and all Commitments are terminated. Each Subsidiary Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent for the benefit of the Designated Letter of Credit Issuer and the Lenders to secure payment of the Guaranteed Obligations or any other liability of the Borrower or any Subsidiary Guarantor to the Administrative Agent, the Designated Letter of Credit Issuer, the Designated Hedge Creditor or any Lender. Each Subsidiary Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Subsidiary Guaranty. Each Subsidiary Guarantor further waives all notices of the existence, creation or incurring of additional Secured Obligations by the Borrower, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect all or any part of the Guaranteed Obligations, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any Collateral given to the Administrative Agent for the benefit of the Administrative Agent, the Designated Letter of Credit Issuer, the Designated Hedge Creditor and the Lenders to secure payment of the Guaranteed Obligations.

         11.6     STAY OF ACCELERATION.

                  If acceleration of the time for payment of any amount payable by any Subsidiary Guarantor under this Agreement or other Loan Document in respect of a Guaranteed Obligation is stayed upon the insolvency, Bankruptcy or reorganization of any Subsidiary Guarantor all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Subsidiary Guarantors hereunder forthwith on demand by the Administrative Agent.

         11.7     SUBROGATION AND CONTRIBUTION RIGHTS.

                  (a)      INDEMNITY AND SUBROGATION.

                  In addition to all rights of indemnity and subrogation that the Subsidiary Guarantors may have under applicable law, the Borrower agrees that the Borrower will indemnify such Subsidiary Guarantor for the full amount of any payment made thereby pursuant to this Section with respect to the Guaranteed Obligations of the Borrower and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom payment is made to the extent of such payment; PROVIDED, HOWEVER, that such Subsidiary Guarantor shall not enforce its rights to any payment by way of indemnity or subrogation until all of the Secured Obligations shall have been finally paid in full and may not under applicable insolvency laws be required to be repaid by the Designated Letter of Credit Issuer, the Designated Hedge Creditor or the Lenders.

                  If any Subsidiary Guarantor makes a payment in respect of the Guaranteed Obligations, it shall be subrogated to the rights, if any, of the payees against the other Subsidiary Guarantors with respect to such payment and shall have the rights of contribution set forth below against the other Subsidiary Guarantors.


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

                  (b)      CONTRIBUTION RIGHTS.

                  To the extent that any Subsidiary Guarantor makes a payment of a portion of the Secured Obligations which exceeds (after taking into account all indemnity payments made to such Subsidiary Guarantor by the Borrower hereunder) the greater of: (i) the amount of the economic benefit actually received by the Subsidiary Guarantor from the Loans and (ii), the amount which the Subsidiary Guarantor would otherwise have paid if the Subsidiary Guarantor had paid the aggregate amount of the Secured Obligations in the same proportion as the Subsidiary Guarantor's Allocable Amount, as determined immediately prior to the making of such payment, bears to the aggregate Allocable Amount of all of the Subsidiary Guarantors as of such date of determination, THEN such Subsidiary Guarantor shall be reimbursed by the other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective Allocable Amounts of such other Subsidiary Guarantors as such date of determination; PROVIDED, HOWEVER, that such Subsidiary Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its right of contribution until all of the Secured Obligations shall have been finally paid in full and may not under applicable insolvency laws be required to be repaid by the Designated Letter of Credit Issuer, the Designated Hedge Creditor or the Lenders.

                  For purposes hereof, the term "Allocable Amount" with respect to the Subsidiary Guarantor, at any date of determination, shall be equal to the maximum amount of the claim that could then be recovered from such Subsidiary Guarantor under this Section 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar state statute or common law.

SECTION 12        THE ADMINISTRATIVE AGENT AND LEAD ARRANGER.

         12.1     THE ADMINISTRATIVE AGENT.

                  Each Lender and the Designated Letter of Credit Issuer irrevocably appoints the Administrative Agent to act as Administrative Agent under this Agreement and the other Loan Documents for the benefit of such Lender and the Designated Letter of Credit Issuer with full authority to take such actions, and to exercise such powers, on behalf of such Lender and the Designated Letter of Credit Issuer in respect of this Agreement and the other Loan Documents as are herein and therein respectively delegated to the Administrative Agent or as are reasonably incidental to those delegated powers. The Administrative Agent in such capacity shall be deemed to be an independent contractor of the Lenders and the Designated Letter of Credit Issuer. Each of the Lenders and the Designated Letter of Credit Issuer hereby expressly agrees that, without first obtaining the prior written consent of the Administrative Agent or the Required Lenders, such Lender and the Designated Letter of Credit Issuer, as the case may be, shall not take or cause to be taken, in respect of the Secured Obligations hereunder or the Collateral, any enforcement or remedial action that is independent from the actions or remedies taken or to be taken by the Administrative Agent, except for any actions taken by any Lender or the Designated Letter of Credit Issuer which are necessary to preserve its rights in connection with any Event of Default described in Section 9.13 of this Agreement.

12.2              LEAD ARRANGER.

                  Each Lender hereby irrevocably designates and appoints NCB as Lead Arranger (the "Lead Arranger") to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes the Lead Arranger to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Lead Arranger by the terms of this


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Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

         12.3     MARKETING FLEXIBILITY.

                  At any time prior to the completion of the Syndication Period, the Lead Arranger reserve the right, after consultation with the Borrower, to change the amount, structure, maturity, pricing, composition, or other terms, conditions or provisions of the credit facilities hereunder from those specified or otherwise indicated herein, in order to ensure and complete, in the sole judgment of the Lead Arranger, a successful syndication of the credit facilities hereunder. This paragraph shall survive the execution and delivery of this Agreement, the closing hereof and the extensions of Loans and Letters of Credit hereunder until the syndication is, in the sole discretion of the Lead Arranger, successfully completed. The Borrower and each Subsidiary Guarantor will enter into any amendments hereto or to the other Loan Documents which the Administrative Agent and the Lead Arranger consider necessary to give effect to the exercise of the Lead Arranger's rights under this paragraph.

         12.4     NATURE OF APPOINTMENT.

                  Neither the Administrative Agent nor the Lead Arranger shall have any fiduciary relationship with any Lender or the Designated Letter of Credit Issuer by reason of this Agreement and the other Loan Documents. Neither the Administrative Agent nor the Lead Arranger shall have any duty or responsibility whatsoever to any Lender or the Designated Letter of Credit Issuer except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Lender or the Designated Letter of Credit Issuer acknowledges that the Administrative Agent and the Lead Arranger, as the case may be, is acting as such solely as a convenience to the Lenders and not as a manager of the Commitments or the Obligations evidenced by the Notes. This Section 12 does not confer any rights upon the Borrower or anyone else (except the Lenders and the Designated Letter of Credit Issuer), whether as a third party beneficiary or otherwise.

         12.5     ADMINISTRATIVE AGENT AS LENDERS; OTHER TRANSACTIONS.

                  The Administrative Agent's rights as a Lender under this Agreement and the other Loan Documents shall not be affected by serving as the Administrative Agent. The Administrative Agent and its Affiliates may generally transact any banking, financial, trust, advisory or other business with the Borrower and its Subsidiaries (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Lenders or the Designated Letter of Credit Issuer, without accounting to the Lenders or the Designated Letter of Credit Issuer and without prejudice to the Administrative Agent's rights as a Lender under this Agreement and the other Loan Documents except as may be expressly required under this Agreement.

         12.6     INSTRUCTIONS FROM LENDERS.

                  The Administrative Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, collection and enforcement actions in respect of any Secured Obligations and any Collateral therefor) EXCEPT that the Administrative Agent shall take such action (or omit to take such action) other than actions referred to in Section 13.1 of this Agreement, as may be reasonably requested of it in writing by the Required Lenders with instructions and which actions and omissions shall be binding upon all of the Lenders or the Designated Letter of Credit Issuer; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the


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Administrative Agent to personal liability or might be contrary to this
Agreement, any Loan Document or any applicable Law.

         12.7     LENDER'S DILIGENCE.

                  Each Lender and the Designated Letter of Credit Issuer: (a) represents and warrants that it has made its decision to enter into this Agreement and the other Loan Documents and (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the other Loan Documents; in each case without reliance on the Administrative Agent, the Lead Arranger, or any other Lender and the Designated Letter of Credit Issuer and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

         12.8     NO IMPLIED REPRESENTATIONS.

                  Neither the Administrative Agent nor the Lead Arranger shall be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by the Borrower or any Subsidiary Guarantor in this Agreement or any Loan Document or by a Lender or the Designated Letter of Credit Issuer in any notice or other communication or by anyone else or otherwise.

         12.9     SUB-ADMINISTRATIVE AGENTS.

                  The Administrative Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or willful misconduct of any such agent selected by it with reasonable care.

         12.10    ADMINISTRATIVE AGENT'S DILIGENCE.

                  Neither the Administrative Agent nor the Lead Arranger shall be required: (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Loan Document, (b) to make any inquiry into the properties, financial condition or operation of the Borrower and its Subsidiaries or any other matter relating to this Agreement or any Loan Document, (c) to report to any Lender and the Designated Letter of Credit Issuer any information (other than which this Agreement or any Loan Document expressly requires to be so reported) that the Administrative Agent or any of its Affiliates may have or acquire in respect of the properties, business or financial condition of the Borrower and its Subsidiaries or any other matter relating to this Agreement or any Loan Document or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Loan Document.

         12.11    NOTICE OF DEFAULT.

                  The Administrative Agent shall not be deemed to have knowledge of any Potential Default or Event of Default unless and until it shall have received a written notice describing such Potential Default or Event of Default and citing the relevant provision of this Agreement or any Loan Document. The Administrative Agent shall give each Lender (except the Lender or the Designated Letter of Credit Issuer giving such notice) reasonably prompt notice of any such written notice.

         12.12    ADMINISTRATIVE AGENT'S LIABILITY.

                  Neither the Administrative Agent (acting in its capacity as Administrative Agent) nor the Lead Arranger acting in its capacity as Lead Arranger, nor any directors, officers, employees, attorneys, and other Administrative Agents acting for the Administrative Agent or


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

the Lead Arranger, as the case may be, in such capacities respectively, shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and the Lead Arranger: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives a fully executed copy of any assignment with respect thereto, signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts which have been selected by the Administrative Agent with reasonable care; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender or the Designated Letter of Credit Issuer for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, including, without limitation, the truth of the statements made in any certificate delivered by the Borrower under
Section 2, Section 3, Section 4, Section 7 or Section 8 of this Agreement or in any Credit Request, Rate Continuation/Conversion Request, Reimbursement Agreement or any other similar notice or delivery, the Administrative Agent (and Lead Arranger to the extent relevant thereto) being entitled for the purposes of determining fulfillment of the conditions set forth therein to rely conclusively upon such certificates; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Revolving Credit Notes or any other Loan Document or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender or the Designated Letter of Credit Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or collateral covered by any agreement or any other Loan Document and (f) shall incur no liability under or in respect of this Agreement, the Revolving Credit Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

                  Neither the Administrative Agent, nor the Lead Arranger, nor any of directors, officers, employees or Administrative Agents thereof shall have any responsibility to the Borrower or any Subsidiary Guarantor on account of the failure of or delay in performance or breach by any Lender or the Designated Letter of Credit Issuer of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Designated Letter of Credit Issuer or the Borrower of any of their respective obligations hereunder or under any Loan Document or in connection herewith or therewith. The Lenders and the Designated Letter of Credit Issuer each hereby acknowledge that the Administrative Agent and the Lead Arranger shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, the Revolving Credit Notes or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.

         12.13    ADMINISTRATIVE AGENT'S AND LEAD ARRANGER'S INDEMNITY.

                  The Lenders shall indemnify the Administrative Agent, in its capacity as Administrative Agent, and the Lead Arranger in its capacity as Lead Arranger (to the extent the Administrative Agent and the Lead Arranger, as the case may be, is not reimbursed by the Borrower), from and against: (a) any loss or liability (other than any caused by the Administrative Agent's or the Lead Arranger's gross negligence or willful misconduct) incurred by the Administrative Agent as such and the Lead Arranger as such in respect of this Agreement, the Revolving Credit Notes or any Loan Document and (b) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement, the Revolving Credit Notes or any Loan Document (other than any caused by the Administrative Agent's or the Lead Arranger's, as the case may be, gross negligence or willful misconduct) including, without limitation,



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reasonable fees and disbursements of legal counsel of its own selection
(including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as the Administrative Agent or the Lead Arranger, as the case may be, (other than the loss, liability or costs incurred by the Administrative Agent or the Lead Arranger in the defense of any claim against it by the Lenders or the Designated Letter of Credit Issuer arising in connection with its actions in its capacity as Administrative Agent); PROVIDED, HOWEVER, that each Lender shall be liable for only its Ratable Portion of the whole loss or liability.

         12.14    RESIGNATION OF ADMINISTRATIVE AGENT.

                  The Administrative Agent may resign as Administrative Agent for any reason effective twenty (20) Business Days after giving notice thereof to the Lenders and the Designated Letter of Credit Issuer and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Required Lenders shall appoint from among the Lenders (other than the Lender that has resigned) a successor Administrative Agent for the Lenders and the Designated Letter of Credit Issuer which successor Administrative Agent shall be reasonably acceptable to the Borrower. If, however, in the case of resignation by the Administrative Agent, no successor Administrative Agent shall have been appointed by the time such resignation becomes effective, then the retiring Administrative Agent may, on behalf of the Lenders and the Designated Letter of Credit Issuer, appoint a successor Administrative Agent from among the remaining Lenders. Upon appointment (whether effected by the Required Lenders or the retiring Administrative Agent on behalf of the Lenders) and acceptance of such appointment as "Administrative Agent," the successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent, effective upon its appointment and acceptance, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holder of the Revolving Credit Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of Section 12.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 13        TRANSFERS AND ASSIGNMENTS.

         13.1     TRANSFER OF COMMITMENTS.

                  Each Lender shall have the right at any time or times to transfer to another financial institution that is an Eligible Assignee, without recourse, all or, if less than all, any fixed percentage of (which percentage does not have to be pro rata and may vary in percentage among the Commitment and outstanding Revolving Credit Loans and/or Term B Loans of such Lender but the assigned portion resulting therefrom must (i) in each case of a transfer of Revolving Credit Commitments and Loans, be at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, in each case of a transfer of Term B Loans and Commitments, be at least equal to $1,000,000 or an integral multiple of $100,000 in excess thereof), such Lender's rights and obligations under this Agreement and the other Loan Documents, including, without limitation, such Lender's Commitments, any Loan made by such Lender, any Note executed in favor of such Lender, any participations in Letters of Credit and any participations purchased by the Lender pursuant to Section 10.14 of this Agreement; PROVIDED, HOWEVER, in each such case, that the transferor and the transferee shall have complied with the following requirements:


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                  (a)      PRIOR CONSENT.

                           Transfers (other than transfers by any Lender to any Affiliate of such Lender or to any other Lender hereunder which is not a Defaulting Lender) to any Eligible Assignee may be consummated pursuant to this Section 13 only upon the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and, unless an Event of Default has occurred which is continuing and has not been waived in accordance with Section 15.1 hereof, the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary, any Lender may at any time (i) assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank, or (ii) create a security interest in all or any portion of such rights in favor of any Federal Reserve Bank, in each case in accordance with Regulation A or the Board of Governors of the Federal Reserve System, and no such assignment or creation shall release such assigning Lender from its obligations hereunder.

                  (b)      AGREEMENT; TRANSFER FEE.

                           The transferor: (i) shall remit to the Administrative Agent an administrative fee of Three Thousand Five Hundred Dollars ($3,500) and (ii) shall cause the transferee to execute and deliver to the Borrower, the Administrative Agent and each Lender (A) an Assignment Agreement, substantially in the form of EXHIBIT J attached hereto, and otherwise in form and substance satisfactory to the Administrative Agent and its counsel (an "Assignment Agreement"), together with the consents and releases referenced therein and (B) such additional amendments, assurances and other writings as the Administrative Agent may reasonably require to effect such transfer.

                  (c)      NO PROHIBITED TRANSACTION.

                           The transferee shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

                  (d)      REVOLVING CREDIT NOTES.

                           The Borrower shall execute and deliver: (i) to the Administrative Agent, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with the Assignment Agreement, (ii) if a Lender's entire interest in its Commitments and in all of its Loans have been transferred, to the transferee appropriate replacement notes against return of the Notes (each marked "replaced") held by the transferor and (iii) if only a portion of a Lender's interest in its Commitments and Loans has been transferred, replacement notes to each of the transferor and the transferee against return of the original such Revolving Credit Notes of the transferor (each marked "replaced") held by the transferor; PROVIDED, that, simultaneously with the Borrower's delivery of new Revolving Credit Notes pursuant to this
         Section 12(c), the transferor Lender will deliver to the Borrower any note being replaced in whole or in part, and each such note delivered by the transferor Lender shall be conspicuously marked "replaced" when so delivered.

                  (e)      PARTIES.

                           Upon satisfaction of the requirements of this Section 13.1, including the payment of the fee and the delivery of the documents set forth in Section 13.1(b) above, (i) the transferee shall become and thereafter be deemed to be a "Lender" for the


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         purposes of this Agreement and (ii) the transferor (A) shall continue to be a "Lender" for the purposes of this Agreement only if and to the extent that the transfer shall not have been a transfer of its entire interest in its Commitments and Loans, (B) shall cease to be and thereafter shall no longer be deemed to be a "Lender" in the case of any transfer of its entire interest in its Commitments and Loans and
         (C) the signature pages hereto and Annex I hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

         13.2     SALE OF PARTICIPATIONS.

                  Each Lender shall have the right at any time or times to sell one or more participations or subparticipations to a financial institution in all or, if less than all, any constant fixed percentage of: such Lender's Commitments, any Loan made by such Lender, any Note executed in favor of such Lender, any participation by such Lender in a Letter of Credit and any participations, if any, purchased by such Lender pursuant to Section 10.14 of this Agreement or this Section 13; PROVIDED, HOWEVER, in each such case, that the transferor and the transferee shall have complied with the following requirements:

                  (a)      BENEFITS OF PARTICIPANT.

                           The provisions of Section 14 of this Agreement shall inure to the benefit of each purchaser of a participation or subparticipation (provided that (i) each such participant shall look solely to the seller of its participation for those benefits, (ii) no such seller (whether or not a Lender) shall have a claim against the Borrower of any kind whatsoever resulting from such benefits, and (iii) the Borrower's liabilities, if any, under any of those sections shall not be increased as a result of the sale of any such participation) and Administrative Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

                  (b)      RIGHTS RESERVED.

                           In the event any Lender shall sell any participation or subparticipation, that Lender shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrower this Agreement and the other Loan Documents) and duties pursuant to this Agreement and the other Loan Documents, including, without limitation, that Lender's right to approve any waiver, consent or amendment pursuant to Section 15.1 of this Agreement and such purchaser shall not be a Lender for any purposes of this Agreement and the other Loan Documents, EXCEPT if and to the extent that any such waiver, consent or amendment would (A) reduce any fee or commission allocated to the participation or subparticipation, as the case may be, (B) reduce the amount of any principal payment on any Loan allocated to the participation or subparticipation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, (C) extend the time for payment of any amount allocated to the participation or subparticipation, as the case may be, or (D) result in the release of a substantial portion of the Collateral.

                  (c)      NO DELEGATION.

                           No participation or subparticipation shall operate as a delegation of any duty of the seller of such participation or subparticipation. Under no circumstance shall any participation or subparticipation be deemed a novation in respect of all or any part of the selling Lender's obligations pursuant to this Agreement.


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                  (d)      NO PROHIBITED TRANSACTION.

                           Each purchaser of a participation or subparticipation shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

         13.3     CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS.

                  (a)      CHANGE OF LENDING OFFICE.

                           Each Lender and the Designated Letter of Credit Issuer agrees that, upon the occurrence of any event giving rise to the operation of any of Sections 2.11(k), 2.15, 14.1 or 14.3 with respect to such Lender and the Designated Letter of Credit Issuer it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender and the Designated Letter of Credit Issuer) to designate another Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Lending Office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. All terms of this Agreement shall apply to any Lending Office and the Loans and any Revolving Credit Notes issued hereunder shall be deemed held by each Lender and the Designated Letter of Credit Issuer for the benefit of its Lending Office.

                  (b)      REPLACEMENT OF LENDERS.

                           If any Lender or the Designated Letter of Credit Issuer requests any compensation, reimbursement or other payment under any of Sections 2.11(k), 2.15 or 14.1 with respect to such Lender or the Designated Letter of Credit Issuer, or if the Borrower is required to pay any additional amount to any Lender or the Designated Letter of Credit Issuer or governmental authority pursuant to Section 14.3, or if any Lender is a "Defaulting Lender" hereunder, or if any Lender otherwise fails to fund its Ratable Portion of Revolving Credit Borrowings or the participation purchase price payable by such Lender for its participating interest hereunder as specified in Section 2.4(e)(iii) hereof, or if any Lender notifies the Administrative Agent that it is exercising any right under this Agreement not to fund or maintain a LIBOR Rate Loan denominated in Dollars which the other Lenders are willing or prepared to fund or maintain, THEN, the Borrower may, at its sole expense and effort, upon notice to such Lender or the Designated Letter of Credit Issuer and the Administrative Agent, require such Lender or the Designated Letter of Credit Issuer, as the case may be, to assign and delegate, without recourse (in accordance with the restrictions contained in Section 13.1), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld,
         (ii) such Lender or the Designated Letter of Credit Issuer shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Section 14.4 hereof), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under any of Sections 2.11(k), 2.15 or 14.1 with respect to such Lender or the Designated Letter of Credit Issuer, or resulting from any required payments to any Lender or governmental authority pursuant to Section 14.3, such assignment will result in a reduction in such


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         compensation, reimbursement or payments. None of the Lenders nor the
         Designated Letter of Credit Issuer shall be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or the Designated Letter of Credit Issuer or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  (c)      REPLACEMENT OF NON-CONSENTING LENDERS.

                           If, in connection with any proposed amendment, waiver or consent hereunder pursuant to Section 15.1 hereof:

                           (i) requiring the consent of all Lenders, the consent
                  of Required Lenders is obtained but the consent of all Lenders whose consent is required is not obtained,

                           (ii) requiring the consent of Required Lenders, the
                  consent Lenders holding 51% or more is obtained but the consent of Required Lenders is not obtained (any Lender withholding consent as described in clause (i) and (ii) hereof being referred to as a "Non-Consenting Lender"),

THEN, so long as the Administrative Agent or any Term B Lender is not the Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 13.1), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Section 14.4 hereof).

                  (d)      EFFECT ON RIGHTS AND OBLIGATIONS.

                  Nothing in this Section 13.3 shall affect or postpone any of the obligations of the Borrower or the right of any Lender or the Designated Letter of Credit Issuer provided in any of Sections 2.11(k), 2.15 14.1 or 14.3 hereof.

         13.4     CONFIDENTIALITY.

                  The Administrative Agent, the Designated Letter of Credit Issuer and each Lender hereby agree to use all commercially reasonable efforts to hold all non-public information obtained pursuant to the requirements of this Agreement and the other Loan Documents in accordance with the customary procedures of the Administrative Agent, the Designated Letter of Credit Issuer or such Lender, as the case may be, for handling confidential information of this nature and in accordance with safe and sound banking practices, EXCEPT that this Section shall not preclude the Administrative Agent, the Designated Letter of Credit Issuer or any Lender from furnishing any such confidential information: (i) subject to the Borrower's receipt of prior notice from the Administrative Agent, such Designated Letter of Credit Issuer or such Lender, as the case may be, if permitted under applicable Law and such legal proceedings, to the extent which may be required by subpoena or similar order of any court of competent jurisdiction, (ii) subject to the Borrower's receipt of prior notice from the Administrative Agent, such Designated Letter of Credit Issuer or such Lender, as the case may be, if permitted under applicable Law, to the


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extent such information is required to be disclosed to any regulatory or administrative governmental agency or commission having any regulatory authority over the Administrative Agent, the Designated Letter of Credit Issuer or such Lender or its securities, (iii) to any other party to this Agreement, (iv) to any Affiliate of the Administrative Agent, the Designated Letter of Credit Issuer or such Lender so long as such Affiliate agrees to be bound in writing by the provisions of this Section 13.4 prior to the time of such disclosure and so long as such information is received in connection with customary banking practices, (v) to any actual or prospective transferee, participant or subparticipant of all or part of a Lender's rights arising out of or in connection with the Loan Documents and this Agreement or any thereof so long as such prospective transferee, participant or subparticipant to whom disclosure is made agrees in writing to be bound by the provisions of this Section 13.4 prior to the time of such disclosure, (vi) to anyone if it shall have been already publicly disclosed (other than by the Administrative Agent, the Designated Letter of Credit Issuer or such Lender, as the case may be, in contravention of this Section 13.4) prior to the time of such disclosure, (vii) to the extent reasonably required in connection with the preparation, negotiation or administration of this Agreement and the other Loan Documents or the exercise of any right or remedy under this Agreement or any other Loan Document, to the counsel, auditors, professional advisors and consultants, and accountants to the Administrative Agent, the Designated Letter of Credit Issuer or the Lenders, who have a need to know such information in accordance with customary banking practices and requirements and who receive the information having been made aware of the restrictions set forth herein and (viii) to the extent reasonably required in connection with any legal proceedings instituted by or against the Administrative Agent, the Designated Letter of Credit Issuer or such Lender in its respective capacities as the Administrative Agent, the Designated Letter of Credit Issuer or a Lender under this Agreement; PROVIDED, FURTHER that for any disclosure pursuant to clauses (i), (ii), (vii) or (viii) hereof, the Administrative Agent, the Designated Letter of Credit Issuer or such disclosing Lender, as the case may be, shall (A) use reasonable efforts to disclose only that portion of the confidential information as it is legally required, in the opinion of counsel, to disclose and (B) to the extent possible under the applicable proceeding, at the Borrower's expense, request a protective order as to the confidentially thereof.

SECTION 14        INDEMNITIES.

         14.1     INCREASED COSTS.

                  If, after the Effective Date of this Agreement, (a) the introduction of any Law, rule or regulation or any change therein, (b) any change in the interpretation or administration of any Law, rule or regulation by any central bank or other governmental authority or (b) the compliance by any Lender or the Designated Letter of Credit Issuer with any guideline, request or directive from any central bank or other governmental authority (whether or not having the force of Law) shall increase the cost to any Lender or the Designated Letter of Credit Issuer (other than any increase in the cost of the overhead of such Lender or the Designated Letter of Credit Issuer) of agreeing to make or making, funding or maintaining Loans to the Borrower or the cost to any Designated Letter of Credit Issuer or Lender of issuing, maintaining or participating in any Letter of Credit, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the Designated Letter of Credit Issuer additional amounts sufficient to indemnify such Lender and the Designated Letter of Credit Issuer for such increased cost.

         14.2     RISK-BASED CAPITAL.

                  If any Lender or the Designated Letter of Credit Issuer shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by


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any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or the Designated Letter of Credit Issuer or the parent corporation of any thereof with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender or the Designated Letter of Credit Issuer to be material to the rate of return on the capital or assets of such Lender or the Designated Letter of Credit Issuer or the parent corporation of any thereof as a consequence of the commitments or obligations of such Lender or the Designated Letter of Credit Issuer hereunder to a level below that which such Lender or the Designated Letter of Credit Issuer or the parent corporation of any thereof could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration policies of such Lender or the Designated Letter of Credit Issuer or the parent corporation of any thereof with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender or the Designated Letter of Credit Issuer (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or the Designated Letter of Credit Issuer or the parent corporation of any thereof for such reduction. Each Lender and the Designated Letter of Credit Issuer, as the case may be, upon determining in good faith that any additional amounts will be payable pursuant to this section 14.2, will give prompt written demand therefor.

         14.3     TAXES.

                  (a)      TAXES; WITHHOLDING.

                           Any and all payments by the Borrower hereunder, under the Revolving Credit Notes or the Term Note or the other Loan Documents shall be made, in accordance with the provisions of Section 2, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Designated Letter of Credit Issuer taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender is organized or is doing business, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, the Designated Letter of Credit Issuer or the Administrative Agent: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14.3) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. All such Taxes shall be paid by the Borrower prior to the date on which penalties attach thereto or interest accrues thereon; PROVIDED, HOWEVER, that, if any such penalties or interest become due, the Borrower shall make prompt payment thereof to the appropriate governmental authority. The Borrower shall indemnify the Administrative Agent, each Lender and the Designated Letter of Credit Issuer for the full amount of such Taxes (including any Taxes on amounts payable under this Section 14.3(a) paid by such Lender, the Designated Letter of Credit Issuer and the Administrative Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date such Lender, the Designated Letter of Credit Issuer or the Administrative Agent makes written demand therefor.


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                  (b)      STAMP TAXES.

                           The Borrower agrees to pay, and will indemnify each Lender, the Designated Letter of Credit Issuer and the Administrative Agent for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Revolving Credit Notes or the Term B Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Revolving Credit Notes or the Term B Notes (hereinafter referred to as "Other Taxes").

                  (c)      OTHER TAXES.

         Except as specifically limited by Section 14.3(a), the Borrower will indemnify each Lender, the Designated Letter of Credit Issuer and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 14.3) paid by such Lender, the Designated Letter of Credit Issuer or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any indemnification payment shall be made within 30 days from the date such Lender, the Designated Letter of Credit Issuer or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d)      REQUEST FOR REFUND.

                           At the reasonable request of the Borrower, each Lender, the Designated Letter of Credit Issuer or the Administrative Agent shall apply at the applicable Borrower's expense for a refund in respect of Taxes or Other Taxes previously paid by the Borrower pursuant to this Section 14.3 if in the opinion of such Lender or the Administrative Agent there is a reasonable basis for such refund. Notwithstanding the foregoing, none of the Lenders, the Designated Letter of Credit Issuer or the Administrative Agent shall be obligated to pursue such refund if, in its sole good faith judgment, such action would be disadvantageous to it, but shall be required to cooperate in good faith with the Borrower if the Borrower should choose to pursue such refund. If any Lender, the Designated Letter of Credit Issuer or the Administrative Agent subsequently receives from a taxing authority a refund of any Tax previously paid by the Borrower and for which the Borrower has indemnified the Lender pursuant to this Section 14.3, such Lender, the Designated Letter of Credit Issuer or the Administrative Agent shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable law, pay to the Borrower the net amount of any such recovery after deducting taxes and expenses attributable thereto.

                  (e)      EXEMPTION CERTIFICATE.

                           Not later than: (a) the Closing Date, (b) in the case of any bank or financial institution that becomes a Lender or the Designated Letter of Credit Issuer after the Closing Date, the date of the instrument of assignment pursuant to which such bank or financial institution became a Lender or the Designated Letter of Credit Issuer,
         (c) annually on each Anniversary Date thereafter or (d) such other times as the Administrative Agent or the Borrower may reasonably request: (i) each Lender or the Designated Letter of Credit Issuer organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with duly completed copies of Form 1001 or Form 4224 or any successor form prescribed by the Internal Revenue Service of the United States certifying that such Lender or the


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         Designated Letter of Credit Issuer is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other document satisfactory to the Borrower and the Administrative Agent indicating that all payments to be made to such Lender or the Designated Letter of Credit Issuer hereunder are not subject to such taxes and (ii) each other Lender or the Designated Letter of Credit Issuer shall provide the Administrative Agent and the Borrower with a written statement which certifies that such Lender or the Designated Letter of Credit Issuer is not a non-resident alien or foreign corporation and which otherwise satisfies Treasury Regulation
         Section 1.1441-5(b) or any successor regulation under the Internal Revenue Code (each such certificate or statement, an "Exemption Certificate"). Unless the Administrative Agent and the Borrower have received an Exemption Certificate from such Lender or the Designated Letter of Credit Issuer, the Borrower, or the Administrative Agent if the Borrower have not withheld, may withhold taxes from such payments at the applicable statutory rate (subject, in the case of the Borrower to the requirements of Section 14.3(a) above); PROVIDED, HOWEVER, that, if the Borrower have withheld, the Borrower shall so notify the Administrative Agent. Any Lender or the Designated Letter of Credit Issuer which ceases to be exempt from United States withholding taxes shall notify the Administrative Agent and the Borrower promptly thereof.

                  (f)      FURNISHING OF CERTIFICATE.

                           Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 15.12 of this Agreement, the original or a certified copy of a receipt evidencing payment thereof. If Taxes ever become payable in respect of any payment hereunder or under the Revolving Credit Notes made during a Fiscal Quarter, thereafter the Borrower will furnish to the Administrative Agent, within thirty (30) days after the end of such Fiscal Quarter, at such address, a certificate from the Borrower stating that any payments made during such Fiscal Quarter are exempt from or not subject to Taxes.

                  (g)      SURVIVAL OF PROVISION.

                           Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and liabilities of the Borrower contained in this Section 14.3 shall survive the payment in full of the Secured Obligations.

         14.4     LOSSES.

                  If any payment of principal of, or Rate Conversion or Rate Continuation of, any LIBOR Rate Loan is not paid when due or is made on a day other than on the last day of an Interest Period relating to such Loan, as a result of a payment or Rate Conversion or Rate Continuation pursuant to the provisions of Section 2.10 of this Agreement or acceleration of the maturity of the Notes pursuant to Section 10 of this Agreement or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Rate Conversion or Rate Continuation, including, without limitation, any loss, cost or expense (other than any expenses directly attributable to loan origination efforts) incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.


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         14.5     INDEMNIFICATION FOR REQUESTS.

                  Whenever the Borrower: (a) shall revoke any Credit Request or Rate Conversion/Continuation Request involving any LIBOR Rate Loan, (b) shall for any other reason fail to borrow pursuant to any such Credit Request or Rate Conversion/Continuation Request or otherwise comply therewith, (c) shall fail to fulfill, on or before the date specified in any such request, the applicable conditions set forth in Section 3 of this Agreement or (d) shall fail to honor any prepayment notice with respect to LIBOR Rate Loans, then, in each case on any Lender's demand, the Borrower shall indemnify each Lender and the Administrative Agent against any loss, cost or expense incurred by such Lender or the Administrative Agent as a result of any such failure by the Borrower, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or the Administrative Agent to fund the LIBOR Rate Loan to be made by such Lender or the Administrative Agent in connection with such request when such LIBOR Rate Loan, as a result of such failure by the Borrower, is not made on such date.

         14.6     GENERAL INDEMNITY.

                  The Borrower and each Subsidiary Guarantor shall jointly and severally indemnify and hold harmless the Administrative Agent, the Lead Arranger and each Lender and the Designated Letter of Credit Issuer, and the respective directors, officers, employees and Affiliates thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel and settlements costs, which may be imposed on, incurred by, or asserted against the Administrative Agent, the Lead Arranger, any Lender or the Designated Letter of Credit Issuer, or the respective directors, officers, employees and Affiliates thereof in connection with any investigative, administrative or judicial proceeding (whether the Administrative Agent, the Lead Arranger, such Lender or the Designated Letter of Credit Issuer is or is not designated as a party thereto) directly or indirectly relating to or arising out of this Agreement or any other Loan Document, the transactions contemplated thereby, or any actual or proposed use of proceeds hereunder or thereunder, except that neither the Administrative Agent, the Lead Arranger, any Lender nor the Designated Letter of Credit Issuer, nor any such directors, officers, employees and Affiliates thereof shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         14.7     ENVIRONMENTAL INDEMNITY.

                  The Borrower and each Subsidiary Guarantor shall, at its sole cost and expense, jointly and severally indemnify, defend and save harmless the Administrative Agent, the Lead Arranger, each Lender and the Designated Letter of Credit Issuer (and each of their respective officers, directors, employees, Administrative Agents, representatives and contractors and any subsequent owner of the Collateral who purchases Collateral through the Lender or pursuant to any enforcement action by the Lender) from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigations, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted against any of such indemnified Persons directly or indirectly relating to, resulting from or arising out of:
(i) Environmental Claims against the Borrower or such Subsidiary Guarantor, (ii) a material misrepresentation or inaccuracy in any representation or warranty contained in this Agreement relating to any environmental matters applicable to the Borrower or (iii) a breach or failure to perform any covenant made by the Borrower in this Agreement with respect to environmental matters which continues uncured after the expiration of any applicable grace period. The Borrower will pay


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any sums owing by the Borrower to the Administrative Agent, each Lender and the
Designated Letter of Credit Issuer pursuant to this indemnification obligation five (5) days after demand by the Administrative Agent, on behalf of the Administrative Agent, such Lender the Lead Arranger or the Designated Letter of Credit Issuer, together with interest on such amount accruing from and after the expiration of such period at the default rate of interest hereunder.

         14.8     CERTIFICATE FOR INDEMNIFICATION.

                  Each demand by the Administrative Agent, the Lead Arranger, a Lender or the Designated Letter of Credit Issuer for payment pursuant to this
Section 14 shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall, absent manifest error, be presumed to be correct. In determining the amount of any such payment thereunder, the Administrative Agent, each Lender, the Lead Arranger and the Designated Letter of Credit Issuer may use reasonable averaging and attribution methods, so long as such methods are set forth in the certificate referred to in the preceding sentence. The failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 14 upon the subsequent receipt of such notice.

         14.9 DUTY TO MITIGATE; STANDARD TREATMENT; REIMBURSEMENT LIMITATION PERIOD.

                  The Administrative Agent, the Lead Arranger and each Lender or the Designated Letter of Credit Issuer seeking payment pursuant to this Section 14 shall use reasonable efforts and take all reasonable actions to avoid the cause of the payment and to minimize the amount thereof. Each Lender agrees that it will not seek compensation or reimbursement provided for in this Section 14.9 unless the Administrative Agent, such Lender, the Lead Arranger, or the Designated Letter of Credit Issuer, as the case may be, as a matter of policy intends generally to seek comparable compensation or reimbursement from other borrowers similarly situated and similarly documented financial accommodations. Notwithstanding anything in this Agreement to the contrary, neither the Administrative Agent nor any Lender, the Lead Arranger or the Designated Letter of Credit Issuer, as the case may be, shall be entitled to compensation or payment or reimbursement of other amounts (a) under Sections 2.15, 14.1, 14.2,
14.4 and 14.5 hereof for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such Sections and (b) under Section 14.3 for any amounts incurred or accruing more than three (3) years prior to the giving of notice to the Borrower of the amounts of the nature described in such Section.

SECTION 15        GENERAL.

         This Agreement and the other Loan Documents shall be governed by the following provisions:

         15.1     AMENDMENTS AND WAIVERS.

                  No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower or any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, the Administrative Agent, the Borrower, and, to the extent that any amendment, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given: PROVIDED, HOWEVER that:


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                  (a)      REQUIRED UNANIMOUS CONSENT.

                           Unanimous consent of all of the Lenders shall be required with respect to (a) the extension of maturity of any Note, or the extension of the payment date for interest, principal and/or fees thereunder, or (b) any reduction in fees hereunder or the rate of interest on any Note (other than a reduction in fees or interest by virtue of a waiver of an Event of Default as provided for in Sections 2.13(d) and 2.12(b)(ii) of this Agreement), or in any amount of principal or interest due on any Note, or in the manner of pro rata application of any payments made by the Borrower to the Lenders hereunder, or (c) any change in any percentage voting requirements in this Agreement, or (d) any increase in the principal amount of or percentage of any Lender's Commitments, or (e) any change in the definitions "Collateral", "Required Lenders" or "Required Term B Lenders under this Agreement, or (f) increase the permitted amount of Permitted Special Advances, or (g) except as otherwise permitted herein, the release in one or more actions of Collateral with an aggregate value exceeding $250,000 or (h) the release of any Subsidiary Guarantor, (i) any change in Section 12, Sections 13.1 or 13.2, or
         Section 14 hereof or this Section 15.1 itself, or (j) subject to the Administrative Agent's exercise of its Permitted Discretion pursuant to
         Section 2.2 hereof with respect to reserves, any change in the advance rates set forth in the definition of "Borrowing Base" or in any other component thereof or definition applicable thereto, or (k) any waiver or amendment of Section 8.4(a) and 8.4(c) hereof and the definition of "Covenant Compliance Event". Notice of amendments or consents ratified by the Lenders hereunder shall immediately be forwarded by the Administrative Agent to the Borrower and to all Lenders.

                  (b)      REQUIRED TERM B LENDER CONSENT.

                           Consent of the Required Term B Lenders shall be required with respect to any amendment, waiver, or consent to: (i) modify the payment terms, interest on or maturity of the Term B Loans (other than in connection with an Event of Default hereunder), (ii) release any portion of the Priority Term B Collateral, (iii) modify or otherwise effect of waiver of any event specified in the definition of "Term B Loan Event", (iv) waive any Term B Loan Event, (v) create an additional "Event of Default" without creating a corresponding addition to the definition of "Term B Loan Event" or (vi) instruct the Administrative Agent to accelerate the Term B Loans pursuant to Section
         10.3 hereof. Notice of amendments or consents ratified by the Term B Lenders hereunder shall immediately be forwarded by the Administrative Agent to the Borrower and to all other Lenders.

                  (c)      REQUIRED DESIGNATED LETTER OF CREDIT ISSUER CONSENT.

                           Consent of the Designated Letter of Credit Issuer shall be required with respect to any amendment, waiver, or consent, with respect to Section 2.11 or any other provision the amendment or waiver of which would adversely affect the Designated Letter of Credit Issuer.

Each Lender, the Designated Letter of Credit Issuer and any other holder of a Note hereunder shall be bound by any amendment, waiver or consent obtained as authorized by this Section 15.1, regardless of its failure to agree thereto. Any amendment, waiver, discharge, termination or consent pursuant to this Section
15.1 shall be effective only in the specific instance and for the specific purpose for which it was given. Any amendment, modification, termination, waiver or consent effected in accordance with this Section shall be binding upon each Lender at the time outstanding, each future Lender and, upon being signed by the Borrower, on the Borrower. For purposes of this Section, the Administrative Agent and the Borrower shall have primary


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responsibility for the negotiation, preparation and documentation relating to any amendment, waiver, discharge, termination or consent of this Agreement or other Loan Documents.

         15.2     GENERAL APPOINTMENT AS ATTORNEY-IN-FACT.

                  In addition to the provisions of Sections 10.16 of this Agreement, the Borrower and each Subsidiary Guarantor hereby irrevocably constitute and appoint the Administrative Agent and any officer or Administrative Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and such Subsidiary Guarantor and in the name of the Borrower and such Subsidiary Guarantor or in its own name, from time to time following the occurrence of an Event of Default which is continuing (unless waived in accordance with Section 15.1 of this Agreement), in the Administrative Agent's reasonable discretion, for the purpose of carrying out the terms of this Agreement, without notice (except as specifically provided herein) to or assent by the Borrower, to take to the extent permitted by law any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limiting the generality of the foregoing, the power and right, on behalf of the Borrower and such Subsidiary Guarantor, to do the following: (a) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance, called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and otherwise to itself perform or comply with, or otherwise cause performance or compliance with, any of the covenants or other agreements of the Borrower and such Subsidiary Guarantor contained in this Agreement which the Borrower or such Subsidiary Guarantor has failed to perform or with which the Borrower or such Subsidiary Guarantor has not complied; (b) upon notice to the Borrower, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (c) upon notice to the Borrower, to defend any suit, action or proceeding brought against the Borrower or such Subsidiary Guarantor with respect to any Collateral; (d) upon notice to the Borrower, to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (e) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral generally as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes; and (f) to do, at the Administrative Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower or such Subsidiary Guarantor might do. The Borrower and each Subsidiary Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (a)      ADMINISTRATIVE AGENT NOT LIABLE.

                           The powers conferred on the Administrative Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or Administrative Agents shall be responsible to the Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.


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                  (b)      PERFORMANCE BY ADMINISTRATIVE AGENT OF THE BORROWER'S
                           OBLIGATIONS.

                           If the Borrower or any Subsidiary Guarantor fails to perform or comply with any of its agreements contained herein and an Event of Default shall have occurred which is continuing and has not been waived in accordance with Section 15.1 hereof, and the Administrative Agent shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate of interest that would from time to time apply to any Type of Borrowing under Section 2.12(c), shall be payable by the Borrower to the Administrative Agent on demand and upon the expiration of five (5) calendar days after such demand the Borrower shall be deemed to have delivered a Deemed Credit Request in the relevant amounts. The Administrative Agent will notify the Borrower as soon as it is practicable of any action taken by it of the nature referred to herein.

         15.3     CUMULATIVE PROVISIONS.

                  Each right, power or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers and privileges that the Administrative Agent and the Lenders may otherwise have or acquire by operation of Law, by other contract or otherwise.

         15.4     EFFECTIVE AGREEMENT; BINDING EFFECT.

                  This Agreement shall become effective on the date and as of the time (the "Effective Date") on and as of which the Borrower, each Subsidiary Guarantor and each of the Lenders and the Designated Letter of Credit Issuer shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the address specified in
Section 15.12 or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it. As of the Effective Time, this Agreement shall be binding upon and inure to the benefit of the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Lenders and the Designated Letter of Credit Issuer, and their respective successors and assigns, except that neither the Borrower nor the Subsidiary Guarantors shall have the right to assign their rights hereunder or any interest herein without the prior unanimous written consent of the Administrative Agent, the Lenders and the Designated Letter of Credit Issuer.

         15.5     COSTS AND EXPENSES.

                  The Borrower agrees to pay on demand (a) all reasonable costs and expenses of: (x) the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with the preparation, execution, delivery, administration, modification, amendment and waiver of this Agreement or the other Loan Documents and (y) the Lead Arranger in connection with the arrangement on or after the Closing Date of a syndicate of Lenders to purchase a portion of the Commitments (including travel and administration expenses of the Administrative Agent, Lead Arranger and any Syndication Agent); PROVIDED, HOWEVER, that the Borrower shall not be responsible to pay for any costs or expenses of the Designated Letter of Credit Issuer or the Lenders (including, without limitation, the fees and out-of-pocket expenses of counsel to the Designated Letter of Credit Issuer and the Lenders) in connection with any of the matters specified in clauses (a)(x) and (y) above and (b) the Administrative Agent, the Designated Letter of Credit Issuer and the Lenders (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, the Designated Letter of Credit Issuer and the Lenders) in connection with


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

the enforcement of, the exercise of remedies under, or the preservation of rights and remedies under this Agreement or any of the other Loan Documents (including any collection, bankruptcy or other enforcement proceedings arising with respect to the Borrower, this Agreement, or any Event of Default under this Agreement); PROVIDED, HOWEVER, that Lenders who are not acting in the capacity as the Administrative Agent or the Designated Letter of Credit Issuer shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

         15.6     SURVIVAL OF PROVISIONS.

                  All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and of the Revolving Credit Notes. The provisions of Section 13.4 and Section 14 of this Agreement shall survive the payment of the Secured Obligations and any other Indebtedness owed by the Borrower hereunder and the termination of this Agreement (whether by acceleration or otherwise).

         15.7     CAPTIONS.

                  The several captions to different Sections and the respective subsections thereof are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         15.8     SHARING OF INFORMATION.

                  Subject to the provisions of Section 13.4, the Administrative Agent, the Lead Arranger, each Lender and the Designated Letter of Credit Issuer shall have the right to furnish to its Affiliates, its accountants, its employees, its officers, its directors, its legal counsel, potential participants, and to any governmental agency having jurisdiction over the Administrative Agent, the Lead Arranger, such Lender and the Designated Letter of Credit Issuer information concerning the business, financial condition, and property of the Borrower, the amount of the Loans of the Borrower hereunder, and the terms, conditions and other provisions applicable to the respective parts thereof.

         15.9     INTEREST RATE LIMITATION.

                  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by any Lender or the Designated Letter of Credit Issuer shall exceed the maximum lawful rate that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and all such charges payable, contracted for, charged, taken, received or reserved in respect of the Loans of the Lenders or the Designated Letter of Credit Issuer to the Borrower shall be equal to the Maximum Lawful Rate; PROVIDED, that, if any time thereafter the applicable interest rate, together with all fees and charges that are treated as interest under applicable law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by the Lenders shall be less than the Maximum Lawful Rate, the Borrower shall continue to pay such interest and fees hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent for the benefit of the Lenders and the Designated Letter of Credit Issuer, is equal to the total interest and fees that would have been received had the interest rate payable hereunder been (but for the operation of this Section 15.9) the interest rate payable since the Closing Date as otherwise


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provided in this Agreement. Thereafter, interest payable hereunder shall be paid at the rate(s) of interest and the charges provided in Section 2.12 of this Agreement, unless and until the rate of interest again exceeds the Maximum
Lawful Rate, and at that time this Section 15.9 shall again apply. In no event shall the total interest, together with all fees and charges that are treated like interest, received by any Lender or the Designated Letter of Credit Issuer pursuant to the terms hereof exceed the amount which such Lender or the Designated Letter of Credit Issuer could lawfully have received had the interest and such fees and charges due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the provisions of this Section 15.9, a court of competent jurisdiction shall finally determine that a Lender or the Designated Letter of Credit Issuer has received interest, or fees and charges that are treated like interest, hereunder in excess of the Maximum
Lawful Rate, the Administrative Agent shall, to the extent permitted by applicable Law, promptly apply such excess to the principal amounts owing to such Lender or the Designated Letter of Credit Issuer and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

         15.10    LIMITATION OF LIABILITY.

                  To the extent permitted by applicable law, no claim may be made by the Borrower, any of the Subsidiary Guarantors, the Administrative Agent, the Lead Arranger, the Designated Letter of Credit Issuer, any Lender or any other Person against the Administrative Agent, the Lead Arranger, any the Designated Letter of Credit Issuer or Lender, or the Affiliates, directors, officers, employees, Administrative Agents, attorneys and consultants of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Administrative Agent, the Lead Arranger, the Designated Letter of Credit Issuer, the Borrower, each Subsidiary Guarantor and the Lenders hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         15.11    ILLEGALITY.

                  If any provision in this Agreement or any other Loan Document shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

         15.12    NOTICES.

                  All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be given solely: (a) by hand delivery or by overnight courier delivery service, with all charges paid,
(b) by facsimile transmission, if confirmed same day in writing by first class mail mailed, or (c) by registered or certified mail, postage prepaid and addressed to the parties. For the purposes of this Agreement, such notices shall be deemed to be given and received: (i) if by hand or by overnight courier service, upon actual receipt, (ii) if by facsimile transmission, upon receipt of machine-generated confirmation of such transmission (and provided the above-stated written confirmation is sent) or (iii) if by registered or certified mail, upon the first to occur of actual receipt or the expiration of 48 hours after deposit with the U.S. Postal Service; PROVIDED, HOWEVER, that notices from the Borrower to Administrative Agent, the Lenders, the Designated Letter of Credit Issuer pursuant to any of the provisions hereof, including without limitation Section 2 and Section 8.1 of this Agreement, shall not be effective until actually received by the Administrative Agent, the Lenders, the Designated Letter of Credit Issuer or the Designated Hedge Creditor, as the case may be. Notices or other communications hereunder shall be addressed, if to the Borrower and any Subsidiary Guarantor, to the Borrower at the address specified on the signature pages of this Agreement with respect to the Borrower


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with a copy to the attention of: Richard T. Marabito, CFO and Treasurer,
(provided any failure to deliver such copy shall not affect the operative effect or enforceability of such notice), if to the Administrative Agent, to the Notice Office of the Administrative Agent specified on the signature pages of this Agreement; if to the Lead Arranger, to the Notice Office of the Lead Arranger specified on the signature pages of this Agreement; if to a Lender, to the Notice Office of such Lender specified on the signature pages of this Agreement or, if such Lender shall have become a party hereto pursuant to Section 13.1, in the most recent Assignment Agreement to which such Lender is a party; if to the Designated Letter of Credit Issuer, to the Notice Office of such Designated Letter of Credit Issuer specified on the signature pages of this Agreement; and, if to the Designated Hedge Creditor, to the address thereof specified in the Hedge Agreement applicable thereto.

         15.13    GOVERNING LAW.

                  This Agreement and the other Loan Documents (including the Administrative Agent Fee Letter) and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Ohio (without giving effect to the conflict of laws rules thereof and except to the extent perfection of the Administrative Agent's security interests and Liens and the effect thereof are otherwise governed pursuant to the UCC or the applicable Law of any foreign jurisdiction).

         15.14    ENTIRE AGREEMENT.

                  This Agreement and the other Loan Documents (including the Administrative Agent Fee Letter whenever executed) referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

         15.15    JURY TRIAL WAIVER.

                  THE BORROWER, EACH OF THE SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER, THE DESIGNATED LETTER OF CREDIT ISSUER AND EACH OF THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER, THE DESIGNATED LETTER OF CREDIT ISSUER AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         15.16    JURISDICTION.

                  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATED OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN


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RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH
OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF
THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION.

         15.17    VENUE; INCONVENIENT FORUM.

                  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OTHER LOAN DOCUMENT IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWER AND EACH SUBSIDIARY GUARANTOR CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

         15.18    EXECUTION IN COUNTERPARTS; EXECUTION BY FACSIMILE.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; PROVIDED, HOWEVER, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]








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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or Administrative Agents thereunto duly authorized, as of the date first above written.



                               BORROWER

                               OLYMPIC STEEL, INC., AS THE BORROWER

                               -------------------------------------------------
                               By:  Richard T. Marabito
                               Its: Chief Financial Officer

                               Address for notices:

                               5096 Richmond Road
                               Cleveland, Ohio 44146
                               Attention:  Richard T. Marabito
                               Telecopy: (216) 292-2974

                               With a copy to:

                               Kahn, Kleinman, Yanowitz & Arnson Co., LPA
                               The Tower at Erieview, Suite 2600
                               Cleveland, Ohio 44114
                               Attention:  Kevin D. Barnes
                               Telecopy (216) 623-4912

                               SUBSIDIARY GUARANTORS

                               OLYMPIC STEEL LAFAYETTE, INC., AS A
                               SUBSIDIARY GUARANTOR

                               -------------------------------------------------
                               By:  Richard T. Marabito
                               Its: Chief Financial Officer, Treasurer and
                                    Assistant Secretary

                               Address for notices:

                               5096 Richmond Road
                               Cleveland, Ohio 44146
                               Attention:  Richard T. Marabito
                               Telecopy: (216) 292-2974

                               With a copy to:

                               Kahn, Kleinman, Yanowitz & Arnson Co., LPA
                               The Tower at Erieview, Suite 2600
                               Cleveland, Ohio 44114
                               Attention:  Kevin D. Barnes
                               Telecopy (216) 623-4912

                               OLYMPIC STEEL MINNEAPOLIS, INC., AS A
                               SUBSIDIARY GUARANTOR

                               -------------------------------------------------
                               By:  Richard T. Marabito
                               Its: Chief Financial Officer, Treasurer and
                                    Assistant Secretary

                               Address for notices:

                               5096 Richmond Road
                               Cleveland, Ohio 44146
                               Attention:  Richard T. Marabito
                               Telecopy: (216) 292-2974

                               With a copy to:

                               Kahn, Kleinman, Yanowitz & Arnson Co., LPA
                               The Tower at Erieview, Suite 2600
                               Cleveland, Ohio 44114
                               Attention:  Kevin D. Barnes
                               Telecopy (216) 623-4912

                               OLYMPIC STEEL IOWA, INC., AS A
                               SUBSIDIARY GUARANTOR

                               -------------------------------------------------
                               By:  Richard T. Marabito
                               Its: Chief Financial Officer and Treasurer

                               Address for notices:

                               5096 Richmond Road
                               Cleveland, Ohio 44146
                               Attention:  Richard T. Marabito
                               Telecopy: (216) 292-2974

                               With a copy to:

                               Kahn, Kleinman, Yanowitz & Arnson Co., LPA
                               The Tower at Erieview, Suite 2600
                               Cleveland, Ohio 44114
                               Attention:  Kevin D. Barnes
                               Telecopy (216) 623-4912

                               OLY STEEL WELDING, INC.,
                               AS A SUBSIDIARY GUARANTOR

                               -------------------------------------------------
                               By:  Richard T. Marabito
                               Its: Chief Financial Officer and Treasurer

                               Address for notices:

                               5096 Richmond Road
                               Cleveland, Ohio 44146
                               Attention:  Richard T. Marabito
                               Telecopy: (216) 292-2974

                               With a copy to:

                               Kahn, Kleinman, Yanowitz & Arnson Co., LPA
                               The Tower at Erieview, Suite 2600
                               Cleveland, Ohio 44114
                               Attention:  Kevin D. Barnes
                               Telecopy (216) 623-4912




                               OLYMPIC STEEL RECEIVABLES LLC,
                               AS A SUBSIDIARY GUARANTOR

                               -------------------------------------------------
                               By:  Olympic Steel Receivables, Inc.
                               Its: Managing Member

                               By:  Richard T. Marabito
                               Its:   Chief Executive Officer and President

                               Address for notices:

                               5096 Richmond Road
                               Cleveland, Ohio 44146
                               Attention:  Richard T. Marabito
                               Telecopy: (216) 292-2974

                               With a copy to:

                               Kahn, Kleinman, Yanowitz & Arnson Co., LPA
                               The Tower at Erieview, Suite 2600
                               Cleveland, Ohio 44114
                               Attention:  Kevin D. Barnes
                               Telecopy (216) 623-4912

                               ADMINISTRATIVE AGENT


                               NATIONAL CITY COMMERCIAL FINANCE, INC., as
                               Administrative Agent

                               -------------------------------------------------
                               By:  Karen P. Davies
                               Its:  Vice President


                               Address for Notices:

                               National City Commercial Finance, Inc.
                               1965 East Sixth Street, Suite 400
                               Cleveland, Ohio 44114
                               Attention: Kathy Ellero
                               Telecopy: (216) 575-9555

                               Payment Office:

                               National City Commercial Finance, Inc.
                               1965 East Sixth Street, Suite 400
                               Cleveland, Ohio 44114
                               Attention: Kate George
                               Telecopy (216) 575-9555

                               LEAD ARRANGER AND DESIGNATED LETTER OF
                               CREDIT ISSUER


                               NATIONAL CITY BANK, as Designated Letter of
                               Credit Issuer and Lead Arranger


                               -------------------------------------------------
                               By:  David G. Goodall
                               Its:  Managing Director


                               Address for Notices:

                               National City Bank
                               1900 East Ninth Street
                               Cleveland, Ohio  44114

                               As to Lead Arranger:
                               Attention: Larry Brown, Ad. Agent Services
                               Assistant
                               National City Bank, Ad. Agent Services
                               1900 East 9th Street
                               Cleveland, Ohio 44114
                               Telecopy (216)-222-0012


                               As to Designated Letter of Credit Issuer:
                               C\o  National City Commercial Finance, Inc.
                               1965 East Sixth Street, Suite 400
                               Cleveland, Ohio 44114
                               Attention: Kathy Ellero
                               Telecopy: (216) 575-9555

                               SYNDICATION AGENT


                               CITICORP USA, INC., as Syndication Agent

                               -------------------------------------------------
                               By:  David Jaffe
                               Its:  Vice President

                               Address for Notices:

                               388 Greeenwich Street, 19th Floor
                               New York, New York
                               Attn:  David Jaffe
                               Telecopy: (212) 816-2613

                               Lending Office:

                               388 Greeenwich Street, 19th Floor
                               New York, New York
                               Attn:  David Jaffe
                               Telecopy: (212) 816-2613

                               LENDERS:


                               NATIONAL CITY COMMERCIAL FINANCE, INC., as a
                               Lender


                               -------------------------------------------------
                               By:  Karen P. Davies
                               Its:  Vice President


                               Address for Notices:

                               National City Commercial Finance, Inc.
                               1965 East Sixth Street, Suite 400
                               Cleveland, Ohio 44114
                               Attention: Kathy Ellero, Vice President.
                               Telecopy: (216) 575-9555

                               Lending Office:

                               1965 E. Sixth Street, Suite 400
                               Cleveland, Ohio 44114
                               Attention: Kathy Ellero, Vice President.
                               Telecopy (216) 575-9555

                               CITICORP USA, INC., as a Lender

                               -------------------------------------------------
                               By:  David Jaffe
                               Its:  Vice President

                               Address for Notices:

                               388 Greenwich Street, 19th Floor
                               New York, New York 10013
                               Attn:  David Jaffe
                               Telecopy: (212) 816-2613

                               Lending Office:

                               399 Park Avenue
                               New York, New York 10022
                               Attn:  David Jaffe
                               Telecopy: (212) 816-2613

                                     ANNEX I

 CREDIT AND SECURITY AGREEMENT, DATED AS OF JUNE 28, 2001, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE DESIGNATED LETTER OF CREDIT ISSUER AND THE LENDERS


                   COMMITMENTS AND PERCENTAGES OF THE LENDERS


=============================================================================================================================
                                   Revolving Credit    Ratable Portion   Term B           Term B Commitment
Name of Lender                     Commitment          (percentage)      Commitment       (percentage)
=============================================================================================================================
National City Commercial Finance   $65,000,000         56.521739135%     $20,000,000           100%
-----------------------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc.                 $50,000,000         43.478260865%     $0.00                 0.00%
=============================================================================================================================

TOTAL  COMMITMENT                  $115,000,000        100%              $20,000,000           100%
-----------------
=============================================================================================================================

                                    ANNEX II

                                       TO

                          CREDIT AND SECURITY AGREEMENT



                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNT" means "account" as defined in the UCC.

                  "ACCOUNT DEBTOR" means any Person who is or becomes obligated to the Borrower under, with respect to, or on account of an Account.

                  "ACCOUNTS PAYABLE CERTIFICATE" has the meaning specified in
         Section 8.1(d)(iv) of this Agreement.

                  "ACCUMULATED FUNDING DEFICIENCY" has the meaning ascribed thereto in section 302(a)(2) of ERISA.

                  "ADDITIONAL PLEDGED COLLATERAL" means all shares of, limited and /or general partnership interest in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the Closing Date of this Agreement, as a result of any occurrence, becomes a Subsidiary of the Borrower, or
         (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by the Borrower or any Subsidiary Guarantor after the Closing Date; all certificates or other instruments representing any of the foregoing; all Security Entitlements of the Borrower or any Subsidiary Guarantor in respect of any of the foregoing; all additional indebtedness from time to time owed to the Borrower or any Subsidiary Guarantor by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property.

                  "ADDITIONAL SECURITY DOCUMENT" has the meaning specified in
         Section 4.13 of this Agreement.

                  "ADVANCE RATE" means (a) up to 85% in the case of Eligible Accounts, (ii) up to the percentages set forth on Annex IV (Inventory Advance Rates) in the case of each class of Eligible Inventory specified on Annex IV, (iii) 75% of the Forced Liquidation Value of Eligible M&E and (iv) 50% of the Fair Market Value of Eligible Real Estate.


                                     AII-1

                  "ADMINISTRATIVE AGENT" means National City Commercial Finance, Inc., in its capacity as Administrative Agent for the Lenders.

                  "ADVANTAGE" means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other Indebtedness or otherwise) received by a Lender in respect of the Obligations if the payment results in any other Lender's having more than its Ratable Portion of the Obligations in question.

                  "ADMINISTRATIVE AGENT FEE LETTER" means that certain letter executed by the Borrower and the Administrative Agent, dated May 24, 2001.

                  "AFFILIATE" means, with respect to a specified Person, any other Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person ("control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise), (b) which beneficially owns or holds with power to vote five percent (5%) or more of any class of the voting stock or similar interest of such Person, (c) five percent (5%) or more of the voting stock or similar interest of which other Person is beneficially owned or held by such Person, or (d) who is an executive officer or director of such Person or of such other Person.

                  "AGREEMENT" means this Credit and Security Agreement and any amendment, supplement or modification, if any, to this Credit and Security Agreement.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the higher of: (a) the rate of interest which is established from time to time by NCB at its principal office in Cleveland, Ohio as its "prime rate" or "base rate" in effect, such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate (it being agreed that: (i) such rate is not necessarily the lowest rate of interest then available from NCB on fluctuating rate loans and (ii) such rate may be established by NCB by public announcement or otherwise) and (b) the Federal Funds Effective Rate in effect on such day PLUS one half of one percent (1/2 of 1%) per annum.

                  "ALTERNATE BASE RATE LOAN" means an Loan, denominated in Dollars which bears interest as provided in Section 2.12(a)(i) of this Agreement.

                  "ALTERNATE BASE RATE BORROWING" means a Borrowing consisting of Alternate Base Rate Loans.

                  "APPLICABLE FEE PERCENTAGE" means (i) until the Fee Percentage Adjustment Date commencing on or after the Administrative Agent's receipt of the Borrower's annual audited financial statements for Fiscal Year ending December 31, 2001, a percentage equal to 0.50% per annum with respect to the unused commitment fee payable pursuant to
         Section 2.13(b) hereof, a percentage equal to 3.00% per annum with respect to the annual standby Letter of Credit fee payable in respect of the LC Exposure of the Lenders pursuant to Section 2.13(c)(i) hereof, and 3.00% per annum with respect to commercial documentary Letters of Credit payable in respect of the LC Exposure of the Lenders pursuant to Section 2.13(c)(i) hereof and (ii) with respect to any Fee Percentage Adjustment Date commencing on and after on or after the date of the Administrative Agent's receipt of such financial statements, and with respect to the unused commitment fee payable pursuant to Section 2.13(b) hereof and the annual standby Letter of Credit fee payable in respect of the LC Exposure of the Lenders pursuant to Section 2.13(c)(i) hereof, the applicable percentage corresponding to the Borrower's average Excess


                                     AII-2

          Availability for the Fiscal Month immediately preceding such Fee Percentage Adjustment Date):

               ======================================================================================================
                         Excess               Applicable Standby   Applicable Commercial       Applicable Unused
                         Availability         Letter of Credit     Letter of Credit Fee        Commitment Fee
                                              Fee Percentage       Percentage                  Percentage
               ------------------------------------------------------------------------------------------------------
greater than             $30 MM               2.75%                  2.75%                           0.375%
               ------------------------------------------------------------------------------------------------------
less than or             $30 MM but           3.00%                  3.00%                           0.500%
equal to

greater than             $15 MM
or equal to
               ------------------------------------------------------------------------------------------------------
less than                $15 MM               3.25%                  3.25%                           0.500%
               ======================================================================================================


         "APPLICABLE MARGIN" means with respect to Revolving Credit Loans, (i) until the Margin Adjustment Date commencing on or after the Administrative Agent's receipt of the Borrower's annual audited financial statements for Fiscal Year ending December 31, 2001, 3.00% per annum with respect to LIBOR Rate Loans (other than Fixed Asset Component Loans) comprising a Borrowing and 1.00% per annum with respect to Alternate Base Rate Loans (other than Fixed Asset Component Loans) comprising a Borrowing, (ii) until the Margin Adjustment Date commencing on or after the date of the Administrative Agent's receipt of such financial statements, 3.50% per annum with respect to LIBOR Rate Loans (which are Fixed Asset Component Loans) comprising a Borrowing and 1.50% per annum with respect to Alternate Base Rate Loans (which are Fixed Asset Component Loans) comprising a Borrowing PROVIDED HOWEVER, that such Applicable Margin shall be immediately increased on the first day of any Fiscal Month to the higher percentage per annum corresponding to the Borrower's average Excess Availability for the Fiscal Month immediately preceding such day to the extent such average Excess Availability would have resulted in such increase had such day been a Margin Adjustment Date, (iii) with respect to any Margin Adjustment Date commencing on and after the date of the Administrative Agent's receipt of such financial statements, the percentage per annum applicable to Alternate Base Rate Loans or LIBOR Rate Loans (whether Fixed Asset Component Loans or Revolving Credit Loans other than Fixed Asset Component Loans), as the case may be, corresponding to the Borrower's average Excess Availability for the Fiscal Month immediately preceding such Margin Adjustment Date:



                   ===========================================================================================
                             Excess              ABR Loans Non   LIBOR Rate Loan   ABR Loans         LIBOR Rate Loan
                             Availability        Fixed Asset     (Non Fixed Asset  (Fixed Asset      (Fixed Asset
                                                 Loans)          Loans)            Loans)            Loans)
                   -------------------------------------------------------------------------------------------
greater than                 $30 MM            0.75%           2.75%             1.25%             3.25%
                   -------------------------------------------------------------------------------------------
less than or                 $30 MM but        1.00%           3.00%             1.50%             3.50%
equal to

greater than                 $15 MM
or equal to
                   -------------------------------------------------------------------------------------------
less than                    $15 MM            1.25%           3.25%             1.75%             3.75%
                   ===========================================================================================


                  "APPROVED SECURITIES INTERMEDIARY" means a Securities Intermediary or Commodity Intermediary selected or approved by the Administrative Agent and with


                                     AII-3
          respect to which the Borrower or any Subsidiary Guarantor has delivered to the Administrative Agent an executed Control Account Letter.

                  "ASSIGNMENT AGREEMENT" has the meaning specified in Section 13.1(b).

                  "BLOCKED ACCOUNT" means a deposit account established with a Lockbox Bank by the Borrower or a Subsidiary Guarantor in its respective name pursuant to a Blocked Account Letter and to which only the Lockbox Bank and the Administrative Agent have access pursuant to
         Section 5.1 of this Agreement.

                  "BORROW" means to obtain a Borrowing.

                  "BORROWER" means Olympic Steel, Inc.

                  "BORROWING" means a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect i.e. any group of Loans made by the Lenders of a different Type, or having a different Interest Period (regardless of whether such Interest Period commences on the same date as another Interest Period), or made on a different date shall be considered to comprise a different Borrowing).

                  "BORROWING BASE" means, at any date of determination; an amount not in excess of the difference of the following:

                           (a)      the sum of:

                                    (i) the product of the Advance Rate then in effect for Eligible Accounts of the Borrower and the Subsidiary Guarantors (other than Oly Steel Welding , Inc. and Olympic Steel Receivables, L.L.C., from and after completion of the transfer of its Accounts to the Borrower, Olympic Steel Minneapolis, Inc. and Olympic Steel Lafayette, Inc. as required by Section 6.15 hereof) and the face amount of all Eligible Accounts of the Borrower and the Subsidiary Guarantors (other than Oly Steel Welding , Inc. and Olympic Steel Receivables, L.L.C., from and after completion of the transfer of its Accounts to the Borrower, Olympic Steel Minneapolis, Inc. and Olympic Steel Lafayette, Inc. as required by Section 6.15 hereof,); PLUS

                                    (ii) the product of the Advance Rate then in effect for each class of Eligible Inventory of the Borrower and the Subsidiary Guarantors (other than Oly Steel Welding , Inc. and Olympic Steel Receivables, L.L.C.) specified on Annex IV (Inventory Advance Rates) and the book value of Inventory stated at the lower of cost (determined on a specific identification method basis) or market value of such Eligible Inventory and determined based on the days elapsed since the original purchase date of the Inventory as invoiced to the Borrower or such Subsidiary Guarantor; PLUS

                                    (iii) the lesser of

                                          (x) Twenty Five Million Dollars
                                          ($25,000,000) or


                                     AII-4

                                          (y) an amount equal to the sum of the
                                          product of the Advance Rate in effect
                                          for Eligible M&E of the Borrower and
                                          the Subsidiary Guarantors (other than
                                          Oly Steel Welding , Inc. and Olympic
                                          Steel Receivables, L.L.C.) PLUS the
                                          Advance Rate in effect for Eligible
                                          Real Estate of the Borrower and the
                                          Subsidiary Guarantors (other than Oly
                                          Steel Welding , Inc. and Olympic Steel
                                          Receivables, L.L.C.)

                                    (provided, each such threshold amount in clause (iii)(x) and clause (iii)(y) hereof (collectively, the "Fixed Asset Component") shall reduce by $166,667 per month on the first day of each calendar month commencing April 1, 2002); MINUS

                           (b)      the Reserve Amount.

                  "BORROWING BASE CERTIFICATE" has the meaning specified in
         Section 8.1(d)(ii) of this Agreement.

                  "BUSINESS DAY" means: (i) a day of the year on which Lenders are not required or authorized to close in the city in which the applicable Payment Office of the Administrative Agent is located and
         (ii) if the applicable Business Day relates to LIBOR Rate Advances, a day of the year which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollar deposits are carried on in the London interbank market and banks are open for business in London.

                  "CAPITAL EXPENDITURES" means any and all amounts invested, expended or incurred (including Indebtedness under Capitalized Leases) by a Person in respect of the purchase, acquisition, improvement, renovation or expansion of any land and depreciable or amortizable property of such Person (including, without limitation, expenditures required to be capitalized in accordance with GAAP), each as determined on a consolidated basis in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" means all obligations under Capitalized Leases of a Person in each case taken into account in the amount thereof accounted for as liabilities identified as "capitalized lease obligations" (or any similar words) on a consolidated balance sheet of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "CAPITALIZED LEASES" means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

                  "CASH CONCENTRATION ACCOUNT" means, with respect to the Borrower, the certain commercial deposit account described in the Disclosure Schedule at NCB, in the name of the Administrative Agent for the benefit of the Lenders, designated as "National City Commercial Finance, Inc., as Administrative Agent for the benefit of the Lenders and Designated Letter of Credit Issuer Cash Concentration Account", which shall be: (a) maintained by the Borrower with NCB pursuant to the Deposit Account Control Letter, without liability by the Administrative Agent or NCB to pay interest thereon, and (b) from which account the Administrative Agent shall have the irrevocable and exclusive right to withdraw funds until all of the Secured Obligations are paid, performed, satisfied and enforced in full and all Commitments and LC Exposure terminated.


                                     AII-5

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section Section 9601 ET SEQ.

                  "CERTIFICATED SECURITY" means "certificated security" as defined in the UCC.

                  "CHANGE IN CONTROL" means, from and after the Closing Date,
         (i) the ceasing of the Borrower to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or control of
         (a) one hundred percent (100%) (on a fully-diluted basis, disregarding any director qualifying share ownership) of the combined voting power of the then outstanding membership interests or stock of the Subsidiary Guarantors (other than Olympic Steel Iowa, Inc.), Olympia International, Inc., Olympic Steel Receivables, Inc. and Olympic Steel Welding, Inc. (or any successor, by operation of law or otherwise, or assign thereof) entitled to vote generally in the election of directors or managers thereof and (b) ninety nine percent (99%) (on a fully-diluted basis, disregarding any director qualifying share ownership) of the combined voting power of the then outstanding membership interests or stock (or any successor, by operation of law or otherwise, or assign thereof) entitled to vote generally in the election of directors or managers of Olympic Steel Receivables L.L.C., or (ii) the ceasing of Olympic Steel Minneapolis, Inc. to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or control of one hundred percent (100%) (on a fully-diluted basis, disregarding any director qualifying share ownership) of the combined voting power of the then outstanding stock of Olympic Steel Iowa, Inc. (or any successor, by operation of law or otherwise, or assign thereof) entitled to vote generally in the election of directors or managers of Olympic Steel Iowa, Inc., or (iii) individuals who constitute the board of directors of the Borrower (the "Incumbent Board") as of the Closing Date shall cease to constitute for any reason at least a majority of the Board of Directors of the Borrower at any time; PROVIDED, HOWEVER, that any Person becoming a director subsequent to the date hereof whose election (or nomination for election) was approved by a vote of at least 66-2/3% of the directors comprising the Incumbent Board shall be considered for purposes hereof as though such Person was a member of the Incumbent Board (and the former member of the Incumbent Board who has been replaced thereby shall thereupon no longer be considered to be a member of the Incumbent Board).

                  "CHARTER DOCUMENTS" means, as to any Person (other than a natural person), the charter, certificate or articles of incorporation, by-laws, regulations, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, or other similar organizational or governing documents of such Person.

                  "CHATTEL PAPER" means "chattel paper" as defined in the UCC.

                  "CLOSING DATE" means the date and the time as of which the initial Revolving Credit Borrowing is advanced under this Agreement.

                  "CLOSING FEE" means an amount set forth in the Administrative Agent Fee Letter.

                  "COLLATERAL" means all assets of the Borrower and the Subsidiary Guarantors in which a security interest or Lien is granted to the Administrative Agent for the benefit of the Lenders pursuant to
         Section 4.1 hereof to secure repayment of the Secured Obligations and all other property of the Borrower or the Subsidiary Guarantors (including the real property and fixtures referenced in Section 4.2) in which a Lien is granted to the Administrative Agent for the benefit of the Lenders to secure repayment of


                                     AII-6
         the Secured Obligations and expressly excludes any Excluded Property except to the extent provided in the definition thereof.

                  "COLLECTIONS" means all payments to a Person from Account Debtors in respect of Accounts owing to such Person.

                  "COMMITMENT" means, with respect to any Lender, such Lender's Revolving Credit Commitment or Term B Commitment.

                  "COMMODITY ACCOUNT" means "commodity account" as defined in the UCC.

                  "COMMODITY CONTRACT" means "commodity contract" as defined in the UCC.

                  "COMMODITY CUSTOMER" means "commodity customer" as defined in the UCC.

                  "COMMODITY INTERMEDIARY" means "commodity intermediary" as defined in the UCC.

                  "CONSOLIDATED ADJUSTED EBITDA" means, with respect to a Person, for any period, the Consolidated EBITDA of such Person and its consolidated Subsidiaries for such period adjusted, notwithstanding anything to the contrary contained herein, so as to:

                  (A) include for any Testing Period the appropriate financial items for any Person or business unit of a Person which has been acquired by the Borrower on a going concern basis, for the portion of such Testing Period prior to the date of acquisition; PROVIDED THAT, in so including financial items for such Person or business unit for any period prior to the date of acquisition, such items shall be included based on an assumed contribution to Consolidated Adjusted EBITDA acceptable to the Lenders in their reasonable credit judgment; and

                  (B) exclude for any Testing Period the appropriate financial items for any Person or business unit of a Person which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition; PROVIDED THAT, in so excluding financial items for such Person or business unit for any period prior to the date of disposition, such items shall be excluded based on an assumed contribution to Consolidated Adjusted EBITDA acceptable to the Lenders in their reasonable credit judgment.

                  "CONSOLIDATED AMORTIZATION EXPENSE" means, with respect to a Person, for any period, all amortization expenses of such Person and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, with respect to a Person for any period, all Capital Expenditures of such Person and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED DEPRECIATION EXPENSE" means, with respect to a Person, for any period, all depreciation expenses of such Person and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED EBIT" means, with respect to a Person, for any period, (a) Consolidated Net Income of such Person and its consolidated Subsidiaries for such period; PLUS (b) the sum (without duplication) of the amounts taken into account for such


                                     AII-7
          period in determining such Consolidated Net Income of (i) Consolidated Interest Expense of such Person and its consolidated Subsidiaries for such period, (ii) Consolidated Income Tax Expense of such Person and its consolidated Subsidiaries for such period, (iii) amortization or write-off of deferred financing costs of such Person and its consolidated Subsidiaries for such period, and (iv) extraordinary and other non-recurring non-cash losses and charges for such period; LESS
          (c) gains on sales of assets (other than sales of Inventory in the ordinary course of business of such Person or its consolidated Subsidiaries) and other extraordinary gains and other non-recurring non-cash gains; all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED EBITDA" means, with respect to a Person, for any period, (a) Consolidated EBIT of such Person and its consolidated Subsidiaries for such period; PLUS (b) the sum (without duplication) of the amounts taken into account for such period in determining such Consolidated EBIT of (i) Consolidated Depreciation Expense of such Person and its consolidated Subsidiaries for such period, (ii) Consolidated Amortization Expense of such Person and its consolidated Subsidiaries for such period, and (iii) Consolidated Non-Cash Expenses of such Person and its consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to a Person, for any Testing Period, the ratio of: (x) the Consolidated Adjusted EBITDA of such Person and its consolidated Subsidiaries for such period TO (y) the Consolidated Fixed Charges of such Person and its consolidated Subsidiaries for such Testing Period, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED FIXED CHARGES" means, with respect to a Person, for any period of determination, the sum, without duplication, of: (a) the Consolidated Interest Expense of such Person and its consolidated Subsidiaries for such period, PLUS (b) the Consolidated Income Tax Expense of such Person and its consolidated Subsidiaries during such period, PLUS (c) the Consolidated Capital Expenditures of such Person and its consolidated Subsidiaries for such period, PLUS (d) all scheduled principal payments (including the principal payment portion of any scheduled Capitalized Lease rental payments) of such Person and its consolidated Subsidiaries made during such period, PLUS (e) in the case of the Borrower and its consolidated Subsidiaries, for purposes of calculating compliance with Section 8.4 hereof, the amount of any mandatory prepayment required by Section 2.9(c) hereof during such period, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to a Person, for any period, all taxes (based on the net income of such Person and its consolidated Subsidiaries for such period) paid in cash during such period (including, without limitation, any additions to such taxes and any penalties and interest with respect thereto and net of any tax refunds received during such period), all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to a Person, for any period, (a) the net amount of interest expense of such Person and its consolidated Subsidiaries for such period on the aggregate outstanding principal amount of the Indebtedness of such Person and its consolidated Subsidiaries paid in cash during such period PLUS (b) the interest payment portion of any Capitalized Lease rental payment of such Person and its consolidated Subsidiaries made during such period, all as determined on a consolidated basis in accordance with GAAP.


                                     AII-8

                  "CONSOLIDATED NET INCOME" means, with respect to a Person, for any period, the net income (or loss) of such Person and its consolidated Subsidiaries for such period (after taxes and extraordinary items but without giving effect to any expense related to the fair market value adjustment of inventory) taken as a single accounting period determined on a consolidated basis in conformity with GAAP; provided, HOWEVER, THAT there shall be excluded from Consolidated Net Income of the Borrower and its consolidated Subsidiaries: (i) the income, (or loss) of any entity (other than the consolidated Subsidiaries of the Borrower) in which the Borrower or any such consolidated Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its consolidated Subsidiaries during such period, and (ii) the income of any Subsidiary of the Borrower or any of its consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

                  "CONSOLIDATED NON-CASH EXPENSES" means, with respect to a Person, for any period, the non-cash expenses of such Person and its consolidated Subsidiaries for such period (for the purposes of this definition, excluding any capitalized interest and deferred taxes), all as determined on a consolidated basis in accordance with GAAP.

                  "CONTROL ACCOUNT" means a Securities Account or Commodity Account maintained by the Borrower or any Subsidiary Guarantor with an Approved Securities Intermediary which account is the subject of an effective Control Account Letter, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

                  "CONTROL ACCOUNT LETTER" means a letter agreement, substantially in the form of Exhibit P (with such changes as may be agreed to by the Administrative Agent), executed by the Borrower or the applicable Subsidiary Guarantor and the Administrative Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.

                  "COVENANT COMPLIANCE EVENT" means the occurrence of the condition that Excess Availability of the Borrower is at any time less than $13,000,000.

                  "CREDIT EVENT" means: (a) the incurrence of the obligation of
         (i) each Lender to make a Revolving Credit Loan on the occasion of each Borrowing, (ii) the Designated Letter of Credit Issuer to issue any Letter of Credit, or (iii) any Lender to participate in the risk of any Letter of Credit, (b) the making of a Revolving Credit Loan by any Lender, (c) the issuance of any Letter of Credit by the Designated Letter of Credit Issuer and the participation by the Lenders in the risk thereof, (d) the delivery by the Borrower of (i) a Credit Request requesting a Revolving Credit Borrowing or a Letter of Credit or (ii) a Rate Conversion\Continuation Request requesting the conversion or continuation of any Borrowings, (e) a Rate Conversion or Rate Continuation or (f) the acceptance by the Borrower of proceeds of any Borrowing.

                  "CREDIT REQUEST" means a request for a Revolving Credit Borrowing made in accordance with Section 2.3(a), in the form attached hereto as EXHIBIT B and incorporated herein by reference.

                  "DEEMED CREDIT REQUEST" has the meaning specified in Section 2.3(b) of this Agreement.

                                     AII-9

                  "DEFAULT UNDER ERISA" means: (a) the occurrence or existence of a material Accumulated Funding Deficiency in respect of any Employee Benefit Plan within the scope of Section 302(a) of ERISA, or (b) any failure by Borrower or any Subsidiary to make a full and timely payment of premiums required by Section 4001 of ERISA in respect of any Employee Benefit Plan, or (c) the occurrence or existence of any material liability under Section 4062, 4063, 4064, 4069, 4201, 4217 or 4243 of ERISA in respect of any Employee Benefit Plan, or (d) the occurrence or existence of any material breach of any other law or regulation in respect of any such Employee Benefit Plan, or (e) the institution or existence of any action for the forcible termination of any such Employee Benefit Plan which is within the scope of Section 4001(a)(3) or (15) of ERISA.

                  "DEFAULTING LENDER" means any Lender with respect to which a Lender Default is in effect.

                  "DEPOSIT ACCOUNT" means "deposit account" as defined in the UCC.

                  "DEPOSIT ACCOUNT CONTROL LETTER" has the meaning specified in
         Section 5.1 of this Agreement and further specifically means a letter agreement, substantially in the form of Exhibit N (with such changes as may be agreed to by the Administrative Agent), executed by the Borrower or a Subsidiary Guarantor, as the case may be, acknowledged and agreed to by the relevant Lockbox Bank, and accepted by the Administrative Agent, and regarding the Lockbox and the Blocked Account maintained by such Lockbox Bank for the Borrower or Subsidiary Guarantor.

                  "DESIGNATED HEDGE AGREEMENT" means any Hedge Agreement to which the Borrower is a party which, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that credit exposure of the counterparty thereunder with respect to the Borrower will be entitled to share in the benefits of the grant of security interests by the Borrower set forth in Section
         4.1 of this Agreement under Designated Hedge Agreements. The Administrative Agent may, without the approval or consent of the Lenders, designate a Hedge Agreement as a Designated Hedge Agreement if the counterparty is a Lender or an Affiliate of a Lender and the maximum credit exposure of such counterparty under such Hedge Agreement to the applicable Borrower is reasonably determined by the Administrative Agent, in accordance with its own customary valuation practices, not to exceed $3,000,000; HOWEVER, if the counterparty is not a Lender or an Affiliate of a Lender, or such maximum credit exposure is so determined by the Administrative Agent to be greater than $3,000,000, the Administrative Agent shall only designate the Hedge Agreement involving such counterparty as a Designated Hedge Agreement if the Administrative Agent is instructed to do so by the Required Lenders. The Administrative Agent may impose as a condition to any designation of a Designated Hedge Agreement a requirement that the counterparty enter into an intercreditor or similar agreement with the Administrative Agent under which recoveries from the Borrower with respect to such Designated Hedge Agreement will be shared in a manner consistent with the provisions of Section 10.5(d) of this Agreement.

                  "DESIGNATED HEDGE CREDITOR" means the counterparty to any Hedge Agreement to which the Borrower is a party which has been designated by the Administrative Agent in accordance with this Agreement as a Designated Hedge Agreement.

                  "DESIGNATED HEDGE OBLIGATIONS" means the obligations of the Borrower to the Designated Hedge Creditor under any Designated Hedge Agreement.


                                     AII-10

                  "DESIGNATED LETTER OF CREDIT ISSUER" means, with respect to any Letter of Credit, the issuer of such Letter of Credit and shall be, with respect to any Letter of Credit hereunder, NCB, or each other Lender that is requested by the Administrative Agent with the approval of the Borrower, and agrees to act as a Designated Letter of Credit Issuer, and each of their successors and assigns (and which may be replaced at the sole discretion of the Administrative Agent).

                  "DISCLOSURE SCHEDULE" means the schedule which is attached hereto as Annex IV and is incorporated into this Agreement.

                  "DISTRIBUTION" means a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of the Borrower) given by the Borrower for the purchase, acquisition, redemption or retirement of any capital stock (whether added to treasury or otherwise) of the Borrower or as a dividend, return of capital or other distribution in respect of the capital stock of the Borrower.

                  "DOCUMENT" means "document" as defined in the UCC.

                  "DOLLARS" and the sign "$" each means lawful money of the United States.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower or any Subsidiary Guarantor organized under the laws of any state of the United States of America or the District of Columbia.

                  "EFFECTIVE DATE" has the meaning specified in Section 15.4 of this Agreement.

                  "ELIGIBLE ACCOUNTS" means the Accounts of the Borrower and the Subsidiary Guarantors (other than Oly Steel Welding, Inc. and Olympic Steel Receivables, L.L.C., from and after completion of the transfer of its Accounts to the Borrower, Olympic Steel Minneapolis, Inc. and Olympic Steel Lafayette, Inc. as required by Section 6.15 hereof) which are comprised of a right to payment for goods sold or leased or for services rendered (subject to any eligibility reserves established from time to time by the Administrative Agent in the good faith exercise of its Permitted Discretion as being reasonable in the circumstances) but, by way of example and not limitation, excluding Accounts which:

                           (a) remain unpaid more than ninety (90) days after the original date of invoice;

                           (b) have arisen from services performed by the Borrower to or for the Account Debtor outside the ordinary course of business;

                           (c) have arisen from the sale by the Borrower of goods where such goods have not been shipped or delivered to the Account Debtor;

                           (d) have arisen from transactions which are not complete, are not bona fide, or require further acts on the part of the Borrower to make such Account payable by the Account Debtor;

                           (e) have arisen in connection with sales of goods which were shipped or delivered to the Account Debtor on other than an absolute sale basis, such as shipments or deliveries made on consignment, a sale or return


                                     AII-11
                           basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding;

                           (f) have arisen in connection with sales of goods which were, at the time of sale thereof, subject to any Lien, except the security interest in favor of the Administrative Agent created by the Loan Documents;

                           (g) are subject to any provision prohibiting assignment or requiring notice of or consent to such assignment;

                           (h) are subject to any Lien other than the Lien in favor of the Administrative Agent;

                           (i) are subject to any asserted setoff, counterclaim, defense, allowance, dispute, or adjustment to the extent thereof, or have arisen in connection with the sale of goods which have been returned, rejected, repossessed, lost or damaged to the extent of such return;

                           (j) are owed from an Account Debtor of which the Borrower has received notice that such Account Debtor is the subject of Financial Impairment or has suspended normal business operations, dissolved, liquidated or terminated its existence;

                           (k) are owed by any Account Debtor located in New Jersey or Minnesota unless the Borrower has filed all legally required Notice of Business Activities Reports with the New Jersey Department of Taxation or the Minnesota Department of Revenue, respectively;

                           (l) are Accounts with respect to which the Account Debtor is located in any state which requires that the Borrower, in order to sue any Person in such state's courts, either (i) qualify to do business in such state or (ii) file a report with the taxation division of such state for the then current year, unless the Borrower has fulfilled such requirements to the extent applicable for the then current year;

                           (m) are evidenced by Chattel Paper or any Instrument of any kind (including, without limitation, any promissory Revolving Credit Notes);

                           (n) are Accounts with respect to which any of the representations, warranties, covenants and agreements contained in this Agreement or any of the Loan Documents are not or have ceased to be complete and correct or have been breached;

                           (o) are Accounts with respect to which the Administrative Agent does not have a first priority, perfected security interest;

                           (p) represent a progress billing or have had the time for payment extended by the Borrower without the consent of the Administrative Agent (for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement);


                                     AII-12

                           (q) are owed by a Person that is not a citizen of or organized under the laws of the United States or any State (inclusive of the Commonwealth of Puerto Rico and the U.S. Virgin Islands) or are owed by any Person located outside of the United States (inclusive of the Commonwealth of Puerto Rico and the U.S. Virgin Islands) unless (i) such Accounts are owed by an Account Debtor located in Canada and the Administrative Agent has a first priority lien perfected to its satisfaction in such Accounts, or
                           (ii) payment of such Accounts is guaranteed by a letter of credit in form and substance and issued by a financial institution satisfactory to the Administrative Agent, in its sole discretion, and which has been transferred or assigned to the Administrative Agent as security for the Secured Obligations;

                           (r) are owed by the United States or any department, agency, or instrumentality thereof unless the Borrower has complied with the Federal Assignment of Claims Act in respect of the Administrative Agent's security interest therein as granted hereunder;

                           (s) are owed by any State or any department, agency, or instrumentality thereof unless the Borrower has complied with any applicable statutory or regulatory requirements thereof in respect of the Administrative Agent's security interest therein as granted hereunder;

                           (t) are owed by an Affiliate of the Borrower or any Subsidiary Guarantor (for purposes of this clause
                           (t), Accounts owing from Trumark Steel and Processing LLC shall be treated as Eligible Accounts to the extent otherwise constituting Eligible Accounts but only up to an aggregate amount not to exceed $100,000) ;

                           (u) are owed by an Account Debtor with respect to which more than twenty-five percent (25%) of the balances then outstanding on Accounts owed by such Account Debtor and its Affiliates to the Borrower has remained unpaid for more than ninety (90) days from the dates of their original dates of invoice, as applicable; or

                           (v) are, in the Administrative Agent's good faith exercise of its Permitted Discretion, Accounts of an Account Debtor which Account Debtor is deemed to be an unacceptable credit risk or Accounts which are otherwise deemed unacceptable or ineligible. The Administrative Agent shall use reasonable efforts to notify the Borrower of any such determination under this clause (v), but shall not be liable for any damages arising out of any failure to so notify the Borrower.

                  "ELIGIBLE ASSIGNEE" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $1,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having total assets in excess of $1,000,000,000; or (iv) a finance company, insurance company, other financial institution or fund acceptable to the Administrative Agent and the Borrower, which acceptance shall not be unreasonably withheld; PROVIDED that each Person described in each of the foregoing clauses (i) through (iv) shall have provided to the Borrower and the Administrative Agent (A) if such Person is organized under the laws of a jurisdiction outside the United States, duly completed copies of Form 1001 or Form 4224 or any successor form prescribed by the Internal Revenue Service of the United States certifying that such Person is exempt from United States withholding taxes


                                     AII-13
          with respect to all payments to be made to such Person if such Person were to become a Lender hereunder or other documents satisfactory to the Borrower and the Administrative Agent indicating that all payments to be made to such Person if such Person were to become a Lender hereunder are not subject to such taxes and, if any such forms or other documents are so provided, such Person was eligible under applicable law at the time such information was so provided to make such provision and (B) for any other Person, an Exemption Certificate (as defined in Section 14.3(e)).

                  "ELIGIBLE INVENTORY" means the Inventory of the Borrower and the Subsidiary Guarantors (other than Oly Steel Welding, Inc., Olympic Steel Receivables, L.L.C.) (subject to any eligibility reserves established from time to time by the Administrative Agent in the good faith exercise of its Permitted Discretion as being reasonable in the circumstances) but, by way of example and not limitation, excluding Inventory which:

                           (a) consists of damaged; defective, unmerchantable; spoiled or unsalable items;

                           (b) consists of goods (i) not held for sale, such as any labels, any maintenance items, any supplies and packaging or (ii) any Inventory used in connection with research and development;

                           (c) is subject to a Lien in favor of any party other than the Administrative Agent;

                           (d) is not subject to a first priority, perfected security interest in favor of the Administrative Agent;

                           (e) is located at a location not owned by the Borrower or a Subsidiary Guarantor, as the case may be, or at a location owned by the Borrower or such Subsidiary Guarantor with respect to which location a Person other the Administrative Agent has a first priority mortgage Lien thereon and for which the Borrower has not delivered to the Administrative Agent an appropriate landlord, warehouseman's or mortgagee's waiver, in form, and substance satisfactory to the Administrative Agent;

                           (f) is in the possession of a bailee or other third Person (other than a consignee) including Inventory held by a third party for processing or Inventory purchased by but not yet delivered to the Borrower and for which the Borrower has not delivered to the Administrative Agent an appropriate bailee's waiver, in form and substance satisfactory to the Administrative Agent;

                           (g) is Inventory of the Borrower or any Subsidiary Guarantor held by a third Person on consignment or is held by or placed into the possession of a third Person for sale or display by that Person UNLESS, HOWEVER, with respect to consignments to Ingersoll Rand Company and Hendrick Manufacturing, Inc. only, the Borrower or the Subsidiary Guarantor, as the case may be, can establish with respect to an item of Inventory that: (x) all appropriate notices required by the UCC have been given by the Borrower or the applicable Subsidiary Guarantor to any secured parties of such consignee having a blanket security interest against the assets of the consignee or a security interest in Inventory of the consignee prior to delivery of such item of Inventory to such consignee, (y) all appropriate financing statements have been filed by the Borrower or the applicable


                                     AII-14

                           Subsidiary Guarantor against such consignee prior to such delivery of such item of Inventory to the consignee and (z) consignee waivers, in form and substance satisfactory to the Administrative Agent, in favor of the Administrative Agent have been executed by the consignee and delivered to the Administrative Agent;

                           (h) is located outside of the United States; except, that Inventory located in Canada shall not be excluded from Eligible Inventory under this clause
                           (h) unless the Administrative Agent's security interest therein for the benefit of the Lenders is not able to be perfected by filing;

                           (i) is processed or purchased pursuant to any contract with the United States government, any agency or instrumentality thereof or prime contractor thereof, which contract provides for progress or advance payments to the extent such Inventory is identified to such contract; or

                           (j) is, in the Administrative Agent's good faith exercise of its Permitted Discretion, Inventory which is otherwise deemed ineligible. The Administrative Agent shall use reasonable efforts to notify the Borrower of any such determination under this clause
                           (j), but shall not be liable for any damages arising out of any failure to so notify the Borrower.

                  "ELIGIBLE M&E" means the operating Equipment of the Borrower and the Subsidiary Guarantors (other than M&E of Olympic Steel Minneapolis, Inc. located in Minnesota, M&E comprised of Special Property, and M&E of the Borrower located in the Borrower's Chambersburg, Pennsylvania, Winder, Georgia and Elk Grove, Illinois facilities and the slitter located at Olympic Steel Iowa, Inc.'s Bettendorf, Iowa facility), used in the process of manufacturing or processing Inventory (unless considered as a real estate fixture), in each case only if such M&E satisfies each of the following conditions:

                           (a) the Borrower or such Subsidiary Guarantor owns fee title thereto; and

                           (b) the Administrative Agent has a perfected first-priority lien in such Equipment for the benefit of the Lenders; and

                           (e) such Equipment has been appraised by a third party appraiser acceptable to the Administrative Agent.

                  "ELIGIBLE REAL ESTATE" means the Real Estate listed on Annex VII hereto of the Borrower and each of the Subsidiary Guarantors (other than the Real Estate of Olympic Steel Minneapolis, Inc. located in Minnesota and the Real Estate of the Borrower located in Winder, Georgia and Chambersburg, Pennsylvania), in each case only if such Real Estate satisfies each of the following conditions:

                           (a) the Borrower or such Subsidiary Guarantor owns fee title thereto; and

                           (b) the Borrower has executed and delivered to the Administrative Agent such mortgages and other documents as the Administrative Agent may reasonably request; and

                           (c) the Borrower shall have delivered to the Administrative Agent title insurance, environmental studies, and other real estate items, as reasonably


                                     AII-15
                           required by, and satisfactory to, the Administrative Agent, including, but not limited to, those items required by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the rules and regulations adopted pursuant thereto; and

                           (d) the Administrative Agent has a perfected first-priority lien in such properties for the benefit of the Lenders; and

                           (e) each of such properties have been appraised by a third party appraiser acceptable to the Administrative Agent; and

                           (f) as to any particular property, as to which the Borrower or Subsidiary Guarantor, as the case may be, is in compliance with the representations, warranties and covenants set forth in the mortgage relating to such property, unless the Administrative Agent, in its discretion, otherwise determines to waive this requirement in the determination of Eligible Real Estate.

                  "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in Section 3(3) of ERISA of the Borrower or any of its ERISA Affiliates or any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or any "pension plan" as defined in Section 3(2) of ERISA or any "welfare plan" as defined in Section 3(1) of ERISA.

                  "ENACTMENT STATE" means, from and after the effective date of its enactment thereof, any state (or the District of Columbia) of the United States that enacts Revised Article 9.

                  "ENTITLEMENT HOLDER" means and includes "entitlement holder" as defined in the UCC.

                  "ENTITLEMENT ORDER" means and includes "entitlement order" as defined in the UCC. "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, complaints, liens, notices of non-compliance, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, instituted by any Person, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

                  "ENVIRONMENTAL LAWS" means any federal, state or local law, regulation, ordinance, or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) CERCLA, RCRA, the Hazardous Materials Transportation Act, 49 USC Section Section 1801 et seq., the Federal Water Pollution Control Act (33 USC Section Section 1251 et seq.), the Toxic Substances Control Act (15 USC Section Section 2601 et seq.) and the Occupational Safety and Health Act (29 USC Section Section 651 et seq.), and all similar state, regional or local laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or


                                     AII-16
         requests having the force of law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency and which govern:
         (a) the existence, cleanup and/or remedy of contamination on property;
         (b) the emission or discharge of Hazardous Materials into the environment; (c) the control of hazardous wastes; (d) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or (e) the maintenance and development of wetlands.

                  "ENVIRONMENTAL PERMITS" means all permits, approvals, certificates, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental Laws or necessary for the conduct of business.

                  "ENVIRONMENTAL REMEDIATION" means any curative measure taken in respect of any non-compliance with, or otherwise related to, any Environmental Law.

                  "EQUIPMENT" means "equipment" as defined in the UCC.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended, and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified.

                  "ERISA AFFILIATE" means, with respect to any Person, any other Person that is under common control with such Person within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes such Person and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code. In addition, for provisions of this Agreement that relate to Section 412 of the Internal Revenue Code, the term "ERISA Affiliate" of any Person shall mean any other Person aggregated with such Person under Sections 414(b), (c),
         (m) or (o) of the Internal Revenue Code.

                  "ERISA REGULATOR" means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Employee Benefit Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EUROCURRENCY RESERVE PERCENTAGE" means, for any Interest Period in respect of any LIBOR Rate Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentages shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extension of


                                     AII-17
         credit or other assets that include the LIBOR Rate Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Rate Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under said Regulation D.

                  "EVENT OF DEFAULT" has the meaning specified in Section 9 of this Agreement.

                  "EXCESS AVAILABILITY" means, as of any date of determination, the excess, if any, of the (x) lesser of (A) an amount equal to the Borrowing Base of the Borrower at such time or (B) the aggregate amount of the Lenders' Revolving Credit Commitments in effect at such time OVER (y) the sum of the aggregate amount of Revolving Credit Loans of the Lenders outstanding at such time PLUS the aggregate LC Exposure of the Lenders at such time.

                  "EXCLUDED PROPERTY" means Special Property other than the following:

                           (a) the right to receive any payment of money
                  (including, without limitation, general intangibles for money due or to become due); and

                           (b) any proceeds, products, offspring, accessions,
                  rents, profits, income, benefits, substitutions or replacements of any Special Property (unless such proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements itself would constitute Special Property).

                  "EXISTING ARTICLE 9" means, with respect to the UCC as in effect in any state (or the District of Columbia) of the United States,
         Article 9 of the UCC as in effect in such jurisdiction from time to time prior to the date of enactment by such state of Revised Article 9.

                  "EXISTING BANK INDEBTEDNESS" means that the Indebtedness of the Borrower pursuant to and under that certain Credit Agreement, dated as of October 4, 1996, by and among the Borrower, certain financial institution named therein, National City Bank as Agent and Issuing Bank, as amended from time to time.

                  "EXISTING TARN INDEBTEDNESS" means the reimbursement obligations or related payment obligations of the Borrower to Fifth Third Bank with respect to the Borrowers Milford, Connecticut, Elk Grove, Illinois, Plymouth, Minnesota and Bedford, Ohio plant facilities.

                  "EXISTING LETTERS OF CREDIT" means letters of credit outstanding on the Closing Date which will continue to be outstanding after the Closing Date and which pursuant to the terms hereof will be deemed to be "Letters of Credit" hereunder and for all purposes hereof pursuant to Section 2.11(c)of this Agreement.

                  "FAIR MARKET VALUE" means, as to any Eligible Real Estate, the most probable price that such Eligible Real Estate should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus and wherein the buyer and seller are typically motivated, both parties are well informed and a reasonable time of between 12 and 18 months is allowed for exposure in the open market.


                                     AII-18

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED, HOWEVER, that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such a rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                  "FEE PERCENTAGE ADJUSTMENT DATE" has the meaning specified in
         Section 2.13(d) of this Agreement.

                  "FINANCIAL ASSET" means and includes "financial asset" as defined in the UCC.

                  "FINANCIAL IMPAIRMENT" means, in respect of a Person, the distressed economic condition of such Person manifested by any one or more of the following events:

                           (a) the discontinuation of the business of the
                  Person;

                           (b) the Person generally ceases or is generally
                  unable or admits in writing its inability, generally, to make timely payment upon the Person's debts, obligations, or liabilities as they mature or come due;

                           (c) the assignment by the Person for the benefit of
                  creditors;

                           (d) the voluntary institution by the Person of, or
                  the consent granted by the Person to the involuntary institution of (whether by petition, complaint, application, default, answer (including, without limitation, an answer or any other permissible or required responsive pleading admitting: (i) the jurisdiction of the forum or (ii) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

                           (e) the voluntary application by the Person for or
                  consent granted by the Person to the involuntary appointment of any receiver, trustee, or similar officer (i) for the Person or (ii) of or for all or any substantial part of the Person's property; or

                           (f) the commencement or filing against a Person,
                  without such Person's application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any Federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial


                                     AII-19
                  part of its assets, and, in any such case, either (i) such proceeding or petition shall continue undismissed for sixty
                  (60) days or (ii) an order or decree approving or ordering any of the foregoing shall be entered; or

                           (g) in the case of a Person which is an Account
                  obligor, any judgment, writ, warrant of attachment, execution, or similar process is issued or levied against all or any substantial part of such Person's property and such judgment, writ, warrant of attachment, execution, or similar process is not released, vacated, or fully bonded within thirty (30) days after it is issued, levied or rendered.

                  "FINANCIAL PROJECTIONS" has the meaning specified in Section 7.13(b) of this Agreement.

                  "FISCAL MONTH" means any of the twelve consecutive monthly fiscal accounting periods collectively forming a Fiscal Year of the Borrower.

                  "FISCAL QUARTER" means any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of the Borrower.

                  "FISCAL YEAR" means the Borrower's regular annual accounting period for federal income tax purposes ending December 31.

                  "FIXED ASSET COMPONENT" has the meaning specified in the definition "Borrowing Base" set forth in this Agreement.

                  FIXED ASSET COMPONENT LOANS" means that portion of the Revolving Credit Loans made available by reason of the Fixed Asset Component of the Borrowing Base.

                  "FORCED LIQUIDATION VALUE" means, as to any Eligible M&E, the estimated most probable price of such Eligible M&E typically realized at a properly advertised and conducted public auction sale held under forced sale conditions with all such assets being sold on a piecemeal basis "as is, where is" and with the purchaser being responsible for removal of the asset.

                  "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 8.1 of this Agreement and otherwise consistently applied.

                  "GENERAL INTANGIBLE" means "general intangible" as defined in the UCC.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in Section
         11.1 of this Agreement.

                  "GUARANTOR" means a Person who pledges his credit or property in any manner for the payment or other performance of Indebtedness, agreements or other obligation of another Person including, without limitation, any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the account of another Person, any surety, any co-maker, any endorser, and any Person who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another Person to prevent or correct a default of any kind.

                  "GUARANTY" means the obligation of a Guarantor.

                                     AII-20

                  "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligation of such Person guaranteeing any Indebtedness (`primary Indebtedness") of any other Person (the `primary obligor') in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether contingent or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof; PROVIDED, HOWEVER, that the term "Guaranty Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "HAZARDOUS MATERIAL" means and includes: (a) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable, (b) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof, (c) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws, and (d) any other substance whose generation, handling, transportation, treatment or disposal is regulated pursuant to any Environmental Laws.

                  "HEDGE AGREEMENT" means any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement, or similar agreement or arrangement designed to protect against fluctuations in interest rates.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) Indebtedness for Borrowed Money, (b) obligations to pay the deferred purchase price of property or services, (c) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (e) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (f) obligations secured by any Lien on the properties or assets of the Person, (g) obligations of such Person in respect of currency or interest rate swap or comparable transactions and (h) obligations under direct or indirect Guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                  "INDEBTEDNESS FOR BORROWED MONEY" means, with respect to any Person, without duplication, all obligations of such Person for money borrowed including, without limitation, all Capitalized Leases, Revolving Credit Notes payable, drafts accepted representing extensions of credit, obligations evidenced by bonds, debentures, Revolving Credit Notes or other similar instruments, and obligations upon which interest charges are customarily paid or discounted, and all Guaranties of such obligations.


                                     AII-21

                  "INSTRUMENT" means "instrument" as defined in the UCC.

                  "INTELLECTUAL PROPERTY" means all inventions, designs, patents, and applications therefor, trademarks, service marks, trade names, and registrations and applications therefor, copyrights, any registrations therefor, and any licenses thereof, whether now owned or existing or hereafter arising or acquired.

                  "INTERCOMPANY LOANS" means loans by the Borrower to the Subsidiary Guarantors permitted pursuant to Section 8.3(b) of this Agreement.

                  "INTERCOMPANY PAYMENTS" means, with respect to a Subsidiary Guarantor, all amounts transferred by such Subsidiary Guarantor pursuant to Section 5.4 hereof to the Borrower whether constituting repayment of Intercompany Loans by the Borrower to such Subsidiary Guarantor, payment in connection with the Subsidiary Guaranty of such Subsidiary Guarantor or payment of consolidated tax liabilities attributable to the income of such Subsidiary Guarantor.

                  "INTEREST PERIOD" means, for each LIBOR Rate Loan comprising a Borrowing, the period commencing on the date of such LIBOR Rate Loan or the date of the Rate Conversion or Rate Continuation of any Loans into such LIBOR Rate Loan and ending on the numerically corresponding day of the period selected by the Borrower pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such LIBOR Rate Loans and ending on the last day of the period selected by the Borrower pursuant to the provisions hereof; PROVIDED, HOWEVER, that the duration of each such Interest Period shall be one, two or three, in each case as the Borrower may select by delivery to the Administrative Agent of a Credit Request therefor in accordance with Section 2.3(a) of this Agreement or a Rate Conversion\Continuation Request in accordance with
         Section 2.10 of this Agreement and; PROVIDED, FURTHER, that, during the Syndication Period, if the Borrower selects Interest Periods of greater than one month, the Borrower shall be obligated to reimburse the Lenders pursuant to Section 14.4 hereof for any prepayment of LIBOR Rate Loans made on other than the last day of such Interest Periods resulting from completion of the Syndication Period hereunder and; PROVIDED, FURTHER, that:

                  (i) the Interest Period for each LIBOR Rate Loan comprising part of the same Borrowing shall be of the same duration;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

                  (iii) if the Interest Period commences on a Business Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month; and

                  (iv) with respect to LIBOR Rate Loans comprising any Revolving Credit Borrowing, no Interest Period may end on a date later than the Revolving Credit Termination Date.

                  "INVENTORY" means "inventory" as defined in the UCC.


                                     AII-22

                  "INVENTORY CERTIFICATE" has the meaning specified in Section 8.1(d)(iii) of this Agreement.

                  "INVESTMENT PROPERTY" means a Security, whether Certificated or Uncertificated, Security Entitlement, Securities Account, Commodity Contract, or Commodity Account.

                  "ISSUER" means and includes "issuer" as defined in the UCC.

                  "LAW" means any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

                  "LC EXPOSURE" means, with respect to any Revolving Credit Lender, at any time of determination, such Lender's Ratable Portion of the sum of: (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, PLUS (b) the aggregate amount that has been drawn under such Letters of Credit for which the Designated Letter of Credit Issuer (or the Revolving Credit Lenders, pursuant to any participation therein), has not at such time been reimbursed by the Borrower or, in the case of a Letter of Credit Obligor which is not the Borrower, the applicable Letter of Credit Obligor.

                  "LEAD ARRANGER" has the meaning set forth in Section 12.2 of this Agreement.

                  "LEASE" means and includes "lease" as defined in the UCC.

                  "LENDER DEFAULT" means (i) the refusal (which has not been retracted) of a Lender in violation of its obligations under this Agreement to make available to the Administrative Agent its Ratable Portion of any Revolving Credit Borrowing or Term Borrower hereunder or to fund any portion of the participation purchase price payable by such Lender for its participating interests hereunder or (ii) the notification to the Administrative Agent or the Borrower by a Lender that such Lender does not intend to comply with its obligations hereunder to make available to the Administrative Agent its Ratable Portion of any Revolving Credit Borrowing or Term B Borrowing hereunder or to fund any portion of the participation purchase price payable by such Lender for its participating interests hereunder.

                  "LENDERS" means the financial institutions listed on the signature pages hereof as "Revolving Credit Lenders" or "Term B Lenders" and the successors thereto and assignees thereof.

                  "LENDING OFFICE" means, with respect to any Lender or Designated Letter of Credit Issuer, the office of such Lender or Designated Letter of Credit Issuer specified as its "Lending Office" under its name on the signature pages hereto, or such other office of such Lender or Designated Letter of Credit Issuer as such Lender or Designated Letter of Credit Issuer may from time to time specify in writing to the Borrower and the Administrative Agent as the office at which Revolving Credit Loans or Letters of Credit are to be made, issued and maintained, as the case may be.

                  "LESSOR" means and includes "lessor" as defined in the UCC.

                  "LETTER OF CREDIT" means each (i) commercial documentary letter of credit issued in connection with the purchase of goods in the ordinary course of business thereof and consistent with past practices thereof and (ii) each documentary standby letter of credit for the account of the Borrower or any of its Subsidiaries issued by the Designated Letter


                                     AII-23
         of Credit Issuer, in each case in support or guarantee of (x) worker compensation obligations, liability insurance, releases of contract retention obligations, contract tender or bid performance obligations, obligations for repayment of advance payments, contract performance obligations, and other bonding obligations of the Borrower or such Subsidiaries incurred in the ordinary course of business thereof and consistent with past practices thereof and (y) such other standby obligations of the Borrower and such Subsidiaries incurred in the ordinary course of business thereof and consistent with past practices thereof: PROVIDED, HOWEVER, that in no case may the Borrower or any Subsidiary thereof request or have issued for its account any standby Letter of Credit to secure or otherwise support any Indebtedness for Borrowed Money of the Borrower or any Subsidiary thereof, or any Affiliates thereof, existing as of the Effective Date (other than Indebtedness supported by the Existing Letters of Credit) or any Guaranties of the Borrower or such Subsidiaries existing as of or after the Effective Date even to the extent such Indebtedness or Guaranties are otherwise permitted hereunder.

                  "LETTER OF CREDIT COLLATERAL ACCOUNT" has the meaning set forth in Section 10.8 hereof.

                  "LETTER OF CREDIT OBLIGATIONS" means (a) the obligations of the Borrower to reimburse any Designated Letter of Credit Issuer hereunder, (b) all fees owing by the Borrower to any Designated Letter of Credit Issuer under this Agreement and the other Loan Documents, (c) any costs and expenses reimbursable by the Borrower to a Designated Letter of Credit Issuer pursuant to Section 15.5 of this Agreement, (d) taxes, Other Taxes, compensation, indemnification obligations or other amounts owing by the Borrower to a Designated Letter of Credit Issuer under this Agreement, the reimbursement agreement executed in favor of a Designated Letter of Credit Issuer or any other Loan Document, and
         (e) any amounts owing by the Borrower as a guarantor of the reimbursement obligations of Letter of Credit Obligors under Section 2.11(l).

                  "LETTER OF CREDIT OBLIGORS" has the meaning specified in
         Section 2.11 of this Agreement.

                  "LETTER OF CREDIT REQUEST" means a request for the issuance of a Letter of Credit made in accordance with Section 2.11(b) hereof, in the form attached hereto as EXHIBIT B and incorporated herein by reference.

         . "LIBOR RATE LOAN" means a Loan, denominated in Dollars, which bears interest as provided in Section 2.12(a)(ii) of this Agreement.

                  "LIBOR RATE BORROWING" means a Borrowing consisting of LIBOR Rate Loans.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LLC" means each limited liability company in which the Borrower or a Subsidiary Guarantor has an interest, including those set forth on the Disclosure Schedule.

                  "LLC AGREEMENT" means each operating agreement governing an LLC, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.


                                     AII-24

                  "LOAN" means a Revolving Credit Loan or a Term B Loan.

                  "LOAN ACCOUNT" has the meaning set forth in Section 2.1(c).

                  "LOAN DOCUMENTS" means this Agreement, any note, mortgage, deed of trust, security agreement, or other lien instrument, reimbursement agreement, financial statement, audit report, environmental audit, notice, request of Loan, Hedge Agreement, cash management agreement, officer's certificate or other writing of any kind which is now or hereafter required to be delivered by or on behalf of the Borrower to the Administrative Agent, the Designated Letter of Credit Issuer or the Lenders (or any of their respective Affiliates) in connection with this Agreement, including, without limitation, the Revolving Credit Notes and the Term B Notes and the other writings referred to in Section 2 and Section 3 of this Agreement.

                  "LOCKBOX" has a post office box rented by and in the name of the Borrower or a Subsidiary Guarantor as required by Section 5.1(a) of this Agreement and as to which only the Lockbox Bank and the Administrative Agent has access pursuant to the requirements of Section 5.1(a) of this Agreement.

                  "LOCK BOX BANK" means such Lenders or such other financial institutions that are reasonably acceptable to the Administrative Agent as set forth in the Disclosure Schedule hereto.

                  "LONDON INTERBANK OFFERED RATE" means, for any Interest Period with respect to a LIBOR Rate Borrowing, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of: (x) the per annum rate of interest, determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Loan, appearing on page 3750 of the Dow Jones Telerate Screen (or any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or in the London interbank market) as the rate in the London interbank market for deposits in Dollars in immediately available funds with a maturity comparable to such Interest Period DIVIDED BY (y) a number equal to
         1.00 MINUS the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Administrative Agent as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which deposits in Dollars in immediately available funds in an amount comparable to NCB's Ratable Portion of such LIBOR Borrowing and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "M&E" means, with respect to a Person, the operating Equipment of such Person used in the process of manufacturing or processing Inventory (unless constituting a real estate fixture).


                                     AII-25

                  "MARGIN ADJUSTMENT DATE" has the meaning specified in Section 2.12(b) of this Agreement.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on:
         (a) the business, properties, operations or condition (financial or otherwise) of the Borrower and the Subsidiary Guarantors, taken as a whole, (b) a material portion of the Collateral, (c) the Borrower's ability to repay the Secured Obligations, (d) the Administrative Agent's security interest and lien on any of the Collateral or the priority thereof, or (e) the legality, validity or enforceability of this Agreement, the other Loan Documents or any Lien created hereby or thereby.

                  "MATERIAL BUSINESS AGREEMENT" means each agreement of the Borrower (not including Material License Agreements) the termination of which could reasonably be expected to result in a Material Adverse Effect.

                  "MATERIAL LICENSE AGREEMENT" means each license agreement of the Borrower or any Subsidiary Guarantor in respect of Third Party Intellectual Property set forth on the Disclosure Schedule as being a license agreement the termination of which could reasonably be expected to result in a Material Adverse Effect.

                  "MATERIAL RECOVERY EVENT" means (i) any casualty loss in respect of assets of the Borrower or any Subsidiary Guarantor covered by casualty insurance, (ii) any compulsory transfer or taking under threat of compulsory transfer of any asset of the Borrower or such Subsidiary Guarantor by any agency, department, authority, commission, board, instrumentality or political subdivision of the United States, any state or municipal government and (iii) any recovery in good funds by the Borrower or such Subsidiary Guarantor by reason of a nonappealable judgment against any other Person in excess of $100,000 to the full extent thereof.

                  "MATERIAL SUBSIDIARY" means, at any time, with reference to any Person, any Subsidiary of such Person (x) that has assets at such time comprising 5% or more of the consolidated assets of such Person and its Subsidiaries (the consolidated assets of such Person also being determined on a consolidated basis with the assets any other Person with respect to which such Person is a Subsidiary) or (y) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such Person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such Person and its Subsidiaries (determined on a consolidated basis with any other Person with respect to which such Person is a Subsidiary) for such fiscal year.

                  "MAXIMUM LAWFUL RATE" has the meaning specified in Section
         15.9 of this Agreement.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

                  "NCB" means National City Bank, a national banking association.

                  "NCCF" means National City Commercial Finance, Inc., an Ohio corporation.

                  "NOTICE OFFICE" means (i) with respect to the Administrative Agent, such office of the Administrative Agent specified as its "Notice Office" under its name on the signature pages hereto, or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may from time to time specify in writing to the


                                     AII-26

         Borrower, the Lenders and the Designated Letters of Credit Issuer as the office to which notices to the Administrative Agent are to be given by the Borrower, the Lenders and the Designated Letters of Credit Issuer, as the case may be, and (ii) with respect to each Lender and each Designated Letter of Credit Issuer, such office thereof specified as its "Notice Office" under its name on the signature pages hereto, or such other office as such Lender or Designated Letter of Credit Issuer may from time to time specify in writing to the Borrower, the Administrative Agent, the other Lenders and the Designated Letters of Credit Issuer as the office to which notices thereto are to be given by the Borrower, the Lenders the Designated Letters of Credit Issuer, as the case may be.

                  "NOTES" means the Revolving Credit Notes and the Term B Notes.

                  "OBLIGATED LENDER" has the meaning specified in Section 2.7 of this Agreement.

                  "OBLIGATIONS" means the present and future obligations of each of the Borrower to the Lenders under this Agreement or any other Loan Document including without limitation (a) the outstanding principal and accrued interest (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed) in respect of any Revolving Credit Loans and Term B Loans advanced to the Borrower by the Lenders PLUS the outstanding LC Exposure of the Lenders and the obligation of the Borrower to repay the Lenders for Loans thereby in connection with the LC Exposure, (b) all fees owing to the Lenders or the Administrative Agent under this Agreement and the other Loan Documents, (c) any amounts owing by the Borrower as the Subsidiary Guarantor with respect to its guaranty of the Guaranteed Obligations owing by the Borrower to the Lenders or as a guarantor of the obligations of other Letter of Credit Obligors under Section 2.11(l) hereof, (d) any costs and expenses reimbursable to the Lenders or the Administrative Agent pursuant to Section 15.5 of this Agreement; and
         (e) Taxes, Other Taxes, compensation, indemnification obligations or other amounts owing by the Borrower to the Administrative Agent or the Lenders under this Agreement, the Revolving Credit Notes or any Loan Document.

                  "OPERATING ACCOUNT" means, with respect to the Borrower, the account described in the Disclosure Schedule and maintained by and in the name of the Borrower with NCB for the purposes of disbursing the proceeds of Revolving Credit Loans, which account shall in no case be a payroll account.

                  "OTHER TAXES" has the meaning specified in Section 14.3(c) of this Agreement.

                  "PARTNERSHIP" means each partnership in which the Borrower or a Subsidiary Guarantor has an interest, including those set forth on the Disclosure Schedule.

                  "PARTNERSHIP AGREEMENT" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

                  "PAYMENT OFFICE" means, with respect to the Administrative Agent, such office of the Administrative Agent specified as its "payment office" under its name on the signature pages hereto, or such other office as the Administrative Agent may from time to time specify in writing to the Borrower and the Lenders as the office to which payments are to be made by the Borrower or funds are to be made accessible to the Administrative Agent by the Lenders, as the case may be.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.


                                     AII-27

                  "PERMITTED ACCOUNT" has the meaning specified in Section 6.7 of this Agreement but expressly excludes any Blocked Account or any other Deposit Account into which Collections are received which is required to be a Blocked Account hereunder.

                  "PERMITTED DISCRETION" means the good faith judgment or exercise of discretion by the Administrative Agent to the extent based upon (and to the extent exercised in proportion to the Administrative Agent's good faith determination of the potential effect of), any factor or circumstance which the Administrative Agent believes in good faith (the burden of establishing lack of good faith being on the Borrower): (a) will or could reasonably be expected to adversely affect the value of any Collateral, the enforceability or priority of the Administrative Agent's Liens thereon in favor of the Lenders or the amount which the Administrative Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (b) may demonstrate that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect; (c) could reasonably be expected to increase materially the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower or any of the Collateral; or (d) creates or could reasonably be expected to create a Potential Default or Event of Default. In exercising such judgment, the Administrative Agent may consider such factors or circumstances already included in or tested by the definition of "Eligible Accounts" or "Eligible Inventory", as well as any of the following: (i) the financial and business condition of the Borrower, (ii) changes in collection history and dilution with respect to the Accounts, (iii) material changes in demand for, and changes in pricing of, Inventory, (iv) changes material to any concentration of risk with respect to Accounts or Inventory, (v) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect, (vi) history of charge-backs or other credit adjustments, and (vii) any other factors that change or could reasonably be expected to materially change the credit risk of lending to any of the Borrower on the security of the Accounts or the Inventory:

                  "PERMITTED SPECIAL ADVANCES" means Revolving Credit Loans made by the Administrative Agent on behalf of the Lenders pursuant to
         Section 2.4(d) hereof and which are advanced in one or more of the following circumstances: (i) such Loans are advanced after the occurrence and during the continuance of a Potential Default or after the occurrence of an Event of Default (including an Event of Default resulting from a violation of Section 8.4(a) hereof) which is continuing and has not been waived in accordance with Section 15.1 hereof or (ii) such Loans are advanced at any time that any of the other applicable conditions precedent set forth in Section 3.2 of this Agreement have not been satisfied, or (iii) such Loans cause the outstanding balance of Revolving Credit Loans to exceed the Borrowing Base at such time MINUS the sum of outstanding Revolving Credit Loans at such time and the aggregate LC Exposure of the Revolving Credit Lenders at such time.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PIK INTEREST" has the meaning specified in Section 2.12(a) of this Agreement.

                  "PLEDGED COLLATERAL" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of the Borrower or any Subsidiary Guarantor, all certificates or other instruments representing any of the foregoing, all Security Entitlements of the Borrower


                                     AII-28
         or any Subsidiary Guarantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

                  "PLEDGED LLC INTERESTS" means all of the Borrower's or any Subsidiary Guarantor's right, title and interest as a member of any LLCs and all of such Borrower's or Subsidiary Guarantor's right, title and interest in, to and under any LLC Agreement to which it is a party.

                  "PLEDGED NOTES" means all right, title and interest of Borrower or any Subsidiary Guarantor, in the Instruments evidencing all Indebtedness owed to such Borrower or Subsidiary Guarantor, including all Indebtedness described on the Disclosure Schedule, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                  "PLEDGED PARTNERSHIP INTERESTS" shall mean all of the Borrower or any Subsidiary Guarantor's right, title and interest as a limited and/or general partner in all Partnerships and all of such Borrower's or such Subsidiary Guarantor's right, title and interest in, to and under any Partnership Agreements to which it is a party.

                  "PLEDGED STOCK" means the shares of capital stock owned by the Borrower and each Subsidiary Guarantor, including all shares of capital stock listed on the Disclosure Schedule; provided, however, that only the outstanding capital stock of a Subsidiary that is not a Domestic Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder.

                  "POTENTIAL DEFAULT" means an event, condition or thing which with the lapse of any applicable grace period or with the giving of notice or both would constitute, an Event of Default referred to in
         Section 9 of this Agreement and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an actual Event of Default.

                  "PRIORITY REVOLVING CREDIT COLLATERAL" means Collateral that is not Priority Term B Collateral.

                  "PRIORITY TERM B COLLATERAL" means the Collateral of the Borrower or the Subsidiary Guarantors listed on Annex VI.

                  "PROCEEDS" means "proceeds" as defined in the UCC.

                  "PRODUCTS" means property directly or indirectly resulting from any manufacturing, processing, assembling or commingling of any Inventory.

                  "PROPERTIES" has the meaning specified in Section 7.9 of this Agreement.

                  "RATABLE PORTION" means, in respect of any Lender, the quotient (expressed as a percentage) obtained at any time by dividing:
         (x) the sum of such Lender's Revolving Credit Commitment at such time PLUS such Lender's outstanding Term B Loans at such time BY (y) the sum of the aggregate amount of the Revolving Credit Commitments of all


                                     AII-29
         of the Lenders PLUS the aggregate outstanding Term B Loans of all of the Lenders; PROVIDED, HOWEVER, that, if all of the Revolving Credit Commitments are terminated pursuant to the terms hereof, then, such Lender's Ratable Portion shall mean the quotient (expressed as a percentage) obtained by dividing (x) the aggregate amount of such Lender's Loans (together with any participating interests of such Lender hereunder) outstanding at such time by (y) the aggregate amount of Loans (together with all such participating interests of all of the Lenders hereunder) of all of the Lenders outstanding at such time; PROVIDED, FURTHER, that to the extent any Lender does not have a constant but rather a variable percentage of the aggregate outstanding Revolving Credit Commitments (or aggregate outstanding Revolving Credit Loans upon termination of the Revolving Credit Commitments) of the Lenders and aggregate outstanding Term B Loans of the Lenders, such Lender's Ratable Portion shall be (I) calculated separately with respect to such Lender's percentage interest in the Revolving Credit Commitments (or Revolving Credit Loans upon such termination) and percentage interest in the Term B Loans, and (II) for purposes of allocations pursuant to and determinations under this Agreement, such Lender's variable Ratable Portion as so calculated shall be applied separately where appropriate to the context of such allocation or determination with respect to outstanding Revolving Credit Commitments (or Revolving Credit Loans upon such termination) and\or outstanding and Term B Loans, as the case may be.

                  "RATE CONTINUATION" means a continuation pursuant to Section
         2.10 of this Agreement of LIBOR Rate Loans having a particular Interest Period as LIBOR Rate Loans having an Interest Period of the same duration.

                  "RATE CONVERSION" means a conversion pursuant to Section 2.10 of this Agreement of Loans of one Type into Loans of another Type and, with respect to LIBOR Rate Loans, from one permissible Interest Period to another permissible Interest Period.

                  "RATE CONVERSION/CONTINUATION REQUEST" has the meaning specified in Section 2.10 of this Agreement.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Section Section 6901 ET SEQ.

                  "REAL ESTATE" means, with respect to a Person, all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by such Person, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

                  "REALTY RESERVES" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's discretion as being appropriate to reflect the impediments to the Administrative Agent's ability to realize upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) reserves for (i) environmental remediation, (ii) municipal taxes and assessments, (iii) repairs and (iv) remediation of title defects.

                  "RE-CONVEYANCING AGREEMENT" means that certain Assignment and Repurchase of Receivables and Release, dated as of the date hereof, among Olympic Steel Receivables L.L.C., the Borrower, Olympic Steel Minneapolis, Inc. and Olympic Steel Lafayette, Inc.

                  "RECORD" means and includes "record" as defined in the UCC.

                                     AII-30

                  "REGULATORY CHANGE" means, as to any Lender, any change in United States federal, state or foreign Laws or regulations or the adoption or making of any interpretations, directives or requests of or under any United States federal; state or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental authority charged with the interpretation or administration thereof.

                  "REIMBURSEMENT AGREEMENT" has the meaning set forth in Section 2.11(a) of this Agreement.

                  "REMITTANCES OF NET CASH PROCEEDS" means: (i) the cash proceeds (including cash proceeds subsequently received in respect of non-cash consideration initially received) from any sale, lease, transfer or other disposition of assets of the Borrower or any Subsidiary Guarantor to a Person (other than Collections in respect of Accounts) received by the Borrower or such Subsidiary Guarantor, including, without limitation, cash payments in respect of Inventory sales, payments in respect to other dispositions of Collateral (other than the sale of Inventory in the ordinary course of Business to the extent giving rise to Accounts) and real property of the Borrower and the Subsidiary Guarantors (net of (x) selling expenses, including without limitation any reasonable broker's fees or commissions, costs of discontinuing operations associated with such assets and sales, transfer and similar taxes and (y) the repayment of any Indebtedness secured by a purchase money Lien on such assets that is permitted under this Agreement and, in any event, with respect to the Borrower's Chambersburg, Pennsylvania and Winder, Georgia facilities, repayment of the Borrower's Indebtedness to GE Capital Public Finance, Inc. and Fifth Third Bank, as the case may be, related to such facilities), insurance proceeds, condemnation awards and tax refunds; (ii) the cash proceeds from the issuance and/or sale of equity securities, to the extent such proceeds or debt securities of the Borrower and the Subsidiary Guarantors pursuant to any public offering or private placement, net of transaction costs (in each case, net of customary fees, costs and expenses including, without limitation, underwriters' or placement Administrative Agents' discounts and commissions and transfer and similar taxes and legal and accounting fees and expenses) and (iii) the cash proceeds from any Material Recovery Event.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043 of ERISA excluding those events for which the requirement of notice has been waived by the PBGC.

                  "REQUIRED LENDERS" means, at any time, Lenders (excluding, for purposes of this definition, any Lender then constituting a "Defaulting Lender" under Section 2.8(c)) having at least 66 and 2\3rds% of the aggregate outstanding Revolving Credit Commitments of the Revolving Credit Lenders at such time PLUS the outstanding principal amount of the Term B Loans outstanding at such time; PROVIDED, HOWEVER, that, if the Revolving Credit Commitments are terminated pursuant to the terms hereof, then, the term "Required Lenders" shall mean Lenders (excluding any Lender then constituting a "Defaulting Lender) having at least 66 and 2\3rds% of the aggregate outstanding principal amount of the Revolving Credit Loans and Term B Loans of all of the Lenders outstanding at such time (excluding, for purposes of determining the aggregate outstanding Revolving Credit Commitments of the Revolving Credit Lenders and the aggregate outstanding principal amount of Revolving Credit Loans and Term B Loans of the Lenders, as the case may be, at such time, the outstanding Revolving Credit Commitments and the outstanding principal amount of the Revolving Credit Loans and Term B Loans, as the case may be, of any such Defaulting Lender).


                                     AII-31

                  "REQUIRED TERM B LENDERS" means, at any time, the Term B Lenders (excluding, for purposes of this definition, any Term B Lender then constituting a "Defaulting Lender" under Section 2.8(c)) having at least 66 and 2\3rds of the aggregate outstanding principal amount of the Term B Loans of all of the Term B Lenders outstanding at such time; (excluding, for purposes of determining the aggregate outstanding principal amount of Term B Loans of the Term B Lenders outstanding at such time, the outstanding Term B Loans of any such Defaulting Lender).

                  "RESERVE AMOUNT" means the aggregate amount determined by the Administrative Agent, in its sole Permitted Discretion, as a reserve in the Borrowing Base against Collateral values and potential or anticipated obligations of the Borrower but without duplication of amounts already reserved against the value of the Collateral comprised within the definitions of "Eligible Inventory" or "Eligible Accounts." Without limiting the generality of the foregoing, the Reserve Amount includes any Realty Reserve and may include reserves for: (a) tax liabilities and other obligations owing to governmental entities, (b) litigation liabilities, (c) amounts that are required to be expended in order for Borrower and each of Borrower's operations and property to comply with Environmental Laws or in order to correct any violation by Borrower or each of the Borrower's operations or property of Environmental Laws, (d) the anticipated costs and expenses relating to the liquidation of Collateral, (e) unpaid sales taxes, (f) liabilities and other obligations owing by Borrower to any lessor of real property leased by Borrower or to any warehouseman, (g) reserves for any claims asserted or likely to be asserted (in Administrative Agent's sole determination) that have resulted or would result in Liens on the Collateral, (h) impediments on the Administrative Agent's ability to realize upon the Collateral, (i) rental obligations on leased sites or mortgage payment obligations on third party mortgaged sites and (j) any Designated Hedge Obligations of the Borrower to any Designated Hedge Credit or any other credit exposure to any other hedge creditor. As of the Closing Date hereof, the Reserve Amount shall include (x) a reserve in the amount equal to 6 months rent (or applicable amortization amounts with respect to Indebtedness secured thereby) with respect to Borrower's Winder, Georgia and Chambersburg, Pennsylvania plants and
         (y) a reserve in an amount equal to the aggregate payments agreed to be made by the Administrative Agent to any bailee, consignee mortgagee, landlord or warehouseman in connection with any bailee waiver, consignee waiver, landlord\mortgagee waiver or warehouseman's waiver;

                  "RESPONSIBLE OFFICER" means, with respect to the Borrower, the Chief Executive Officer, President or Chief Financial Officer thereof.

                  "REVISED ARTICLE 9" means, with respect to the UCC as in effect in any Enactment State, Uniform Commercial Code, Article 9, 1999 Official Text, as enacted in such state.

                  "REVOLVING CREDIT BORROWING" means a Borrowing consisting of Revolving Credit Loans.

                  "REVOLVING CREDIT COMMITMENT" means the commitment of each Revolving Credit Lender to advance Revolving Credit Loans up to (i) the amount, if any, set forth in opposite such Revolving Credit Lender's name in Annex I hereto as its Revolving Credit Commitment or (ii) the amount, if any, set forth opposite such Revolving Credit Lender's name in that certain Letter Allocating Initial Commitments to be executed as of the completion of the Syndication Period as its "Revolving Credit Commitment," as either may be reduced from time to time pursuant to Sections 2.9(e) and/or Section 10 hereof, or adjusted from time to time as a result of assignments to or from such Revolving Credit Lender pursuant to Section 13.1 of this Agreement.


                                     AII-32

                  "REVOLVING CREDIT LENDER" means Lenders having Revolving Credit Commitments hereunder or outstanding Revolving Credit Loans hereunder.

                  "REVOLVING CREDIT LOAN" means a Loan made by a Revolving Credit Lender to the Borrower pursuant to Section 2.1 of this Agreement (whether made by a Revolving Credit Lender pursuant to a Credit Request or by reason of a Deemed Credit Request), including Swing Line Settlement Loans and Permitted Special Advances (except to the extent Swing Line Settlement Loans or Permitted Special Advances are expressly excluded therefrom for purposes of certain calculations by the terms of this Agreement).

                  "REVOLVING CREDIT NOTE" means, with respect to the Borrower, the promissory note of the Borrower payable to the order of a Revolving Credit Lender, in substantially the form of EXHIBIT A-1 hereto, and in the original principal amount of such Revolving Credit Lender's Revolving Credit Commitment, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Lender.

                  "REVOLVING CREDIT TERMINATION DATE" means June 28, 2004, or earlier if terminated pursuant to the terms of this Agreement.

                  "SALE" means and includes "sale" as defined in the UCC.

                  SECURED OBLIGATIONS: (x) the Obligations (including the LC Exposure of the Revolving Credit Lenders and the Obligations of each Subsidiary Guarantors to pay the Guaranteed Obligations of the Borrower owing to the Lenders), (y) the Letter of Credit Obligations of the Borrower owing to the Designated Letter of Credit Issuer and (z) the Designated Hedge Obligations owing by the Borrower to any Designated Hedge Creditor, as the case may be.

                  "SECURED PARTY" means and includes "secured party" as defined in the UCC.

                  "SECURITIES ACCOUNT" means and includes "securities account" as defined in the UCC.

                  "SECURITIES ACT' means the Securities Act of 1933, as amended from time to time.

                  "SECURITIES INTERMEDIARY" means "securities intermediary" as defined in the UCC.

                  "SECURITY" means "security" as defined in the UCC

                  "SECURITY AGREEMENT" means "security agreement" as defined in the UCC.

                  "SECURITY CERTIFICATE" means "security certificate" as defined in the UCC,.

                  "SECURITY ENTITLEMENT" means "security entitlement" as defined in the UCC.

                  "SECURITY INTEREST" means "security interest" as defined in the UCC.

                  "SETTLEMENT" has the meaning specified in Section 2.4(e) of this Agreement.

                  "SETTLEMENT DATE" has the meaning specified in Section 2.4(e)(i) of this Agreement.


                                     AII-33

                  "SOLVENT" means, with respect to any Person, as of any date of determination, that: (a) the fair value of the property of the Person as of such date is greater than the total amount of the liabilities (including contingent liabilities computed at the amount that, in light of all the facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability) of the Person, (b) the present fair salable value of the assets of the Person as of such date is not less than the amount that will be required to pay the probable liabilities of the Person on its debts as they become absolute and matured, (c) the Person is able to pay all liabilities of the Person as those liabilities mature, and
         (d) the Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. The determination of whether a Person is Solvent shall take into account all such Person's assets and liabilities regardless of whether, or the amount at which, any such asset or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including assets such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill. In computing the amount of contingent or unrealized assets or contingent or unliquidated liabilities at any time, such assets and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized assets or matured liabilities, as the case may be. In computing the amount that would be required to pay a Person's probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities may be zero.

                  "SPECIAL PROPERTY" means:

                           (a) any permit, lease or license held by the Borrower
                  or any Subsidiary Guarantor (in each case as otherwise permitted by this Agreement) that validly prohibits the creation by the Grantors of a security interest therein;

                           (b) any permit, lease or license held by the Borrower
                  or any Subsidiary Guarantor (in each case as otherwise permitted by this Agreement) to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein; and

                           (c) Equipment owned by the Borrower or any Subsidiary
                  Guarantor on the date hereof that is subject to a purchase money Lien or a Capitalized Lease Obligation (in each case as otherwise permitted by this Agreement) if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment; and

                           (d) Real Estate and M&E of the Borrower located at
                  the Borrower's Chambersburg, Pennsylvania and Winder, Georgia facilities to the extent security interests and Liens have been granted therein in favor of GE Capital Public Finance, Inc. and Fifth Third Bank, respectively, in each case, only to the extent, and for so long as, such permit, lease, license, contract or other agreement, or Requirement of Law applicable thereto, validly prohibits the creation of a Lien in such property in favor of the Administrative Agent and, upon the termination of such prohibition (howsoever occurring), such permit, lease, license, Equipment, Real Estate and M&E shall cease to be "Special Property".


                                     AII-34

                  "SPV" has the meaning specified in Section 2.7 of this Agreement.

                  "SUBSIDIARY" means, in respect of a corporate Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing; PROVIDED, HOWEVER, that, for purposes of this Agreement, OLP LLC and Trumark Steel and Processing, LLC will not be deemed to be Subsidiaries of the Borrower or any of its other direct or indirect Subsidiaries.

                  "SUBSIDIARY GUARANTORS" means Olympic Steel Lafayette, Inc., an Ohio corporation, Olympic Steel Minneapolis, Inc., a Minnesota corporation, Olympic Steel Iowa, Inc., an Iowa corporation, Oly Steel Welding, Inc., a Michigan corporation, and Olympic Steel Receivables L.L.C., a Delaware limited liability company.

                  "SUBSIDIARY GUARANTY" means the joint and several obligation of each Subsidiary Guarantor to pay the Secured Obligations of the Borrower pursuant to Section 11 of this Agreement.

                  "SWING LINE SETTLEMENT LOAN" has the meaning set forth in
         Section 2.4(c) of this Agreement.

                  "SYNDICATION PERIOD" means the period commencing with the Effective Date and ending as of the date which the Lead Arranger determines, in its sole discretion (and notifies the Borrower) that the primary syndication by the Lead Arranger of portions of the Revolving Credit Loans and Revolving Credit Commitments of NCCF and Citicorp USA, Inc. to new Revolving Credit Lenders has been completed to the targeted hold levels of NCCF and Citicorp USA, Inc. and, during which Syndication Period, the reservation of rights of the Lead Arranger to modify the structure, terms and pricing of the credit facilities hereunder to the extent specified in Section 12.3 hereof to complete the syndication hereof shall remain in effect and enforceable between the Lead Arranger, the Administrative Agent and the Borrower.

                  "TERM B BORROWING" means a Borrowing by the Borrower from all of the Term B Lenders having Term B Commitments which Borrowing comprises all or a portion of the Term B Loan of each of the Term B Lenders to the Borrower.

                  "TERM B COMMITMENT" means, with respect to each Term B Lender,
         (i) the amount, if any, set forth opposite such Term B Lender's name in Annex I hereto as its Term B Commitment or (ii) the amount, if any, set forth opposite such Term B Lender's name in that certain Letter Allocating Initial Commitments to be executed as of the completion of the Syndication Period as its "Term B Commitment," as either may be reduced from time to time pursuant to Section 10 hereof, or adjusted from time to time as a result of assignments to or from such Term B Lender pursuant to Section 13.1 of this Agreement.

                  "TERM B LENDER" means Lenders having Term B Commitments hereunder or outstanding Term B Loans hereunder.

                  "TERM B LOAN" means the one time Loan made by a Term B Lender on non-amortizing term basis pursuant to Section 2.5(a)of this Agreement.


                                     AII-35

                  "TERM B LOAN EVENT" means the occurrence of one or more of the following events unless waived by Required Term B Lenders pursuant to
         Section 15.1(b) hereof: (i) occurrence of an Event of Default described in Section 9.1 hereof with respect to the Term B Loans, or (ii) acceleration of the Revolving Credit Loans, (iii) breach of Section 8.4(a) hereof shall occur and be continuing for more than ten (10) consecutive Business Days, or (iv) occurrence of an Event of Default described in Section 9.13 hereof.

                  "TERM B LOAN MATURITY DATE" means June 28, 2004, or such earlier date on which the Term B Commitments are terminated hereunder.

                  "TERM B NOTE" means, with respect to each Term B Lender, the promissory note of the Borrower payable to the order of such Term B Lender, in substantially the form of EXHIBIT A-3 hereto, and in the original principal amount of the Term B Commitment of such Term B Lender, evidencing the aggregate Indebtedness of the Borrower to such Term B Lender resulting from the Term B Loan made by such Lender to the Borrower.

                  "TESTING PERIOD" means, for any determination, a single period consisting of the twelve consecutive fiscal months of the Borrower and its consolidated Subsidiaries then last ended (whether or not such months are all within the same fiscal year), EXCEPT that, if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular Fiscal Month or Fiscal Months, or the particular Fiscal Quarter or Fiscal Quarters, as the case may be, of the Borrower and its consolidated Subsidiaries then last ended which are so indicated in such provision.

                  "THIRD PARTY INTELLECTUAL PROPERTY" means any Intellectual Property not owned by the Borrower or the Subsidiary Guarantors.

                  "TYPE" means, when used in respect of any Loan, the LIBOR Rate or the Alternate Base Rate in effect in respect of such Loan.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Ohio; PROVIDED, HOWEVER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's and the Lenders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as from time to time in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of definitions related to such provisions; PROVIDED, FURTHER, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral.

                  "UNCERTIFICATED SECURITY" means "uncertificated security" as defined in the UCC.

                  "UNITED STATES" and "U.S." each means United States of
         America.

                  "VEHICLES" means all vehicles covered by a certificate of title law of any state.

                  "VOTING STOCK" means capital stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).


                                     AII-36

                  "WITHDRAWAL LIABILITY" means (in respect of the Borrower, Subsidiaries thereof and their ERISA Affiliates), at any date of determination, the amount equal to the aggregate present value (as defined in section 3 of ERISA) at such date of the amount claimed to have been incurred as a result of a withdrawal LESS any portion thereof as to which the Borrower reasonably believes, after appropriate consideration of the possible adjustments arising under subtitle E of Title IV of ERISA, the Borrower, Subsidiaries thereof and their ERISA Affiliates will have no liability; PROVIDED; HOWEVER, that the Borrower shall obtain promptly written advice from independent actuarial consultants supporting such determination.

                  "WHOLLY-OWNED SUBSIDIARY" means, in respect of any Person, a Subsidiary of such Person in which such Person owns all of the outstanding capital stock (or other form of ownership) and controls all of the voting power in any election of directors or otherwise.








                                     AII-37

                                    ANNEX III
                                       TO
                          CREDIT AND SECURITY AGREEMENT


                      CONDITIONS PRECEDENT TO INITIAL LOANS





        [refer to actual Conditions Precedent Annex III attached hereto]






                                     AIII-1

                                    ANNEX IV
                                       TO
                          CREDIT AND SECURITY AGREEMENT

                             INVENTORY ADVANCE RATES



             ACTIVE BY TYPE: (Less than 365 DAYS)**             ADVANCE RATE
                                                                ------------
   Hot Rolled                                                      57.0%
  Cold Rolled                                                      55.7%
      Plate                                                        59.9%
     Coated                                                        53.1%
    Specialty                                                      52.0%
      Other                                                        42.9%

   INACTIVE (More than 365 DAYS)**                                 20.0%


** Whether Inventory is classified as active or inactive is determined on the basis of the number of days elapsed since the original purchase date of the Inventory as invoiced to the Borrower or Subsidiary Guarantor purchasing such Inventory from the outside vender; inactive Inventory being Inventory remaining after the expiration of more than 365 days from the original invoice date thereof.










                                     AIV-1

                                     ANNEX V
                                       TO
                          CREDIT AND SECURITY AGREEMENT


                               DISCLOSURE SCHEDULE









              [refer to actual Disclosure Schedule attached hereto]

                                    ANNEX VI
                                       TO
                          CREDIT AND SECURITY AGREEMENT


                           PRIORITY TERM B COLLATERAL



      All Real Estate and M&E of Olympic Steel Minneapolis, Inc. located in
                                   Minnesota.








                                     AVI-1

                                    ANNEX VII
                                       TO
                          CREDIT AND SECURITY AGREEMENT


                       REAL ESTATE SUBJECT TO ELIGIBILITY



            625 Xenium Lane, Plymouth, Minnesota

            One Eastern Steel Road, Milford, Connecticut

            1901 Mitchell Boulevard, Schaumburg, Illinois

            3600 North Military Road, Detroit, Michigan

            13100 15th Avenue North, Plymouth, Minnesota

            6425 State Street, Bettendorf, Iowa

            5080, 5092 and 5096 Richmond Road, Bedford Heights, Ohio

            1355 E. 171st Street, Cleveland, Ohio







                                     AVII-1